Exhibit 4.1

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST AGREEMENT

Defined Contribution Plan

TABLE OF CONTENTS

ARTICLE I, DEFINITIONS
1.01	Account	1
1.02	Account Balance or Accrued Benefit	1
1.03	Accounting Date	1
1.04	Adoption Agreement	1
1.05	Advisory Letter	1
1.06	Annuity Contract	1
1.07	Appendix	2
1.08	[Reserved]	2
1.09	Beneficiary	2
1.10	Code	2
1.11	Compensation	2
1.12	Contribution Types	5
1.13	Defined Contribution Plan	5
1.14	Defined Benefit Plan	5
1.15	Differential Wage Payment	5
1.16	Disability	5
1.17	Designated IRA Contribution	5
1.18	DOL	5
1.19	Earnings	5
1.20	Effective Date	5
1.21	Elective Deferrals	5
1.22	Employee	5
1.23	Employee Contribution and DECs	7
1.24	Employer	7
1.25	Employer Contribution	8
1.26	Entry Date	8
1.27	EPCRS	8
1.28	ERISA	8
1.29	401(k) Plan	8
1.30	401(m) Plan	8
1.31	HEART Act	8
1.32	Hour of Service	8
1.33	IRS	9
1.34	Limitation Year	9
1.35	Matching Contribution	9
1.36	Money Purchase Pension Plan/Money Purchase Pension Contribution	10
1.37	Named Fiduciary	10
1.38	Nonelective Contribution	10
1.39	Opinion Letter	10
1.40	Paid Time Off Plan	10
1.41	Participant	10
1.42	Plan	10
1.43	Plan Administrator	10
1.44	Plan Year	11
1.45	Practitioner	11
1.46	Predecessor Employer/Predecessor Plan	11
1.47	Prevailing Wage Contract/Contribution	11
1.48	Profit Sharing Plan	11
1.49	Protected Benefit	11
1.50	Prototype Plan/Master Plan (M&P Plan)	11
1.51	QDRO	11
1.52	Qualified Military Service	11
1.53	Qualified Reservist Distribution (QRD)	11
1.54	Restated Plan	11
1.55	Rollover Contribution	11
1.56	Safe Harbor Contribution	11
1.57	Salary Reduction Agreement	11
1.58	Separation from Service/Severance from Employment	12
1.59	Service	12
1.60	SIMPLE Contribution	12
1.61	Sponsor	12
1.62	Successor Plan	12
1.63	Taxable Year	12
1.64	Transfer	12
1.65	Trust	12
1.66	Trust Fund	12
1.67	Trustee/Custodian	13
1.68	USERRA	13
1.69	Valuation Date	13
1.70	Vested	13
1.71	Volume Submitter Plan	13

ARTICLE II, ELIGIBILITY AND PARTICIPATION
2.01	Eligibility	14
2.02	Application of Service Conditions	14
2.03	Break in Service - Participation	15
2.04	Participation upon Re-employment	16
2.05	Change in Employment Status	16
2.06	Participation Opt-Out	16

ARTICLE III, PLAN CONTRIBUTIONS AND FORFEITURES
3.01	Contribution Types	17
3.02	Elective Deferrals	17
3.03	Matching Contributions	22
3.04	Nonelective/Employer Contributions	23
3.05	Safe Harbor 401(k) Contributions	27
3.06	Allocation Conditions	32
3.07	Forfeiture Allocation	33
3.08	Rollover Contributions	34
3.09	Employee Contributions	36
3.10	SIMPLE 401(k) Contributions	36
3.11	USERRA/HEART ACT Contributions	37
3.12	Designated IRA Contributions	38
3.13	Deductible Employee Contributions (DECs)	40

ARTICLE IV, LIMITATIONS AND TESTING
4.01	Annual Additions Limit	41
4.02	Annual Additions Limit Code §415 Aggregated Plans	41
4.03	Disposition of Excess Annual Additions	42
4.04	No Combined DCP/DBP Limitation	42
4.05	Definitions: Sections 4.01-4.04	42
4.06	Annual Testing Elections	44
4.07	Testing Based On Benefits	45
4.08	Amendment To Pass Testing	46
4.09	Application Of Compensation Limit	46
4.10	401(k) (Or Other Plan) Testing	46
4.11	Definitions: Sections 4.06-4.10	52

ARTICLE V, VESTING
5.01	Normal/Early Retirement Age	54
5.02	Participant Death or Disability	54
5.03	Vesting Schedule	54
5.04	Cash-Out Distribution/Possible Restoration	55
5.05	Year of Service - Vesting	57
5.06	Break in Service and Forfeiture Break in Service - Vesting	57
5.07	Forfeiture Occurs	58
5.08	Amendment to Vesting Schedule	58
5.09	Employee Contributions	58

© 2014 The Prudential Insurance Company of America or its suppliers

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Defined Contribution Plan

ARTICLE VI, DISTRIBUTIONS
6.01	Timing of Distribution	59
6.02	Required Minimum Distributions	63
6.03	Post-Separation (Severance), Lifetime RMD, and Beneficiary Distribution Methods	65
6.04	Annuity Distributions to Participants and to Surviving Spouses	67
6.05	QDRO Distributions	69
6.06	Defaulted Loan - Timing of Offset	70
6.07	Hardship Distribution	70
6.08	Direct Rollover of Eligible Rollover Distributions	71
6.09	Replacement of $5,000 Amount	73
6.10	TEFRA Elections	73
6.11	Deemed Severance Distributions	73

ARTICLE VII, ADMINISTRATIVE PROVISIONS
7.01	Employer Administrative Provisions	74
7.02	Plan Administrator	74
7.03	Direction of Investment	75
7.04	Account Administration, Valuation and Expenses	76
7.05	Participant Administrative Provisions	79
7.06	Plan Loans	81
7.07	Lost Participants	82
7.08	Plan Correction	83
7.09	Prototype/Volume Submitter Plan Status	83
7.10	Plan Communications, Interpretation, and Construction	83
7.11	Divestment of Employer Securities	84

ARTICLE VIII, TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
8.01	Acceptance	86
8.02	Investment Powers and Duties	86
8.03	Named Fiduciary	89
8.04	Form of Distribution (Cash or Property)	89
8.05	Trustee/Custodian Fees and Expenses	89
8.06	Third Party Reliance	90
8.07	Appointment of Ancillary Trustee or Independent Fiduciary	90
8.08	Resignation and Removal	90
8.09	Investment In Group Trust Fund	91
8.10	Combining Trusts of Employer's Plans	91
8.11	Amendment/Substitution of Trust	91
8.12	Cross-Pay Provision	91

ARTICLE IX, PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
9.01	Insurance Benefit	92
9.02	Limitations On Coverage	92
9.03	Disposition of Life Insurance Protection	92
9.04	Dividends	92
9.05	Limitations On Insurance Company Duties	93
9.06	Records/Information	93
9.07	Conflict With Plan	93
9.08	Appendix B Override	93
9.09	Definitions	93

ARTICLE X, TOP-HEAVY PROVISIONS
10.01	Determination of Top-Heavy Status	94
10.02	Top-Heavy Minimum Allocation	94
10.03	Plan Which Will Satisfy Top-Heavy	94
10.04	Top-Heavy Vesting	95
10.05	Safe Harbor/SIMPLE Plan Exemption	95
10.06	Definitions	95

ARTICLE XI, EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION
11.01	Exclusive Benefit	98
11.02	Amendment by Employer	98
11.03	Amendment by Prototype Sponsor/Volume Submitter Practitioner	99
11.04	Frozen Plan/Discontinuance of Contributions	99
11.05	Plan Termination	100
11.06	Merger/Direct Transfer	101

ARTICLE XII, MULTIPLE EMPLOYER PLAN
12.01	Election/Overriding Effect	102
12.02	Definitions	102
12.03	Participating Employer Elections	102
12.04	HCE Status	102
12.05	Testing	102
12.06	Top-Heavy	103
12.07	Compensation	103
12.08	Service	103
12.09	Required Minimum Distributions	103
12.10	Cooperation and Indemnification	103
12.11	Involuntary Termination	104
12.12	Voluntary Termination	104

© 2014 The Prudential Insurance Company of America or its suppliers

Defined Contribution Plan

DEFINITIONS

MASTER LIST

Account. 1.01

Account Balance. 1.02

Accounting Date. 1.03

Accrued Benefit. 1.02

ACA. 3.02(B)(1)

ACP Limit. 4.10(C)(1)

ACP Participant. 4.11(A)

ACR (actual contribution ratio). 4.10(C)(5)(a)

Actual Method. 1.32(A)(1)

Actuarial Factor. 3.04(B)(5)(b)

Additional Matching Contribution. 1.35(G), 3.05(F)(1)

Ad-Hoc. 6.03(A)(6)

Administrative Checklist. 7.02(C)(2)

Adoption Agreement. 1.04

ADP Limit. 4.10(B)(1)

ADP Participant. 4.11(B)

ADR (actual deferral ratio). 4.10(B)(4)(a)

Advisory Letter. 1.05

Aggregate Contributions. 4.10(C)(2)

Allocable Income. 4.11(C)

Alternative Annuity. 1.06(B), 6.03(A)(5)

Alternative Defined Contribution Plan. 11.05(F)(1)

Alternative (general) 415 Compensation. 1.11(B)(4)

Anniversary Year. 2.02(C)(3)

Annual Additions. 4.05(A)

Annual Additions Limit. 4.05(B)

Annuity Contract. 1.06

Annuity Starting Date. 1.06(A), 6.01(A)(2)(h)

Appendix. 1.07

Applicable Contribution Rate. 4.10(D)(1)(b)

Applicable Defined Contribution Plan. 7.11(A)(1)

Applicable Individual/Deferrals. 7.11(B)(1)

Applicable Individual/Employer Contributions. 7.11(C)(1)

Applicable Percentage. 6.04(A)(8)(b)

Associated Matching Contribution. 3.07(A)(1)(b)

Automatic Contribution Arrangement (ACA). 3.02(B)(1)

Automatic Deferral. 1.21(C), 3.02(B)(4)(a)

Automatic Deferral Percentage/Increases. 3.02(B)(4)(b)

Automatic Rollover. 6.08(D)

Basic Matching Contribution. 1.35(E), 3.05(E)(4)

Beneficiary. 1.09

Benefit Factor. 3.04(B)(5)(a)

Break in Service. 1.32(A)(3)(i), 2.03(A), 5.06(A)

Cash or Deferred Arrangement (CODA). 3.02(C)

Cash-Out Distribution. 5.04(A)(2)

Catch-Up Deferral. 1.21(D), 3.02(D)(2)

Catch-Up Eligible Participant. 3.02(D)(1)

Cessation of Affiliation. 4.05(C)

Client Organization (“CO”). 12.02(D)(1)

Code. 1.10

Code §415 Aggregated Plan. 4.05(D)

Code §415 Compensation. 1.11(B)(3), 4.05(F)

Code §3401(a) Wages. 1.11(B)(2)

Collective Bargaining Employees. 1.22(D)(1)

Combined Plans Limitation. 4.05(E)

Compensation. 1.11, 1.22(E)(3), 3.01(B), 3.02(A)(2), 3.02(B)(4)(c), 3.02(C), 3.05(C), 3.10(C), 3.11(C), 3.12(C)(4)(c), 4.05(F), 4.07(D), 4.07(E), 4.11(D), 10.06(A)

Compensation Dollar Limit. 1.11(E)

© 2014 The Prudential Insurance Company of America or its suppliers

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Defined Contribution Plan

Contract(s). 9.09(A)

Contrary Election. 3.02(B)(4)(d)

Contrary Election Effective Date. 3.02(B)(4)(e)

Contribution Types. 1.12

Cross-Over Date. 4.06(C)(1)(c)

Current Year Testing. 4.11(E)

Custodian. 1.67

DCD. 6.02(E)(3)

DCY. 6.02(E)(2)

Deductible Employee Contributions (DECs). 1.23, 3.13

Deemed Disability Compensation. 1.11(K)

Deemed 125 Compensation. 1.11(C)

Defined Benefit Plan. 1.14

Defined Contribution Plan. 1.13

Designated Beneficiary. 1.09(A), 6.02(E)(1)

Designated IRA Contribution. 1.17

Determination Date. 10.06(B)

Determination (look-back) Period. 10.06( C )

Differential Wage Payment. 1.15

Direct Rollover. 6.08(F)(1)

Disability. 1.16

Discretionary Matching Contribution. 1.35(B)

Discretionary Nonelective Contribution. 1.38(B)

Distribution Requiring Consent. 6.01(A)(2)(a)

Dividends. 9.09(B)

DOL. 1.18

EACA. 3.02(B)(2)

EACA Effective Date. 3.02(B)(2)(a)(i)

Early Retirement Age. 5.01

Earned Income. 1.11(J)

Earnings. 1.19

Effective Date. 1.20

Elapsed Time Method. 1.32(A)(3)

Elective Deferrals. 1.21

Elective Deferral Limit. 4.10(A)(1)

Elective Transfer. 11.06(E)(1)

Eligible Automatic Contribution Arrangement (EACA). 3.02(B)(2)

Eligible Employee. 1.22(C)

Eligible Retirement Plan. 6.08(F)(2)

Eligible Rollover Distribution. 6.08(F)(3)

Eligibility Computation Period. 2.02(C)(1)

Employee. 1.22, 12.02(A)

Employee Contribution. 1.23

Employer. 1.24, 4.05(G), 10.06(D)

Employer Contribution. 1.25

Employment Commencement Date. 2.02(C)(4)

Enhanced Matching Contribution. 1.35(F), 3.05(E)(6)

Entry Date. 1.26, 2.02(D)(1)

EPCRS. 1.27

Equivalency Method. 1.32(A)(2)

ERISA. 1.28

ERISA Fee Recapture Account. 7.04(D)(1)

Excess Aggregate Contributions. 4.10(C)(3)

Excess Amount. 4.05(H)

Excess Contributions. 4.10(B)(2)

Excess Deferral. 4.10(A)(2)

Excluded Compensation. 1.11(G)

Excluded Employee. 1.22(D)

Exempt Participants. 6.04(G)(1)

Fixed Matching Contribution. 1.35(A)

© 2014 The Prudential Insurance Company of America or its suppliers

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Defined Contribution Plan

Fixed Nonelective Contribution. 1.38(A)

Forfeiture Break in Service. 5.06(B)

Formerly Affiliated Plan. 4.05(I)

Frozen Plan. 1.42(B)

401(k) Plan. 1.29

401(m) Plan. 1.30

Gap Period. 4.11(F)

Gateway Contribution. 4.07(A)(1)

HCE. 1.22(E)

HCE Group. 4.10(B)(4))(b), 4.10(C)(5)(b), 4.11(G)

HEART Act. 1.31

Highest Allocation Rate. 4.07(E)(1)

Highest Contribution Rate. 10.06(E)

Hour of Service. 1.32

Includible Employees. 4.06(C)(1)(a)

Individual Beneficiary. 1.09(B)

Individual Retirement Plan (IRA). 6.08(F)(4)

Initial Eligibility Computation Period. 2.02(C)(2)

In-Plan Roth Rollover Contribution. 1.55(A)

In-Plan Roth Rollover Contribution Account. 1.55(B)

In-Service Distribution. 6.01(C)(1)

Installments. 6.03(A)(4)

Insurable Participant. 9.09(C)

Investment Manager(s). 7.02(C)(8)

IRA. 6.08(F)(4)

IRS. 1.33

Issuing Company. 9.09(D)

JLT. 6.02(E)(4)

Key Employee. 10.06(F)

Lead Employer. 1.24(B), 12.02(B)

Leased Employee. 1.22(B)

Life Annuity. 6.04(A)(4)

Life Expectancy. 6.02(E)(5)

Limitation Year. 1.34, 4.05(J)

Lump –Sum. 6.03(A)(3)

M&P Plan. 1.50

Mandatory Distribution. 6.01(A)(1)(a)

Mass Submitter. 11.03(A)

Master Plan. 1.50

Matching Contribution. 1.35

Matching Rate. 4.10(D)(2)(b)

Modified AGI. 3.12(C)(4)(b)

Money Purchase Pension Contribution. 1.36

Money Purchase Pension Plan. 1.36

Multiple Employer Plan. 1.42(A)

Named Fiduciary. 1.37, 8.03(A)

NHCE. 1.22(F)

NHCE Group. 4.10(B)(4)(b), 4.10(C)(5)(b), 4.11(H)

Non-cash Compensation. 1.11(G)

Nonelective Contribution. 1.38

Nonelective Transfer. 11.06(D)

Non-Key Employee. 10.06(G)

Nonresident Aliens. 1.22(D)(2)

Nonstandardized Plan. 1.04(A)

Nontransferable Annuity. 1.06(C)

Normal Retirement Age. 5.01

Operational QMAC. 3.03(C)(2)

Operational QNEC. 3.04(C)(2)

Opinion Letter. 1.39

Otherwise Excludible Employees. 4.06(C)(1)(a)

Paid Time Off Plan. 1.40

Partially-Vested Participant. 5.04(A)(1)

© 2014 The Prudential Insurance Company of America or its suppliers

3

Defined Contribution Plan

Participant. 1.41, 10.06(H)

Participant-Directed Accounts. 7.04(A)(2)(b)

Participant’s RMD Account Balance. 6.02(E)(6)

Participating Compensation. 1.11(H)(1)

Participating Employer. 1.24(D), 12.02(C)

Participation Agreement. 1.04(C)

Part-Time/Temporary/Seasonal Employees. 1.22(D)(4)

PEO. 12.02(D)

Period of Severance. 1.32(A)(3)(ii)

Permissive Aggregation Group. 10.06(I)

Plan. 1.42

Plan Administrator. 1.43

Plan Designated QMAC. 3.03(C)(1)

Plan Designated QNEC. 3.04(C)(1)

Plan Year. 1.44

Plan Year Compensation. 1.11(H)(2)

Pooled Accounts. 7.04(A)(2)(a)

Post-Severance Compensation. 1.11(I)

Practitioner. 1.45

Predecessor Employer. 1.46(A), 4.05(K)

Predecessor Employer Service. 1.59(B)

Predecessor Plan. 1.46(B)

Predecessor Plan Service. 1.59(B)

Pre-Entry Compensation. 1.11(H)

Pre-Tax Deferral. 1.21(A)

Prevailing Wage Contract/Contribution. 1.47

Prior Year Testing. 4.11(I)

Professional Employer Organization (PEO). 12.02(D)

Profit Sharing Plan. 1.48

Protected Benefit. 1.49

Prototype Plan/Master Plan (M&P Plan). 1.50

Publicly Traded Securities. 7.11(A)(2)

QACA. 3.02(B)(3)

QACA Basic Matching Contribution. 1.35(H), 3.05(E)(5)

QACA Effective Date. 3.02(B)(3)(a)(i)

QDRO. 1.51

QJSA. 1.06(D), 6.04(A)(1),6.04(A)(2)

QMAC. 1.35(C)

QNEC. 1.38(C)

QOSA. 1.06(F), 6.04(A)(8)(a)

QPSA. 1.06(E), 6.04(B)(1)

QRD. 1.53, 6.01(C)(4)(b)(iii)

QTA. 11.05(B)(1)

Qualified Automatic Contribution Arrangement (QACA). 3.02(B)(3)

Qualified Military Service. 1.52

Qualified Optional Survivor Annuity (QOSA). 1.06(F), 6.04(A)(8)(a)

Qualified Preretirement Survivor Annuity (QPSA). 1.06(E), 6.04(B)(1)

Qualified Reservist Distribution (QRD). 1.53, 6.01(C)(4)(b)(iii)

Qualified Termination Administrator (QTA). 11.05(B)(1)

RBD. 6.02(E)(7)

Reclassified Employees. 1.22(D)(3)

Re-Employment Commencement Date. 2.02(C)(4)

Regular Matching Contribution. 1.35(D)

Related Employer. 1.24(C)

Related Employer Service. 1.59(A)

Related Group. 1.24(C)

Representative Contribution Rate. 4.10(D)(1)(a)

Representative Matching Rate. 4.10(D)(2)(a)

Required Aggregation Group. 10.06(J)

Restated Plan. 1.54

Restorative Payment. 4.05(L)

© 2014 The Prudential Insurance Company of America or its suppliers

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Defined Contribution Plan

Restricted 401(k) Accounts. 6.01(C)(4)(b)(ii)

Restricted Pension Accounts. 6.01(C)(4)(c)(ii)

RMD. 6.02(E)(8)

Rollover Contribution. 1.55

Roth Deferral. 1.21(B)

Safe Harbor Contribution. 1.56, 3.05(E)(2), 3.05(E)(3)

Safe Harbor 401(k) Plan. 1.29(B)

Safe Harbor Matching Contribution. 1.35(J), 3.05(E)(3)

Safe Harbor Nonelective Contribution. 1.38(E), 3.05(E)(2)

Salary Reduction Agreement. 1.57

Segregated Accounts. 7.04(A)(2)(c)

Self-Employed Individual. 1.22(A)

Separation from Service. 1.58

Service. 1.59

Severance from Employment. 1.58

Signatory Employer. 1.24(A)

SIMPLE Contribution. 1.60, 3.10(E)(1)

SIMPLE 401(k) Plan. 1.29(C)

SIMPLE Matching Contribution. 1.35(I), 3.10(E)(1)

SIMPLE Nonelective Contribution. 1.38(D), 3.10(E)(1)

SLT. 6.02(E)(9)

Sponsor. 1.61

Spouse. 7.05(A)(5)

Standardized Plan. 1.04(A)

Subsequent Eligibility Computation Period. 2.02(C)(5)

Successor Plan. 1.62

Survivor Annuity. 6.04(A)(4)

Taxable Wage Base. 3.04((B)(2)(c)

Taxable Year. 1.63

Testing Year. 4.11(J)

Top-Heavy Minimum Allocation. 10.06(L)

Top-Heavy Ratio. 10.06(K)

Traditional 401(k) Plan. 1.29(A)

Transfer. 1.64

Trust. 1.65

Trust Fund. 1.66

Trustee. 1.67

ULT. 6.02(E)(10)

USERRA. 1.68

Valuation Date. 1.69, 7.04(B)(2)

Valuation Period. 7.04(B)(3)

VCY. 6.02(E)(11)

Vested/Vesting. 1.70

Vesting Computation Period. 5.05(B)

Volume Submitter Plan. 1.71

W-2 Wages. 1.11(B)(1)

Worksite Employee. 12.02(D)(2)

Year of Service. 1.32(A)(3)(iii), 2.02(A), 5.05(A)

0% Vested Participant. 5.04(C)(1)

© 2014 The Prudential Insurance Company of America or its suppliers

5

Defined Contribution Plan

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST AGREEMENT

BASIC PLAN DOCUMENT #11

The Prudential Insurance Company of America, in its capacity as Prototype Plan Sponsor or as Volume Submitter Practitioner, establishes this Prototype Plan or this Volume Submitter Plan intended to conform to and qualify under §401 and §501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Prototype Plan or this Volume Submitter Plan by executing an Adoption Agreement.

ARTICLE I

DEFINITIONS

1.01 Account.  Account  means  the  separate  Account(s) which the Plan Administrator or the Trustee maintains under the Plan for a Participant.

1.02 Account  Balance   or   Accrued   Benefit.   Account Balance or Accrued Benefit means the amount of a Participant's Account(s) as of any relevant date derived from Plan contributions and from Earnings.

1.03 Accounting  Date.  Accounting  Date  means  the  last day of the Plan Year. The Plan Administrator will allocate Employer  Contributions  and  forfeitures  for  a  particular  Plan Year as of the Accounting Date of that Plan Year, and on such other dates, if any, as the Plan Administrator determines, consistent with the Plan's allocation conditions and other provisions.

1.04 Adoption  Agreement.  Adoption  Agreement  means the document executed by each Employer adopting this Plan. References to Adoption Agreement within this basic plan document are to the Adoption Agreement as completed and executed by a particular Employer unless the context clearly indicates otherwise. An adopting Employer's Adoption Agreement and this basic plan document together constitute a single Plan and Trust of the Employer. Each elective provision of the Adoption Agreement corresponds (by its parenthetical section reference) to the section of the Plan which grants the election.  All  "Section"  references  within  an  Adoption Agreement are to the basic plan document. All "Election" references within an Adoption Agreement are Adoption Agreement references. The Employer or Plan Administrator to facilitate Plan administration or to generate written policies or forms for use with the Plan may maintain one or more administrative checklists as an attachment to the Adoption Agreement or otherwise. Any such checklists are not part of the Plan.

(A)  Prototype/Standardized Plan or Nonstandardized Plan. Each Adoption Agreement offered under this Prototype Plan is either a Standardized Plan or a Nonstandardized Plan, as identified  in  that  Adoption  Agreement,  under  Rev.  Proc. 2011-41 §§4.09 and 4.10. The provisions of this Plan apply in the same manner to Nonstandardized Plans and to Standardized Plans unless otherwise specified. If the Employer maintains its Plan pursuant to a Nonstandardized Adoption Agreement or a Standardized Adoption Agreement, the Plan is a Prototype Plan and all provisions in this basic plan which expressly or by their context refer to a "Volume Submitter Plan" are not applicable.

(B) Volume Submitter Adoption Agreement. A Volume Submitter Adoption Agreement for purposes of this Volume Submitter Plan is subject to the same provisions as apply to a

Nonstandardized Plan, except as the Plan or Volume Submitter Adoption Agreement otherwise indicates. If the Employer maintains its Plan pursuant to a Volume Submitter Adoption Agreement, the Plan is a Volume Submitter Plan and all provisions in this basic plan which expressly or by their context refer to a "Prototype Plan" are not applicable.

(C)  Participation Agreement. Participation Agreement, in the case  of  a  Standardized  Plan means  the  Adoption  Agreement page or pages executed by one or more Related Employers to become a Participating Employer. In the case of a Nonstandardized or Volume Submitter Plan, Participation Agreement means the Adoption Agreement page or pages executed by one or more Related Employers or, in the case of a Multiple Employer Plan, by one or more Employers which are not Related Employers (see Section 12.02(C)) to become a Participating Employer.

1.05 Advisory  Letter.  Advisory  Letter  means  an  IRS issued  letter  as  to  the  acceptability  in  form  of  a  Volume Submitter  Plan  as  defined  in  Section  13.03  of  Rev.  Proc. 2005-16.

1.06 Annuity   Contract.   Annuity   Contract   means   an annuity contract that the Trustee purchases with the Participant's Vested Account Balance. An Annuity Contract includes a QJSA, a QOSA, a QPSA and an Alternative Annuity. If the Plan Administrator elects or is required to provide an Annuity Contract, such annuity must be a Nontransferable Annuity and otherwise must comply with the Plan terms.

(A) Annuity Starting Date. A Participant's Annuity Starting Date means the first day of the first period for which the Plan pays an amount as an annuity or in any other form.

(B)  Alternative Annuity. See Section 6.03(A)(5).

(C) Nontransferable   Annuity.   Nontransferable   Annuity means an Annuity Contract which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an Annuity Contract, the Annuity Contract must be a Nontransferable Annuity.

(D)  QJSA. See Sections 6.04(A)(1) and (2).

(E)  QPSA. See Section 6.04(B)(1).

(F)  QOSA. See Section 6.04(A)(8)(a).

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1.07 Appendix. Appendix means one of the Appendices to an Adoption Agreement designated as "A", "B", "C", or "D" which are expressly authorized by the Plan and as part of the Plan, are covered by the Advisory Letter or Opinion Letter.

1.08 [RESERVED]

1.09 Beneficiary. Beneficiary means a person designated by a Participant, a Beneficiary or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed to the Beneficiary his/her Plan benefit. A Beneficiary's right to (and the Plan Administrator's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

(A)  Designated Beneficiary. Designated Beneficiary means a Beneficiary described in Section 6.02(E)(1).

(B)  Individual  Beneficiary.  Individual  Beneficiary  means  a Beneficiary who is an individual.

1.10 Code. Code means the Internal Revenue Code of 1986, as amended and includes applicable Treasury regulations.

1.11 Compensation.

(A)  Uses   and   Context.   Any   reference   in   the   Plan   to Compensation is a reference to the definition in this Section 1.11, unless the Plan reference, or the Employer in its Adoption Agreement,   modifies   this   definition.   Except   as   the   Plan otherwise specifically provides, the Plan Administrator will take into account only Compensation actually paid during (or as permitted under the Code, paid for) the relevant period. A Compensation payment includes Compensation paid by the Employer through another person under the common paymaster provisions  in  Code  §§3121  and  3306.  In  the  case  of  a Self-Employed Individual, Compensation means Earned Income as defined in Section 1.11(J). However, if the Plan must use an equivalent alternative compensation amount (pursuant to Treas. Reg. §1.414(s)-1(g)(1)(i)) in performing nondiscrimination testing relating to Matching Contributions, Nonelective Contributions and other Employer Contributions (excluding Elective Deferrals), the Plan Administrator may limit the Compensation of such Self-Employed Individual to such equivalent alternative compensation amount. The Employer in its  Adoption  Agreement  may  elect  to  allocate  contributions based on Compensation within a specified 12 month period which ends within a Plan Year.

(B)  Base Definitions and Modifications. The Employer in its Adoption Agreement must elect one of the following base definitions  of  Compensation:  W-2  Wages,  Code  §3401(a) Wages, or 415 Compensation. The Employer may elect a different base definition as to different Contribution Types. The Employer in its Adoption Agreement may specify any modifications thereto, for purposes of contribution allocations under  Article  III.  If  the  Employer  fails  to  elect  one  of  the above-referenced definitions, the Employer is deemed to have elected the W-2 Wages definition.

(1)  W-2 Wages. W-2 Wages means wages for federal income  tax  withholding  purposes,  as  defined  under  Code §3401(a), plus all other payments to an Employee in the course of the Employer's trade or business, for which the Employer must  furnish  the  Employee  a  written  statement  under  Code §§6041, 6051, and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature  or  location  of  the  employment  or  services  performed (such   as   the   exception   for   agricultural   labor   in   Code §3401(a)(2)). The Employer in Appendix B may elect to exclude from W-2 Compensation certain Employer paid or reimbursed moving expenses as described therein.

(2) Code  §3401(a)  Wages  (income  tax  wage withholding). Code §3401(a) Wages means wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or the location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(3) Code  §415  Compensation  (current  income definition/simplified    compensation    under    Treas.    Reg. §1.415(c)-2(d)(2)).   Code   §415   Compensation   means   the Employee's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to  the  extent  that  the  amounts  are  includible  in  gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).

Code §415 Compensation does not include:

(a) Deferred compensation/SEP/SIMPLE. Employer contributions (other than Elective Deferrals) to a plan of deferred compensation (including a simplified employee pension plan under Code §408(k) or to a simple retirement account under Code §408(p)) to the extent the contributions are not  included  in  the  gross  income  of  the  Employee  for  the Taxable Year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(b) Option exercise. Amounts realized from the exercise of a non-qualified stock option (an option other than a statutory option under Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes  freely  transferable  or  is  no  longer  subject  to  a substantial risk of forfeiture under Code §83.

(c)   Sale of option stock. Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option as defined under Treas. Reg. §1.421-1(b).

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(d) Other  amounts  that  receive  special  tax benefits. Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee  and  are  not  salary  reduction  amounts  under  Code §125).

(e)   Other similar items. Other items of remuneration which are similar to any of the items in Sections 1.11(B)(3)(a) through (d).

(4) Alternative (general) 415 Compensation. The Employer in Appendix B may elect to apply the 415 definition of Compensation in Treas. Reg. §1.415(c)-2(a). Under this definition,   Compensation   means   as   defined   in   Section 1.11(B)(3) but with the addition of: (a) amounts described in Code §§104(a)(3), 105(a), or 105(h) but only to the extent that these amounts are includible in Employee's gross income; (b) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of payment it is reasonable to believe these amounts are not deductible by the Employee under Code §217; (c) the value of a nonstatutory option (an option other than a statutory option under Treas. Reg. §1.421-1(b)) granted by the Employer to an Employee, but only to the extent that the value of the option is includible in the Employee's gross income for the Taxable Year of the grant; (d) the amount includible in the Employee's gross income upon the Employee's making of an election under Code §83(b); and (e) amounts that are includible in the Employee's gross income under Code §409A or Code §457(f)(1)(A) or because the amounts are constructively received by the Participant. [Note if the Plan's definition of Compensation is W-2 Wages or Code §3401(a) Wages, then Compensation already includes the amounts described in clause (e).]

(C) Deemed 125 Compensation. Deemed 125 Compensation means, in the case of any definition of Compensation which includes a reference to Code §125, amounts under a Code §125 plan of the Employer that are not available to a Participant in cash in lieu of group health coverage, because the Participant is unable to certify that he/she has other health coverage. Compensation under this Section 1.11 does not include Deemed 125 Compensation, unless the Employer in Appendix B elects to include Deemed 125 Compensation under this Section 1.11.

(D) Elective Deferrals. Compensation under Section 1.11 includes Elective Deferrals unless the Employer in its Adoption Agreement elects to exclude Elective Deferrals. In addition, for purposes of making Elective Deferrals, Compensation means as defined in Section 1.11 and as the Employer elects in its Adoption Agreement.

(E)  Compensation Dollar Limitation. For any Plan Year, the Plan Administrator in allocating contributions under Article III or in testing the Plan for nondiscrimination, cannot take into account more than $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe pursuant to an adjustment made in the same manner as under Code §415(d)) of any Participant's Compensation. Notwithstanding the foregoing, an Employee under a 401(k) Plan may make Elective Deferrals with respect to Compensation which exceeds the Plan Year Compensation limitation, provided such Elective Deferrals otherwise   satisfy   the   Elective   Deferral   Limit   and   other

applicable Plan limitations. In applying any Plan limitation on the amount of Matching Contributions or any Plan limit on Elective Deferrals which are subject to Matching Contributions, where  such  limits  are  expressed  as  a  percentage  of Compensation, the Plan Administrator may apply the Compensation limit under this Section 1.11(E) annually, even if the  Matching  Contribution  formula  is  applied  on  a  per  pay period basis or is applied over any other time interval which is less than the full Plan Year or the Plan Administrator may pro rate the Compensation limit.

(F)  Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of HCEs, Compensation means as the Plan Administrator operationally determines provided that any such nondiscrimination testing definition which the Plan Administrator applies must satisfy Code §414(s) and the regulations thereunder. For this purpose the Plan Administrator may, but is not required, to apply for nondiscrimination testing purposes the Plan's allocation definition of Compensation under this Section 1.11 or Annual Additions Limit definition of Compensation under Section 4.05(B). The Employer's election in its Adoption Agreement relating to Pre-Entry Compensation for allocation purposes (to limit Compensation to Participating Compensation or to include Plan Year Compensation) is nondiscriminatory.

(G) Excluded Compensation. Excluded Compensation means such Compensation as the Employer in its Adoption Agreement elects to exclude for purposes of this Section 1.11. Regardless of the definition of Compensation selected in the Adoption Agreement, the Plan Administrator may adopt a uniform policy for  purposes  of  determining  the  amount  of  a  Participant's elective deferrals of excluding Non-cash Compensation. For purposes  of  this  Section  1.11(G),  Non-cash  Compensation means tips, fringe benefits, and other items of Compensation not regularly paid in cash or cash equivalents, or for which the Employer does not or may not have the ability to withhold Elective Deferrals in cash for the purpose of transmitting the Elective Deferrals to the Plan pursuant to the Participant's Deferral  Election.  Additionally,  the  Employer  may,  on  a uniform and nondiscriminatory basis, provide different deferral elections for different items of Compensation (e.g., a separate deferral election for bonuses), and may exclude for purposes of calculating elective deferrals one or more items of irregular pay (e.g., car allowance).

(H)  Pre-Entry Compensation. The Employer in its Adoption Agreement for allocation purposes must elect Participating Compensation or Plan Year Compensation as to some or all Contribution Types.

(1) Participating Compensation. Participating Compensation for purposes of this Section 1.11 means Compensation only for the period during the Plan Year in which the Participant is a Participant in the overall Plan, or under the plan resulting from disaggregation under the OEE or EP rules under Section 4.06(C)(1), or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Participating Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).

(2)   Plan Year Compensation. Plan Year Compensation for purposes of this Section 1.11 means Compensation for a Plan

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Year, including Compensation for any period prior to the Participant's   Entry   Date   in   the   overall   Plan  or   as   to   a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Plan Year Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).

(I)  Post-Severance Compensation. Compensation includes Post-Severance Compensation to the extent the Employer elects in its Adoption Agreement or as the Plan otherwise provides. Post-Severance Compensation is Compensation paid after a Participant's Severance from Employment from the Employer, as further described in this Section 1.11(I). In the absence of an election to the contrary by an Employer in its Adoption Agreement, Post-Severance Compensation includes any and all regular pay, leave cash-outs, and deferred compensation paid within the time period described in Section 1.11(I)(1), and excludes salary continuation for military service and for disabled Participants, all as defined below. An Employer in its Adoption Agreement may elect to exclude any or all of regular pay, leave cash-outs, or deferred compensation paid within the time period described in Section 1.11(I)(1), and may also elect to include salary continuation for military service and/or for disabled Participants. Any other payment paid after Severance from Employment that is not described in this Section 1.11(I) is not Compensation even if payment is made within the time period described  below.  Post-Severance  Compensation  does  not include     severance     pay,     parachute     payments     under Code §280G(b)(2) or payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to Severance from Employment.

(1) Timing.  Post-Severance  Compensation  includes regular pay, leave cash-outs, or deferred compensation only to the extent the Employer pays such amounts by the later of 2 1/2 months after Severance from Employment or by the end of the Limitation Year that includes the date of such Severance from Employment.

(a)   Regular pay. Regular pay means the payment of regular Compensation for services during the Participant’s regular working hours, or Compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, but only if the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(b) Leave  cash-outs.  Leave  cash-outs  means payments for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued and if Compensation would have included those amounts if they were paid prior to the Participant's severance from employment.

(c)   Deferred compensation. As used in this Section 1.11(I), deferred compensation means the payment of deferred compensation pursuant to an unfunded deferred compensation plan,   if   Compensation   would  have   included   the   deferred compensation if it had been paid prior to the Participant's Severance from Employment, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(2) Salary continuation for military service. Salary continuation   for   military   service   means   payments   to   an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts the individual would have  received  if  the  individual  had  continued  to  perform services for the Employer rather than entering Qualified Military Service. However, for Plan Years beginning after December 31, 2008, this paragraph (2) will not apply to Differential Wage Payments, which instead are subject to Section 1.11(L).

(3) Salary  continuation  for  disabled  Participants. Salary continuation for disabled Participants means Compensation paid to a Participant who is permanently and totally disabled (as defined in Code §22(e)(3)). This Section 1.11(I)(3) will apply, as the Employer elects in its Adoption Agreement, either just to NHCEs (who are NHCEs immediately prior to becoming disabled) or to all Participants for a fixed or determinable period specified in the Adoption Agreement.

(J)   Earned Income. Earned Income means net earnings from self-employment in the trade or business with respect to which the Employer  has  established  the  Plan,  provided  personal services   of   the   Self-Employed   Individual   are   a   material income-producing factor. Earned Income also includes gains and earnings (other than capital gain) from the sale or licensing of property (other than goodwill) by the individual who created that property, even if those gains would not ordinarily be considered net earnings from self-employment. The Plan Administrator  will  determine  net  earnings  without  regard  to items excluded from gross income and the deductions allocable to those items. The Plan Administrator will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified   plan   and   after   the   deduction   allowed   to   the Self-Employed     Individual     under     Code  §164(f) for self-employment taxes.

(K) Deemed Disability Compensation. The Plan does not include    Deemed    Disability    Compensation    under    Code §415(c)(3)(C)  unless  the  Employer  in  Appendix  B  elects  to include  Deemed  Disability  Compensation  under  this  Section 1.11(K). Deemed Disability Compensation is the Compensation the   Participant  would   have   received   for   the  year   if   the Participant were paid at the same rate as applied immediately prior to the Participant becoming permanently and totally disabled (as   defined   in   Code §22(e)(3))   if   such   deemed compensation is greater than actual Compensation as determined without regard to this Section 1.11(K). This Section 1.11(K) applies only if the affected Participant is an NHCE immediately prior to becoming disabled (or the Appendix B election provides for the continuation of contributions on behalf of all such disabled participants for a fixed or determinable period) and all contributions made with respect to Compensation under this Section 1.11(K) are immediately Vested.

(L) Differential Wage Payments. Unless the Employer otherwise elects in Appendix B, for Plan Years beginning after December 31, 2008, the Plan will treat Differential Wage Payments as Compensation for all Plan contribution and benefit purposes.

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1.12 Contribution Types. Contribution Types means the contribution types required or permitted under the Plan as the Employer elects in its Adoption Agreement.

1.13 Defined  Contribution  Plan.  Defined  Contribution Plan means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount  contributed  to  the  Participant's  Account,  and  on  any Earnings, expenses, and forfeitures which  the  Plan Administrator may allocate to such Participant's Account.

1.14 Defined Benefit Plan. Defined Benefit Plan means a retirement plan which does not provide for individual accounts for Employer contributions and which provides for payment of determinable benefits in accordance with the plan's formula.

1.15 Differential   Wage   Payment.   Differential   Wage Payment means differential wage payment as defined by Code §3401(h)(2).

1.16 Disability. Except as otherwise provided in the Plan, Disability means, as the Employer elects in its Adoption Agreement, the basic Plan definition or an alternative definition, as defined below. A Participant who incurs a Disability is "disabled."

(A) Basic Plan Definition. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

(B)  Alternative  Definition.  The  Employer  in  its  Adoption Agreement may specify any alternative definition of Disability.

(C)  Administration. For purposes of this Plan, a Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm the Participant's Disability. The Plan Administrator will apply the provisions of this Section 1.16 in a nondiscriminatory, consistent, and uniform manner.

1.17 Designated   IRA   Contribution.   Designated   IRA Contribution means a Participant's IRA contribution to the Plan made in accordance with the Adoption Agreement.

1.18 DOL. DOL means the U.S. Department of Labor.

1.19 Earnings. Earnings means the net income, gain or loss earned by a particular Account, by the Trust, or with respect to a contribution or to a distribution, as the context requires.

1.20 Effective Date. The Effective Date of this Plan is the date the Employer elects in its Adoption Agreement, but not earlier than January 1, 2007. The provisions of Sections 4.01 through 4.05 apply to Limitation Years commencing on or after July 1, 2007. However, as to a particular provision or action taken by any party pursuant to the Plan (such as a Plan amendment or termination, or the giving of any notice), a different Effective

Date may apply such as the basic plan document may provide, as the Employer may elect in its Adoption Agreement, in a Participation Agreement or in an Appendix,  or  as  indicated  in  any  other  document  which evidences the action taken. Throughout the Plan, there are many provisions which have their own effective date (such as that described in the second sentence of this Section), which may be earlier than the Restatement Effective Date. If the Employer in its Adoption Agreement indicates that this plan is a Restated Plan,  and  the  Plan  is  a  PPA  Restatement,  then  the  earlier effective date applies. If the Plan is not a PPA Restatement, then the earlier effective date does not apply, and the provisions are effective on the Restatement Effective Date, or such other date as may apply pursuant to an Appendix or other document.

1.21 Elective  Deferrals.  Elective  Deferrals  means a Participant's Pre-Tax Deferrals, Roth Deferrals, Automatic Deferrals and, as the context requires, Catch-Up Deferrals under the Plan, and which the Employer contributes to the Plan at the Participant's election (or automatically) in lieu of cash compensation. As to other plans, as may be relevant to the Plan, Elective Deferrals means amounts excludible from the Employee's gross   income   under   Code   §§125,   132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p) or 457(b), and includes amounts included in the Employee's gross income under Code §402A, and contributed by the Employer, at the Employee's election,  to  a  cafeteria  plan,  a qualified  transportation  fringe benefit plan, a 401(k) plan, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code §457(b) plan.

(A) Pre-Tax Deferral. Pre-Tax Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which is not subject to income tax when made.

(B)  Roth Deferral. Roth Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which a Participant irrevocably designates as a Roth Deferral under Code §402A at the time of deferral and which is subject to income tax when made to the Plan. In the case of an Automatic Deferral, see Section 3.02(B).

(C)  Automatic Deferral. See Section 3.02(B)(4)(a).

(D)  Catch-Up Deferral. See Section 3.02(D)(2).

1.22 Employee.   Employee   means   any   common   law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of the Employer for purposes  of  the  Employer's  qualified  plan.  An  Employee  is either an Eligible Employee or an Excluded Employee. An Employee is either an HCE or an NHCE.

(A) Self-Employed  Individual.  Self-Employed  Individual means an individual who has Earned Income (or who would have  had  Earned  Income  but  for  the  fact  that  the  trade  or business did not have net profits) for the Taxable Year from the trade or business for which the Plan is established.

(B)  Leased Employee. Leased Employee means an individual (who otherwise is not an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for

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the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full-time basis for at least one year and who performs such services under primary direction or control of the Employer within the meaning of Code §414(n)(2). Except as described in Section 1.22(B)(1), a Leased Employee is an Employee for purposes of the Plan. However, under a Nonstandardized Plan or under a Volume Submitter Plan, a Leased Employee is an Excluded Employee unless the Employer in Appendix B elects not to treat Leased Employees as Excluded Employees as to any or all Contribution Types. "Compensation" in the case of an out-sourced worker who is an Employee or a Leased  Employee  includes  Compensation  from  the  leasing organization which is attributable to services performed for the Employer.

(1) Safe Harbor Plan Exception. A Leased Employee is not an Employee for Plan purposes if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or fewer of the NHCEs, excluding those NHCEs who do not satisfy the "substantially full-time" standard of Code §414(n)(2)(B), are Leased Employees. A safe harbor plan is a Money Purchase Pension Plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation, without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code §415(c)(3) including Elective Deferrals.

(2) Other Requirements. The Plan Administrator must apply  this  Section  1.22  in  a  manner  consistent  with  Code §§414(n)  and  414(o)  and  the  regulations  issued  under  those Code sections. The Plan Administrator for 415 testing under Article IV, for satisfaction of the Top-Heavy Minimum Allocation under Article X will treat contributions or benefits provided to a Leased Employee under a plan of the leasing organization, and which are attributable to services performed by the Leased Employee for the Employer, as provided by the Employer. However, the Employer will not offset (reduce) contributions to this Plan by such contributions or benefits provided  to  the  Leased  Employee  under  the  leasing organization's plan unless the Employer in Appendix B elects to do so.

(C) Eligible  Employee.  Eligible  Employee  means  an Employee other than an Excluded Employee.

(D)  Excluded Employee. Excluded Employee means, as the Plan provides or as the Employer elects in its Adoption Agreement, any Employee, or class or group of Employees, not eligible to  participate in  the  Plan,  or as  to any  Contribution Type, as the context requires. The Employer may not impose a maximum age in defining Excluded Employees.

(1)  Collective Bargaining Employees. If the Employer elects in its Adoption Agreement to exclude Collective Bargaining Employees from eligibility to participate, the exclusion applies to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if: (a)

retirement benefits were the subject of good faith bargaining; and (b) two percent or fewer of the employees covered by the agreement  are  "professional  employees"  as  defined  in  Treas. Reg. §1.410(b)-9, unless the collective bargaining agreement requires the Employee to be included within the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

(2) Nonresident Aliens. If the Employer elects in its Adoption Agreement to exclude Nonresident Aliens from eligibility  to  participate,  the  exclusion  applies  to  any Nonresident Alien Employee who does not receive any earned income,  as  defined  in  Code  §911(d)(2),  from  the  Employer which constitutes United States source income, as defined in Code §861(a)(3).

(3) Reclassified Employees. A Reclassified Employee under a Nonstandardized Plan or a Volume Submitter Plan is an Excluded Employee unless the Employer in Appendix B elects: (a) to include all Reclassified Employees as Eligible Employees; (b) to include one or more categories of Reclassified Employees as Eligible Employees; or (c) to include Reclassified Employees (or one or more groups of Reclassified Employees) as Eligible Employees  as  to  one  or  more  Contribution  Types.  A Reclassified  Employee  is  any  person  the  Employer  does  not treat  as  a  common  law  employee  or  as  a  self-employed individual  (including,  but  not  limited  to,  independent contractors, persons the Employer pays outside of its payroll system and out-sourced workers) for federal income tax withholding purposes under Code §3401(a), irrespective of whether there is a binding determination that the individual is an Employee    or    a    Leased    Employee    of    the    Employer. Self-Employed Individuals are not Reclassified Employees.

(4) Part-Time/Temporary/Seasonal Employees. The Employer in its Adoption Agreement may elect to exclude any Employees  who  it  defines  in  the  Adoption  Agreement  as "part-time," "temporary" or "seasonal" based on their regularly scheduled Service being less than a specified number of Hours of Service during a relevant Eligibility Computation Period. Notwithstanding  any  such  exclusion,  if  the  Part-Time, Temporary or Seasonal Excluded Employee actually completes at least 1,000 Hours of Service in the relevant Eligibility Computation Period, the affected Excluded Employee is no longer an Excluded Employee and will enter the Plan on the next Entry Date following completion of the Eligibility Computation Period in which he/she completed 1,000 Hours of Service, provided the Employee is employed by the Employer on that Entry Date.

(E)  HCE. HCE means a  highly compensated  Employee, defined under Code §414(q) as an Employee who satisfies one of Sections 1.22(E)(1) or (2) below.

(1)   More  than  5%  owner.  During  the  Plan  Year  or during the preceding Plan Year, the Employee is a more than 5% owner of the Employer (applying the constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), and applying the principles of Code §318 as modified by Code

§416(i)(1)(B)(iii)(I), for an unincorporated entity).

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(2)   Compensation Threshold. During the preceding Plan Year (or in the case of a short Plan Year, the immediately preceding 12 month period) the Employee had Compensation in excess of $80,000 (as adjusted for the relevant year by the Commissioner of Internal Revenue at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996) and, if the Employer under its Adoption Agreement makes the top-paid group   election,   was   part   of  the   top-paid  20%   group   of Employees (based on Compensation for the preceding Plan Year).

(3)   Compensation   Definition.   For   purposes   of   this Section 1.22(E), "Compensation" means Compensation as defined in Section 4.05(F).

(4)   Top-paid Group and Calendar Year Data. The Plan Administrator must make the determination of who is an HCE, including the determinations of the number and identity of the top-paid 20% group, consistent with Code §414(q) and regulations issued under that Code section. The Employer in its Adoption Agreement may make a calendar year data election to determine  the  HCEs  for  the  Plan  Year,  as  prescribed  by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the HCE definition in Code §414(q). For purposes of this Section 1.22(E), if the current Plan Year is the first year of the Plan, then the term "preceding Plan Year" means the 12-consecutive month period immediately preceding the current Plan Year.

(5) Highly  compensated  former  employee.  The determination of highly compensated former employee status and the rules applicable thereto are determined in accordance with Temporary Reg. §1.414(q)-1T, A-4 and Notice 97-45.

(F)  NHCE. NHCE means a nonhighly compensated employee, which is any Employee who is not an HCE.

(G) Differential   Wage   Payment   recipient.  For   years beginning after December 31, 2008, an individual receiving a Differential Wage Payment from the Employer is treated as an Employee of the Employer.

1.23 Employee   Contribution   and   DECs.   Employee Contribution means a Participant's after-tax contribution to the Trust and which the Participant designates as an Employee Contribution at the time of contribution. An Elective Deferral (Pre-Tax   or   Roth)   is   not   an   Employee   Contribution.   A deductible employee contribution (DEC) means certain pre-1987 contributions described in Section 3.13.

1.24 Employer. Employer means each  Signatory Employer, Lead Employer, Related Employer, and Participating Employer as the Plan indicates or as the context requires.

(A) Signatory Employer. The Signatory Employer is the Employer who establishes a Plan under this Prototype Plan or under this Volume Submitter Plan by executing an Adoption Agreement. The Employer for purposes of acting as Plan Administrator, making Plan amendments, restating the Plan, terminating   the   Plan   or   performing   other   ERISA   settlor functions, means the Signatory Employer and does not include any Related Employer or Participating Employer. The Signatory Employer also may terminate the participation in the Plan of any Participating Employer upon written notice. The Signatory Employer will provide such notice not less than 30 days prior to the date of termination unless the Signatory  Employer determines that the interest of Plan Participants requires earlier termination. See Article XII if the Plan is a Volume Submitter Plan and is a Multiple Employer Plan.

(B) Lead Employer. Lead Employer means the Signatory Employer under a plan which is a Multiple Employer Plan. See Section 12.02(B).

(C)  Related Group/Related Employer. A Related Group is a controlled group of corporations (as defined in Code §414(b)), trades or businesses (whether or not incorporated) which are under  common  control  (as  defined  in  Code  §414(c)),  an affiliated  service  group  (as  defined  in  Code  §414(m))  or  an arrangement otherwise described in Code §414(o). Each Employer/member of the Related Group is a Related Employer. The term "Employer" includes every Related Employer for purposes of crediting Service and Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, determining Separation from Service, applying the coverage test under Code §410(b), applying the Annual Additions Limit and nondiscrimination testing in Article IV, applying the top-heavy rules and the minimum allocation requirements of Article X, applying the definitions of Employee, HCE, Compensation (except as the Employer may elect in its Adoption Agreement relating to allocations) and Leased Employee, applying the safe harbor 401(k) provisions of Article III, applying the SIMPLE 401(k) provisions of Article III, applying the ESOP exception under Section 7.11(A)(1)(a), and for any other purpose the Code or the Plan require.

(D)  Participating Employer. Participating Employer means a Related  Employer  (to  the  Signatory  Employer  or  another Related Employer) which signs the Execution Page of the Adoption Agreement or a Participation Agreement to the Adoption Agreement. Only a Participating Employer (or Employees thereof) may contribute to the Plan. A Participating Employer is an Employer for all purposes of the Plan except as provided in Sections 1.24(A) or (B).

(1) Standardized/Nonstandardized Plan.  If  the Employer's Plan is a Standardized Plan, all Employees of the Employer or of any Related Employer, are Eligible Employees, irrespective  of  whether  the  Related  Employer  directly employing the Employee is a Participating Employer. Notwithstanding  the  immediately   preceding  sentence, individuals who become Employees of a Related Employer as a result of a transaction described in Code §410(b)(6)(C) are Excluded Employees during the Plan Year in which such transaction occurs and in the following Plan Year, unless the Related Employer which employs such Employees becomes during such period a Participating Employer by executing a Participation Agreement to the Adoption Agreement; or the Plan benefits or coverage change significantly during the transition period resulting in the termination of the transition period. If the Plan is a Nonstandardized Plan, the Employees of a Related Employer are Excluded Employees unless the Related Employer is a Participating Employer.

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(2)   Volume   Submitter/Multiple   Employer   Plan.   If Article XII applies, a Participating Employer includes an unrelated Employer who executes a Participation Agreement. See Section 12.02(C).

1.25 Employer   Contribution.   Employer   Contribution means a Nonelective Contribution, a Matching Contribution, an Elective Deferral, a Prevailing Wage Contribution, or a Money Purchase Pension Contribution, as the context may require.

1.26 Entry   Date.   Entry   Date   means   the   date(s)   the Employer elects in its Adoption Agreement upon which an Eligible Employee who has satisfied the Plan's eligibility conditions and who remains employed by the Employer on the Entry Date, commences participation in the Plan or in a part of the Plan.

1.27 EPCRS.  EPCRS  means  the  IRS's  Employee  Plans Compliance Resolution System for resolving plan defects, or any successor program.

1.28 ERISA.  ERISA  means  the  Employee  Retirement Income Security Act of 1974, as amended, and includes applicable DOL regulations.

1.29 401(k) Plan. 401(k) Plan means the 401(k) Plan the Employer establishes under a 401(k) Plan Adoption Agreement. The Plan as the Employer elects under its 401(k) Adoption Agreement may be a Traditional 401(k) Plan, a Safe Harbor 401(k) Plan or a SIMPLE 401(k) Plan. A 401(k) Plan is also a Profit Sharing Plan for purposes of applying the Plan terms, except as to Elective Deferrals, Matching Contributions or otherwise where the Plan specifies provisions which apply either to such Contribution Types or to the overall Plan on account of its status as a 401(k) Plan.

(A)  Traditional 401(k) Plan. A Traditional 401(k) Plan is a 401(k)  Plan  under  which  Elective  Deferrals  are  subject  to nondiscrimination testing under the ADP test and any Matching Contributions and Employee Contributions also are subject to nondiscrimination testing under the ACP test.

(B)  Safe Harbor 401(k) Plan. A Safe Harbor 401(k) Plan is a 401(k) Plan under which Elective Deferrals are not subject to nondiscrimination testing under the ADP test because the Plan satisfies the ADP test safe harbor. Any Matching Contributions are subject to the ACP test unless the Plan also satisfies the ACP test safe harbor. Any Employee Contributions are subject to the ACP test.

(C)  SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan is a 401(k) Plan which satisfies the contribution and other requirements in Section  3.10  and  which  is  not  subject  to  nondiscrimination testing or certain other requirements as provided in Section 3.10.

1.30 401(m) Plan. 401(m) Plan means the 401(m) plan, if any, the Employer establishes under its Adoption Agreement. The definitions under Sections 1.29(A), (B), and (C) also apply as to a 401(m) Plan.

1.31 HEART Act. HEART Act means the Heroes Earnings Assistance and Relief Tax Act of 2008, as amended.

1.32 Hour of Service. Hour of Service means:

(i)    Paid and duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this Paragraph (i) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

(ii)   Back pay. Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this  Paragraph  (ii)  to  the  Employee  for  the  computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

(iii) Payment but no duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator will credit no more than 501 Hours of Service under this Paragraph (iii) to an Employee on account of any single continuous period during  which  the  Employee  does  not  perform  any  duties (whether or not such period occurs during a single computation period). The Plan Administrator credits Hours of Service under this Paragraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Paragraph  (iii).

(iv) Crediting  and  computation.  The  Plan Administrator will not credit an Hour of Service under more than one of the above Paragraphs (i), (ii) or (iii). A computation period for purposes of this Section 1.32 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee's Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A)  Method of Crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Plan Administrator will use in crediting an Employee with Hours of Service  and  the  purpose  for  which  the  elected  method  will apply.

(1) Actual Method.  Under the Actual Method as determined from records, an Employee receives credit for Hours of Service for hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

(2)   Equivalency Method. Under an Equivalency Method, for each equivalency period for which the Plan Administrator would credit the Employee with at least one Hour of Service, the Plan Administrator will credit the Employee with: (a) 10 Hours of

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Service for a daily equivalency; (b) 45 Hours of Service for a weekly equivalency; (c) 95 Hours of Service for a semi-monthly payroll period equivalency; and (d) 190 Hours of Service for a monthly equivalency.

(3) Elapsed Time Method. Under the Elapsed Time Method, an Employee receives credit for Service for the aggregate  of  all  time  periods  (regardless  of  the  Employee's actual Hours of Service) commencing with the Employee's Employment     Commencement  Date,  or  with his/her Re-Employment Commencement Date, and ending on the date a Break  in  Service  begins  in  accordance  with  Treas.  Reg. §1.410(a)-7. See Section 2.02(C)(4). In applying the Elapsed Time Method, the Plan Administrator will credit an Employee's Service for any Period of Severance of less than 12-consecutive months and will express fractional periods of Service in days.

(i)   Elapsed Time - Break in Service. Under the Elapsed Time Method, a Break in Service is a Period of Severance of at least 12 consecutive months. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date the Employee is otherwise absent from Service does not constitute a Break in Service.

(ii)   Elapsed Time - Period of Severance. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. The continuous period begins on the date the Employee retires, quits, is discharged, or dies or if earlier, the first 12-month anniversary of the  date  on  which  the  Employee  otherwise  is  absent  from Service  for  any  other  reason  (including  disability,  vacation, leave of absence, layoff, etc.).

(iii) Elapsed Time - Year of Service. For purposes of any plan provision which refers to Year of Service and does not specifically reference the Elapsed Time Method, the plan will credit a Participant with a Year of Service for each 1-year period of service or 365 days of service, as described in Treas. Reg. §1.410(a)-7, as modified by relevant elections in the Adoption Agreement.

(B) Maternity/Paternity Leave/Family and Medical Leave Act. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Hours of Service during the Employee's unpaid absence period: (1) due to maternity or paternity leave; or (2) as required under the Family and Medical Leave Act. An Employee is on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Plan Administrator  credits  Hours  of  Service  under  this  Section 1.32(B) on the basis of the number of Hours of Service for which the Employee normally would receive credit or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive credit for, on the basis of 8 hours per day during the absence period. The Plan Administrator will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Plan Administrator credits all Hours of Service described in this Section 1.32(B) to the computation period in which the absence period begins or, if the Employee does not need these Hours  of  Service  to  prevent  a  Break  in  Service  in  the computation period in which his/her absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.

(C)  Qualified Military Service. Hour of Service also includes any Service the Plan must credit for eligibility, vesting, contributions and benefits in order to satisfy the crediting of Service requirements of Code §414(u).

1.33 IRS. IRS means the Internal Revenue Service.

1.34 Limitation  Year. Limitation Year  means  the consecutive month period the Employer specifies in its Adoption Agreement as applicable to allocations under Article IV. If the Employer elects the same Plan Year and Limitation Year, the Limitation Year is always a 12-consecutive month period even if the Plan Year is a short period, unless the short Plan Year results from an amendment, in which case, the Limitation Year also is a short year. If the Employer amends the Limitation Year to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

1.35 Matching    Contribution.    Matching    Contribution means a fixed or discretionary contribution the Employer makes on account of Elective Deferrals under a 401(k) Plan or on account of Employee Contributions. Matching contributions also include  Participant  forfeitures  allocated  on  account  of  such Elective Deferrals or Employee Contributions.

(A) Fixed    Matching    Contribution.    Fixed    Matching Contribution means a Matching Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula in the Adoption Agreement. Under the formula, the Employer contributes a specified percentage or dollar amount on behalf of a Participant based on that Participant's Elective Deferrals or Employee Contributions eligible for a match.

(B) Discretionary Matching  Contribution.  Discretionary Matching Contribution means a Matching Contribution which the Employer in its sole discretion elects to make to the Plan. The  Employer  retains  discretion  over  the  Discretionary Matching Contribution rate or amount, the limit(s) on Elective Deferrals or Employee Contributions subject to match, the per Participant match allocation limit(s), the Participants who will receive the allocation, and the time period applicable to any matching formula(s) (collectively, the "matching formula"), except as the Employer otherwise elects in its Adoption Agreement.

(C) QMAC. QMAC means a qualified matching contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Any Matching Contributions allocated to a Participant's QMAC Account under the Plan automatically satisfy and are subject to the QMAC definition. See Section 3.07(A)(7) for a limitation on the source of QMACs.

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(D) Regular Matching Contribution. A Regular Matching Contribution is a Matching Contribution which is not a QMAC, a Safe Harbor Matching Contribution or an Additional Matching Contribution.

(E)  Basic Matching Contribution. See Section 3.05(E)(4).

(F) Enhanced Matching  Contribution.  See  Section 3.05(E)(6).

(G) Additional  Matching  Contribution.  See  Section 3.05(F)(1).

(H) QACA Basic Matching Contribution. See Section 3.05(E)(5).

(I)   SIMPLE Matching Contribution. See Section 3.10(E)(1).

(J)   Safe Harbor  Matching  Contribution.  See  Section

3.05(E)(3).

1.36 Money Purchase  Pension Plan/Money Purchase Pension  Contribution.   Money   Purchase  Pension Plan means the Money Purchase Pension Plan the Employer establishes under a Money Purchase Pension Plan Adoption Agreement. The Employer Contribution to its Money Purchase Pension Plan is a Money Purchase Pension Contribution. The Employer will make its Money Purchase Pension Contribution as  the  Employer  elects  in  its  Adoption  Agreement.  As  the context requires, Money Purchase Pension Plan also includes a target benefit plan.

1.37 Named  Fiduciary.  The  Named  Fiduciary  is  the Employer. The Employer in writing also may designate the Plan Administrator (if the Plan Administrator is not the Employer) and other persons as additional Named Fiduciaries. See Section 8.03. If the Plan is a restated Plan and under the prior plan document a different Named Fiduciary is in place, this Section 1.37 becomes effective on the date the Employer executes this restated  Plan  unless  the  Employer  designates  otherwise  in writing.

1.38 Nonelective Contribution. Nonelective Contribution means a fixed or discretionary Employer Contribution which is not a Matching Contribution or a Money Purchase Pension Contribution.

(A) Fixed  Nonelective  Contribution.  Fixed  Nonelective Contribution means a Nonelective Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula (based on Compensation of Participants who will receive an allocation of the contributions or otherwise) in the Adoption Agreement. See 3.04(A)(2).

(B) Discretionary Nonelective Contribution. Discretionary Nonelective Contribution means a Nonelective Contribution which the Employer in its sole discretion elects to make to the Plan. See 3.04(A)(1).

(C)  QNEC. QNEC means a qualified nonelective contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Any Nonelective Contributions allocated to a Participant's QNEC Account under the Plan automatically satisfy and are subject to the QNEC definition. See Section 3.07(A)(7) for a limitation on the source of QNECs.

(D) SIMPLE Nonelective Contribution. See Section 3.10(E)(1).

(E) Safe  Harbor  Nonelective  Contribution.  See  Section 3.05(E)(2).

1.39 Opinion Letter. Opinion Letter means an IRS issued letter as to the acceptability of the form of a Prototype Plan as defined in Section 4.06 of Rev. Proc. 2011-49.

1.40 Paid Time Off Plan. A Paid Time Off Plan is any plan or similar arrangement under which the Employer provides to Employees vacation, sick or other leave for which the Employer pays the Employee, and agrees to compensate the Employee for part or all of the unused leave.

1.41 Participant. Participant means an Eligible Employee who becomes a Participant in the Plan or as to any Contribution Type as the context requires, in accordance with the provisions of Section 2.01.

1.42 Plan. Plan means the retirement plan established or continued by the Employer in the form of this Prototype Plan or Volume  Submitter  Plan,  including  the  Adoption  Agreement under which the Employer has elected to establish this Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer.   All   section   references   within   this   basic   plan document are Plan section references unless the context clearly indicates otherwise. The Plan includes any Appendix permitted by  the  basic  plan  document  or  by  the  Employer's  Adoption Agreement and which the Employer attaches to its Adoption Agreement.

(A) Multiple  Employer  Plan  (Article  XII).  Multiple Employer Plan means a Plan in which at least one Employer which is not a Related Employer participates. This Plan may be a Multiple Employer Plan only if maintained on a Nonstandardized  Adoption  Agreement  or  on  a  Volume Submitter Adoption Agreement. Article XII of the Plan applies to a Multiple Employer Plan, but otherwise does not apply to the Plan.

(B)  Frozen Plan. See Section 3.01(J).

1.43 Plan Administrator. Plan Administrator means the Employer unless the Employer designates another person or persons  to  hold  the  position  of  Plan  Administrator.  Any person(s) the Employer appoints as Plan Administrator may or may  not be Participants in the Plan. In addition to its other duties,  the  Plan  Administrator  has  full  responsibility  for  the Plan's compliance with the reporting and disclosure rules under ERISA. If the Employer is the Plan Administrator, any requirement under the Plan for communication between the Employer and the Plan Administrator automatically is deemed satisfied, and the Employer has discretion to determine the manner of documenting any decision deemed to be communicated under this provision.

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1.44 Plan Year. Plan Year means the consecutive month period the Employer specifies in its Adoption Agreement.

1.45 Practitioner. Practitioner means the sponsor as to its Employer clients of the Volume Submitter Plan and as defined in Section 13.05 of Rev. Proc. 2011-49.

1.46 Predecessor Employer/Predecessor Plan.

(A) Predecessor Employer. A Predecessor Employer is an employer that previously employed one or more of the Employees.

(B)  Predecessor Plan. A Predecessor Plan is a Code §401(a) or §403(a)  qualified  plan  the  Employer  terminated  within  the five-year   period   beginning   before   or   after  the  Employer establishes this  Plan,  as described in Treas. Reg. §1.411(a)-5(b)(3)(v)(B).

1.47 Prevailing Wage Contract/Contribution. Prevailing Wage Contract means a contract under which Employees are performing services subject to the Davis-Bacon Act, the McNamara-O'Hara Contract Service Act or any other federal, state or municipal prevailing wage law. A Prevailing Wage Contribution is a contribution the Employer makes to the Plan in accordance  with  a  Prevailing  Wage  Contract.  A  Prevailing Wage Contribution is treated as a Nonelective Contribution or other Employer Contribution except as the Plan otherwise provides.

1.48 Profit Sharing Plan. Profit Sharing Plan means the Profit Sharing Plan the Employer establishes under a Profit Sharing Plan Adoption Agreement.

1.49 Protected   Benefit.   Protected   Benefit   means   any accrued benefit described in Treas. Reg. §1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such regulations) be reduced, eliminated or made subject to Employer discretion.

1.50 Prototype Plan/Master Plan (M&P Plan). Prototype Plan means as described in Section 4.02 of Rev. Proc. 2011-49 or in any successor thereto under which each adopting Employer establishes a separate Trust. This Plan is not a Master Plan as described in Section 4.01 of Rev. Proc. 2011-49 under which unrelated adopting employers participate in a single funding medium (trust or custodial account). However, the Plan could be a Master Trust under DOL Reg. §2525.103-2(e). A Prototype Plan or a Master Plan must have an Opinion Letter as described in Section 4.06 of Rev. Proc. 2011-49.

1.51 QDRO. QDRO means a qualified domestic relations order under Code §414(p).

1.52 Qualified  Military  Service.  Qualified  Military Service  means  qualified  military  service  as  defined  in  Code §414(u)(5). Notwithstanding any provision in the Plan to the contrary, as to Qualified Military Service, the Plan will credit Service   under   Section   1.32(C),   the   Employer   will   make contributions to the Plan and the Plan will provide benefits in accordance with Code §414(u).

1.53 Qualified Reservist Distribution (QRD). See Section 6.01(C)(4)(b)(iii).

1.54 Restated  Plan.  A  Restated  Plan  means  a  plan  the Employer adopts in substitution for, and in amendment of, an existing plan, as the Employer elects in its Adoption Agreement. If a Participant incurs a Separation from Service or Severance from Employment before the Employer executes the Adoption Agreement as a Restated Plan, the provisions of the Restated Plan  do  not  apply  to  the  Participant  unless  he/she  has  an Account  Balance  as  of  the  execution  date  or  unless  the Employer rehires the Participant.

1.55 Rollover   Contribution.   A   Rollover   Contribution means an amount of cash or property (including a participant loan from another plan) which the Code permits an Eligible Employee or Participant to transfer directly or indirectly to this Plan  from  another  Eligible  Retirement  Plan  (or  vice  versa) within   the   meaning   of   Code   §402(c)(8)(B)   and   Section 6.08(F)(2), except that a 401(k) Plan may  permit an In-Plan Roth Rollover Contribution as provided in Section 3.08(E). A Rollover Contribution will be made to the Plan and not to a Designated IRA within the Plan under Section 3.12, if any.

(A) In-Plan Roth Rollover Contribution. An In-Plan Roth Rollover Contribution means a Rollover Contribution to the Plan that consists of a distribution from a Participant's Plan Account, other than a Roth Deferral Account, that the Participant rolls over to the Participant's In-Plan Roth Rollover Contribution Account  in  the  Plan,  in  accordance  with  Code  §402(c)(4). In-Plan Roth Rollover Contributions will be subject to the Plan rules related to Roth Deferral Accounts, subject to preservation of Protected Benefits in accordance with clause (c) of Section 3.08(E)(4).

(B) In-Plan   Roth   Rollover   Contribution   Account.   An In-Plan Roth Rollover Contribution Account is a sub-account the Plan Administrator establishes for the purpose of separately accounting for a Participant's Rollover Contributions attributable to the Participant's In-Plan Roth Rollover Contributions. The Plan Administrator has authority to establish such a sub-account, and to the extent necessary, may establish sub-accounts based on the source of the In-Plan Roth Rollover Contribution. The Plan Administrator will administer an In-Plan Roth Rollover Contribution Account in accordance with Applicable Law and the Plan provisions.

1.56 Safe Harbor Contribution. Safe Harbor Contribution means a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement. See Sections 3.05(E)(2) and (3).

1.57 Salary Reduction Agreement. A Salary  Reduction Agreement means a Participant's written election to make Elective Deferrals to the Plan (including a Contrary Election under Section 3.02(B)(4)(d)), made on the form the Plan Administrator provides for this purpose.

(A)  Effective Date. A Salary Reduction Agreement may not be effective earlier than the following date which occurs last: (1) under Article II, the Participant's Entry Date or, in the case of a re-hired  Employee,  his/her  re-participation date;  (2)  the execution date of the Salary Reduction Agreement; (3) the date

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Defined Contribution Plan

the Employer adopts the 401(k) Plan; or (4) the Effective Date of the 401(k) Plan (or Elective Deferral provision within the Plan). Subject to the foregoing limitations, a Participant’s Salary Reduction Agreement will be effective for the first pay period that is within an administratively reasonable period after the date the Plan Administrator receives the Agreement, unless the Participant specifies a later effective date.

(B)  Compensation.   A   Salary   Reduction   Agreement   must specify the dollar amount of Compensation or the percentage of Compensation the Participant wishes to defer. The Salary Reduction Agreement: (1) applies only to Compensation for Elective Deferral allocation as the Employer elects in its Adoption  Agreement  and  which  becomes  currently  available after the effective date of the Salary Reduction Agreement; and (2) applies to all or to such Elective Deferral Compensation as the Salary Reduction Agreement indicates, including any Participant elections made in the Salary Reduction Agreement.

(C) Additional Rules. The Plan Administrator in the Plan's Salary Reduction Agreement form, or in a Salary Reduction Agreement policy will specify additional rules and restrictions applicable to a Participant's Salary Reduction Agreement, including   but   not   limited   to  those   regarding   the   timing, frequency and mechanics of changing or revoking a Salary Reduction Agreement. Any such rules and restrictions must be consistent with the Plan. The Plan Administrator may provide more than one Salary Reduction Agreement form for use in specific situations.

1.58 Separation  from  Service/Severance   from Employment. Separation from Service means an event after which the Employee no longer has an employment relationship with the Employer maintaining this Plan or with a Related Employer. The Plan applies Separation from Service for all purposes except as otherwise provided. For purposes of distribution of Restricted 401(k) Accounts, the application of Post-Severance Compensation and top-heavy look-back period distributions,  the  plan  will apply  the  definition  of  Severance from Employment under EGTRRA §646 (as modified for Code

§415  purposes  in  applying  the  parent-subsidiary  controlled group rules).

1.59 Service.  Service  means  any  period  of  time  the Employee  is  in  the  employ  of  the  Employer,  including  any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

(A)  Related Employer Service. See Section 1.24(C).

(B)  Predecessor Employer/Plan Service. See Section 1.46. If the Employer maintains (by adoption, plan merger or Transfer) the plan of a Predecessor Employer, service of the Employee with the Predecessor Employer is Service with the Employer. If the Employer maintained a Predecessor Plan, for purposes of vesting Service, the Plan Administrator must count service credited to any Employee covered under the Predecessor Plan. If the Employer in its Adoption Agreement elects to disregard vesting Service prior to the time that the Employer maintained the Plan, the Plan Administrator will treat a Predecessor Plan as the Plan for purposes of such election.

(C) Elective Service Crediting. If the Employer does not maintain the plan of a Predecessor Employer, the Plan does not credit Service with the Predecessor Employer, unless the Employer in its Adoption Agreement (or in a Participation Agreement, if applicable) elects to credit designated Predecessor Employer Service and specifies the purposes for which the Plan will credit service with that Predecessor Employer. Unless the Employer under its Adoption Agreement provides for this purpose specific Entry Dates, an Employee who satisfies the Plan's eligibility condition(s) by reason of the crediting of predecessor service will enter the Plan in accordance with the provisions of Article II as if the Employee were a re-employed Employee on the first day the Plan credits predecessor service.

(D) Standardized  Plan.  If  the  Employer's  Plan  is  a Standardized Plan, the Plan limits the elective crediting of past Predecessor Employer Service to the period which does not exceed 5 years immediately preceding the year in which an amendment crediting such service becomes effective, such credit must be granted to all Employees on a reasonably uniform basis, and  the  crediting  must  otherwise  comply  with  Treas.  Reg. §1.401(a)(4)-5(a)(3).

1.60 SIMPLE Contribution. SIMPLE Contribution means a SIMPLE Nonelective Contribution or a SIMPLE Matching Contribution. See Section 3.10(E).

1.61 Sponsor. Sponsor means the sponsor of this Prototype Plan  as  to  the  Sponsor's  adopting  Employer  clients  and  as defined in Section 4.07 of Rev. Proc. 2011-49.

1.62 Successor  Plan.  Successor  Plan  means  a  plan  in which at least 50% of the Eligible Employees for the first Plan Year were eligible under a cash or deferred arrangement maintained by the Employer in the prior year, as described in Treas. Reg. §1.401k-2(c)(2)(iii).

1.63 Taxable Year. Taxable Year means the taxable year of a Participant or of the Employer as the context requires.

1.64 Transfer. Transfer means the Trustee's movement of Plan assets from the Plan to another plan (or vice versa) directly as between the trustees and not by means of a distribution. A Transfer may be an Elective Transfer or a Nonelective Transfer. See Section 11.06. A Direct Rollover under Section 6.08(F)(1) is not a Transfer.

1.65 Trust. Trust means the separate Trust created under the Plan.

1.66 Trust Fund. Trust Fund means all property of every kind acquired by the Plan and held by the Trust, other than incidental benefit insurance contracts.

1.67 Trustee/Custodian. Trustee or Custodian means the person or persons who as Trustee or Custodian execute the Adoption Agreement (or other Trust or Custodial Agreement in substitution of the provisions in Article VIII as applicable), or any successor in office who in writing accepts the position of Trustee or Custodian. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust as a

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discretionary Trustee or as a nondiscretionary Trustee. See Article VIII. If the Sponsor or Practitioner is a bank, savings and loan association, credit union, mutual fund, insurance company, or other institution qualified to serve as Trustee, a person other than the Sponsor or Practitioner (or its affiliate) may not serve as Trustee or as Custodian of the Plan without the written consent of the Sponsor or Practitioner.

1.68 USERRA.   USERRA   means   the   Uniformed   Services Employment and Reemployment Rights Act of 1994, as amended.

1.69 Valuation  Date.  Valuation  Date  means  the Accounting Date, such additional dates as the Employer in its

Adoption Agreement may elect, and any other date that the Plan Administrator designates for the valuation of the Trust Fund.

1.70 Vested. Vested means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance or Accrued Benefit or to a portion thereof if not 100% Vested. Vesting means the degree to which a Participant is Vested in one or more Accounts.

1.71 Volume  Submitter  Plan.  Volume  Submitter  Plan means as described in Section 13.01 of Rev. Proc. 2011-49 or in any successor thereto. A Volume Submitter Plan must have an Advisory  Letter as described in Section 13.03 of Rev. Proc.

2011-49.

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Defined Contribution Plan

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01 ELIGIBILITY.  Each  Eligible  Employee  becomes  a Participant in the Plan in accordance with the eligibility conditions the Employer elects in its Adoption Agreement. The Employer may elect different age and service conditions for different Contribution Types under the Plan.

(A)  Maximum Age and Years of Service. For purposes of an Eligible Employee's participation in the Plan, the Plan may not impose an age condition exceeding age 21 and may not require completion of more than one Year of Service, except under Section 2.02(E).

(B) New Plan. Any Eligible Employee who has satisfied the Plan's eligibility conditions and who has reached his/her Entry Date as of the Effective Date is eligible to participate as of the Effective Date, assuming the Employer continues to employ the Employee on that date. Any other Eligible Employee becomes eligible to participate: (1) upon satisfaction of the eligibility conditions and reaching his/her Entry Date; or (2) upon reaching his/her Entry Date if such Employee had already satisfied the eligibility conditions prior to the Effective Date.

(C)  Restated  Plan.  If  this  Plan  is  a  Restated  Plan,  each Employee who was a Participant in the Plan on the day before the restated Effective Date continues as a Participant in the Restated Plan, irrespective of whether he/she satisfies the eligibility conditions of the Restated Plan, unless the Employer provides otherwise in its Adoption Agreement.

(D) Prevailing Wage Contribution. If the Employer makes Prevailing Wage Contributions to the Plan, no minimum age or service conditions apply to an Eligible Employee's eligibility to receive Prevailing Wage Contributions under the Plan. The Employer's Adoption Agreement elections imposing age and service eligibility conditions apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.

(E)  Special Eligibility Effective Date (Dual Eligibility). The Employer in its Adoption Agreement may elect to provide a special Effective Date for the Plan's eligibility conditions, with the effect that such conditions may apply only to Employees who are employed by the Employer after a specified date.

2.02 APPLICATION  OF  SERVICE  CONDITIONS.  The Plan Administrator will apply this Section 2.02 in administering the Plan's eligibility service condition(s), if any.

(A) Definition of Year of Service. A Year of Service for purposes of an Employee's participation in the Plan, means the applicable   Eligibility   Computation   Period   under   Section 2.02(C), during which the Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Eligibility Computation Period.

(B) Counting  Years  of  Service.  For  purposes  of  an Employee's participation in the Plan, the Plan counts all of an Employee's  Years  of  Service,  except  as  provided  in  Section 2.03.

(C)  Initial and Subsequent Eligibility Computation Periods. If the Plan requires one Year of Service for eligibility and an Employee does not complete one Year of Service during the Initial Eligibility Computation Period, the Plan measures Subsequent Eligibility Computation Periods in accordance with the Employer's election in its Adoption Agreement. If the Plan measures Subsequent Eligibility Computation Periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the Initial Eligibility Computation Period and also during the first applicable Plan Year receives credit for two Years of Service under Article II.

(1)  Definition of Eligibility Computation Period. An Eligibility  Computation  Period  is  a  12-consecutive  month period.

(2)   Definition of Initial Eligibility Computation Period. The Initial Eligibility Computation Period is the Employee's Anniversary Year which begins on the Employee's Employment Commencement Date.

(3) Definition of Anniversary Year. An Employee's Anniversary Year is the 12-consecutive month period beginning on the Employee's Employment Commencement Date or beginning on anniversaries thereof.

(4) Definitions  of  Employment  Commencement Date/Re-Employment Commencement Date. An Employee's Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer. An  Employee's  Re-Employment  Commencement  Date  is  the date on which the Employee first performs an Hour of Service for the Employer after the Employer re-employs the Employee.

(5)  Definition of Subsequent Eligibility Computation Period. A Subsequent Eligibility Computation Period is any Eligibility Computation Period after the Initial Eligibility Computation Period, as the Employer elects in its Adoption Agreement.

(D)  Entry  Date.  The  Employer  in  its  Adoption  Agreement elects the Entry Date(s) and elects whether such Entry Date(s) are retroactive, coincident with or next following an Employee's satisfaction of the Plan's eligibility conditions. The Employer may  elect  to  apply  different  Entry  Dates  to  different Contribution Types.

(1)   Definition of Entry Date. See Section 1.26.

(2)   Maximum  delay  in  participation.  An  Entry  Date may not result in an Eligible Employee who has satisfied the Plan's eligibility conditions being held out of Plan participation longer than six months, or if earlier, the first day of the next Plan Year, following completion of the Code §410(a) maximum eligibility requirements.

(3)   Prevailing  Wage  Contributions.  If  the  Employer makes Prevailing Wage Contributions to the Plan, an Eligible Employee's Entry Date with regard to such contributions is the

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Employee's Employment Commencement Date. The Employer's Adoption Agreement elections regarding Entry Dates apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.

(E) Alternative Service Conditions. The Employer in its Adoption Agreement may elect to impose for eligibility a condition of less than one Year of Service or of more than one Year of Service, but not exceeding two Years of Service. If the Employer elects an alternative Service condition to one Year of Service or two Years of Service, the Employer must elect in its Adoption Agreement the Hour of Service and other requirement(s), if any, after the Employee completes one Hour of Service. Under any alternative Service condition election, the Plan may not require an Employee to complete more than one Year of Service (1,000 Hours of Service in 12-consecutive months) or two Years of Service if applicable.

(1)   Vesting  requirement.  If  the  Employer  elects  to impose more than a one Year of Service eligibility condition, the Plan Administrator must apply 100% vesting on any Employer Contributions (and the resulting Accounts) subject to that eligibility condition.

(2) One Year of Service maximum for specified Contributions. The Plan may not require more than one Year of Service for eligibility for an Eligible Employee to make Elective Deferrals, to receive Safe Harbor Contributions or to receive SIMPLE Contributions.

(F) Equivalency or Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Equivalency Method or the Elapsed Time Method in applying the Plan's eligibility Service condition, the Plan Administrator will credit Service in accordance with Sections 1.32(A)(2) and (3).

2.03 BREAK IN SERVICE - PARTICIPATION. The Plan Administrator  will  apply  this  Section  2.03  if  any  Break  in Service rule applies for eligibility under the Plan.

(A)  Definition  of  Break  in  Service.  For  purposes  of  this Article II, an Employee incurs a Break in Service if during any applicable Eligibility Computation Period he/she does not complete more than 500 Hours of Service with the Employer. The Eligibility Computation Period under this Section 2.03(A) is the same as the Eligibility Computation Period the Plan uses to measure  a  Year  of  Service  under  Section  2.02.  If  the  Plan applies the Elapsed Time Method of crediting Service under Section 1.32(A)(3), a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months.

(B)  Two Year Eligibility. If the Employer under the Adoption Agreement elects a two Years of Service eligibility condition, an Employee who incurs a one year Break in Service prior to completing two Years of Service: (1) is a new Employee on the date he/she first performs an Hour of Service for the Employer after   the   Break   in   Service;   (2)   the   Plan   disregards   the Employee's Service prior to the Break in Service; and (3) the Employee establishes a new Employment Commencement Date for purposes of the Initial Eligibility Computation Period under Section 2.02(C).

(C)  One Year Hold-Out Rule-Participation. The Employer in its Adoption Agreement must elect whether to apply the "one year hold-out" rule under Code §410(a)(5)(C). Under this rule, a Participant will incur a suspension of participation in the Plan after incurring a one year Break in Service and the Plan disregards a Participant's Service completed prior to a Break in Service until the Participant completes one Year of Service following the Break in Service. The Plan suspends the Participant's participation in the Plan as of the first day of the Eligibility Computation Period following the Eligibility Computation Period in which the Participant incurs the Break in Service.

(1)   Completion of one Year of Service. If a Participant completes one Year of Service following his/her Break in Service, the Plan restores the Participant's pre-break Service and the Participant resumes active participation in the Plan retroactively  to  the  first  day  of  the  Eligibility  Computation Period in which the Participant first completes one Year of Service following his/her Break in Service.

(2) Eligibility   Computation   Period.   The   Plan Administrator   measures   the   Initial   Eligibility   Computation period under this Section 2.03(C) from the date the Participant first receives credit for an Hour of Service following the one year Break in Service. The Plan Administrator measures any Subsequent Eligibility Computation Periods, if necessary, in a manner consistent with the Employer's Eligibility Computation Period   election   in   its   Adoption   Agreement,   using   the Re-Employment Commencement Date in determining the Anniversary Year if applicable.

(3) Election  to  limit  application  to  separated Employees.  If  the  Employer  elects  to  apply  the  one  year hold-out rule, the Employer also may elect in its Adoption Agreement to limit application of the rule only to a Participant who has incurred a Separation from Service.

(4)   Application to Employee who did not enter. The Plan Administrator also will apply the one year hold-out rule, if applicable, to an Employee who satisfies the Plan's eligibility conditions, but who incurs a Separation from Service and a one year Break in Service prior to becoming a Participant.

(5)   No  effect  on  vesting  or  Earnings.  This  Section 2.03(C)  does  not  affect  a  Participant's  vesting  credit  under Article V and, during a suspension period, the Participant's Account continues to share fully in Earnings under Article VII.

(6)   No restoration under two year break rule. The Plan Administrator in applying this Section 2.03(C) does not restore any Service disregarded under the Break in Service rule of Section 2.03(B).

(7)   No application to Elective Deferrals in 401(k) Plan. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to apply the Section 2.03(C) one year hold-out rule, the Plan Administrator will not apply such provisions to the Elective Deferral portion of the Plan.

(8) USERRA.  An  Employee  who  has  completed Qualified Military Service and who the Employer has rehired

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under USERRA, does not incur a Break in Service under the Plan by reason of the period of such Qualified Military Service.

(D) Rule of Parity - Participation. For purposes of Plan participation, the Plan does not apply the "rule of parity" under Code §410(a)(5)(D), unless the Employer in Appendix B elects to apply the rule of parity.

2.04 PARTICIPATION UPON RE-EMPLOYMENT.

(A) Rehired Participant/Immediate Re-Entry. A Participant who incurs a Separation from Service will re-enter the Plan as a Participant on his/her Re-Employment Commencement Date (provided he/she is not an Excluded Employee), subject to any Break in Service rule, if applicable, under Section 2.03.

(B) Rehired  Eligible  Employee  Who  Had  Satisfied Eligibility. An Eligible Employee who satisfies the Plan's eligibility conditions, but who incurs a Separation from Service prior to becoming a Participant, subject to any Break in Service rule, if applicable, under Section 2.03, will become a Participant on the later of: (1) the Entry Date on which he/she would have entered the Plan had he/she not incurred a Separation from Service; or (2) his/her Re-Employment Commencement Date.

(C) Rehired Eligible Employee Who Had Not Satisfied Eligibility. An Eligible Employee who incurs a Separation from Service prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the Employer's Adoption Agreement elections. The Plan Administrator, for purposes of applying any shift in the Eligibility Computation Period, takes into account the Employee's prior Service and the Employee is not treated as a new hire.

2.05 CHANGE IN  EMPLOYMENT  STATUS. The Plan Administrator will apply this Section 2.05 if the Employer in its Adoption Agreement elected to exclude any Employees as Excluded Employees.

(A) Participant Becomes an Excluded Employee. If a Participant has not incurred a Separation from Service but becomes an Excluded Employee (as to any or all Contribution Types), during the period of exclusion the Excluded Employee: (i) will not share in the allocation of the applicable Employer Contributions (including a Top-Heavy Minimum Allocation under Section 10.02 if the Employee is excluded as to all Contribution Types) or Participant forfeitures, based on Compensation paid to the Excluded Employee during the period of exclusion; (ii) may not make Employee Contributions, Rollover Contributions or Designated IRA Contributions; and (iii)  if  the  Plan  is  a  401(k)  Plan  and  the  Participant  is  an Excluded Employee as to Elective Deferrals, may not make Elective Deferrals as to Compensation paid to the Excluded Employee during the period of exclusion.

(1)   Vesting, accrual, Break in Service and Earnings. A Participant who becomes an Excluded Employee under this Section 2.05(A) continues: (a) to receive Service credit for vesting under Article V for each included vesting Year of Service; (b) to receive Service credit for applying any allocation conditions under Section 3.06 as to Employer Contributions accruing for any non-excluded period and as to Contribution Types for which the Participant is not an Excluded Employee; (c) to receive Service credit in applying the Break in Service rules; and (d) to share fully in Earnings under Article VII.

(2) Resumption of Eligible Employee status. If a Participant who becomes an Excluded Employee subsequently resumes status as an Eligible Employee, the Participant will participate  in  the  Plan  immediately  upon  resuming  eligible status, subject to the Break in Service rules, if applicable, under Section 2.03.

(B) Excluded Employee Becomes Eligible. If an Excluded Employee who is not a Participant becomes an Eligible Employee, he/she will participate immediately in the Plan if he/she has satisfied the Plan's eligibility conditions and would have been a Participant had he/she not been an Excluded Employee during his/her period of Service. An Excluded Employee receives Service credit for eligibility, for allocation conditions under Section 3.06 (but the Plan disregards Compensation  paid  while  excluded)  and  for  vesting  under Article V for each included vesting Year of Service, notwithstanding the Employee's Excluded Employee status.

2.06 PARTICIPATION OPT-OUT.

(A)  Volume   Submitter   Plan.   If   the   Plan   is   a   Volume Submitter Plan, the Plan Administrator may elect to permit an Eligible Employee to elect irrevocably to not participate in the Plan (to "opt-out"). The Eligible Employee prior to his/her Entry Date and prior to first becoming eligible under any plan of the Employer as described in Code §219(g)(5)(A), including terminated plans, must file an opt-out election in writing with the  Plan  Administrator  on  a  form  the  Plan  Administrator provides for this purpose. An Employee's election not to participate, pursuant to this Section 2.06(A), includes his/her right to make Elective Deferrals, Employee Contributions, Rollover Contributions or Designated IRA Contributions, unless the Plan Administrator's opt-out form permits an Eligible Employee to opt-out of specified Contribution Types prior to becoming eligible to participate in such Contribution Type. A Participant's   mere   failure   to   make   Elective   Deferrals   or Employee Contributions is not an opt-out under this Section 2.06(A).

(B)  Prototype Plan. If the Plan is a Prototype Plan, the Plan does not permit an otherwise Eligible Employee or any Participant to elect to opt-out. However, if the Plan is a Nonstandardized Plan, an Eligible Employee may opt-out in accordance with Section 2.06(A) provided: (1) the Plan terms as in  effect  prior  to  restatement  under  this  Plan  permitted  the opt-out; and (2) the Employee executes the opt-out prior to the date of the Employer's execution of this Plan as a Restated Plan.

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Defined Contribution Plan

ARTICLE III

PLAN CONTRIBUTIONS AND FORFEITURES

3.01 CONTRIBUTION   TYPES.   The   Employer   in   its Adoption Agreement will elect the Contribution Type(s) and any formulas, allocation methods, conditions and limitations applicable thereto, except where the Plan expressly reserves discretion to the Employer or to the Plan Administrator.

(A)  Application of Limits. The Employer's contribution to the Trust for any Plan Year is subject to Article IV limits and other Plan limits.

(B) Compensation   for   Allocations/Limit.   The   Plan Administrator will allocate all Employer Contributions and Elective  Deferrals  based  on  the  definition  of  Compensation under Section 1.11 the Employer elects in its Adoption Agreement for a particular Contribution Type. The Plan Administrator in allocating such contributions must limit each Participant's Compensation to the amount described in Section 1.11(E).

(C)  Allocation   Conditions.   The   Plan   Administrator   will allocate Employer Contributions only to those Participants who satisfy the Plan's allocation conditions under Section 3.06, if any, for the Contribution Type being allocated.

(D) Top-Heavy. If the Plan is top-heavy, the Employer will satisfy the Top-Heavy Minimum Allocation requirements in accordance with Article X.

(E) Net Profit Not Required. The Employer need not have net profits to make a contribution under the Plan, unless the Employer in its Adoption Agreement specifies a fixed formula based on net profits.

(F) Form of Contribution.  Subject  to  the  consent  of  the Trustee  under  Article  VIII,  the  Employer  may  make discretionary Employer Contributions to a Profit Sharing Plan, to a 401(k) Plan or to a 401(m) Plan (excluding Elective Deferrals or Employee Contributions) in the form of unencumbered  property  instead  of  cash,  provided  the contribution of property is not a prohibited transaction. The Employer may not make contributions in the form of property to its Money Purchase Pension Plan.

(G) Time of Payment of Contribution. The Employer may pay to the Trust its Employer Contributions for any Plan Year in one or more installments, without interest. Unless otherwise required by applicable contract, the Employer may make an Employer Contribution to the Plan for a particular Plan Year at such time(s) as the Employer in its sole discretion determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Plan Administrator and to the Trustee the Plan Year for which the Employer is making the Employer Contribution. The Plan Administrator will allocate the contribution accordingly.

(H) Return of Employer Contribution. The  Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the IRS will not disallow the deduction of the Employer Contribution.

(1) Request  for  contribution  return/timing.  The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer Contribution made by the Employer by mistake of fact or the amount of the Employer Contribution disallowed as a deduction under Code §404. The Trustee will not return any portion of the Employer Contribution under the provisions of this Section 3.01(H) more than one year after: (a) the Employer made the contribution by mistake of fact; or (b) the IRS's disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

(2) Earnings. The Trustee will not increase the amount of the Employer Contribution returnable under this Section 3.01(H) for any Earnings increases attributable to the contribution, but the Trustee will decrease the Employer Contribution returnable for any Earnings losses attributable thereto.

(3) Evidence. The Trustee may require the Employer to furnish the Trustee whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable.

(I)   Money Purchase Pension and Defined Benefit Plans. If the Employer's Plan is a Money Purchase Pension Plan and the Employer also maintains a defined benefit pension plan, notwithstanding the Money Purchase Pension Contribution formula in the Employer's Adoption Agreement, the Employer's required contribution to its Money Purchase Pension Plan for a Plan Year is limited to the amount which the Employer may deduct  under  Code  §404(a)(7).  If  the  Employer  under  Code

§404(a)(7) must reduce its Money Purchase Pension Plan contribution, the Plan Administrator will allocate the reduced contribution amount in accordance with the Plan's allocation formula.

(J)   Frozen Plan. The Employer in its Adoption Agreement may elect to treat the Plan as a Frozen Plan. Under a Frozen Plan, the Employer and the Participants will not make any contributions to the Plan. A Frozen Plan remains subject to all qualification and reporting requirements except as the Plan provisions (other than those relating to ongoing permitted or required contributions) continue in effect until the Employer terminates the Plan. An Eligible Employee will not become a Participant in a Frozen Plan.

3.02 ELECTIVE DEFERRALS. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to permit Elective Deferrals, the Plan Administrator will apply the provisions   of   this   Section   3.02.   A   Participant's   Elective Deferrals   will   be   made   pursuant   to   a   Salary   Reduction Agreement   unless   the   Employer   elects   in   its   Adoption Agreement to apply the Automatic Deferral provision under Section 3.02(B) or the CODA provision under Section 3.02(C). A   Participant's   Elective   Deferrals   may   include   the   cash equivalent of the Participant's unused paid time off that the Participant otherwise may elect to receive in cash under the Employer's Paid Time Off Plan, if any, if such cash equivalent otherwise satisfies the Plan's definition of Compensation for purposes of Elective Deferrals (including following Severance from Employment). The Plan will treat any Elective Deferrals Elective Deferrals for all purposes under the Plan.

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(A) Limitations.  Except  as  described  below  regarding Catch-Up Deferrals, the Employer in its Adoption Agreement must elect the Plan limitations, if any, which apply to Elective Deferrals  (or  separately  to  Pre-Tax  Deferrals  or  to  Roth Deferrals, if applicable). Such Plan limitations are in addition to those mandatory limitations imposed under Article IV. In applying any such additional Plan limitation, the Plan Administrator will take into account the Compensation for Elective Deferral purposes the Employer elects in the Adoption Agreement. The Plan Administrator in the Salary Reduction Agreement form or in a Salary Reduction Agreement policy (see Section 1.57(C)) may specify additional rules and restrictions applicable to Salary Reduction Agreements, including those applicable to a deferral of a Participant's unused paid time off, under the Employer's Paid Time Off Plan, if applicable. The Employer in a SIMPLE 401(k) Plan may not impose any Plan limit  on  Elective  Deferrals  except  as  provided  under  Code §408(p). See Section 3.05(C)(2) regarding limits on Elective Deferrals under a safe harbor plan. Unless otherwise provided on the Salary Reduction form or in the Salary Reduction Agreement  policy,  the  termination  of  a  Participant’s employment with the Employer automatically revokes the Participant’s Salary Reduction Agreement with regard to periods after the Participant is rehired.

(1)   Plan  Administrator  discretion  if  no  stated  Plan limit. The Employer may elect a Plan limit in its Adoption Agreement, but if the Employer does not so elect, the Plan Administrator may establish or change a Plan limit on Elective Deferrals from time to time by providing notice to the Participants. Any such limit change made during a Plan Year applies only prospectively and applies until the Plan Administrator changes or revokes the limit.

(2)   Compensation from which Deferrals may be made. Participants may not make Elective Deferrals from amounts that are not Code §415 Compensation under Section 4.05(F). In addition, a Participant may not make Elective Deferrals from amounts which are not Compensation under Section 1.11, even if 415 Compensation is more inclusive. In determining Compensation from which a Participant may make Elective Deferrals, the Compensation dollar limitation described in Section 1.11(E) does not apply.

(B) Automatic Deferrals. The Employer in its Adoption Agreement  will  elect  whether  to  apply  or  not  apply  the Automatic Deferral provisions. The Employer may elect the Automatic Deferral provisions under a Section 3.02(B)(1) (ACA), a Section 3.02(B)(2) (EACA), or a Section 3.02(B)(3) (QACA). If the QACA provisions apply, the safe harbor provisions of Section 3.05(J) and EACA provisions of Section 3.02(B)(2)   also   apply.   The   Plan   Administrator   will   treat Automatic Deferrals as Elective Deferrals for all purposes under the Plan, including application of limitations, nondiscrimination testing and distributions. If the Employer in its Adoption Agreement has elected to permit Roth Deferrals, Automatic Deferrals   are   Pre-Tax   Deferrals   unless   the   Employer   in Appendix B elects otherwise.

(1)   Automatic  Contribution  Arrangement  (ACA).  If the Employer elects in its Adoption Agreement, the Employer maintains  a  Plan  with  Automatic  Deferral  provisions  as  an Automatic Contribution Arrangement ("ACA"), effective as of the date the Employer elects in the Adoption Agreement, and the provisions of this Section 3.02(B)(1) will apply.

(a)   Participants subject to ACA. The Employer in its Adoption Agreement will elect which Participants are subject to the ACA Automatic Deferral on the Effective Date thereof, including some or all current Participants and those Employees who become Participants after the ACA Effective Date.

(b)   Effect of Contrary Election. A Participant who makes a Contrary Election is not subject to Automatic Deferral or to any scheduled increases thereto.  A Participant’s Contrary Election   continues   in   effect   until   the   Participant subsequently changes  his/her  Salary  Reduction  Agreement  or the Contrary Election expires or is revoked, and upon revocation or expiration of a Contrary Election the Participant is thereafter subject to Automatic Deferral or to any scheduled increases thereto.

(2) Eligible Automatic Contribution Arrangement. (EACA). If the Employer elects in its Adoption Agreement, the Employer maintains a Plan with Automatic Deferral provisions as an Eligible Automatic Contribution Arrangement (EACA), effective as of the date the Employer elects in its Adoption Agreement (but not earlier than Plan Years beginning after December 31,   2007)   and   the   provisions   of   this   Section 3.02(B)(2) will apply.

(a)   Participants subject to EACA. The Employer in its Adoption Agreement will elect which Participants are subject to the EACA Automatic Deferral on the Effective Date thereof which may include some or all current Participants or may be limited to those Employees who become Participants after the EACA Effective Date.

(i)    EACA  Effective  Date.  EACA  Effective Date means the date on which the EACA goes into effect, either as to the overall Plan or as to an individual Participant as the context requires. An EACA becomes effective as to the Plan as of the date the Employer elects in its Adoption Agreement. A Participant's EACA Effective Date is as soon as practicable after the Participant is subject to Automatic Deferrals under the EACA, consistent with the objective of affording the Participant a reasonable period of time after receipt of the EACA notice to make a Contrary Election (and, if applicable, an investment election).

(b)   Uniformity. The Automatic Deferral Percentage must be a uniform percentage of Compensation. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because the Plan applies any of the following provisions:

(i)  Years of participation. The Automatic Deferral Percentage varies based on the number of Plan Years (or portions of years) the Participant has participated in the Plan while the Plan has applied EACA provisions;

(ii) No   reduction   from   prior   default percentage. The Employer elects in the Adoption Agreement not to apply Automatic Deferrals to a Participant whose Elective deferrals immediately prior to the EACA's Effective Date were higher than the Automatic Deferral Percentage; the Automatic Deferral amount so as not to exceed the limits of Code

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§§401(a)(17), 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415;

(iv)  No deferrals during hardship suspension. The  Plan  does  not  apply  the  Automatic  Deferral  during  the period of suspension, under the Plan's hardship distribution provisions, of Participant's right to make Elective Deferrals to the Plan following a hardship distribution; or

(v) Disaggregated groups. The Plan applies different Automatic Deferral Percentages to different groups if the    groups    can    be    disaggregated    under    Treas.    Reg. §1.401(k)-1(b)(4).

(c)   EACA notice. The Plan Administrator annually will provide a notice to each Covered Employee a reasonable period prior to each Plan Year the Employer maintains the Plan as an EACA ("EACA Plan Year").

(i) Deemed reasonable notice/new Participant.  The  Plan  Administrator  is  deemed  to  provide timely  notice  if  the  Plan  Administrator  provides  the  EACA notice at least 30 days and not more than 90 days prior to the beginning of the EACA Plan Year.

(ii)   Mid-year notice/new Participant or Plan. If:   (A)   an  Employee   becomes   eligible  to  make   Elective Deferrals in the Plan during an EACA Plan Year but after the Plan Administrator has provided the annual EACA notice for that Plan Year; or (B) the Employer adopts mid-year a new Plan as a EACA, the Plan Administrator must provide the EACA notice no later than the date the Employee becomes eligible to make Elective Deferrals. However, if it is not practicable for the Plan Administrator to provide the notice on or before the date an Employee becomes a Participant, then the notice nonetheless will be treated as provided timely if the Plan Administrator provides the notice as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(iii) Content. The EACA notice must provide comprehensive information regarding the Participants' rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant.

(d)  EACA permissible withdrawal. The Employer will elect in its Adoption Agreement whether a Participant who has Automatic Deferrals under the EACA may elect to withdraw all the Automatic Deferrals (and allocable earnings) under the provisions of this Section 3.02(B)(2)(d). Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

(i)  Amount.  If  a  Participant  elects  a permissible withdrawal under this Section 3.02(B)(2)(d), then the Plan must make a distribution equal to the amount (and only the amount) of the Automatic Deferrals made under the EACA (adjusted for Earnings to the date of the distribution).The Plan may account separately for Automatic Deferrals, in which case the Plan will distribute the entire Account. If the Plan does not account separately for the Automatic Deferrals, then the Plan must  determine  Earnings  in  the  same  manner  applied  to determine Allocable Income to the refund of Excess Contributions under Section 4.11(C)(2)(a).

(ii) Fees. Notwithstanding Section 3.02(B)(2)(d)(i), the Plan Administrator may reduce the permissible  distribution  amount  by  any  generally  applicable fees. However, the Plan may not charge a greater fee for distribution under this Section 3.02(B)(2)(d)(ii), than applies to other distributions. The Plan Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

(iii) Timing.  The  Participant  may  make  an election to withdraw the Automatic Deferrals under the EACA no later than 90 days, or such shorter period as the Employer specifies in its Adoption Agreement (but not less than 30 days), after the date of the first Automatic Deferral under the EACA. For this purpose, the date of the first Automatic Deferral is the date that the Compensation subject to the Automatic Deferral otherwise would have been includible in the Participant's gross income. For purposes of the preceding sentence, EACAs under the  Plan  are  aggregated,  except  that  the  mandatory disaggregation rules of Code §410(b) apply. In addition, a Participant's withdrawal right is not restricted due to the Participant making a Contrary Election during the 90-day period (or shorter period as the Employer specifies in its Adoption Agreement).

(iv) Rehired  Employees.  For  purposes  of Section 3.02(B)(2)(d)(iii), the Plan will treat an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA as having not had such contributions for any prior Plan Year as well.

(v)  Effective date of the actual withdrawal election. The effective date of the permissible withdrawal will be as soon as practicable, but in no event later than the earlier of: (A) the pay date of the second payroll period beginning after the Participant makes the election; or (B) the first pay date that occurs at least 30 days after the Participant makes the election. The election also will be deemed to be the Participant's Contrary Election to have no Elective Deferrals made to the Plan. However, the Participant may subsequently make a deferral election hereunder.

(vi)  Related Matching Contributions. The Plan Administrator will not take into account any deferrals withdrawn pursuant to this Section 3.02(B)(2)(d) in computing and allocating Matching Contributions. If the Employer already has allocated Matching Contributions to the Participant's account with respect to Elective Deferrals being withdrawn pursuant to this Section, the Plan must forfeit the Matching Contributions, as adjusted for Earnings.

(vii) Treatment of withdrawals. With regard to Elective    Deferrals    withdrawn    pursuant    to    this    Section 3.02(B)(2)(d): (A) the Plan Administrator will disregard such deferrals in the ADP test (if applicable) under Section 4.10(B); (B) the Plan Administrator will disregard such Deferrals for purposes of the Elective Deferral Limit under Section 4.10(A); and   (C)   such   Deferrals   are   not   subject   to   the   consent requirements of Code §§401(a)(11) or 417. The Plan Administrator will disregard any Matching Contributions

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forfeited under Section 3.02(B)(2)(d)(vi) in the ACP test (if applicable) under Section 4.10(C).

(e)   Effect of Contrary Election/Covered Employee status. A Participant who makes a Contrary Election is not subject to Automatic Deferral or to any scheduled increases thereto.  A Participant’s Contrary Election continues in effect until   the   Participant   subsequently changes   his/her   Salary Reduction Agreement or the Contrary Election expires or is revoked,  and  upon  revocation  or  expiration  of  a  Contrary Election the Participant is thereafter subject to Automatic Deferral or to any scheduled increases thereto.

(i)    Covered Employee. A Covered Employee is a Participant who is subject to the EACA. The Employer in its Adoption Agreement will elect whether a Participant who makes a Contrary Election is a Covered Employee. A Covered Employee must receive the annual EACA notice even though the Participant's Contrary Election remains in effect. In addition, a Covered Employee who revokes his/her Contrary Election or whose Contrary Election expires, is thereafter immediately subject to the EACA Automatic Deferral.

(3) Qualified Automatic Contribution Arrangement (QACA). If the Employer elects in its Adoption Agreement, the Employer maintains a Plan with Automatic Deferral provisions as a Qualified Automatic Contribution Arrangement (QACA), effective as of the date the Employer elects in it Adoption Agreement (but not earlier than Plan Years beginning after December   31,   2007)   and   the   provisions   of   this   Section 3.02(B)(3) and of Section 3.05(J) will apply. If this Plan is a QACA, then the Employer may elect in its Adoption Agreement to provide EACA permissible withdrawals, as described in Section 3.02(B)(2)(d).

(a)   Participants subject to QACA. The Employer in its Adoption Agreement will elect which Participants are subject to the QACA Automatic Deferral on the Effective Date thereof including some or all current Participants and those Employees who become Participants after the QACA Effective Date. The Employer must elect to apply the QACA Automatic Deferral at least to those Participants as of the QACA Effective Date who do not have in effect a Salary Reduction Agreement and may also elect to apply the QACA Automatic Deferral to such Participants who have an existing Salary Reduction Agreement in effect as provided in the Adoption Agreement.

(i)    QACA  Effective  Date.  QACA  Effective Date means the date on which the QACA goes into effect, either as to the overall Plan or as to an individual Participant as the context requires. A QACA becomes effective as to the Plan as of the date the Employer elects in its Adoption Agreement. A Participant's QACA Effective Date is as soon as practicable after the Participant is subject to Automatic Deferrals under the QACA, consistent with the objective of affording the Participant a reasonable period of time after receipt of the QACA notice to make a Contrary Election (and, if applicable, an investment election). However, in no event will the Automatic Deferral be effective later than the earlier of: (1) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described in Section 3.05(H)(5)) is provided to the Employee, or (2) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Employee.

(b)   QACA Automatic Deferral Percentage. Except as provided in Section 3.02(B)(3)(c) (relating to uniformity requirements), the Plan must apply to all Participants subject to the  QACA  as  described  in  Section  3.02(B)(3)(a),  a  uniform Automatic Deferral Percentage, as a percentage of each Participant's Compensation, which does not exceed 10%, and which is at least the following minimum amount:

(i) Initial period. 3% for the period that begins when the Participant first has contributions made pursuant to a default election under the QACA and ends on the last day of the following Plan Year;

(ii)  Third  Plan  Year.  4%  for  the  third  Plan Year of the Participant's participation in the QACA;

(iii) Fourth Plan Year. 5% for the fourth Plan Year of the Participant's participation in the QACA; and

(iv)  Fifth and later Plan Years. 6% for the fifth Plan Year of the Participant's participation in the QACA and for each subsequent Plan Year.

For purposes of this Section 3.02(B)(3)(b), the Plan will treat a Participant who for an entire Plan Year did not have Automatic Deferral  contributions  made  under  the  QACA  as  not  having made such contributions for any prior Plan Year.

(c)  Uniformity.  The  uniformity  provisions  of Section 3.02(B)(2)(b) applicable to an EACA, also apply to a QACA.

(d)   QACA  Notice.  See  Section  3.05(H)(5)  as  to QACA notice provisions.

(e)   Effect of Contrary Election and termination of Election. A Participant's Contrary Election continues in effect until a Participant modifies or revokes the Election, or until the Election expires. A Participant who revokes his/her Contrary Election or whose Contrary Election expires, is thereafter immediately subject to the QACA Automatic Deferral.

(4)  Automatic Contribution Definitions. The following definitions apply to all Automatic Contribution Arrangements under this Section 3.02(B):

(a)   Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of Section 3.02(B)(1), Section 3.02(B)(2) or Section 3.02(B)(3). Under the Automatic Deferral, the Employer automatically will reduce by the     Automatic     Deferral     Percentage     or    Amount     the Compensation  of  each  Participant  subject  to  the  Automatic Deferral, except those Participants who timely make a Contrary Election.

(b)   Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects in its Adoption Agreement including any scheduled increase to the Automatic Deferral Percentage  which  the  Employer  may  elect.  If  a  Participant subject to the Automatic Deferral elected, before the Effective Date of the Automatic Deferral, to defer an amount which is less

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than  the  Automatic  Deferral  Percentage  the  Employer  has elected in its Adoption Agreement, the Automatic Deferral Percentage includes only the incremental percentage amount necessary to increase the Participant's Elective Deferral to equal the Automatic Deferral Percentage, including any scheduled increases thereto. See Section 3.02(B)(3)(b) as to the QACA required Automatic Deferral Percentage. determining the amount of Automatic Deferrals by applying the Automatic Deferral Percentage means Compensation for purposes of allocating Elective Deferrals under the Plan. For Plan Years beginning on or after January 1, 2010, Compensation must   be   nondiscriminatory   Compensation   as   described   in Section 1.11(F); provided that the Employer in its Adoption Agreement may not elect to limit NHCE Compensation to a specified dollar amount.

(d) Contrary Election. A Contrary Election is a Participant's election made after the ACA, EACA or QACA Effective Date not to defer any Compensation or to defer an amount which is more or less than the Automatic Deferral Percentage (including a Participant’s election made before such effective date under the Plan’s prior automatic deferral arrangement, if applicable).

(e) Contrary   Election   Effective   Date.   A Participant's Contrary Election generally is effective as of the first payroll period which follows the payroll period in which the Participant makes the Contrary Election. However, a Participant may make a Contrary Election which is effective: (i) for the first payroll period in which he/she becomes a Participant if the Participant  makes  a  Contrary  Election  within  a  reasonable period following the Participant's Entry Date and before the Compensation to which the Election applies becomes currently available; or (ii) for the first payroll period following the Effective  Date  of  the  Automatic  Deferral,  if  the  Participant makes a Contrary Election not later than the Effective Date of the Automatic Deferral.

(C)  Cash or Deferred Arrangement (CODA). The Employer in its Adoption Agreement may elect to apply the CODA provisions of this Section 3.02(C). Under a CODA, a Participant may elect to receive in cash his/her proportionate share of the Employer's cash or deferred contribution, in accordance with the Employer's Adoption Agreement election. A Participant's proportionate share of the Employer's cash or deferred contribution is the percentage of the total cash or deferred contribution which bears the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of   all   Participants   for   the   Plan   Year.   For   purposes   of determining each Participant's proportionate share of the cash or deferred contribution, a Participant's Compensation is his/her Compensation for Nonelective Contribution allocations (unless the Employer elects otherwise in its Adoption Agreement) as determined under Section 1.11, excluding any effect the proportionate share may have on the Participant's Compensation for the Plan Year. The Plan Administrator will determine the proportionate share prior to the Employer's actual contribution to the Trust, to provide the Participants with the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his/her proportionate share the Participant has elected to receive in cash.

(D)  Catch-Up Deferrals. Unless the Employer otherwise elects in its Adoption Agreement, the Plan permits Catch-Up Eligible

Participants to make Catch-Up Deferrals to the Plan under this Section 3.02(D).

(1)   Definition  of  Catch-Up  Eligible  Participant.  A Catch-Up Eligible Participant is a Participant who is eligible to make Elective Deferrals and who has attained at least age 50 or who will attain age 50 before the end of the Taxable Year in which he/she will make a Catch-Up Deferral. A Participant who dies or who incurs a Separation from Service before actually attaining age 50 in such Taxable Year is a Catch-Up Eligible Participant.

(2)   Definition   of   Catch-Up   Deferral.   A   Catch-Up Deferral   is   an   Elective   Deferral   by   a   Catch-up   Eligible Participant and which exceeds: (a) a Plan limit on Elective Deferrals under Section 3.02(A); (b) the Annual Additions Limit under Section 4.05(B); (c) the Elective Deferral Limit under Section 4.10(A); or (d) the ADP Limit under Section 4.10(B).

(3)   Limit   on   Catch-Up   Deferrals.   A   Participant's Catch-Up  Deferrals  for  a  Taxable  Year  may  not  exceed  the lesser of: (a) 100% of the Participant's Compensation for the Taxable Year when added to the Participant's other Elective Deferrals; or (b) the Catch-Up Deferral dollar limit in effect for the Taxable Year ($5,000 for 2006).

(4)   Adjustment after 2006. After the 2006 Taxable Year, the Secretary of the Treasury will adjust the Catch-Up Deferral dollar limit in multiples of $500 under Code §414(v)(2)(C).

(5) Treatment  of  Catch-Up  Deferrals.  Catch-Up Deferrals are not: (a) subject to the Annual Additions Limit under Section 4.05(B); (b) subject to the Elective Deferral Limit under Section 4.10(A); (c) included in a Participant's ADR in calculating the Plan's ADP under Section 4.10(B); or (d) taken into account in determining the Highest Contribution Rate under Section 10.06(E). Catch-Up Deferrals are taken into account in determining   the   Plan's   Top-Heavy   Ratio   under   Section 10.06(K). Otherwise, Catch-Up Deferrals are treated as other Elective Deferrals.

(6)   Universal   availability.   If   the   Employer   permits Catch-Up Deferrals to its Plan, the right of all Catch-Up Eligible Participants to make Catch-Up Deferrals must satisfy the universal availability requirement of Treas. Reg. §1.414(v)-1(e). If the Employer maintains more than one applicable plan within the meaning of Treas. Reg. §1.414(v)-1(g)(1), and any of the applicable plans permit Catch-Up Deferrals, then any Catch-up Eligible Participant in any such plans must be permitted to have the same effective opportunity to make the same dollar amount of Catch-Up Deferrals. Any Plan-imposed limit on total Elective Deferrals including Catch-Up Deferrals may not be less than 75% of a Participant's gross Compensation.

(E)  Roth Deferrals. The Employer in its 401(k) Plan Adoption Agreement may elect to permit Roth Deferrals. The Employer must also elect to permit Pre-Tax Deferrals if the Employer elects to permit Roth Deferrals. The Plan Administrator will administer  Roth  Deferrals  in  accordance  with  this  Section 3.02(E).

(1) Treatment   of   Roth   Deferrals.   The   Plan Administrator will treat Roth Deferrals as Elective Deferrals for

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all purposes of the Plan, except where the Plan indicates otherwise.

(2)  Separate accounting. The Plan Administrator will establish a Roth Deferral Account for each Participant who makes any Roth Deferrals and Earnings thereon in accordance with Section 7.04(A)(1). The Plan Administrator will establish a Pre-Tax Account and Earnings thereon for each Participant who makes  any  Pre-Tax  Deferrals  in  accordance  with  Section Deferrals and Earnings thereon (allocated on a reasonable and consistent basis) to a Participant's Roth Deferral Account.

(3)   No re-classification. An Elective Deferral contributed to the Plan either as a Pre-Tax Deferral or as a Roth Deferral may not be re-classified as the other type of Elective Deferral; provided, however that a Pre-Tax Deferral may be converted to a Roth Deferral by means of an In-Plan Roth Rollover under Section 3.08(E).

(F)  Elective  Deferrals  as  Employer  Contributions.  Where the context requires under the Plan, Elective Deferrals are Employer Contributions except: (1) under Section 3.04 relating to allocation of Employer Contributions; (2) under Section 3.06 relating to allocation conditions; and (3) under Section 5.03 relating to vesting.

(G) Automatic Escalation. The Employer in its Adoption Agreement will elect whether to apply the Automatic Escalation provisions of this Section 3.02(G) to Salary Reduction Agreements.  Such provisions shall apply to affirmative deferral elections and will not apply to participants for whom the Employer  is  withholding  Automatic  Deferrals  under  Section 3.02(B).  In its Adoption Agreement, the Employer will specify the Participants to whom automatic escalation applies, the amount by which the Elective Deferrals will increase, and the timing of the increase.

3.03 MATCHING  CONTRIBUTIONS.  If  the  Employer elects in its Adoption Agreement to provide for Matching Contributions (or if Section 3.03(C)(2) applies), the Plan Administrator will apply the provisions of this Section 3.03.

(A)  Matching  Formula:  Type,  Rate/Amount,  Limitations and Time Period. Except as provided in Section 3.03(C)(2), the Employer in its Adoption Agreement must elect the type(s) of Matching Contributions (Fixed or Discretionary Matching Contributions), and as applicable, the Matching Contribution rate(s)/amount(s), the limit(s) on Elective Deferrals or Employee Contributions subject to match, the limit(s) on the amount of Matching Contributions, and the time period the Plan Administrator will apply in the computation of any Matching Contributions. If the Employer in its Adoption Agreement elects to apply any limit on Matching Contributions based on pay periods or on any other time period which is less than the Plan Year, the Plan Administrator will determine the limits in accordance with the time period specified and will not take into account  any  other  Compensation  or  Elective  Deferrals  not within  the  applicable  time  period,  even  in  the  case  of  a Participant who becomes eligible for the match mid-Plan Year and regardless of the Employer's election as to Pre-Entry Compensation.  If  the  Employer  in  its  Adoption  Agreement elects to use "Participating Compensation" for Matching Contributions,   the   Plan   Administrator   will   take   Elective

Deferrals  into  account  in  computing  Matching  Contributions only if the Elective Deferrals were made after the Participant became eligible for the match. An Employee becomes "eligible for the match" when the Employee becomes a Participant in the Matching Contribution portion of the plan.

(1) Fixed  Match.  The  Employer  in  its  Adoption Agreement may elect to make a Fixed Matching Contribution to the Plan under one or more formulas.

(a) Allocation. The Employer may contribute on a Participant's   behalf   under   a   Fixed   Matching   Contribution formula only to the extent that the Participant makes Elective Deferrals or Employee Contributions which are subject to the formula and if the Participant satisfies the allocation conditions for Fixed Matching Contributions, if any, the Employer elects in its Adoption Agreement.

(2)   Discretionary Match. The Employer in its Adoption Agreement may elect to make a Discretionary Matching Contribution to the Plan.

(a)  Allocation. To the extent the Employer makes Discretionary Matching Contributions, the Plan Administrator will allocate the Discretionary Matching Contributions to the Account of each Participant entitled to the match under the Employer's discretionary matching allocation formula and who satisfies the allocation conditions for Discretionary Matching Contributions, if any, the Employer elects in its Adoption Agreement. The Employer under a Discretionary Matching Contribution retains discretion over the amount of its Matching Contributions, and, except as the Employer otherwise elects in its Adoption Agreement, the Employer also retains discretion over the matching formula. See Section 1.35(B).

(3)   Roth Deferrals. Unless the Employer elects otherwise in its Adoption Agreement, the Employer's Matching Contributions apply in the same manner to Roth Deferrals as they apply to Pre-Tax Deferrals.

(4)   Contribution timing. Except as described in Section 3.05 regarding a Safe Harbor 401(k) Plan, the time period that the Employer elects for computing its Matching Contributions does  not  require  that  the  Employer  actually  contribute  the Matching Contribution at any particular time. As to Matching Contribution    timing    and    the    ACP    test,    see    Section 4.10(C)(5)(e)(iii).

(5) Participating Employers.  If any  Participating Employers contribute Matching Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Matching Contribution formulas than the Signatory Employer; and (b) whether the Plan Administrator will allocate Matching Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Matching Contributions under this Section 3.03(A)(5) also applies to the allocation of any forfeiture attributable to Matching Contributions and which the Plan allocates to Participants.

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(B)  Regular Matching Contributions. If the Employer in its Adoption Agreement elects to make Matching Contributions, such contributions are Regular Matching Contributions unless: (i) the Employer in its Adoption Agreement elects to treat some or  all  Matching  Contributions  as  a  Plan-Designated  QMAC under Section 3.03(C)(1); or (ii) the Employer makes an Operational QMAC under Section 3.03(C)(2).

(1) Separate Account. The Plan Administrator will establish a separate Regular Matching Contribution Account for each Participant who receives an allocation of Regular Matching Contributions in accordance with Section 7.04(A)(1).

(C)  QMAC. The provisions of this Section 3.03(C) apply to QMAC contributions.

(1)   Plan-Designated QMAC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Matching Contributions as a QMAC ("Plan-Designated QMAC"). If the Employer elects any Plan-Designated QMAC, the Employer in its Adoption Agreement will elect whether to allocate the QMAC to all Participants or only to NHCE Participants.    The    Plan    Administrator    will    allocate    a Plan-Designated QMAC only to those Participants who have satisfied eligibility conditions under Article II to receive Matching Contributions (or if applicable, to receive QMACs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QMACs.

(2)   Operational QMAC. The Employer, to facilitate the Plan  Administrator's correction of  test  failures  under  Section 4.10, (or to lessen the degree of such failures), but only if the Plan  is  using  Current  Year  Testing,  also  may  make Discretionary Matching Contributions as QMACs to the Plan ("Operational QMAC"), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Matching Contributions or Plan-Designated QMACs. The Plan Administrator, in its discretion, will allocate the Operational QMAC, but will limit the allocation of any Operational QMAC only to some or all NHCEs who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator may allocate an Operational QMAC to any such NHCE Participants who are eligible to make (and who actually make)  Elective  Deferrals  or  Employee  Contributions  even  if such Participants have not satisfied any eligibility conditions under Article II applicable to Matching Contributions (including QMACs) or have not satisfied any allocation conditions under Section 3.06 applicable to Matching Contributions (or to QMACs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the "otherwise  excludible  employees"  rule  described  in  Section 4.06(C), the Plan Administrator also may limit the QMAC allocation to those NHCEs in any disaggregated plan which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan).

(3) Separate Account. The Plan Administrator will establish a separate QMAC Account for each Participant who receives an allocation of QMACs in accordance with Section 7.04(A)(1).

(D)  Matching  Catch-Up  Deferrals.  The  Employer  in  its 401(k) Plan Adoption Agreement must elect whether or not to match  any  Catch-Up  Deferrals if  the  Plan  permits  Catch-Up Deferrals. The Employer's election to match Catch-Up Deferrals will  apply  to  all  Matching  Contributions  or  will  specify  the Fixed Matching Contributions or Discretionary Matching Contributions  which  apply  to  the  Catch-Up  Deferrals. Regardless of the Employer's Adoption Agreement election, in a Safe Harbor 401(k) Plan, the Plan will apply the Basic Matching Contribution or Enhanced Matching Contribution to Catch-Up Deferrals and if the Plan will satisfy the ACP test safe harbor under Section 3.05(G), the Employer will apply any Additional Matching Contribution to Catch-Up Deferrals.

(E) Targeting  Limitations.  Matching  Contributions,  for nondiscrimination testing purposes, are subject to the targeting limitations in Section 4.10(D). The Employer will not make an Operational QMAC in an amount which exceeds the targeting limitations.

3.04 NONELECTIVE/EMPLOYER CONTRIBUTIONS. If the Employer elects to provide for Nonelective Contributions to a Profit Sharing Plan or 401(k) Plan (or if Section 3.04(C)(2) applies), or the Plan is a Money Purchase Pension Plan, the Plan Administrator will apply the provisions of this Section 3.04.

(A) Amount and Type. The Employer in its Adoption Agreement must elect the type and amount of Nonelective Contributions or other Employer Contributions.

(1) Discretionary  Nonelective  Contribution.  The Employer in its Adoption Agreement may elect to make Discretionary Nonelective Contributions.

(2) Fixed    Nonelective    or    other    Employer Contributions. The Employer in its Adoption Agreement may elect to make Fixed Nonelective Contributions or Money Purchase  Pension  Plan  Contributions.  The  Employer  must specify the time period to which any fixed contribution formula will apply (which is deemed to be the Plan Year if the Employer does not so specify) and must elect the allocation method which may  be  the  same  as  the  contribution  formula  or  may  be  a different allocation method under Section 3.04(B).

(a) Cash value of unused paid time off. The Employer in its Adoption Agreement may elect to make a Fixed Nonelective Contribution on behalf of each Participant who participates in the Employer's Paid Time Off Plan. Under this provision,   provided  such   amounts   are   Compensation   for purposes of Nonelective Contributions (including Post-Severance Compensation as applicable), the Employer will make a Nonelective Contribution in an amount equal to the cash equivalent of each Participant's unused paid time off, as the Employer determines such amount, at the end of the Plan Year or other period determined by the Employer on a uniform and nondiscriminatory basis. The contributions described in this Section 3.04(A)(2)(a) are Fixed Nonelective Contributions for all purposes under the Plan, including the allocation conditions described in Section 3.06(B) and (C), and the Vesting provisions described in Section 5.03.

(3)   Prevailing Wage Contribution. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to make fixed Employer Contributions pursuant to a Prevailing Wage Contract. In such event, the Employer's Prevailing Wage

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Contributions will be made in accordance with the Prevailing Wage Contract, based on hourly rate, employment category, employment  classification  and  such  other  factors  as  such contract  specifies.  The  Employer  in  its  Adoption  Agreement must elect whether to offset the Employer Contributions (which are not Prevailing Wage Contributions) to this Plan or to another Employer plan, by the amount of the Participant's Prevailing Wage Contributions. To offset any Employer Contribution, the Prevailing  Wage  Contribution  must  comply  with  any distribution restriction under Section 6.01(C)(4) otherwise applicable to the Employer Contribution being offset and the Plan Administrator must account for the Prevailing Wage Contribution accordingly. See Section 5.03(E) regarding vesting of Prevailing Wage Contributions.

(4) Participating Employers. If any  Participating Employers contribute Nonelective Contributions or other Employer  Contributions  to  the  Plan,  the  Employer  in  its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Nonelective/Employer   Contribution   formulas  under   Section 3.04(A) and allocation methods under Section 3.04(B) than the Signatory Employer; and (b) whether, under Section 3.04(B), the Plan Administrator will allocate Nonelective/Employer Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The  allocation  of  Nonelective/Employer  Contributions  under this Section 3.04(A)(4) also applies to the allocation of any forfeiture  attributable  to  Nonelective/Employer  Contributions and which the Plan allocates to Participants.

(B) Method of Allocation. The Employer in its Adoption Agreement must specify the method of allocating Nonelective Contributions or other Employer Contributions to the Trust. The Plan Administrator will apply this Section 3.04(B) by including in the allocation only those Participants who have satisfied the Plan's   allocation   conditions   under   Section   3.06,   if   any, applicable to the contribution. The Plan Administrator, in allocating a contribution under any allocation formula which is based  in  whole  or  in  part  on  Compensation,  will  take  into account  Compensation  under  Section  1.11  as  the  Employer elects in its Adoption Agreement and only will take into account the Compensation of the Participants entitled to an allocation. In addition, if the Employer has elected in its Adoption Agreement to define allocation Compensation over a time period which is less than a full Plan Year, the Plan Administrator will apply the allocation methods in this Section 3.04(B) based on Participant Compensation within the relevant time period.

(1)  Pro rata allocation formula. The Employer in its Adoption Agreement may elect a pro rata allocation formula. Under a pro rata allocation formula, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year (or other applicable period) bears to the total Compensation of all Participants for the Plan Year (or other applicable period).

(2) Permitted  disparity  allocation  formula.  The Employer in its Adoption Agreement may elect a two-tiered or a four-tiered permitted disparity formula, providing allocations described in (a) or (b) below, respectively. The Employer also may  elect  a  two-

tiered  permitted  disparity  formula  which changes to four-tiered in any Plan Year in which the Plan is top-heavy.

(a)   Two-tiered.

(i)  Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation plus Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this first tier, as a percentage of each Participant's Compensation plus Excess Compensation, must  not  exceed  the  applicable  percentage  (5.7%,  5.4%,  or 4.3%) listed under Section 3.04(B)(2)(c).

(ii)  Tier two. Under the second tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(b)   Four-tiered.

(i)  Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation. Solely for purposes of this first tier allocation, a "Participant" means, in addition to any Participant who satisfies the allocation conditions of Section 3.06 for the Plan Year, any other Participant entitled to a Top-Heavy Minimum Allocation.

(ii)  Tier two. Under the second tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Excess Compensation  (as   the  Employer  defines  that  term  in  its Adoption Agreement) for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

(iii) Tier three. Under the third tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the  Plan  Year.  The  allocation  under  this  third  tier,  as  a percentage of each Participant's Compensation plus Excess Compensation,  must  not  exceed  the  applicable  percentage (2.7%, 2.4%, or 1.3%) listed under Section 3.04(B)(2)(c).

(iv) Tier four. Under the fourth tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

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Defined Contribution Plan

(c)   Maximum disparity table. For purposes of the permitted  disparity  allocation  formulas  under  this  Section 3.04(B)(2), the applicable percentage is:

Integration level %	Applicable % for	Applicable % for
of Taxable Wage	2-tiered formula	4-tiered formula
Base

100%	5.7%	2.7%

More than 80% but less than 100%	5.4%	2.4%

More than 20% (but not less than $10,001) and not more than 80%	4.3%	1.3%

20% (or $10,000, if greater) or less	5.7%	2.7%

For this purpose, the Taxable Wage Base is the contribution and benefit base under Section 230 of the Social Security Act in effect at the beginning of the Plan Year.  The integration level is the uniform amount specified in the Employer’s Adoption Agreement.

(d)   Overall permitted disparity limits.

(i)   Annual overall permitted disparity limit. Notwithstanding Sections 3.04(B)(2)(a) and (b), for any Plan Year  the  Plan  benefits  any  Participant  who  benefits  under another qualified plan or under a simplified employee pension plan (as defined in Code §408(k)) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Plan Administrator will allocate Employer Contributions to the Account of each Participant in the same ratio that each Participant's Compensation bears to the total Compensation of all Participants for the Plan Year.

(ii) Cumulative permitted disparity limit. Effective for Plan Years beginning after December 31, 1994, the cumulative permitted disparity limit for a Participant is 35 total cumulative  permitted  disparity  years.  "Total  cumulative permitted disparity years" means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, the Plan Administrator will treat all years ending in the same calendar year as the same year. If the Participant has not benefited under a Defined Benefit Plan or under a target benefit plan of the Employer for any year beginning after December 31, 1993, the Participant does not have a cumulative permitted disparity limit.

For  purposes  of  this  Section  3.04(B)(2)(d),  a Participant "benefits" under a plan for any Plan Year during which the Participant receives, or is deemed to receive, a contribution  allocation   in accordance   with   Treas.  Reg. §1.410(b)-3(a).

(e)   Pro-ration of integration level. In the event that the Plan Year is less than 12 months and the Plan Administrator will allocate the Employer Contribution based on Compensation for the short Plan Year, the Plan Administrator will pro rate the integration level based on the number of months in the short Plan Year. The Plan Administrator will not pro rate the integration level in the case of: (i) a Participant who participates in the Plan for less than the entire 12 month Plan Year and whose allocation is based on Participating Compensation; (ii) a new Plan established mid-Plan Year, but with an Effective Date which is as of the beginning of the Plan Year; or (iii) a terminating Plan which bases allocations on Compensation through the effective date of the termination, but where the Plan Year continues for the balance of the full 12 month Plan Year.

(3)   Classifications allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to specify classifications of Participants to whom the Plan Administrator will allocate any Employer Contribution.

(a)   Classifications.  The  Employer  may   elect  to specify any number of classifications and a classification may consist of any number of Participants. The Employer also may elect to put each Participant in his/her own classification.

(b) Allocation of  contribution  within classifications. The Plan Administrator will apportion the Employer Contribution for a Plan Year to the classifications as the Employer designates in writing at the time that the Employer makes the contribution. If there is more than one Participant in a classification, the Plan Administrator will allocate the Employer Contribution for the Plan Year within each classification as the Employer elects in its Adoption Agreement which may be: (i) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Plan Year Compensation for all Participants within the same classification (pro rata); or (ii) the same dollar amount to each Participant within a classification.

(c)  Shifting  classifications  within  the  Plan Year. If a Participant during a Plan Year shifts from one classification to another, the Plan Administrator will apportion the Participant's allocation for each classification pro rata based on the Participant's Compensation for the part of the Plan Year the Participant was a member of the classification, unless the Employer in Appendix B: (i) specifies apportionment based on the number of months or days a Participant spends in a classification; or (ii) elects that the Employer in a nondiscriminatory manner will direct the Plan Administrator as to which classification the Participant will participate in during that entire Plan Year.

(4)   Super-integrated allocation formula. The Employer in its Volume Submitter Plan may elect a super-integrated allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in accordance with the tiers of priority that the Employer elects in its Adoption Agreement. The Plan Administrator will not allocate to the tier with the next lower priority until the Employer has contributed an amount sufficient to maximize the allocation under the immediately preceding tier.

(5)  Age-based allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect an

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Defined Contribution Plan

age-based allocation formula. The Plan Administrator will allocate  the Employer  Contribution  for  the  Plan  Year  in  the same ratio that each Participant's Benefit Factor for the Plan Year bears to the sum of the Benefit Factors of all Participants for the Plan Year. As such, the total employer contribution will be allocated to each Participant sharing in the allocation such that the equivalent benefit accrual rate for each such Participant is identical.

(a) Definition of Benefit Factor. A Participant's Benefit Factor is his/her Compensation for the Plan Year multiplied by the Participant's Actuarial Factor.

(b)  Definition of Actuarial Factor. A Participant's Actuarial Factor is the factor that the Plan Administrator establishes based on the interest rate and mortality table the Employer elects in its Adoption Agreement. If the Employer elects to use the UP-1984 table, a Participant's Actuarial Factor is  the  factor  in  Table  I  of  Appendix  D  to  the  Adoption Agreement or is the product of the factors in Tables I and II of Appendix D to the Adoption Agreement if the Plan's Normal Retirement Age is not age 65. If the Employer in its Adoption Agreement elects to use a table other than the UP-1984 table, the Plan  Administrator  will  determine  a  Participant's  Actuarial Factor  in  accordance  with  the  designated  table  (which  the Employer will attach to the Adoption Agreement as a substituted Appendix D) and the Adoption Agreement elected interest rate.

(6)   Uniform points allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect a uniform points allocation formula. The Plan Administrator will allocate any Employer Contribution for a Plan Year in the same ratio that each Participant's points bear to the total points of all Participants   for   the   Plan   Year.   The   Plan   Administrator determines a Participant's points in accordance with the Employer's Adoption Agreement elections under which the Employer will elect to define points based on Years of Service, Compensation and/or age.

(7) Incorporation of fixed or Prevailing Wage Contribution formula. The Employer in its Adoption Agreement may elect to allocate Employer Contributions in accordance   with   the   Plan's   fixed   Employer   Contribution formula. In such event, the Plan Administrator will allocate the Employer Contributions for a Plan Year in accordance with the Fixed Nonelective or other Employer Contribution formula or in accordance with the Prevailing Wage Contribution formula the Employer has elected under Sections 3.04(A)(2) or (3).

(8) Money Purchase allocation formula. The Plan Administrator will allocate the Employer Contributions for a Plan Year to its Money Purchase Pension Plan as provided in the Employer's Adoption Agreement.

(C)  QNEC. The provisions of this Section 3.04(C) apply to QNEC contributions.

(1)   Plan-Designated QNEC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Nonelective Contributions as a QNEC ("Plan-Designated QNEC"). If the Employer elects any Plan-Designated QNECs, the Employer in its Adoption Agreement will elect whether to allocate a Plan-Designated QNEC to all Participants or only to NHCE Participants and the Employer in its Adoption Agreement also must elect a QNEC allocation method as follows: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method subject to the testing limitations of Section 3.04(C)(5). The Plan Administrator   will   allocate   a   QNEC   under   this   Section

3.04(C)(1) only to those Participants who have satisfied eligibility conditions under Article II to receive Nonelective Contributions (or if applicable, to QNECs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QNECs.

(2)   Operational QNEC. The Employer, to facilitate the Plan  Administrator's correction of  test  failures  under  Section 4.10, (or to lessen the degree of such failures), but only if the Plan  is  using  Current  Year  Testing,  also  may  make Discretionary Nonelective Contributions as QNECs to the Plan ("Operational QNEC"), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Nonelective Contributions or Plan-Designated QNECs. The Plan Administrator, in its discretion, will allocate the Operational QNEC, but will limit the allocation of any Operational QNEC only   to   some   or   all   NHCE   Participants   who   are   ADP Participants  or ACP  Participants  under  Sections  4.11(A)  and (B). The Plan Administrator operationally must elect whether to allocate an Operational QNEC to NHCE ADP Participants: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method; provided, that any QNEC allocation is subject to the limitations of Section 3.04(C)(5). The Plan Administrator may allocate an Operational  QNEC  to  any  NHCE  ADP  or  ACP  Participants even if such Participants have not satisfied any eligibility conditions under Article II applicable to Nonelective Contributions (including QNECs) or have not satisfied any allocation conditions under Section 3.06 applicable to Nonelective Contributions (or to QNECs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the "otherwise excludible employees" rule described in Section 4.06(C), the Plan Administrator also may limit the QNEC allocation to those NHCEs in any disaggregated "plan" which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan), The Employer may designate all or any part of its Prevailing Wage Contribution as a QNEC, provided that the Prevailing Wage Contribution qualifies as a QNEC.

(3)   Reverse QNEC allocation. Under the reverse QNEC allocation method, the Plan Administrator (subject to Section 3.06 if applicable), will allocate a QNEC first to the NHCE Participant(s) with the lowest Compensation for the Plan Year in an amount not exceeding the Annual Additions Limit for each Participant, with any remaining amounts allocated to the next highest paid NHCE Participant(s) not exceeding his/her Annual Additions Limit and continuing in this manner until the Plan Administrator has fully allocated the QNEC.

(4) Separate Account. The Plan Administrator will establish a separate QNEC Account for each Participant who receives an allocation of QNECs in accordance with Section 7.04(A)(1).

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Defined Contribution Plan

(5)   Anti-conditioning and targeting. The Employer in its Adoption Agreement and the Plan Administrator in operation may  not  condition  the  allocation  of  any  QNEC  under  this Section 3.04(C), on whether a Participant has made Elective Deferrals. The nondiscrimination testing of QNECs also is subject to the targeting limitations of Section 4.10(D). The Employer will not make an Operational QNEC in an amount which exceeds the targeting limitations.

(6)  Standardized Plan limitation. The Employer in its Standardized Plan may not elect a reverse QNEC allocation method or any similar QNEC allocation method even if such allocation would comply with Section 3.04(C)(5).

(D)  Qualified Replacement Plan. The Employer may establish or  maintain  this  Plan  as  a  qualified  replacement  plan  as described in Code §4980 under which the Plan may receive a Transfer from a terminating qualified plan the Employer also maintains. The Plan Administrator will credit the transferred amounts to a suspense account under the Plan and thereafter the Plan Administrator will allocate the transferred amounts under this Section 3.04(D) in the same manner as the Plan Administrator allocates Employer Nonelective Contributions.

3.05 SAFE  HARBOR  401(k)  CONTRIBUTIONS.  The Employer in its 401(k) Plan Adoption Agreement may elect to apply to its Plan the safe harbor provisions of this Section 3.05.

(A)  Prior Election and Notice/12 Month Plan Year. Except as otherwise provided in this Plan an Employer: (i) prior to beginning of the Plan Year to which the safe harbor provisions apply, must elect the safe harbor plan provisions of this Section 3.05; (ii) prior to the beginning of the Plan Year to which the safe harbor provisions apply, must satisfy the applicable notice requirements; and (iii) must apply the safe harbor provisions for the entire 12 month safe harbor Plan Year.

(1)   Short Plan Year. An Employer's Plan may be a Safe Harbor 401(k) Plan in a short Plan Year: (a) as provided in Sections 3.05(I)(3) or (5), relating to the initial safe harbor Plan Year; (b) if the Employer creates a short Plan Year by changing its Plan Year, provided that the Employer maintains the Plan as a Safe Harbor 401(k) Plan in the Plan Years both before and after   the   short   Plan   Year   as   described   in   Treas.   Reg. §1.401(k)-3(e)(3); or (c) if the short Plan Year is the result of the Employer's termination of the Plan under Section 3.05(I)(6).

(B)  Effect/Remaining Terms/Testing Status. The provisions of this Section 3.05 apply to an electing Employer notwithstanding any contrary provision of the Plan and all other remaining Plan terms continue to apply to the Employer's Safe Harbor  401(k)  Plan.  An  Employer  which  elects  and operationally satisfies the safe harbor provisions of this Section 3.05  is  not  subject  to  the  nondiscrimination  provisions  of Section 4.10(B) (ADP test). An electing Employer which provides for an Enhanced Matching Contribution under Section 3.05(E)(6)  or  for  Additional  Matching  Contributions  under Section 3.05(F) is subject to the nondiscrimination provisions of Section 4.10(C) (ACP test), unless the Employer elects in its Adoption   Agreement   to  apply   the   ACP   test   safe   harbor described in Section 3.05(G). If the Plan is a Safe Harbor 401(k) Plan, for purposes of testing in future (non-safe harbor) Plan Years, the Plan in the safe harbor Plan Year is deemed to be using Current Year Testing as to the

ADP test and is deemed to be using Current Year Testing for the ACP test if the Plan in the safe harbor Plan Year satisfies the ACP test safe harbor. If a Safe Harbor 401(k) Plan is subject to Sections 3.05(I)(1) or (2), the Plan in such Plan Year is deemed to be using Current Year Testing for both the ADP and ACP tests.

(C) Compensation for Allocation. In allocating Safe Harbor Contributions   and   Additional   Matching   Contributions   that satisfy the ACP test safe harbor under Section 3.05(G) and for Elective   Deferral   allocation   under   this   Section   3.05,   the following provisions apply:

(1)   Safe Harbor and Additional Matching allocation. For purposes of allocating the Employer's Safe Harbor Contributions and ACP test safe harbor Additional Matching Contributions, if any, Compensation is limited as described in Section 1.11(E) and Employer must elect under its Adoption Agreement a nondiscriminatory definition of Compensation as described in Section 1.11(F). The Employer in its Adoption Agreement may not elect to limit NHCE Compensation to a specified  dollar  amount,  except  as  required  under  Section 1.11(E).

(2)  Deferral allocation. An Employer in its Adoption Agreement may elect to limit the type of Compensation from which a Participant may make an Elective Deferral to any reasonable definition. The Employer in its Adoption Agreement also may elect to limit the amount of a Participant's Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount, provided each Eligible NHCE Participant may make Elective Deferrals in an amount sufficient to receive the maximum Matching Contribution, if any, available under the Plan and may defer any lesser amount. However, a Participant may not make Elective Deferrals in the event that the Participant is suspended from doing so under Section 6.07(A)(2), relating to hardship distributions or to the extent that the allocation would exceed  a  Participant's  Annual  Additions  Limit  in  Section 4.05(B) or the maximum Deferral Limit in Section 4.10(A). If the Plan permits Roth Deferrals in addition to Pre-Tax Deferrals, Elective Deferrals for purposes of Section 3.05 includes both Roth Deferrals and Pre-Tax Deferrals.

(D) "Early"  Elective  Deferrals/Delay  of  Safe  Harbor Contribution. If the Employer in its Adoption Agreement elects any   age   and   service   eligibility   requirements   for   Elective Deferrals that are less than age 21 and one Year of Service (with one Year of Service being defined as completion of 1,000 Hours of Service during the relevant Eligibility Computation Period), the Employer in its Adoption Agreement may elect to apply the OEE rule described in Section 4.06(C) to the Safe Harbor Contributions. If the Employer so elects, then (1) Only those Participants who are Includible Employees will receive the Safe Harbor Contributions; (2) the disaggregated plan which covers the Includible Employees is a Safe Harbor 401(k) Plan under this Section 3.05; (3) the Plan Administrator will perform the ADP (and ACP) tests as necessary for the disaggregated plan which covers the Otherwise Excludible Employees, as provided in  Section   4.06(B)(1).   If   the   Employer   in   its   Adoption Agreement has elected "Participating Compensation" for allocating Nonelective Contributions or Matching Contributions (as applicable), the Plan Administrator, in allocating the Safe Harbor Contribution for the Plan Year in which a Participant crosses over to the Includible Employees group, will count

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Compensation and Elective Deferrals only on and following the Cross-Over  Date.  See  Section  4.06(C)  for  the  definitions  of "OEE rule," "Includible Employees," "Otherwise Excludible Employees," and "Cross-Over Date." Nothing in this Section 3.05(D) affects the obligation of the Employer under Article X in the event that the Plan is top-heavy, to provide a Top-Heavy Minimum   Allocation   for   Non-Key   Employee   Participants. Under this Section 3.05(D), eligibility for Additional Matching Contributions and for Nonelective Contributions which are not Safe Harbor Nonelective Contributions is controlled by the Employer's Adoption Agreement elections and is not necessarily limited to age 21 and one Year of Service as is the case for Safe Harbor Contributions. However, as to ACP test safe harbor treatment for Additional Matching Contributions, see Section 3.05(F)(2).

(E)  Safe Harbor Contributions/ADP Test Safe Harbor. An Employer which elects under this Section 3.05(E) to apply the safe harbor provisions, must satisfy the ADP test safe harbor contribution requirement under either Code §401(k)(12) or Code §401(k)(13) by making a Safe Harbor Contribution to the Plan. Except as otherwise provided in this Section 3.05, the Employer must make its Safe Harbor Contributions (and any Additional Matching Contributions which will satisfy the ACP test safe harbor), no later than twelve months after the end of the Plan Year to which such contributions are allocated. If the Employer satisfies this Section 3.05(E) and the remaining applicable provisions of Section 3.05, Elective Deferrals are not subject to nondiscrimination testing under Section 4.10(B) (ADP test). The Employer  in  its  Adoption  Agreement  may  elect  to  apply forfeitures toward satisfaction of the Employer's required Safe Harbor Contribution.

(1)  Definition of Safe Harbor Contribution. A Safe Harbor Contribution is a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement and includes a QACA Safe Harbor Contribution.

(2) Definition    of    Safe    Harbor    Nonelective Contribution. A Safe Harbor Nonelective Contribution is a Fixed  Nonelective  Contribution  in  an  amount  the  Employer elects in its Adoption Agreement, which must equal at least 3% of each Participant's Compensation unless the Employer elects to limit Safe Harbor Nonelective Contributions to NHCEs under Section 3.05(E)(9) or unless Section 3.05(D) applies. A Safe Harbor Nonelective Contribution is a QNEC, except that the Employer  in  its  Adoption  Agreement  may  elect  to  apply  a QACA vesting schedule to a Safe Harbor Nonelective Contribution the Employer makes to a QACA.

(3)   Definition of Safe Harbor Matching Contribution. A Safe Harbor Matching Contribution is a Basic Matching Contribution, a QACA Basic Matching Contribution, or an Enhanced  Matching  Contribution.  Under  a  Safe  Harbor Matching Contribution an HCE may not receive a greater rate of match at any level of Elective Deferrals than any NHCE. A Safe Harbor Matching Contribution is a QMAC, except that the Employer  in  its  Adoption  Agreement  may  elect  to  apply  a QACA vesting schedule to a QACA Basic Matching Contribution or to an Enhanced Matching Contribution the Employer makes to a QACA.

(4)   Definition of Basic Matching Contribution. A Basic Matching Contribution is a Fixed Matching Contribution equal to  100%  of  a  Participant's  Elective  Deferrals  which  do  not exceed 3% of Compensation, plus 50% of Elective Deferrals which exceed 3%, but do not exceed 5% of Compensation.

(5)   Definition of QACA Basic Matching Contribution. A QACA Basic Matching Contribution is a Fixed Matching Contribution equal to 100% of a Participant's Elective Deferrals which do not exceed 1% of Compensation, plus 50% of Elective Deferrals which exceed 1%, but do not exceed 6% of Compensation.

(6)   Definition of Enhanced Matching Contribution. An Enhanced Matching Contribution is a Fixed Matching Contribution   made   in   accordance   with   any   formula   the Employer elects in its Adoption Agreement under which: (a) at any rate of Elective Deferrals, a Participant receives a Matching Contribution which is at least equal to the match the Participant would receive under the Basic Matching Contribution formula or under the QACA Basic Matching Contribution formula, as applicable; and (b) the rate of match does not increase as the rate of Elective Deferrals increases.

(7)   Time   period   for   computing/contributing   Safe Harbor Matching Contribution.

(a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer's Safe Harbor Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Safe Harbor Matching Contribution based on the Plan Year.

(b)   Contribution deadline. If the Employer elects to compute its Safe Harbor Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Safe Harbor Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Safe Harbor Matching Contribution was made. If the Employer fails to  contribute  by  the  foregoing  deadline,  the  Employer  will correct the operational failure by contributing the Safe Harbor Matching Contribution as soon as is possible and also will contribute Earnings on the Contribution. See Section 7.08. If the time period for computing the Safe Harbor Matching Contribution is the Plan Year, the Employer must contribute the Safe Harbor Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Safe Harbor Contribution is allocated.

(8)   No  allocation  conditions.  The  Plan  Administrator must allocate the Employer's Safe Harbor Contribution without regard to the Section 3.06 allocation conditions, if any, the Employer has elected as to non-Safe Harbor Contributions.

(9)   NHCEs must receive allocation; further election of allocation group. Subject to Section 3.05(D), the Plan Administrator must allocate the Safe Harbor Contribution to NHCE Participants, which for purposes of Section 3.05 means NHCEs who are eligible to make Elective Deferrals. The Employer in its Adoption Agreement, must elect whether to

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Defined Contribution Plan

allocate Safe Harbor Contributions: (a) to all Participants; (b) only to NHCE Participants; or (c) to NHCE Participants and to designated HCE Participants. The Employer in its Adoption Agreement also may elect to exclude Collective Bargaining Employees from the allocation of Safe Harbor Contributions.

(10) 100%       vesting/distribution       restrictions.       A Participant's Account Balance attributable to Safe Harbor Contributions: (a) at all times is 100% Vested, unless the Employer maintains a QACA and elects in its Adoption Agreement to apply a QACA vesting schedule; and (b) is subject to    the    distribution    restrictions    described    in    Section

6.01(C)(4)(b).

(11) Possible application of ACP test. If the Plan's sole Matching Contribution is a Basic Matching Contribution or a QACA Basic Matching Contribution, the Basic Matching Contribution or QACA Basic Matching Contribution is not subject to nondiscrimination testing under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement must elect whether to satisfy the ACP test safe harbor amount limitations under Section 3.05(G) with respect to the Employer's Enhanced Matching Contributions or to test its Enhanced Matching Contributions under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement may elect to test Enhanced Matching Contributions using Current Year Testing or Prior Year Testing.

(12) Application to other allocations/testing. Except as the Employer otherwise elects in Appendix B and as described below as to permitted disparity, any Safe Harbor Nonelective Contributions   will   be   applied   toward   (offset)   any   other allocation to a Participant of a non-Safe Harbor Nonelective Contribution. An Employer electing to apply the general nondiscrimination test under Section 4.06(C), may include Safe Harbor Nonelective Contributions in applying the general test. An Employer which has elected in its Adoption Agreement to apply permitted disparity in allocating the Employer's Nonelective Contributions made in addition to Safe Harbor Nonelective Contributions may not include within the permitted disparity formula allocation any of the Employer's Safe Harbor Nonelective Contributions.

(13) Contribution to another plan. An Employer in its Adoption Agreement may elect to make the Safe Harbor Contribution to another Defined Contribution Plan the Employer maintains provided: (a) this Plan and the other plan have the same Plan Years; (b) each Participant eligible for Safe Harbor Contributions under this Plan is eligible to participate in the other plan; and (c) the other plan provides that 100% vesting and the distribution restrictions under Section 6.01(C)(4)(b) apply to the Safe Harbor Contribution Account maintained within the other plan. An Employer cannot apply any Safe Harbor Contributions to satisfy the 401(k) safe harbor requirements in more than one plan.

(F)  Additional Matching Contributions. The Employer in its Adoption Agreement may elect to make Additional Matching Contributions to its safe harbor Plan under this Section 3.05(F).

(1)  Definition of Additional Matching Contributions. Additional Matching Contributions are Fixed or Discretionary Matching Contributions ("Fixed Additional Matching Contributions" or "Discretionary Additional Matching

Contributions") the Employer makes to its Safe Harbor 401(k) Plan (including a Safe Harbor 401(k) Plan the Employer elected into during the Plan Year under Section 3.05(I)(1)) and are not Safe Harbor Matching Contributions. Additional Matching Contributions are in addition to whatever type of Safe Harbor Contributions the Employer makes to satisfy the ADP test safe harbor under Section 3.05(E). If the Employer under Section 3.05(I)(1) does not elect into the safe harbor as of a Plan Year, any   Matching   Contributions   for   that   Plan   Year   are   not Additional Matching Contributions and as such cannot qualify for the ACP test safe harbor.

(2)   Safe harbor or testing. The Employer in its Adoption Agreement   must   elect   whether   to   subject   the   Additional Matching  Contributions  to  the  ACP  test  safe  harbor requirements of Section 3.05(G), or for the Plan Administrator to test the Additional Matching Contributions (and any Safe Harbor Matching Contribution) for nondiscrimination under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement may elect to test Additional Matching Contributions (and  any  Safe  Harbor  Matching  Contribution)  using  Current Year Testing or Prior Year Testing. See Section 3.05(I)(1)(a) with  regard  to  ACP  testing  Matching  Contributions  in connection with the maybe notice.

(3) Eligibility, vesting, allocation conditions and distributions. The Employer must elect in its Adoption Agreement  the  eligibility  conditions,  vesting  schedule, allocation conditions and distribution provisions applicable to the Employer's Additional Matching Contributions. To satisfy the ACP test safe harbor under Section 3.05(G), any allocation conditions the Employer otherwise elects in its Adoption Agreement do not apply to Additional Matching Contributions. However, regardless of whether the Employer elects to treat the Additional Matching Contributions as being subject to the ACP test safe harbor, the Employer may elect: (a) to apply a vesting schedule to the Additional Matching Contributions; and (b) to treat the Additional Matching Contributions Account as not subject    to    the    distribution    restrictions    under    Section 6.01(C)(4)(b). If the Employer wishes to apply the ACP test safe harbor  to  Additional  Matching  Contributions,  the  Employer must not elect eligibility conditions applicable to the Additional Matching Contribution which exceed age 21 and one Year of Service and the Employer must elect eligibility conditions which are the same as it elects for the Safe Harbor Contribution.

(4)   Time period for computing/contributing Additional Matching Contributions.

(a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer's Additional Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Additional Matching Contribution based on the Plan Year.

(b)   Contribution deadline. This Section 3.05(F)(4)(b) applies if the Employer in its Adoption Agreement elects to apply the ACP test safe harbor under Section 3.05(G) to its Additional Matching Contributions. If the Employer elects to compute its Additional Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Additional Matching Contributions to the Plan no later than the

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end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Additional Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Additional Matching Contribution as soon as is possible and will also contribute Earnings on the Contribution. See Section 7.08. If the Employer elects to apply the ACP test safe harbor and elects the Plan Year as the time period for computing the Additional Matching Contribution, the Employer must contribute the Additional  Matching  Contribution  to  the  Plan  no  later  than twelve months after the end of the Plan Year to which the Additional Matching Contribution is allocated.

(G) ACP test safe harbor. The Employer in its Adoption Agreement will elect whether (i) to apply the amount limitations under this Section 3.05(G) in order to comply with the ACP test safe harbor as described in this Section 3.05(G); or (ii) the Plan Administrator must test all Matching Contributions under the ACP test unless the Plan's only Matching Contribution is a Basic Matching  Contribution  or  a  QACA  Basic  Matching Contribution. If the Employer elects to test, the Employer also will elect whether to perform the ACP test using Current Year or Prior Year Testing.

(1)   Amount limitations. Under the ACP test safe harbor: (a) the Employer may not make Matching Contributions as to a Participant's Elective Deferrals which exceed 6% of the Participant's Plan Year Compensation; (b) the amount of any Discretionary Additional Matching Contribution allocated to any Participant may not exceed 4% of the Participant's Plan Year Compensation; (c) the rate of Matching Contributions may not increase as the rate of Elective Deferrals increases; and (d) an HCE may not receive a rate of match greater than any NHCE (taking    into    account    HCE    aggregation    under    Section 4.10(C)(6)).

(2)   No partial ACP test safe harbor. If the Employer's Plan has more than one Matching Contribution formula, each Matching Contribution formula must satisfy the ACP test safe harbor or the Plan Administrator must test all of the Employer's Matching Contributions together under Section 4.10(C) (ACP test).

(3) Employee Contributions. If the Employer in its Adoption Agreement has elected to permit Employee Contributions under the Plan: (a) any Employee Contributions do not satisfy the ACP test safe harbor and the Plan Administrator must test the Employee Contributions under Section 4.10(C) (ACP test) using Current Year Testing unless the Employer elects in its Adoption Agreement to apply Prior Year   Testing;   and   (b)   if   the   Employer   in   its   Adoption Agreement elects to match the Employee Contributions, the Plan Administrator  in  applying  the  6%  amount  limit  in  Section 3.05(G)(1) must aggregate a Participant's Elective Deferrals and Employee Contributions which are subject to the 6% limit.

(H)  Safe Harbor Notice. The Plan Administrator must provide a safe harbor notice to each Participant a reasonable period prior to each Plan Year for which the Employer in its Adoption Agreement has elected to apply the safe harbor provisions.

(1)   Deemed reasonable notice. The Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the safe harbor notice at least 30 days and not more than 90 days prior to the beginning of the safe harbor Plan Year.

(2)   Mid-year notice/new Participant or Plan. If: (a) an Employee becomes eligible to participate in the Plan during a safe harbor Plan Year, but after the Plan Administrator has provided the annual safe harbor notice for that Plan Year; (b) the Employer adopts mid-year a new Safe Harbor 401(k) Plan; or (c) the Employer amends mid-year its existing Profit Sharing Plan to add a 401(k) feature and also elects safe harbor status, the Plan Administrator must provide the safe harbor notice a reasonable period (with 90 days being deemed reasonable) prior to and no later than the Employee's Entry Date. However, if it is not practicable for the Plan Administrator to provide the notice on or before the date an Employee becomes a Participant, then the Plan nonetheless will treat the notice as provided timely if the Plan Administrator provides the notice as soon as practicable after that date and the Participant is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(3) Content. The safe harbor notice must provide comprehensive information regarding the Participants' rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant. The Plan Administrator's notice must satisfy the content requirements of Treas. Reg. §1.401(k)-3(d).

(4)   Election following notice. A Participant may make or modify  a  Salary  Reduction  Agreement  under  the  Employer's Safe Harbor 401(k) Plan for 30 days following receipt of the safe harbor notice, or if greater, for the period the Plan Administrator specifies in the Salary Reduction Agreement.

(5)   Additional QACA notice requirements. If the Plan is a QACA, in addition to the other requirements of this Section 3.05(H),  the  Employer  must  provide  the  initial  QACA  safe harbor  notice  sufficiently  early  so  that  a  Participant  has  a reasonable period after receiving the notice and before the first Automatic Deferral (see Section 3.02(B)(3)(a)(i)) to make a Contrary Election and, as applicable, to make an election as to the investment of his/her Account. In addition, the notice will state: (a) the Automatic Deferral Percentage that will apply in absence of the Participant's Contrary Election; (b) the Participant's right under a Contrary Election to elect not to have any Automatic Deferral made on the Participant's behalf or to elect to make Elective Deferrals in a different amount or percentage of Compensation; and (c) how the Plan will invest the Automatic Deferrals in the event that the Plan permits Participant-Directed  Accounts,  and  the  Participant  does  not make an investment election.

(I)   Mid-Year Changes in Safe Harbor Status.

(1) Contingent ("maybe") notice and supplemental notice-delayed election of Safe Harbor Nonelective Contributions. The Employer during any Plan Year may elect for its Plan to become a Safe Harbor 401(k) Plan under this Section 3.05(I)(1) for that Plan Year, provided: (i) the Plan is using Current Year Testing; (ii) the Employer elects to satisfy the Safe Harbor Contribution requirement using the Safe Harbor

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Nonelective Contribution; (iii) the Employer amends the Plan to add such Safe Harbor Contribution not later than 30 days prior to the end of the Plan Year, computed with regard to the entire Plan Year; and (iv) the Plan Administrator provides a notice ("maybe notice") to Participants prior to the beginning of the Plan Year for which the safe harbor amendment may become effective, that the Employer later may elect to become a Safe Harbor 401(k) Plan for that Plan Year using the Safe Harbor Nonelective Contribution and that if the Employer does so, the Plan Administrator will provide a supplemental notice to Participants at least 30 days prior to the end of that Plan Year informing Participants of the Employer's election to provide the Safe Harbor Nonelective Contribution for that Plan Year. The Employer elects into the safe harbor by timely giving the supplemental notice and by amending the Plan as described above and thereby elects not to be subject to the ADP test, regardless of the Employer's Adoption Agreement Elections. Except as otherwise specified, the Participant notices described in this Section 3.05(I)(1) also must satisfy the requirements applicable to safe harbor notices under Section 3.05(H).

(a)   Effect on Additional Matching Contributions. If  the  Employer  gives  a  maybe  notice  under  this  Section 3.05(I)(1), and then gives the supplemental notice electing into the ADP  test  safe  harbor  for  the  Plan  Year,  any  Additional Matching  Contribution  the  Employer  elects  in  its  Adoption Agreement will be subject to the ACP test safe harbor regardless of the Employer's Adoption Agreement Elections, unless one or more Matching Contributions, as described in the Adoption Agreement, fails to satisfy the limitations of Sections 3.05(G)(1) and (2). If the Employer does not give a supplemental notice, or any Matching Contribution fails to satisfy such limitations, any Matching Contributions are not Additional Matching Contributions in that Plan Year and the Plan Administrator will test  all  such  Matching  Contributions  under  Section  4.10(C) (ACP test) using Current Year Testing.

(2)  Exiting Safe Harbor Contributions. The Employer may amend its Safe Harbor 401(k) Plan during a Plan Year to reduce or eliminate prospectively, any or all Safe Harbor Matching Contributions or Additional Matching Contributions, or Safe Harbor Nonelective Contributions, provided: (a) the Plan Administrator  provides  a  notice  to  the  Participants  which explains the effect of the amendment, specifies the amendment's Effective Date and informs Participants they will have a reasonable opportunity to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; (b) Participants have a reasonable opportunity and period prior to the Effective Date of the amendment to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; (c) the amendment is not effective earlier than the later of: (i) 30 days after the Plan Administrator gives notice of the amendment; or (ii) the date the Employer adopts the amendment  and  (d)  the  employer  otherwise  complies  with Treas.   Reg.   1.401(k)-3(g)   and,   if  applicable,   Treas.   Reg. §1.401(m)-3(h). An Employer which amends its Safe Harbor 401(k) Plan to eliminate or reduce any Matching Contribution or the Nonelective Contribution under this Section 3.05(I)(2), effective during the Plan Year, must continue to apply all of the safe   harbor   requirements   of   this   Section   3.05   until   the amendment becomes effective and also must apply for the entire Plan Year, using Current Year Testing, the nondiscrimination test under Section 4.10(B) (ADP test) and the nondiscrimination test under Section 4.10(C) (ACP test). However, any Employer which  eliminates  only  an  Additional  Matching  Contribution does not need to test under the ADP test provided that the Plan still satisfies the ADP test safe harbor.

(3)  Amendment of non-401(k) Plan into safe harbor status.  An  Employer  maintaining  a  Profit  Sharing  Plan  or pre-ERISA Money Purchase Pension Plan, during a Plan Year, may  amend  prospectively  its  Plan  to  become  a  Safe  Harbor 401(k) Plan provided: (a) the Employer's Plan is not a Successor Plan; (b) the Participants may make Elective Deferrals for at least 3 months during the Plan Year; (c) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the 401(k) arrangement; and (d) the Plan commencing on the Effective Date of the amendment (or such earlier date as the Employer will specify in its Adoption Agreement), satisfies all of the safe harbor requirements of this Section 3.05.

(4)  Amendment to add Roth Deferrals or Beneficiary Hardship Distributions. The Employer during any Plan Year may   amend   its   Safe   Harbor   401(k)   Plan   to:   (a)   permit Participants  to  make  Roth  Deferrals,  as  defined  in  Section 1.21(B),   and   subject   to   Section   3.02(E)   and   other   Plan provisions as applicable; or (b) to add a Beneficiary hardship distribution provision under Section 6.07(H).

(5)   New Plan/new Employer. An Employer (including a new Employer) may establish a new Safe Harbor 401(k) Plan which is not a Successor Plan, provided; (a) the Plan Year is at least 3 months long; (b) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the Plan; and (c) the Plan commencing on the Effective Date of the Plan satisfies all of the safe harbor requirements of this Section 3.05. If the Employer is new, the Plan Year may be less than 3 months provided the Plan is in effect as soon after the Employer is established as it is administratively feasible for the Employer to establish the Plan.

(6)   Plan  termination.  An  Employer  may  terminate  its Safe Harbor 401(k) Plan mid-Plan Year in accordance with Article XI and this Section 3.05(I)(6).

(a)   Acquisition/disposition or substantial business hardship. If the Employer terminates its Safe Harbor 401(k) Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code §410(b)(6)(C), or if termination is on account the Employer's substantial business hardship, within the meaning of Code §412(c), the Plan remains a Safe Harbor 401(k) Plan for the short Plan Year provided that the Employer satisfies this Section 3.05 through the Effective Date of the Plan termination.

(b)   Other termination. If the Employer terminates its  Safe  Harbor  401(k)  Plan  for  any  reason  other  than  as described in Section 3.05(I)(6)(a), and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 3.05(I)(2), except that the Employer need not provide Participants with the right to change their Salary Reduction Agreements.

(J) Qualified   Automatic   Contribution   Arrangement (QACA). If the Employer under Section 3.02(B)(3) elects in its

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Adoption  Agreement  to  apply  the  QACA  provisions,  this Section 3.05(J) also applies. Except as modified in this Section 3.05(J), the safe harbor provisions of this Section 3.05 apply to the QACA.

(1)   QACA Safe Harbor Contributions. The Employer will provide Safe Harbor Contributions as specified in its Adoption   Agreement   to   the   Participants   specified   in   the Adoption Agreement. Compensation for purposes of allocating QACA Safe Harbor Contributions means as described in Section 3.05(C)(1).

(2)  Vesting and Distributions. A Participant's Account Balance attributable to QACA Safe Harbor Contributions is subject to: (a) vesting as the Employer elects in its Adoption Agreement; and (b) the distribution restrictions under Section 6.01(C)(4)(b) that apply to Safe Harbor Contributions.

3.06 ALLOCATION CONDITIONS. The Employer in its Adoption Agreement will elect the allocation conditions, if any, which the Plan Administrator will apply in allocating Employer Contributions (except for those contributions described below) and in allocating forfeitures allocated as an Employer Contribution under the Plan.

(A)  Contributions Not Subject to Allocation Conditions. The Employer may not elect to impose any allocation conditions on: (1) Elective Deferrals; (2) Safe Harbor Contributions; (3) Additional  Matching  Contributions  to  which  the  Employer elects to apply the ACP test safe harbor; (4) Employee Contributions; (5) Rollover Contributions; (6) Designated IRA Contributions; (7) SIMPLE Contributions; or (8) Prevailing Wage Contributions. The Plan Administrator also may elect under Sections 3.03(C)(2) and 3.04(C)(2), not to apply to any Operational QMAC or Operational QNEC any allocation conditions otherwise applicable to Matching Contributions (including QMACs) or to Nonelective Contributions (including QNECs).

(B)  Conditions. The Employer in its Adoption Agreement may elect to impose allocation conditions based on Hours of Service or employment at a specified time (or both), in accordance with this  Section  3.06(B).  The  Employer  may  elect  to  impose different  allocation  conditions  to  different  Employer Contribution  Types  under  the  Plan.  A  Participant  does  not accrue an Employer Contribution or forfeiture allocated as an Employer Contribution with respect to a Plan Year or other applicable period, until the Participant satisfies the allocation conditions for that Employer Contribution Type.

(1)   Hours of Service requirement. Except as required to satisfy the Top-Heavy Minimum Allocation, the Plan Administrator will not allocate any portion of an Employer Contribution for a Plan Year to any Participant's Account if the Participant does not complete the applicable minimum Hours of Service (or consecutive calendar days of employment under the Elapsed Time Method) requirement the Employer specifies in its Adoption Agreement for the relevant period.

(a) 1,000  HOS  in  Plan  Year/other  HOS requirement. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to complete: (i) 1,000 Hours of Service during the Plan Year (or to be employed for at least 182 consecutive calendar days under the Elapsed Time Method); (ii) a specified number of Hours of Service during the Plan Year which is less than 1,000 Hours of Service; or (iii) a specified number of Hours of Service within the time period the Employer elects in its Adoption Agreement, but not exceeding 1,000 Hours of Service in a Plan Year.

(b) 501  HOS/terminees.  The  Employer  in  its Adoption Agreement may elect to require a Participant to complete during a Plan Year 501 Hours of Service (or to be employed for at least 91 consecutive calendar days under the Elapsed Time Method) to share in the allocation of Employer Contributions for that Plan Year where the Participant is not employed by the Employer on the last day of that Plan Year, including the Plan Year in which the Employer terminates the Plan.

(c)  Short Plan Year or allocation period. This Section 3.06(B)(1)(c) applies to any Plan Year or to any other allocation time period under the Adoption Agreement which is less than 12 months, where in either case, the Employer creates a short allocation period on account of a Plan amendment, the termination of the Plan or the adoption of the Plan with an initial short Plan Year. In the case of any short allocation period, the Plan Administrator will prorate any Hour of Service requirement based on the number of days in the short allocation period divided by the number of days in the normal allocation period, using 365 days in the case of Plan Year allocation period. The Employer in Appendix B may elect not to pro-rate Hours of Service in any short allocation period or to apply a monthly pro-ration method.

(2)   Last day requirement.

(a)   Standardized Plan. If the Plan is a Standardized Plan, a Participant who is employed by the Employer on the last day of a Plan Year will share in the allocation of Employer Contributions for that Plan Year without regard to the Participant's Hours of Service completed during that Plan Year.

(b)   Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to be employed by the Employer on the last day of the Plan Year or other specified period or on a specified date. If the Plan is a Nonstandardized or Volume Submitter Money Purchase Pension Plan, the Plan expressly  conditions  Employer  Contribution  allocations  on  a Participant's employment with the Employer on the last day of the  Plan  Year  for  the  Plan  Year  in  which  the  Employer terminates or freezes the Plan, even if the Employer in its Adoption  Agreement  did  not  elect the  "last  day  of  the  Plan Year" allocation condition.

(C)  Time Period. The Employer in its Adoption Agreement will elect the time period to which the Plan Administrator will apply any allocation condition. The Employer may elect to apply the same time period to all Contribution Types or to elect a different time period based on Contribution Type.

(D)  Death, Disability or Retirement Age. The Employer in its Adoption Agreement will elect whether any elected allocation condition applies or is waived for a Plan Year if a Participant

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incurs  a  Separation  from  Service  during  the  Plan  Year  on account of the Participant's death, Disability or attainment of Normal Retirement Age or Early Retirement Age in the current Plan Year or on account of the Participant's Disability or attainment of Normal Retirement Age or Early Retirement Age in a prior Plan Year. The Employer's election may be based on Contribution Type or may apply to all Contribution Types.

(E) No   Other   Conditions.   In   allocating   Employer Contributions under the Plan, the Plan Administrator will not apply any other allocation conditions except those the Employer elects in its Adoption Agreement or otherwise as the Plan may require.

(F) Suspension    of    Allocation    Conditions    in    a Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan will elect whether  to  apply  the  suspension  provisions  of  this  Section 3.06(F). If: (i) Section 3.06(F) applies; (ii) the Plan (or any component part of the Plan) in any Plan Year must perform coverage testing; and (iii) the Plan (or component part of the Plan) fails to satisfy coverage under the ratio percentage test under Treas. Reg. §1.410(b)-2(b)(2), the Plan suspends for that Plan Year any Plan (or component part of the Plan) allocation conditions in accordance with this Section 3.06(F). If the Plan Administrator must perform coverage testing, the Administrator will apply testing separately as required to each component part of the Plan after applying the aggregation and disaggregation rules under Treas. Reg. §§1.410(b)-6 and -7.

(1)   No average benefit test. If the Employer elects to apply this Section 3.06(F), the Plan Administrator may not apply the average benefit test under Treas. Reg. §1.410(b)-2(b)(3), to determine satisfaction of coverage or to correct a coverage failure, as to the Plan or to the component part of the Plan to which this Section 3.06(F) applies, unless the Plan or component still fails coverage after application of this Section 3.06(F). The restriction in this Section 3.06(F)(1) does not apply as to application of the average benefit test in performing nondiscrimination testing.

(2)   Methodology.  If  this  Section  3.06(F)  applies  for  a Plan Year, the Plan Administrator, in the manner described herein, will suspend the allocation conditions for the NHCEs who are included in the coverage test and who are Participants in the Plan (or component part of the Plan) but who are not benefiting  thereunder  (within  the  meaning  of  Treas.  Reg. §1.410(b)-3), such that enough additional NHCEs are benefiting under the Plan (or component part of the Plan) to pass coverage under the ratio percentage test. The ordering of suspension of allocation conditions is in the following priority tiers and if more than one NHCE in any priority tier satisfies the conditions for suspension (but all are not needed to benefit to pass coverage), the Plan Administrator will apply the suspension beginning first with the NHCE(s) in that suspension tier with the lowest Compensation during the Plan Year:

(a) Last day. Those NHCE(s) employed by the Employer on the last day of the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(b).

(b)   Latest  Separation.  Those  NHCE(s)  who  have the latest Separation from Service date during the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(c).

(c)   Most Hours of Service (more than 500). Those NHCE(s) with the greatest number of Hours of Service during the Plan Year but who have more than 500 Hours of Service.

(3)   Appendix B. The Employer in Appendix B may elect a different order of the suspension tiers, may elect to use Hours of Service (in lieu of Compensation) as a tiebreaker within any tier or may elect additional or other suspension tiers which are objective and not subject to Employer discretion.

(4)   Separate Application to Nonelective and Matching. If applicable under the Plan, the Employer in its Adoption Agreement will elect whether to apply this Section 3.06(F): (a) to  both  Nonelective  Contributions  and  to  Matching Contributions if both components fail the ratio percentage test; (b) only to Nonelective Contributions if this component fails the ratio percentage test; or (c) only to Matching Contributions if this component fails the ratio percentage test.

(G) Conditions  Apply  to  Re-Hired  Employees.  If  a Participant incurs a Separation from Service and subsequently is re-hired and resumes participation in the same Plan Year as the Separation from Service or in any subsequent Plan Year, the allocation conditions under this Section 3.06, if any, continue to apply to the re-hired Employee/Participant in the Plan Year in which he/she is re-hired, unless the Employer elects otherwise in Appendix B.

3.07 FORFEITURE  ALLOCATION.  The  amount  of  a Participant's Account forfeited under the Plan is a Participant forfeiture.  The Employer may direct the Administrator to use Forfeitures to reinstate previously forfeited Account balances of Participants,  if  any,  in  accordance  with  Section  5.07,  or  to satisfy any contribution that may be required pursuant to Section 7.07.

(A) Allocation Method. The Employer in its Adoption Agreement must specify the method or methods the Plan Administrator will apply to allocate forfeitures. If the Employer elects more than one method, unless the Employer designates a specific ordering in its Adoption Agreement, the Plan Administrator may allocate the forfeitures by applying one or more of such elected methods in any order as the Plan Administrator operationally may determine, until the forfeitures are fully allocated to the applicable forfeiture allocation Plan Year.

(1)   401(k) forfeiture source. If the Plan is a 401(k) Plan, the Employer in its Adoption Agreement may elect a different allocation method based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation method to all forfeitures.

(a) Attributable to Matching. A Participant's forfeiture is attributable to Matching Contributions if the forfeiture is: (i) from the non-Vested portion of a Matching

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Contribution Account forfeited in accordance with Section 5.07 or, if applicable, Section 7.07; (ii) a non-Vested Excess Aggregate Contribution (including Allocable Income) forfeited in  correcting  for  nondiscrimination  failures  under  Section

4.10(C); or (iii) an Associated Matching Contribution.

(b) Definition  of  Associated  Matching Contribution. An Associated Matching Contribution includes any Vested or non-Vested Matching Contribution (including Allocable Income) made as to Elective Deferrals or Employee Contributions the Plan Administrator distributes under Section 4.02(E) (Excess Amount), Section 4.10(A) (Excess Deferrals), Section  4.10(B)  (ADP  test),  Section  4.10(C)  (ACP  test)  or Section 7.08 relating to Plan correction.

(c)  Forfeiture  or  distribution  of  Associated Match. An Employee forfeits an Associated Matching Contribution unless the Matching Contribution is a Vested Excess Aggregate Contribution distributed in accordance with Section  4.10(C)  (ACP  test).  A  forfeiture  under  this  Section 3.07(A)(1)(c)  occurs  in  the  Plan  Year  following  the  Testing Year (unless the Employer in Appendix B elects that the forfeiture occurs in the Testing Year) and the forfeiture is allocated in the Plan Year described in Section 3.07(B). See Section 3.07(B)(1) as to nondiscrimination testing of allocated forfeitures.  In  the  event  of  correction  under  Section  7.08 resulting in forfeiture of Associated Matching Contributions, the forfeiture occurs in the Plan Year of correction.

(2)   Application of "reduce" option/excess forfeitures. If the Employer elects to allocate forfeitures to reduce Nonelective or Matching Contributions and the allocable forfeitures for the forfeiture allocation Plan Year described in Section  3.07(B)  exceed  the  amount  of  the  applicable contribution for that Plan Year to which the Plan Administrator would apply the forfeitures (or there are no applicable contributions  under  the  Plan),  the  Plan  Administrator  will allocate  the  remaining  forfeitures  in  the  forfeiture  allocation Plan Year. In such event, the Plan Administrator will allocate the remaining forfeitures to pay Plan expenses, as an additional Discretionary Nonelective Contribution or as a Discretionary Matching Contribution, as the Plan Administrator determines.

(3) Plan expenses. If the Employer in its Adoption Agreement elects to apply forfeitures to the payment of Plan expenses  under  Section  7.04(C),  the  Employer  must  elect  at least one additional allocation method so that if the Plan Administrator elects to first apply the forfeitures to the payment of Plan expenses, and the forfeitures exceed the Plan's expenses, the  Plan  Administrator  will  apply  any  remaining  forfeitures under the additional method the Employer has elected in its Adoption Agreement. The Plan Administrator may elect not to apply forfeitures to the payment of Plan expenses which are allocated   to   specific   Participant   accounts   under   Section 7.04(C)(2)(b).

(4) Safe harbor-top-heavy exempt fail-safe. If the Employer has a Safe Harbor 401(k) Plan which otherwise qualifies for exemption from the top-heavy requirements of Article X, the Employer in its Adoption Agreement may elect to limit the allocation of all Plan forfeitures in such a manner as to avoid inadvertent application of the top-heavy requirements on account  of  a  forfeiture  allocation.  If  the  Employer  in  its

Adoption Agreement elects this "fail-safe" provision, the Plan Administrator will allocate forfeitures in the following order of priority: (a) first to reduce Safe Harbor Contributions to the extent permitted by Section 3.07(A)(7); (b) then to reduce Fixed Additional  Matching  Contributions  if  any,  which  satisfy  the ACP test safe harbor under Section 3.05(G); and (c) then as Discretionary Additional Matching Contributions which satisfy the  ACP  test  safe  harbor  (without  regard  to  whether  the Employer in its Adoption Agreement has elected Discretionary Additional Matching Contributions). Notwithstanding the ordering rule of the preceding sentence, the Plan Administrator, either before or after applying the ordering rule, or any tier thereunder, may elect to allocate any forfeitures to pay Plan expenses. If the Employer elects to allocate forfeitures under this Section  3.07(A)(4),  the  Plan  Administrator  will  apply  this Section 3.07(A)(4) regardless of whether the Employer in any Plan Year actually satisfies all conditions necessary for the Plan to be top-heavy exempt. The Employer in Appendix B may elect to alter the forfeiture allocation ordering rules of this Section 3.07(A)(4).

(5)   No  allocation  to  Elective  Deferral  Accounts.  The Plan Administrator will not allocate forfeitures to any Participant's Elective Deferral Account, including his/her Roth Deferral Account.

(6)   Allocation under classifications. If the Employer in its Adoption Agreement has elected to allocate its Nonelective Contributions based on classifications of Participants, the Plan Administrator will allocate any forfeitures which under the Plan are allocated as additional Nonelective Contributions: (a) first to each classification pro rata in relation to the Employer's Nonelective Contribution to that classification for the forfeiture allocation Plan Year described in Section 3.07(B); and (b) second, the total amount of forfeitures allocated to each classification under (a) are allocated in the same manner as are the Nonelective Contributions to be allocated to that classification.

(7)   Limitation  on  forfeiture  uses.  Effective  for  plan years beginning after the adoption of the 2010 Cumulative List (Notice 2010-90) restatement, forfeitures cannot be used as QNECs, QMACs, Elective Deferrals, or Safe Harbor Contributions   (Code   §401(k)(12))   other  than   QACA   Safe Harbor Contributions (Code §401(k)(13)). However, forfeitures can be used to reduce Fixed Additional Matching Contributions which satisfy the ACP test safe harbor or as Discretionary Additional Matching Contributions.

(B) Timing (forfeiture allocation Plan Year). The Plan Administrator will allocate Participant forfeitures (including the Earnings thereon) no later than the last day of the Plan Year following the Plan Year in which the forfeiture occurs. See Sections 3.07(A)(1)(c), 5.07 and 7.07 as to when a forfeiture occurs. If the Employer in its Adoption Agreement elects to apply forfeitures to the payment of Plan expenses, the Plan Administrator,   consistent   with   this   election,   may   apply forfeitures to pay Plan expenses which the Plan incurs in the forfeiture  allocation  Plan  Year,  but  which  the  Plan Administrator pays within a reasonable time after the end of the forfeiture allocation Plan Year.

(1)   401(k) Plans/allocation timing and re-testing. If the Plan is a 401(k) Plan, the Employer may elect different

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allocation timing based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation timing to all forfeitures. If the 401(k) Plan is subject to the ACP test and allocates any forfeiture as a Matching Contribution, the following re-testing rules apply. If, under the Plan, the Plan Administrator will allocate the forfeiture in the same Plan Year in which the forfeiture occurs and the Plan Administrator runs the ACP test before the forfeiture allocation occurs, the Plan Administrator will not re-run the ACP test for the forfeiture allocation Plan Year. If the Plan Administrator allocates the forfeiture in the Plan Year which follows the Plan Year in which the forfeiture occurs, the Plan Administrator will include the allocated forfeiture in the ACP test for the forfeiture allocation Plan Year. If  the  Plan  allocates  any  forfeiture  as  a  Nonelective Contribution,  the  allocation,  in  the  forfeiture  allocation  Plan Year, is subject to any nondiscrimination testing which applies to Nonelective Contributions for that Plan Year.

(2)   Contribution amount and timing not relevant. The forfeiture allocation timing rules in this Section 3.07(B) apply irrespective of when the Employer makes its Employer Contribution for the forfeiture allocation Plan Year, and irrespective of whether the Employer makes an Employer Contribution for that Plan Year.

(C) Administration  of   Account  Pending/Incurring Forfeiture. The Plan Administrator will continue to hold the undistributed,  non-Vested  portion  of  the  Account  of  a Participant who has incurred a Separation from Service solely for his/her benefit until a forfeiture occurs at the time specified in  Section  5.07  or  if  applicable,  until  the  time  specified  in Section 7.07.

(D) Participant Does Not Share in Own Forfeiture. A Participant will not share in the allocation of a forfeiture of any portion of his/her Account, even if the Participant otherwise is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year described in Section 3.07(B). If the forfeiting Participant is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year, the Plan Administrator only will allocate to the Participant a share of the allocable forfeitures attributable to other forfeiting Participants.

(E)  Plan  Merger.  In  the  event  that  the  Employer  merges another plan into this Plan, and does not fully vest upon merger the participant accounts in the merging plan, the Plan Administrator will allocate any post-merger forfeitures attributable to the merging plan in accordance with the Employer's elections in its Adoption Agreement. The Employer may elect to limit any such forfeiture allocation only to those Participants who were also participants in the merged plan, but in the absence of such an election, all Participants who have satisfied any applicable allocation conditions under Section 3.06 will share in the forfeiture allocation. Administrator  will  apply  this  Section  3.08  in  administering Rollover Contributions to the Plan, if any.

(A) Policy  Regarding  Rollover  Acceptance.  The  Plan Administrator, operationally (except as to In-Plan Roth Rollover Contributions  under  Section  3.08(E))  and  on  a nondiscriminatory basis, may elect to permit or not to permit Rollover Contributions to this Plan or may elect to limit an

Eligible Employee's right or a Participant's right to make a Rollover Contribution. The Plan Administrator also may adopt, amend or terminate any policy regarding the Plan's acceptance of Rollover Contributions. If the Employer in its Adoption Agreement elects to permit In-Plan Roth Rollover Contributions, the Plan Administrator will administer In-Plan Roth Rollover Contributions in accordance with Section 3.08(E) and the Employer's Adoption Agreement elections.

(1)  Rollover documentation. If the Plan Administrator permits  Rollover  Contributions,  any  Participant  (or  as applicable,  any  Eligible  Employee),  with  the  Plan Administrator's written consent and after filing with the Plan Administrator the form prescribed by the Plan Administrator, may   make   a  Rollover   Contribution   to   the  Trust.   Before accepting a Rollover Contribution, the Plan Administrator may require a Participant (or Eligible Employee) to furnish satisfactory evidence the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan.

(2)   Declination/related expense. The Plan Administrator, in its sole discretion in a nondiscriminatory manner, may decline to accept a Rollover Contribution of property which could: (a) generate unrelated business taxable income; (b) create difficulty or undue expense in storage, safekeeping or valuation; or (c) create other practical problems for the Plan or Trust. The Plan Administrator also may accept the Rollover Contribution on condition  that  the  Participant's  or  Employee's  Account  is charged with all expenses associated therewith.

(B)  Limited Testing. A Rollover Contribution is not an Annual Addition under Section 4.05(A) and is not subject to nondiscrimination testing except as a "right or feature" within the meaning of Treas. Reg. §1.401(a)(4)-4.

(C)  Pre-Participation  Rollovers.  If  an  Eligible  Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions or prior to reaching his/her Entry Date,  the  Plan  Administrator  and  Trustee  must  treat  the Employee as a limited Participant (as described in Rev. Rul. 96-48). A limited Participant does not share in the Plan's allocation of Employer Contributions nor Participant forfeitures and may not make Elective Deferrals if the Plan is a 401(k) Plan, until he/she actually becomes a Participant in the Plan. If a limited Participant has a Separation from Service prior to becoming a Participant in the Plan, the Trustee will distribute his/her  Rollover  Contributions  Account  to  him/her  in accordance with Section 6.01(A).

(D) May  Include  Employee  Contributions  and  Roth Deferrals. A Rollover Contribution may include Employee Contributions and Roth Deferrals made to another plan, as adjusted for Earnings. In the case of Employee Contributions: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a); and (2) the Plan must account separately for the Rollover Contribution, including the Employee Contribution and the Earnings thereon. In the case of Roth Deferrals: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a) or from a 403(b) plan; (2) the Plan must account separately for the Rollover Contribution, including the Roth Deferrals and the Earnings thereon; and (3) as to rollovers

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which occur on or after April 30, 2007, this Plan must be a 401(k) Plan which permits Roth Deferrals.

(E)  In-Plan Roth Rollover Contributions.

(1) Employer Election. The Employer in its 401(k) Adoption  Agreement  in  which  the  Employer  has  elected  to permit  Roth  Deferrals  also  will  elect  whether  to  permit  an In-Plan Roth Rollover Contribution in accordance with this Section 3.08(E). If the Employer elects to permit such contributions, the Employer in its Adoption Agreement will specify the Effective Date thereof which may not be earlier than distributions made after September 27, 2010.

(2) Eligibility  for  Distribution  and  Rollover.  A Participant must be eligible for a distribution from the affected Account in order to roll over the distribution to an In-Plan Roth Rollover Account. A Participant may not make an In-Plan Roth Rollover Contribution with regard to an amount which is not an Eligible Rollover Distribution.

(a)   Parties   eligible   to   elect.   For   purposes   of eligibility for an In-Plan Roth Rollover, the Plan will treat a Participant's surviving spouse Beneficiary or alternate payee spouse or alternate payee former spouse as a Participant, unless the Employer in Appendix B limits to Employees the right to elect an In-Plan Roth Rollover. A non-spouse Beneficiary may not make an In-Plan Roth Rollover.

(b)   Distribution  from  partially  Vested  account. In-Plan Roth Rollovers are permitted only from Vested amounts allocated to a qualifying source but may be made from partially Vested Accounts unless the Employer elects otherwise in Appendix B. If a distribution is made to a Participant who has not incurred a Severance from Employment and who is not fully Vested in the Participant's Account from which the In-Plan Roth Rollover Contribution is to be made, and the Participant may increase the Vested percentage in such Account, then at any relevant time Section 5.03(C) will apply to determine the Participant's Vested portion of the Account.

(3)   Form and Source of Rollover.

(a)   Direct   Rollover.   An   In-Plan   Roth   Rollover Contribution may be made only by a Direct Rollover.

(b)   Account  source.  A  Participant  may  make  an In-Plan Roth Rollover from any account (other than a Roth account) unless the Employer otherwise elects in Appendix B. Also see Section 6.01(C)(7).

(c)  Cash or in-kind. The Plan Administrator may permit an In-Plan Roth Rollover Contribution either by converting to cash any  non-cash investments prior to rolling over the Participant's distribution election amount to the In-Plan Roth Rollover Account, or by rolling over the Participant's current investments to the In-Plan Roth Rollover Account. A plan  loan  so  transferred  without  changing  the  repayment schedule is not treated as a new loan.

(4) No   Rollover   or   Distribution   Treatment. Notwithstanding any other Plan provision, an In-Plan Roth

Rollover   Contribution   is   not  a   Rollover   Contribution   for purposes of the Plan. Accordingly: (a) if the Employer in its Adoption Agreement has elected $5,000 as the Plan limit on Mandatory Distributions, the Plan Administrator will take into account amounts attributable to an In-Plan Roth Rollover Contribution, in determining if the $5,000 limit is exceeded, regardless of the Employer's election as to whether to count Rollover Contributions for this purpose; (b) no spousal consent is required for a Participant to elect to make an In-Plan Roth Rollover Contribution; (c) Protected Benefits with respect to the amounts subject to the In-Plan Roth Rollover are preserved; and (d) mandatory 20% federal income tax withholding does not apply to the In-Plan Roth Rollover Contribution.

3.09 EMPLOYEE CONTRIBUTIONS. An Employer must elect in its Adoption Agreement whether to permit Employee Contributions. If the Employer elects to permit Employee Contributions, the Employer also must specify in its Adoption Agreement any limitations which apply to Employee Contributions. If the Employer permits Employee Contributions, the Plan Administrator operationally will determine if a Participant will make Employee Contributions through payroll deduction or by other means.

(A) Testing.  Employee  Contributions  must  satisfy  the nondiscrimination requirements of Section 4.10(C) (ACP test).

(B)  Matching. The Employer in its Adoption Agreement must elect whether the Employer will make Matching Contributions as to any Employee Contributions and, as applicable, the matching formula. Any Matching Contribution must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test), unless the Matching Contributions satisfy the ACP test safe harbor under a Safe Harbor 401(k) Plan.

3.10 SIMPLE 401(k) CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to apply to its Plan the SIMPLE 401(k) provisions of this Section 3.10 if the Employer is eligible under Section 3.10(B). The provisions of this Section 3.10   apply   to   an   electing   Employer   notwithstanding   any contrary provision in the Plan.

(A)  Plan Year. An Employer electing to apply this Section 3.10 must have a 12 month calendar year Plan Year except that in the case of an Employer adopting a new SIMPLE 401(k) Plan, the Employer must adopt the Plan no later than October 1 with a calendar year Plan Year of at least 3 months.

(B)  Eligible Employer. An Employer may elect to apply this Section 3.10 if: (i) the Plan Year is the calendar year; (ii) the Employer (including Related Employers under Section 1.24(C)) has no more than 100 Employees who received Compensation of at least $5,000 in the immediately preceding calendar year; and (iii) the Employer (including Related Employers under Section 1.24(C)) does not maintain any other plan as described in Code §219(g)(5), to which contributions were made or under which   benefits   were   accrued   for   Service   by   an   Eligible Employee in the Plan Year to which the SIMPLE 401(k) provisions apply.

(1) Loss of eligible employer status. If an electing Employer fails for any subsequent calendar year to satisfy all of the Section 3.10(B) requirements, including where the Employer

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is involved in an acquisition, disposition or similar transaction under which the Employer satisfies Code §410(b)(6)(C)(i), the Employer remains eligible to maintain the SIMPLE 401(k) Plan for  two  additional  calendar  years  following  the  last  year  in which the Employer satisfied the requirements.

(C) Compensation.  For  purposes  of  this  Section  3.10, Compensation is limited as described in Section 1.11(E) and: (1) in the case of an Employee, means Code §3401(a) Wages but increased by the Employee's Elective Deferrals under this Plan or  any  other  401(k)  arrangement,  SIMPLE  IRA,  SARSEP, 403(b) annuity or 457 plan of the Employer; and (2) in the case of  a  Self-Employed  Individual,  means  Earned  Income determined by disregarding contributions made to this Plan.

(D)  Participant  Elective  Deferrals.  Each  Participant  may enter into a Salary Reduction Agreement to make Elective Deferrals in each calendar year to the SIMPLE 401(k) Plan in accordance with this Section 3.10(D).

(1)   Amount   Table.   A   Participant's   annual   Elective Deferrals may not exceed the amount as in effect under Code §408(p)(2)(E) ($10,000 in 2005) under which Treasury adjusts the limit in $500 increments.

(2) Catch-Ups.  If  the  Employer  in  its  Adoption Agreement elects to permit Catch-Up Deferrals, a Catch-Up Eligible Participant also may make Catch-Up Deferrals to the SIMPLE 401(k) Plan in accordance with Section 3.02(D).

(3)  Election timing. A Participant may elect to make Elective Deferrals or to modify a Salary Reduction Agreement at any time in accordance with the Plan Administrator's SIMPLE 401(k) Plan Salary Reduction Agreement form, but the form must be provided at least 60 days prior to the beginning of each SIMPLE Plan Year or at least 60 days prior to commencement of participation for the Participant to make or modify his/her Salary Reduction Agreement. A Participant also may at any time terminate prospectively his/her Salary Reduction Agreement applicable to the Employer's SIMPLE 401(k) Plan.

(E)  Employer SIMPLE 401(k) contributions. An Employer which elects to apply this Section 3.10 must make an annual SIMPLE Contribution to the Plan as described in this Section 3.10(E). The Employer operationally must elect for each SIMPLE Plan Year which type of SIMPLE Contribution the Employer will make.

(1)  Definition of SIMPLE Contribution. A SIMPLE Contribution is one of the following Employer Contribution types: (a) a SIMPLE Matching Contribution equal to 100% of each Participant's Elective Deferrals but not exceeding 3% of Plan Year Compensation or such lower percentage as the Employer may elect under Code §408(p)(2)(C)(ii)(II); or (b) a SIMPLE Nonelective Contribution equal to 2% of Plan Year Compensation for each Participant whose Compensation is at least $5,000.

(F) SIMPLE 401(k) notice. The Plan Administrator must provide a notice to each Participant a reasonable period of time before the 60th day prior to the beginning of each SIMPLE 401(k) Plan Year, describing the Participant's Elective Deferral rights  and  the  Employer's  SIMPLE  Contributions  which  the Employer will make for the Plan Year described in the notice.

(G)  Application of remaining Plan provisions.

(1)   Annual Additions. All contributions to the SIMPLE 401(k) Plan are Annual Additions under Section 4.05(A) and subject to the Annual Additions Limit.

(2)   No   allocation   conditions.   The   Employer   in   its Adoption Agreement may not elect to apply any Section 3.06 allocation conditions to the Plan Administrator's allocation of SIMPLE Contributions.

(3)   No other contributions. No contributions other than those described in this Section 3.10 or Rollover Contributions described in Section 3.08 may be made to the SIMPLE 401(k) Plan.

(4) Vesting. All SIMPLE Contributions and Accounts attributable thereto are 100% Vested at all times and in the event of a conversion of a non-SIMPLE 401(k) Plan into a SIMPLE 401(k) Plan, all Account Balances in existence on the first day of the Plan Year to which the SIMPLE 401(k) provisions apply, become 100% Vested.

(5)   No  nondiscrimination  testing.  A  SIMPLE  401(k) Plan is not subject to nondiscrimination testing under Section 4.10(B) (ADP test) or Section 4.10(C) (ACP test) of the Plan.

(6)   No top-heavy. A SIMPLE 401(k) Plan is not subject to the top-heavy provisions of Article X.

(7) Remaining  Plan  terms.  Except  as  otherwise described in this Section 3.10, if an Employer has elected in its Adoption Agreement to apply the SIMPLE 401(k) provisions of this  Section  3.10,  the  Plan  Administrator  will  apply  the remaining Plan provisions to the Employer's Plan.

3.11 USERRA/HEART ACT CONTRIBUTIONS.

(A)  Application.  This  Section  3.11  applies  to  an  Employee who: (1) has completed Qualified Military Service under USERRA; (2) the Employer has rehired under USERRA; and (3) is a Participant entitled to make-up contributions under Code §414(u). This Section 3.11 also applies to an Employee who dies or   becomes   disabled   while   performing   Qualified   Military Service, as provided in Sections 3.11(K) and 3.11(L) and the Employer's Adoption Agreement elections.

(B)  Employer Contributions. The Employer will make-up any Employer Contribution the Employer would have made and which the Plan Administrator would have allocated to the Participant's Account had the Participant remained employed by the Employer during the period of Qualified Military Service.

(C)  Compensation. For purposes of this Section 3.11, the Plan Administrator will determine an effected Participant's Compensation as follows. A Participant during his/her period of Qualified Military Service is deemed to receive Compensation equal to that which the Participant would have received had he/she remained employed by the Employer, based on the

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Participant's rate of pay that would have been in effect for the Participant during the period of Qualified Military Service. If the Compensation during such period would have been uncertain, the Plan Administrator will use the Participant's actual average Compensation for the 12 month period immediately preceding the period of Qualified Military Service, or if less, for the period of employment.

(D) Elective Deferrals/Employee Contributions. If the Plan provided for Elective Deferrals or for Employee Contributions during a Participant's period of Qualified Military Service, the Plan Administrator must allow a Participant under this Section 3.11   to   make   up   such   Elective   Deferrals   or   Employee Contributions to his/her Account. The Participant may make up the maximum amount of Elective Deferrals or Employee Contributions which he/she under the Plan terms would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period) and the Participant must be permitted to contribute any lesser amount as the Plan would have permitted. The Participant must make up any contribution under    this    Section    3.11(D)    commencing    on    his/her Re-Employment Commencement Date and not later than 5 years following reemployment (or if less, a period equal to 3 times the length of the Participant's Qualified Military Service triggering such make-up contribution).

(E)  Matching Contributions. The Employer will make-up any Matching Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant's Account during the period of Qualified Military Service,  but  based  on  any  make-up  Elective  Deferrals  or make-up Employee Contributions that the Participant makes under Section 3.11(D).

(F) Limitations/Testing. Any contribution made under this Section 3.11 does not cause the Plan to violate and is not subject to testing under: (1) nondiscrimination requirements including under Code §401(a)(4), the ADP test, the ACP test, the safe harbor 401(k) rules or the SIMPLE 401(k) rules; (2) top-heavy requirements  under  Article  X;  or  (3)  coverage  under  Code §410(b).  Contributions  under  this  Section  3.11  are  Annual Additions  and  are  tested  under  Section  4.10(A)  (Elective Deferral Limit) in the year to which such contributions are allocated, but not in the year in which such contributions are made.

(1) Differential   Wage   Payments.   Effective   for Differential Wage Payments made after December 31, 2008, the Plan is not treated as failing to meet the requirements of any provision described in this Section 3.11(F) by reason of any contribution or benefit which is based on a Differential Wage Payment. The preceding sentence applies only if all Employees performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive Differential Wage Payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)). The Plan Administrator operationally may determine, for purposes of any provision described in this Section 3.11(F), whether to take into account any Elective Deferrals, and if applicable, any Matching Contributions, attributable to Differential Wage Payments.

(G) No  Earnings.  A  Participant  receiving  any  make-up contribution under this Section 3.11 is not entitled to an allocation of any Earnings on any such contribution prior to the time  that  the  Employer  actually  makes  the  contribution  (or timely deposits the Participant's own make-up Elective Deferrals or Employee Contributions) to the Trust.

(H) No Forfeitures. A Participant receiving any make-up allocation under this Section 3.11 is not entitled to an allocation of any forfeitures allocated during the Participant's period of Qualified Military Service.

(I)   Allocation Conditions. For purposes of applying any Plan allocation conditions under Section 3.06, the Plan Administrator will treat any period of Qualified Military Service as Service.

(J)   HEART  Act  Death  Benefits.  In  the  case  of  a  death occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the Participant's Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant's Qualified Military Service as service for vesting purposes, as though  the  Participant  had  resumed  employment  under USERRA immediately prior to the Participant's death.

(K)  HEART Act Continued Benefit Accrual. This Section 3.11(K)  does  not  apply  unless  the  Employer in  Appendix B elects to apply such provisions. If this Section 3.11(K) applies, then effective as of the date specified in Appendix B, for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled while performing Qualified Military Service with respect to the Employer as if the individual had resumed employment in accordance with the individual's reemployment rights under USERRA, on the day preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability.

(1)   Determination of benefits. The Plan will determine the amount of Employee Contributions and the amount of Elective Deferrals of an individual treated as reemployed under this Section 3.11(K) for purposes of applying paragraph Code §414(u)(8)(C) on the basis of the individual's average actual

Employee Contributions or Elective Deferrals for the lesser of: (a) the 12-month period of service with the Employer immediately prior to Qualified Military Service; or (b) the actual length of continuous service with the Employer.

3.12 DESIGNATED IRA CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit Participants to make Designated IRA Contributions to its Plan. Designated IRA Contributions are subject to the provisions of this Section 3.12.

(A) Effective Date. The Employer may elect in its Adoption Agreement  to  apply  the  Designated  IRA  Contribution provisions. The Employer may accept Designated IRA

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Contributions during such Plan Year only if the Employer elects to  apply  the  provisions  of  this  Section  3.12  (or  otherwise adopted a good faith amendment under Code §408(q)), prior to the Plan Year for which the Designated IRA Contribution provisions will apply.

(B)  Traditional or Roth IRA. The Employer in its Adoption Agreement may elect to treat Designated IRA Contributions as traditional IRA contributions, as Roth IRA contributions or as consisting of either type, at the Participant's election.

(C) Account or Annuity. The Employer in its Adoption Agreement  may  elect  to  establish  Accounts  to  receive Designated IRA Contributions either as individual retirement accounts, as individual retirement annuities or as consisting of either type, at the Participant's election.

(1)   Trustee   or   Custodian.   A   trustee   or   custodian satisfying the requirements of Code §408(a)(2) must hold Designated IRA Contributions Accounts. If the Trustee holding the Designated IRA Contribution assets is a non-bank trustee, the Trustee, upon receipt of notice from the Commissioner of Internal  Revenue  that  substitution  is  required  because  the Trustee has failed to comply with the requirements of Treas. Reg. §1.408-2(e), will substitute another trustee in its place.

(2)  Additional IRA requirements. All Designated IRA Contributions: (a) must be made in cash; (b) are subject to the IRA contribution limit under Code §408(a)(1) ($5,000 in 2008), including cost-of-living adjustments after 2011 in $500 increments under Code §219(b)(5)(C) and as to Catch-Up Eligible Participants to the IRA Catch-Up limit of $1,000 beginning in 2006; and (c) must be 100% Vested.

(3) Not  for  deposit  of  SEP  or  SIMPLE  IRA amounts/no Rollover Contributions. An Employer which maintains   a   SEP   or   a   SIMPLE   IRA   may   not   deposit contributions under these arrangements to the Designated IRA Contribution Accounts under this Section 3.12. A Participant may not make a Rollover Contribution to his/her Designated IRA Contribution Account.

(4)   Designated Roth IRA Contributions.

(a)   Contribution Limit. A Participant's contribution to the Designated Roth IRA and to all other Roth IRAs for a Taxable Year may not exceed the lesser of the amount described in Section 3.12(C)(2) or the Participant's Compensation under Section 3.12(C)(4)(c). However, if (i) and/or (ii) below apply, the maximum (non-rollover) contribution that can be made to all the Participant's Roth IRAs (including to this Designated Roth IRA which must be a non-Rollover Contribution) for a Taxable Year is the smaller amount determined under (i) or (ii).

(i)    General.   The   maximum   contribution   is phased out ratably between certain levels of modified adjusted gross    income    ("modified    AGI,"    defined    in    Section 3.12(C)(4)(b)) as follows:

Filing Status	Full Contribution	Phase-out Range	No Contribution

Single/ Head of Household	$95,000 or less	$95,000- $110,000	$110,000 or more

Joint/Qualifying Widow(er)	$150,000 or less	$150,000- $160,000	$160,000 or more

Married- Separate	$0	$0-$10,000	$10,000 or more

If the Participant's modified AGI for a Taxable Year is in the phase-out range, the maximum contribution determined above for that Taxable Year is rounded up to the next multiple of $10 and is not reduced below $200.

(ii)   Roth and non-Roth IRA contributions. If the Participant makes (non-rollover) contributions to both Roth and non-Roth IRAs for a Taxable Year, the maximum contribution that can be made to all of the Participant's Roth IRAs for that Taxable Year is reduced by the contributions made to the Participant's non-Roth IRAs for the Taxable Year.

(iii) Conversion. After December 31, 2009, a Participant may convert a Designated non-Roth IRA Contributions Account to a Designated Roth IRA Contributions Account   in   accordance   with   Treas.   Reg.   §1.408A-4.   A Participant may not effect a conversion by means of contributing a Rollover Contribution to his/her Designated IRA under this Plan.

(b)   Modified    AGI.    For    purposes    of    Section 3.12(C)(4)(a), a Participant's modified AGI for a Taxable Year is defined in Code §408A(c)(3)(C)(i) and does not include any amount  included  in  adjusted  gross  income  as  a  result  of  a non-Roth IRA conversion.

(c)  Compensation.    For    purposes    of    Section 3.12(C)(4)(a), Compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined  in  Code  §401(c)(2)  (reduced  by  the  deduction  the Self-Employed  Individual  takes  for  contributions  made  to  a self-employed retirement plan). For purposes of this definition, Code §401(c)(2) shall be applied as if the term "trade or business"   for   purposes   of   Code   §1402   included   service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Compensation includes any amount includible in the Participant's gross income under Code §71 with respect to a divorce or separation instrument described in Code

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§71(b)(2)(A). In the case of a married Participant filing a joint return, the greater compensation of his or her spouse is treated as the Participant's Compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.

(D)  Accounting  and  Investments.  The  Plan  Administrator may  cause  Designated  IRA  Contributions  to  be  held  and invested: (1) in a separate trust for each Participant; (2) as a single  trust  holding  all  Participant  Designated  IRA Contributions; or (3) as part of a single trust holding all of the assets of the Plan. If the Plan Administrator establishes a single trust  under  clause  (2)  or  (3),  the  Plan  Administrator  must account separately for each Participant's Designated IRA Contributions and for the Earnings attributable thereto. If the Designated IRA Contributions are invested in an individual retirement   annuity,   the   Plan   Administrator   may   establish separate annuity contracts for each Participant's Designated IRA Contributions or may establish a single annuity contract for all Participants, with separate accounting for each Participant. If the Plan Administrator establishes a single annuity contract, such contract must be separate from any other annuity contract under the Plan. The Plan Administrator also may invest Designated IRA Contributions in any common or collective fund under Sections 8.02 or 8.09. The Trust provisions of Article VIII otherwise apply to the investment of Designated IRA Contributions except that no part of such contributions may be invested in life insurance contracts and a Participant may not borrow from a Designated IRA Contributions Account or take such amounts into account in determining the maximum amount available for a loan from the Participant's other Plan assets. The Plan Administrator or Trustee/Custodian may not cause Designated IRA Contribution Accounts to be commingled with any non-Plan assets. Any Designated IRA Contribution Account is established for the exclusive benefit of the affected Participant and his/her Beneficiaries. No part of the Trust attributable to Designated IRA Contributions may be invested in collectibles as described in Code §408(m), except as may be permitted under Code §408(m)(3).

(E)  Participant Contribution and Designation. A Participant may make Designated IRA Contributions directly or through payroll withholding as the Plan Administrator may permit. At the   time   of   the   Participant's   contribution   (or   when   the Designated IRA Contribution is withheld from payroll), the Participant must designate the contribution as a Designated IRA Contribution and if applicable, also must designate whether the

contribution is traditional or Roth and whether the account is an individual   retirement   account   or   an   individual   retirement annuity.

(F)  Treatment as IRA. For all purposes of the Code except as otherwise provided in this Section 3.12, Designated IRA Contributions are subject to the IRA rules under Code §§408 and 408A as applicable. Designated IRA Contributions are not Annual Additions under Section 4.05(A) and are not subject to any testing under Article IV.

(G) Reporting. The Designated IRA Contribution Trustee or Custodian must comply with all Code §408(i) reporting requirements,  including  providing  required  information regarding RMDs.

(H) Distribution/RMDs.    Designated    IRA    Contribution Accounts are distributable under Section 6.01(C)(4)(g) and are subject to the RMD requirements of Section 6.02 (and to the Adoption Agreement elections described therein) except that: (1) the Participant's RBD (only as it relates to the Designated IRA   Contribution   Account)   is   determined   under   Section 6.02(E)(7)(a) referencing age 70 1/2 and without regard to 5% owner or continuing employment status; (2) if the Designated IRA Contribution Account is a Roth Account, there are no lifetime RMDs; and (3) to the extent that the provisions of Section 6.02 differ, RMDs from Designated IRA Contribution Accounts otherwise are subject to the required minimum distribution rules applicable to IRAs under Code §§408(a)(6) or

408A(c)(5) as applicable, and under the corresponding Treasury regulations, which are incorporated by reference herein.

3.13 DEDUCTIBLE    EMPLOYEE    CONTRIBUTIONS (DECs). A DEC is a Deductible Employee Contribution made to the Plan for a Taxable Year commencing prior to 1987. If a Participant has made DECs to the Plan, the Plan Administrator must maintain a separate Account for the Participant's DECs as adjusted for Earnings, including DECs which are part of a Rollover Contribution described in Section 3.08. The DECs Account is part of the Participant's Account for all purposes of the  Plan, except  for  purposes of  determining the Top-Heavy Ratio under Section 10.01. The Plan Administrator may not use a Participant's DECs Account to purchase life insurance on the Participant's  behalf.  DECs  are  distributable  under  Section 6.01(C)(4)(e).

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ARTICLE IV

LIMITATIONS AND TESTING

4.01 ANNUAL   ADDITIONS   LIMIT.   The   amount   of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant's Account for a Limitation Year may not exceed the Annual Additions Limit.

(A)  Actions  to  Prevent  Excess  Amount.   If  the  Annual Additions  the  Plan  Administrator  otherwise  would  allocate under the Plan to a Participant's Account for the Limitation Year would exceed the Annual Additions Limit, the Plan Administrator will not allocate the Excess Amount, but instead will take any reasonable, uniform and nondiscriminatory action the Plan Administrator determines necessary to avoid allocation of an Excess Amount. Such actions include, but are not limited to,  those  described  in  this  Section  4.01(A).  If  the  Plan  is  a 401(k) Plan, the Plan Administrator may apply this Section 4.01 in a manner which maximizes the allocation to a Participant of Employer Contributions (exclusive of the Participant's Elective Deferrals).  Notwithstanding  any  contrary  Plan  provision,  the Plan Administrator, for the Limitation Year, may: (1) suspend or limit a Participant's additional Employee Contributions or Elective Deferrals; (2) notify the Employer to reduce the Employer's future Plan contribution(s) as necessary to avoid allocation to a Participant of an Excess Amount; or (3) suspend or limit the allocation to a Participant of any Employer Contribution previously made to the Plan (exclusive of Elective Deferrals) or of any Participant forfeiture. If an allocation of Employer Contributions previously made (excluding a Participant's Elective Deferrals) or of Participant forfeitures would result in an Excess Amount to a Participant's Account, the Plan Administrator will allocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this allocation in accordance with the Plan's allocation method as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions.  If  the  Plan  Administrator  allocates  to  a Participant an Excess Amount, the Plan Administrator must dispose of the Excess Amount in accordance with Section 4.03.

(B) Estimated and Actual Compensation. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Plan Administrator may determine the Annual  Additions  Limit  on  the  basis  of  the  Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and  uniform  basis  for  all  Participants  similarly  situated. The Plan Administrator must reduce the allocation of any Employer Contribution (including the allocation of Participant forfeitures) based  on  estimated  annual  Compensation  by   any  Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Annual Additions Limit on the basis of the Participant's actual Compensation for such Limitation Year.

4.02 ANNUAL    ADDITIONS    LIMIT    CODE    §415 AGGREGATED PLANS.

(A)  Aggregation   of   Code   §415   Aggregated   Plans.   For purposes of applying the Annual Additions Limit, all Code §415 Aggregated Plans are treated as one plan.

(1)  Break-up of an affiliate employer or an affiliated service  group.  For  purposes  of  aggregating  plans  for  Code §415, a Formerly Affiliated Plan of an employer is taken into account for purposes of applying the Code §415 limitations to the employer, but the Formerly Affiliated Plan is treated as if it had terminated immediately prior to the Cessation of Affiliation.

(2) Mid-year Aggregation. Two or more Defined Contribution Plans that are not Code §415 Aggregated Plans as of the first day of a Limitation Year do not fail to satisfy the requirements of Code §415 with respect to a Participant for the Limitation Year merely because later in that Limitation Year they become Code §415 Aggregated Plans, provided that no Annual Additions are credited to the Participant's Account after the date on which the Plans are required to be aggregated.

(B) Combined Plans Limitation. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant's Account for a Limitation Year may not exceed the Combined Plans Limitation.

(1)  Prevention. If the amount the Employer otherwise would  allocate  to  the  Participant's  Account  under  this  Plan would cause the Annual Additions for the Limitation Year to exceed this Section 4.02(B) Combined Plans Limitation, the Employer will reduce the amount of its allocation to that Participant's  Account  in  the  manner  described  in  Section 4.01(A), so the Annual Additions under all of the Code §415 Aggregated Plans for the Limitation Year will equal the Annual Additions Limit.

(2)   Correction. If the Plan Administrator allocates to a Participant  an  amount  attributed  to  this  Plan  under  Section 4.02(D) which exceeds the Combined Plans Limitation, the Plan Administrator must dispose of the Excess Amount in accordance with Section 4.03.

(C) Estimated and Actual Compensation. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Plan Administrator may determine the Combined Plans Limitation on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and  uniform  basis  for  all  Participants  similarly  situated. The Plan Administrator must reduce the allocation of any Employer Contribution (including the allocation of Participant forfeitures) based  on  estimated  annual  Compensation  by   any  Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Combined Plans Limitation on the basis of the Participant's actual Compensation for such Limitation Year.

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Defined Contribution Plan

(D)  Ordering Rules. If a Participant's Annual Additions under this  Plan  and  the  Code  §415  Aggregated  Plans  result  in  an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Plan Administrator will determine the Amounts last allocated by treating the Annual Additions attributable to a simplified employee pension as allocated first, followed by allocation to a welfare benefit fund or individual medical account, irrespective of the actual allocation date. If the Plan Administrator allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will equal the product of:

(1)  the total Excess Amount allocated as of such date, multiplied by

(2)   the ratio of (a) the Annual Additions allocated to the Participant as of such date for the Limitation Year under the Plan   to   (b)   the   total   Annual   Additions   allocated   to   the Participant as of such date for the Limitation Year under this Plan and the Code §415 Aggregated Plans.

(E)  Disposition of Allocated Excess Amount Attributable to Plan. The Plan Administrator will dispose of any allocated Excess Amounts described in and attributed to this Plan under Section 4.02(D) as provided in Section 4.03.

(F) Override. The Employer in Appendix B may specify overriding   provisions   which   will   apply   to   satisfy   the 0requirements of Code §415 and the applicable regulations if the Employer maintains more than one qualified plan.

4.03 DISPOSITION OF EXCESS  ANNUAL ADDITIONS. If a Participant's Account exceeds the Annual Additions Limit for the Limitation Year, then the Plan may correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS).

4.04 NO  COMBINED  DCP/DBP  LIMITATION.  If  the Employer maintains a Defined Benefit Plan, or has ever maintained a Defined Benefit Plan which the Employer has terminated, this Plan does not calculate a combined 415 limit based on the Defined Benefit Plan and this Plan.

4.05 DEFINITIONS: SECTIONS 4.01-4.04. The following definitions apply for purposes of Sections 4.01 through 4.04, and supersede any contrary definitions in Article I:

(A)  Annual Additions. Annual Additions means the sum of the following amounts allocated to a Participant's Account for a Limitation Year: (1) Employer Contributions (including Elective Deferrals); (2) forfeitures; (3) Employee Contributions; (4) amounts allocated to an individual medical account (as defined in Code §415(l)(2)) included as part of a pension or annuity plan maintained by the Employer; (5) contributions paid or accrued attributable to post-retirement medical benefits allocated to the separate  account  of  a  key-employee  (as  defined  in  Code §419A(d)(3)) under a welfare benefit fund (as defined in Code §419(e)) maintained by the Employer; (6) amounts allocated under a Simplified Employee Pension Plan; and (7) corrected (distributed) Excess Contributions under Section 4.10(B)(8) and corrected  (distributed)  Excess  Aggregate  Contributions  under Section 4.10(C)(8).

(1)   Exclusions.  Annual  Additions  do  not  include:  (a) Catch-Up Contributions; (b) Excess Deferrals which the Plan Administrator corrects by distribution by April 15 of the following calendar year; (c) Designated IRA Contributions; (d) Restorative Payments; (e) Transfers to this Plan; (f) Rollover Contributions  (as  described  in  Code  §§401(a)(31),  402(c)(1), 403(a)(4),  403(b)(8),  408(d)(3),  and  457(e)(16));  (g)  In-Plan Roth Rollovers, (h) Repayments of loans made to a Participant from the Plan; and (i) Repayments of amounts described in Code §411(a)(7)(B)  (in  accordance  with  Code  §411(a)(7)(C))  and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(2) Date of tax-exempt Employer Contributions. Notwithstanding anything in the Plan to the contrary, in the case of an Employer that is exempt from Federal income tax (including a governmental employer), Employer Contributions are treated as credited to a Participant's account for a particular Limitation Year only if the contributions are actually made to the Plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the Employer keeps its books) with or within which the particular Limitation Year ends.

(B)  Annual Additions Limit. Annual Additions Limit means the lesser of: (i) $40,000 (or, if greater, the $40,000 amount as adjusted under Code §415(d)), or (ii) 100% of the Participant's Compensation paid or accrued for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Plan Administrator will multiply the $40,000 (as adjusted) limitation by the following fraction:

Number of months (or fractional parts thereof) in the short Limitation Year

12

The 100% Compensation limitation in clause (ii) above does not apply  to  any  contribution  for  medical  benefits  within  the meaning of Code §401(h) or Code §419A(f)(2) which otherwise is an Annual Addition.

(1)   Certain contributions treated as made to a Defined Contribution  Plan.  Solely  for  purposes  of  Sections  4.01 through 4.04, the following contributions are treated as contributions to a Defined Contribution Plan: (i) mandatory employee contributions under Code §411(c)(2)(C) made to a Defined Benefit Plan maintained by the Employer, unless such contributions  are  "picked  up"  by  the  Employer  under  Code §414(h)(2); (ii) contributions to an individual medical account (as defined in Code §415(l)(2)) included as part of a Defined Benefit Plan or annuity plan under Code §401(h) maintained by the  Employer;  and  (iii)  a  welfare  benefit  fund  under  Code §419(e)  maintained  by  the  Employer  to  the  extent  there  are post-retirement   medical   benefits   allocated   to   the   separate account of a key employee (as defined in Code §419A(d)(3)).

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(2)  Change of Limitation Year/Plan termination. The Employer may change the Limitation Year only by a Plan amendment. If the Employer terminates the Plan effective as of a date other than the last day of the Limitation Year, then the Plan is treated as if the Plan had been amended to change its Limitation Year.

(C)  Cessation of Affiliation. A Cessation of Affiliation means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer    affiliation    rules    described    in    Treas.    Reg. §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under    the    employer    affiliation    rules    of    Treas.    Reg. §§1.415(a)-1(f)(1)   and   (2)   (such   as   a   transfer   of   plan sponsorship outside of a controlled group).

(D)  Code  §415  Aggregated  Plans.  Code  §415  Aggregated Plans means all Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a Predecessor Employer) under which the Participant receives Annual Additions and as described under Treas. Reg. §1.415(f)-1.

(E) Combined Plans Limitation. The Combined Plans Limitation means the Annual Additions Limit, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under the Code §415 Aggregated Plans.

(F)  Compensation. Compensation for purposes of Code §415 testing means Compensation as defined in Section 1.11(B)(1), (2), (3), or (4), except: (i) Compensation includes Elective Deferrals under Section 1.11(D), irrespective of whether the Employer has elected in its Adoption Agreement to include Elective Deferrals in Compensation for allocation purposes; (ii) Compensation  for  the  entire  Limitation  Year  is  taken  into account even if the Employer in its Adoption Agreement has elected  to  include  only  Participating  Compensation  for allocation purposes; (iii) Compensation includes regular pay Post-Severance Compensation under Section 1.11(I)(1)(a) regardless of whether the Employer elected in its Adoption Agreement under Section 1.11 to exclude such amounts in allocation   Compensation;   (iv)   if   the   Employer   elects   on Appendix B to use different selections for Post-Severance Compensation under this Section 4.05(F) than it does under Section  1.11,  then  Compensation  includes  or  excludes  such other items of Post-Severance Compensation as the Employer elected in Appendix B, without regard to whether the Employer elected  under  Section  1.11  to  include  or  to  exclude  such amounts in allocation Compensation and (v) except as elected under (iv), any other Compensation adjustment or exclusion the Employer has elected in its Adoption Agreement for allocation purposes does not apply.

(1)  "First few weeks rule." If the Employer elects in Appendix B, the Plan Administrator on a uniform and consistent basis as to similarly situated Participants, will include in Compensation for Code §415 purposes Compensation earned in such Limitation Year but which, solely because of pay period and pay date timing, is paid in the first few weeks of the next following   Limitation   Year   as   described   in   Treas.   Reg. §1.415(c)-2(e)(2). This Section 4.05(F)(1) applies to Code §415 testing  Compensation  but  does  not  affect  Compensation  for allocation purposes.

(2)   Differential  Wage  Payment.  For  years  beginning after December 31, 2008, the Plan treats a Differential Wage Payment to an Employee as Compensation for purposes of: (i) application  the  Annual  Additions  Limit;  (ii)  application  of Article X (top-heavy); (iii) determination of HCEs under Section 1.22(E); and (iv) application of the 5% Gateway Contribution requirement described in Section 4.07(A).

(G)  Employer. Employer means the Signatory Employer and any Related Employer. Solely for purposes of applying the Annual Additions Limit, the Plan Administrator will determine Related Employer status by modifying Code §§414(b) and (c) in accordance with Code §415(h) and Treas. Reg. §1.415(a)-1(f)(1) and will take into account tax-exempt organizations under Treas. Reg. §1.414(c)-5. If this Plan is a Multiple Employer Plan, then as to each Participating Employer, the term "Employer" means the Participating Employer and any Related Employer to the Participating Employer.

(H)  Excess Amount. Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Annual Additions Limit.

(I)   Formerly Affiliated Plan. Formerly Affiliated Plan means a plan that, immediately prior to the Cessation of Affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2)).

(J)   Limitation Year. See Section 1.34.

(K) Predecessor Employer. Predecessor Employer means a former employer with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the employer, but only if that benefit is provided under the plan maintained by the employer. For this purpose,  the  formerly  affiliated  plan  rules  in  Treas.  Reg. §1.415(f)-1(b)(2) apply as if the Employer and Predecessor Employer   constituted   a   single   employer   under   the   rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) immediately after the cessation of  affiliation)  and  cessation  of  affiliation  was  the  event  that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship. With respect to an Employer of a Participant, a former entity that antedates the Employer is a Predecessor Employer with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(L) Restorative Payment. A Restorative Payment means a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for

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breach  of  a  fiduciary  duty  under  ERISA  or  under  other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are Restorative Payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan  made  pursuant  to  a  DOL  order,  the  DOL's  Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified Defined Contribution Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not Restorative Payments and generally constitute contributions that are considered Annual Additions.

4.06 ANNUAL    TESTING    ELECTIONS.    The    Plan Administrator may elect to test for coverage and nondiscrimination by applying, as applicable, annual testing elections under this Section 4.06.

(A)  Changes and Uniformity. In applying any testing election, the Plan Administrator may elect to apply or not to apply such election in any Testing Year, consistent with this Section 4.06. However, the Plan Administrator will apply the testing elections in effect within a Testing Year uniformly to all similarly situated Participants.

(B) Plan Specific Elections. The Employer in its Adoption Agreement must elect for the Plan Administrator to apply the following annual testing elections: (1) nondiscrimination testing under the ADP and ACP tests as a Traditional 401(k) Plan; (2) no nondiscrimination testing as a Safe Harbor 401(k) Plan or nondiscrimination testing under the ACP test as an ADP only Safe Harbor 401(k) Plan; (3) no nondiscrimination testing as a SIMPLE  401(k)  Plan;  (4)  the  top-paid  group  election  under Code §414(q)(1)(B)(ii); (5) the calendar year data election under Notice 97-45; (6) Current or Prior Year Testing as a Traditional 401(k) Plan or as an ADP only Safe Harbor 401(k) Plan under Treas. Reg. §§1.401(k)-2(a)(2)(ii) and 1.401(m)-2(a)(2)(ii) as applicable; and (7) any other testing election which the IRS in the future specifies in written guidance as being subject to a requirement of the Employer making a Plan (versus an operational) election.

(1)  Special Rules relating to ADP/ACP Testing. If the Adoption Agreement elects both ADP test safe harbor status and nondiscrimination testing under the ADP test, the elections relating to Safe Harbor status will apply only to a disaggregated plan under Treas. Reg. §1.401(k)-1(b)(4) which is a Safe Harbor 401(k) Plan under Section 3.05. If a disaggregated plan is a Safe Harbor  401(k)  Plan  and  there  are  other  disaggregated  plans which are not Safe Harbor 401(k) Plans (such as through operation of the OEE rule described in Section 4.06(C) and Section 3.05(D)), Current Year Testing will apply to the disaggregated plan covering Otherwise Excludible Employees unless  the  Employer  otherwise  elects  in  the  Adoption Agreement. See Section 3.05(I)(1) regarding ADP and ACP testing  in  connection  with  the  maybe  notice.  See  Section

3.05(G) regarding the application of the ACP test to Employee Contributions if the Plan qualifies for the ACP test safe harbor. See Section 3.10(G)(5) regarding SIMPLE 401(k) plans.

(C) Operational    Elections.    The    Plan    Administrator operationally may apply any testing election available under Treasury regulations or other guidance published in the Internal Revenue Bulletin, other than those plan specific elections described in 4.06(B), including but not limited to: (i) the "otherwise excludible employees rule" ("OEE rule") under Code §410(b)(4)(B);  (ii)  the  "early  participation  rule"  ("EP  rule") under Code §§401(k)(3)(F) and 401(m)(5)(C); (iii) except as Section 4.07 may limit, the application of any Code §414(s) nondiscriminatory definition of compensation for nondiscrimination testing, regardless of the Plan's definitions of Compensation for any other purpose; (iv) application of the general      nondiscrimination      test      under      Treas.      Reg. §1.401(a)(4)-2(c);  (v)  application  of  the  "compensation  ratio test" under Treas. Reg. §1.414(s)-1(d)(3); (vi) application of imputed permitted disparity under Treas. Reg. §1.401(a)(4)-7; (vii)    application    of    restructuring    under    Treas.    Reg. §1.401(a)(4)-9;  (viii)  application  of  the  average  benefit  test under Code §410(b)(2), except as limited under Section 3.06(F); (ix)   application   of   permissive   aggregation   under   Code §410(b)(6)(B); (x) application of the "qualified separate line of business  rules"  under  Code  §410(b)(5);  (xi) shifting Elective Deferrals  from  the  ADP  test  to  the  ACP  test;  (xii)  shifting QMACs from the ACP test to the ADP test; or (xiii) application of the "2 1/2 month rule" in the ADP test under Treas. Reg. §1.401(k)-2(a)(4)(i)(B)(2).

(1)   Application of otherwise excludible employees and early participation rules. In applying the OEE and EP rules in clauses (i) and (ii) of Section 4.06(C) above, the Plan Administrator will apply the following provisions.

(a) Definitions  of  Otherwise  Excludible Employees and Includible Employees. For purposes of this Section 4.06(C), an Otherwise Excludible Employee means a Participant who has not reached the Cross-Over Date. For purposes of this Section 4.06(C), an Includible Employee means a Participant who has reached the Cross-Over Date.

(b)   Satisfaction of coverage. To apply the OEE or EP rules for nondiscrimination testing, the Plan must satisfy coverage    as    to    the    disaggregated    plans    under    Code §410(b)(4)(B).

(c)   Definition of Cross-Over Date. The Cross-Over Date under the OEE rule means the date on which an Employee changes status from the disaggregated plan benefiting the Otherwise Excludible Employees to the disaggregated plan benefiting the Includible Employees. The Cross-Over Date has the same meaning under the EP rule except it is limited only to NHCEs. Under the EP rule, all HCE Participants remain subject to nondiscrimination testing.

(d)  Determination of Cross-Over Date. The Plan Administrator may elect to determine the Cross-Over Date for an Employee by applying any date which is not later than the maximum permissible entry date under Code §410(a)(4).

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(e)   Amounts in testing in Cross-Over Plan Year. For purposes of the OEE rule, the Plan Administrator will count the total Plan Year Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the Includible Employees plan test for the Employees who become Includible Employees at any time during such Plan Year. For purposes of applying the EP rule, the Plan Administrator will count the Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the single test for the Includible Employees, but only such of these items as are attributable to the period on and following the Cross-Over Date.

(f)   Application of other conventions. Notwithstanding Sections 4.06(C)(1)(c), (d), and (e) the Plan Administrator under a Restated Plan operationally may apply the Plan terms commencing in the Plan Year beginning after the Employer executes the Restated Plan in lieu of applying the Plan terms retroactive to the Plan's restated Effective Date; and (iii) the Plan Administrator operationally may apply any other reasonable conventions, uniformly applied within a Plan Year.

(g)  Allocations not effected by testing. The Plan Administrator's election to apply the OEE or EP rules for testing does not control the Plan allocations, or the Compensation or Elective Deferrals taken into account for Plan allocations. The Plan Administrator will determine Plan allocations, and Compensation and Elective Deferrals for Plan allocations, based on the Employer's Adoption Agreement elections, including elections relating to Participating Compensation or Plan Year Compensation. For this purpose, an election of Participating Compensation means Compensation and Elective Deferrals on and following the Cross-Over Date as to the allocations for the disaggregated plan benefiting the Includible Employees.

(D)  Election Timing. Except where the Plan specifies another deadline for making a Plan specific annual testing election under Section 4.06(B), the Plan Administrator may make any such testing election, and the Employer must amend the Plan as necessary to reflect the election, by the end of the Testing Year. The Plan Administrator may make operational testing elections under Section 4.06(C). If the Employer is correcting an operational Plan failure under EPCRS, the Employer may make an annual testing election for any Testing Year at the time the Employer makes the correction.

(E) Coverage Transition Rule. The Plan Administrator in determining the Plan's compliance with the coverage requirements of Code §410(b), in the case of certain acquisitions or dispositions described in Code §410(b)(6)(C) and in the regulations thereunder, will apply the "coverage transition rule" described therein.

4.07 TESTING BASED ON BENEFITS. In applying the general  nondiscrimination  test  under  Section  4.06(C)  to  any non-uniform Plan allocation, the Plan Administrator may elect to test using allocation rates or using equivalent accrual (benefit) rates ("EBRs") as defined in Treas. Reg. §1.401(a)(4)-(8)(b)(2). In  the  event  that  the  Plan  Administrator  elects  to  test  using EBRs, the Plan must comply with this Section 4.07.

(A)  Gateway  Contribution.  Except  as  provided  in  Section 4.07(A)(2), if the Plan Administrator will perform nondiscrimination testing using EBRs, the Employer must make a Gateway Contribution.

(1) Definition of Gateway Contribution. A Gateway Contribution is an additional Employer Contribution or Nonelective Contribution in an amount necessary to satisfy the minimum allocation gateway requirement described in Treas. Reg. §1.401(a)(4)-8(b)(1)(vi).

(2)   Exception to Gateway Contribution requirement. An Employer is not required to make any Gateway Contribution in the event that the Employer's elected allocation under Section 4.07(A) satisfies; (a) the "broadly available allocation rate" requirements; (b) the "age-based allocation with a gradual age or service schedule" requirements; or (c) the uniform target benefit allocation   requirements  each  as  described   in  Treas.   Reg. §1.401(a)(4)-8(b)(1)(B). Moreover, an Employer is not required to make any Gateway Contribution in the event that the Plan is permissively aggregated (pursuant to Section 4.06(C)(ix)) with one or more defined benefit plans for purposes of coverage and nondiscrimination testing under Treas. Reg. §1.401(a)(4)-8(b)(2) and the aggregated plan is eligible to be tested on a benefits basis, either because the aggregated plan is primarily defined benefit in character, or the aggregated plan provided the minimum aggregate allocation gateway as further defined in Treas. Reg. §1.401(a)(4)-9(b)(2)(v).

(B) Eligibility  for  Gateway  Contribution.  The  Plan Administrator will allocate any Gateway Contribution for a Plan Year to each NHCE Participant who receives an allocation of any  Employer  Contribution  or  Nonelective  Contribution  for such  Plan  Year.  The  Plan  Administrator  will  allocate  the Gateway  Contribution  without  regard  to  any  allocation conditions under Section 3.06 otherwise applicable to Employer Contributions or Nonelective Contributions under the Plan. However, if the Plan Administrator disaggregates the Plan for testing pursuant to the OEE rule under Section 4.06(C), the Otherwise Excludible Employees will not receive an allocation of any Gateway Contribution.

(C) Amount   of   Gateway   Contribution.   The   Plan Administrator will allocate any Gateway Contribution pro rata based on the Compensation of each Participant who receives a Gateway Contribution allocation for the Plan Year, but in no event will an allocation of the Gateway Contribution to any Participant exceed the lesser of: (1) 5% of Compensation; or (2) one-third (1/3) of the Highest Allocation Rate for the Plan Year. The Plan Administrator will reduce (offset) the Gateway Contribution allocation for a Participant under either the 5% or the 1/3 Gateway Contribution alternative, by the amount of any other Employer Contributions or Nonelective Contributions the Plan Administrator allocates (including forfeitures allocated as an Employer Contribution or Nonelective Contribution and Safe Harbor Nonelective Contributions, but excluding other QNECs, as defined under Section 1.38(C)) for the same Plan Year to such Participant; provided that if an NHCE is receiving only a QNEC and the QNEC amount equals or exceeds the Gateway Contribution, the QNEC satisfies the Gateway Contribution requirement as to that NHCE. Notwithstanding the foregoing, the Employer may increase the Gateway Contribution to satisfy the provisions of Treas. Reg. §1.401(a)(4)-9(b)(2)(v)(D) if the Plan consists (for nondiscrimination testing purposes) of one or more Defined Contribution Plans and one or more Defined Benefit Plans.

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(D) Compensation for 5% Gateway Contribution. For allocation purposes under the 5% Gateway Contribution alternative, "Compensation" means under Section 4.05(F) except that Compensation is limited to Participating Compensation.

(E)  Compensation for Determination of Highest Rate and 1/3 Gateway Contribution. The Plan Administrator under the 1/3 Gateway Contribution alternative: (i) will determine the Highest Allocation Rate and the resulting Gateway Contribution rate for the NHCE Participants entitled to the Gateway Contribution; and (ii) will allocate the Gateway Contribution, based on Compensation the Employer elects in its Adoption Agreement, provided that such definition satisfies Code §414(s) and if it does not, the Plan Administrator will allocate the Gateway Contribution based on a Code §414(s) definition which the Plan Administrator operationally selects.

(1)  Definition of Highest Allocation Rate. The Highest Allocation Rate means the greatest allocation rate of any HCE Participant and is equal to the Participant's total Employer Contribution or Nonelective Contribution allocation (including any QNECs, Safe Harbor Nonelective Contributions and forfeitures allocated as a Nonelective Contribution or forfeitures allocated as a Money Purchase Pension Contribution) divided by his/her Compensation, as described in this Section 4.07(E).

(F)  Employer Contribution Excludes Match. For purposes of this Section 4.07, an Employer Contribution excludes Matching Contributions.

4.08 AMENDMENT  TO  PASS  TESTING.  In  the  event that the Plan fails to satisfy Code §§410(b) or 401(a)(4) in any Plan Year, the Employer may elect to amend the Plan consistent with Treas. Reg. §1.401(a)(4)-11(g) to correct the failure, or as otherwise permitted in the regulation. The Employer may make such an amendment in any form or manner as the Employer deems reasonable, but otherwise consistent with Section 11.02. Any amendment under this Section 4.08 will not affect reliance on the Plan's Opinion Letter or Advisory Letter.

4.09 APPLICATION OF COMPENSATION LIMIT. The Plan Administrator in performing any nondiscrimination testing under this Article IV will limit each Participant's Compensation to the amount described in Section 1.11(E).

4.10 401(k)  (OR  OTHER  PLAN)  TESTING.  The  Plan Administrator will test Elective Deferrals, Matching Contributions  and  Employee  Contributions  under  the Employer's   401(k)   Plan   or   other   Plan   as   applicable,   in accordance with this Section 4.10.

(A) Annual Elective Deferral Limitation. A Participant's Elective Deferrals for a Taxable Year may not exceed the Elective Deferral Limit.

(1)  Definition of Elective Deferral Limit. The Elective Deferral Limit is the Code §402(g) limitation on each Participant's Elective Deferrals for each Taxable Year. If the Participant's Taxable Year is not a calendar year, the Plan Administrator must apply the Code §402(g) limitation in effect for the calendar year in which the Participant's Taxable Year begins.

(2)   Definition of Excess Deferral. A Participant's Excess Deferral is the amount of Elective Deferrals for a Taxable Year which exceeds the Elective Deferral Limit.

(3)   Elective Deferral Limit. The Elective Deferral Limit is  the  amount  as  in  effect  under  Code  §402(g)  ($16,500  in 2011), subject to adjustment by the Treasury in multiples of $500 under Code §402(g)(4).

(4)   Suspension  after  reaching  limit.  If,  pursuant  to  a Salary Reduction Agreement or pursuant to a CODA election, the Employer determines a Participant's Elective Deferrals to the Plan for a Taxable Year would exceed the Elective Deferral Limit, the Employer will suspend the Participant's Elective Deferrals  under  his/her  Salary  Reduction  Agreement,  if  any, until the following January 1 and will pay to the Participant in cash the portion of the Elective Deferrals which would result in the Participant's Elective Deferrals for the Taxable Year exceeding the Elective Deferral Limit.

(5)  Correction. If the Plan Administrator determines a Participant's Elective Deferrals already contributed to the Plan for a Taxable Year exceed the Elective Deferral Limit, the Plan Administrator will distribute the Excess Deferrals as adjusted for Allocable  Income,  no  later  than  April  15  of  the  following Taxable Year (or if later, the date permitted under Code §§7503 or 7508A). See Section 4.11(C)(1) as to Gap Period income.

(6)   415 interaction. If the Plan Administrator distributes the Excess Deferrals by the April 15 deadline under Section 4.10(A)(5), the Excess Deferrals are not an Annual Addition under Section 4.05, and the Plan Administrator may make the distribution irrespective of any other provision under this Plan or under the Code. Elective Deferrals distributed to a Participant as an Excess Amount in accordance with Section 4.03 are not taken into account in determining the Participant's Elective Deferral Limit.

(7)   ADP interaction. The Plan Administrator will reduce the amount of Excess Deferrals for a Taxable Year distributable to a Participant by the amount of Excess Contributions (as determined in Section 4.10(B)), if any, previously distributed to the Participant for the Plan Year beginning in that Taxable Year.

(8)  More than one plan. If a Participant participates in another plan subject to the Code §402(g) limitation under which he/she  makes  elective  deferrals  pursuant  to  a  401(k)  Plan, elective deferrals under a SARSEP, elective contributions under a   SIMPLE   IRA   or   salary   reduction   contributions   to   a tax-sheltered annuity (irrespective of whether the Employer maintains the other plan), the Participant may provide to the Plan Administrator a written claim for Excess Deferrals made to the Plan for a Taxable Year. The Participant must submit the claim no later than the March 1 following the close of the particular Taxable Year and the claim must specify the amount of the Participant's Elective Deferrals under this Plan which are Excess Deferrals. The Plan Administrator may require the Participant to provide reasonable evidence of the existence of and the amount of the Participant's Excess Deferrals. If the Plan Administrator receives a timely claim which it approves, the Plan Administrator will distribute the Excess Deferrals (as adjusted for Allocable Income under Section 4.11(C)(1)) the Participant has assigned to

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this Plan, in accordance with this Section 4.10(A). If a Participant has Excess Deferrals because of making Elective Deferrals to this Plan and other plans of the Employer (but where the Elective Deferral Limit is not exceeded based on Deferrals to any single plan), the Participant for purposes of this Section 4.10(A)(8) is deemed to have notified the Plan Administrator of this Plan of the Excess Deferrals.

(9)   Roth and Pre-Tax Deferrals. If a Participant who will receive a distribution of Excess Deferrals, in the Taxable Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Deferrals to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(A)(9) may not exceed the amount of the Participant's Pre-Tax Deferrals or Roth Deferrals for the Taxable Year of the correction.

(B)  Actual Deferral Percentage (ADP) Test. If the Employer in its Adoption Agreement has elected to test its 401(k) Plan as a Traditional 401(k) Plan, a Participant's Elective Deferrals for a Plan  Year  may  not  exceed  the  ADP  Limit.  However,  this Section 4.10(B) will not apply to a Plan Year if: (1) for the Plan Year no NHCE was an ADP Participant, (2) for the Plan Year no HCE was an ADP Participant, or (3) the Plan is a Volume Submitter Plan and the plan is a governmental plan described in Code §414(d). In accordance with Treas. Reg. §1.401(k)-1(e)(7), it is impermissible for the Plan to use ADP testing for a Plan Year in which it is intended for the Plan through its written terms to use the ADP test safe harbor, even though the Plan fails to satisfy the requirements of such safe harbor for the Plan Year.

(1)  Definition of ADP Limit. The ADP Limit is the maximum dollar amount of Elective Deferrals each HCE Participant may defer under the Plan such that the Plan passes the ADP test for that Plan Year.

(2) Definition  of  Excess  Contributions.  Excess Contributions are the amount of Elective Deferrals made by the HCEs which exceed the ADP Limit and which may not be recharacterized as Catch-Up Contributions or as Employee Contributions.

(3)   ADP  test.  For  each  Plan  Year,  Elective  Deferrals satisfy the ADP test if they satisfy either of the following tests:

(a)   1.25 test. The ADP for the HCE Group does not exceed 1.25 times the ADP of the NHCE Group; or

(b)   2  percent  test.  The  ADP  for  the  HCE  Group does not exceed the ADP for the NHCE Group by more than two percentage points and the ADP for the HCE Group is not more than twice the ADP for the NHCE Group.

(4)   Calculation of ADP. The ADP for either group is the average   of   the   separate   ADRs   calculated   to   the   nearest one-hundredth of one percent for each ADP Participant who is a member of that group. The Plan Administrator will include in the ADP test as a zero an ADP Participant who elects not to make Elective Deferrals to the Plan for the Testing Year.

(a)  Definition of ADR (actual deferral ratio). An ADP Participant's ADR for a Plan Year is the ratio of the ADP Participant's Elective Deferrals, but excluding Catch-Up Contributions, for the Plan Year to the ADP Participant's Compensation for the Plan Year.

(b)   Definitions of ADP Participant and HCE and NHCE Groups. See Sections 4.11(B), (G), and (H).

(c)   Excess Deferrals interaction. In determining the ADP, the Plan Administrator must include any HCE's Excess Deferrals (whether or not corrected), as described in Section 4.10(A), to this Plan or to any other Plan of the Employer and the  Plan  Administrator  will  disregard  any  NHCE's  Excess Deferrals.

(d)  QNECs and QMACs. The Plan Administrator operationally  may  include  in  the  ADP  test,  QNECs,  and QMACs the Plan Administrator does not use in the ACP test, provided that the Plan passes the ACP test before and after the shifting of any amount from the ACP test to the ADP test. The Plan Administrator may use QNECs or QMACs in the ADP test provided such amounts are not impermissibly targeted under Section 4.10(D).

(e)  Shifting Elective Deferrals to ACP. The Plan Administrator will not count in the ADP test any Elective Deferrals the Plan Administrator operationally elects to shift to the ACP test; provided that the Plan must pass the ADP test both taking into account and disregarding the Elective Deferrals the Plan Administrator shifts to the ACP test.

(f)   Current/Prior Year Testing.

(i)    Election. In determining whether the Plan's 401(k)  arrangement  satisfies  the  ADP  test,  the  Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer may elect in the case of a Restated Plan).

(ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section

4.06(D). The Employer under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the

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Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.

(iii) Deferrals and  QNEC/QMAC deadline/limitation under Prior Year Testing. The Plan Administrator includes Elective Deferrals, QNECs or QMACs in determining the HCE or NHCE ADP only if the Employer makes such contribution to the Plan within 12 months following the  end  of  the  Testing  Year  to  which  the  Elective  Deferral relates  or  to  which  the  Plan  Administrator  will  allocate  the QNEC or QMAC. For this purpose, an Elective Deferral is considered allocated as of a date within a Testing Year if the allocation is not contingent on participation or performance of services after such date. Under Prior Year Testing, to count the QNEC or QMAC in the ADP test, the Employer must contribute a  QNEC  or  QMAC  by  the  end  of  the  Testing  Year.  The Employer may not make an Operational QNEC or QMAC if the Plan uses Prior Year Testing.

(iv)  First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Elective Deferrals, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ADP for the NHCE Group is equal to the greater of 3% or the actual ADP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ADP for the NHCE Group in the ADP test for the second Plan Year.

(v)  Plan coverage changes under Prior Year Testing. If the Employer's Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(k)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs' ADP for the prior year.

(vi)  Shifting contributions and switching from Current Year Testing to Prior Year Testing. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. The Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the  original  test  without  regard  to  the  shift  in  the  previous Testing Year.

(5)   Special aggregation rule for HCEs. To determine the ADR  of  any  HCE,  the  Plan  Administrator  must  take  into account any Elective Deferrals made by the HCE (and if used in the ADP test, any QNECs and QMACs allocated to the HCE) under any other 401(k) Plan maintained by the Employer. If the 401(k) Plans have different Plan Years, the Plan Administrator will determine the combined Elective Deferrals on the basis of the Plan Years ending in the same calendar year. If the 401(k) Plans have different Plan Years, all Elective Deferrals made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(B)(5) to plans which may not be aggregated under Treas. Reg. §1.401(k)-2(a)(3)(ii)(B).

(6)   Aggregation of certain 401(k) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination  purposes,  the  Employer  must  combine  the 401(k) Plans to determine whether the plans satisfy the ADP test. This aggregation rule applies to the ADR determination for all ADP Participants (and ADP participants under the other plans), irrespective of whether an ADP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different  Plan  Years;  (b)  a  Safe  Harbor  401(k)  Plan  with  a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). If the Employer aggregating 401(k) Plans under this Section 4.10(B)(6) is using Prior  Year  Testing,  the  Plan  Administrator  must  adjust  the NHCE Group ADP for the prior year as provided in Section

4.10(B)(4)(f)(v).

(7) Characterization  of  Excess  Contributions.  If, pursuant to Section 4.10(B)(4)(d), the Plan Administrator has elected to include QMACs in the ADP test, any Excess Contributions are attributable proportionately to Elective Deferrals and to QMACs in the ADP test allocated on the basis of those Elective Deferrals. The Plan Administrator will reduce the amount of Excess Contributions for a Plan Year distributable to an HCE by the amount of Excess Deferrals (as determined in Section 4.10(A)), if any, previously distributed to that Employee for the Employee's Taxable Year ending in that Plan Year.

(8)   Distribution  of  Excess  Contributions.  If  the  Plan Administrator determines the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Excess Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).

(a)   Calculation of total Excess Contributions. The Plan  Administrator  will  determine  the  total  amount  of  the Excess Contributions to the Plan by starting with the HCE(s) who has the greatest ADR, reducing his/her ADR (but not below the next highest ADR), then, if necessary, reducing the ADR of the HCE(s) at the next highest ADR, including the ADR of the HCE(s) whose ADR the Plan Administrator already has reduced (but not below the next highest ADR), and continuing in this manner until the ADP for the HCE Group is equal to the ADP Limit. All reductions under this Section 4.10(B)(8)(a) are to the ADR only and do not result in any actual distributions.

(b) Apportionment and distribution of Excess Contributions. After the Plan Administrator has determined the total Excess Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each HCE his/her respective share of the Excess Contributions. The Plan Administrator will determine each HCE's share of Excess Contributions by starting with the HCE(s) who has the highest dollar amount of Elective Deferrals, reducing his/her Elective Deferrals (but not below the next highest dollar amount of Elective Deferrals), then, if necessary, reducing the Elective Deferrals of the HCE(s) at the next highest dollar amount of Elective  Deferrals  including  the  Elective  Deferrals  of  the HCE(s) whose Elective Deferrals the Plan Administrator already has reduced (but not below the next highest dollar amount of

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Elective Deferrals), and continuing in this manner until the Trustee has distributed all Excess Contributions.

(c)   Roth and Pre-Tax Deferrals. If an HCE who will receive a distribution of Excess Contributions, in the Plan Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Contributions to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(B)(8)(c) may not exceed the amount of the Participant's Pre-Tax Deferrals or Roth Deferrals for the Testing Year.

(d)   Catch-Up  Deferrals  re-characterized.  If  the Plan permits Catch-Up Contributions and a Catch-Up Eligible Participant exceeds his/her ADP Limit and the Plan Administrator   otherwise   would   distribute   the   Participant's Excess   Contributions,   the   Plan  Administrator   instead   will re-characterize  as  a  Catch-Up  Deferral  the  portion  of  such Excess Contributions as is equal to the Participant's unused Catch-Up Deferral Limit applicable to the Testing Year. Any such re-characterized Excess Contribution, plus Allocable Income, will remain in the Participant's Account and the Plan Administrator, for purposes of determining ADP test correction, will treat the re-characterized amount, including Allocable Income, as having been distributed. If the Employer in its Adoption Agreement has elected to match Catch-Up Deferrals, the Plan Administrator will retain in the affected Participant's Account any Matching Contributions made with respect to any Excess     Contributions     which     the     Plan     Administrator re-characterizes under this Section 4.10(B)(8)(d).

(9)   Allocable Income/Testing Year and Gap Period. A corrective distribution under Section 4.10(B)(8) must include Allocable Income. See Section 4.11(C)(2).

(10) Treatment as Annual Additions. Distributed Excess Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.

(11) Re-characterization as Employee Contributions. In addition  to  the  other  correction  methods  under  this  Section 4.10(B),  the  Plan  Administrator  operationally  may  elect  to correct  an  ADP test  failure  by  re-characterizing  the  Elective Deferrals   in   excess   of   the   ADP   Limit   as   Employee Contributions in accordance with Treas. Reg. §1.401(k)-2(b)(3). Elective Deferrals may not be re-characterized with respect to HCE Participants to the extent that the re-characterized amounts, in conjunction with Employee Contributions actually made by the HCE, exceed the maximum amount of Employee Contributions (determined prior to performing the ACP Test) that the employee is permitted to make under the plan in the absence of re-characterization. Elective Deferrals may not be re-characterized under this paragraph after 2 1/2 months after the close of the plan year to which the re-characterization relates. The amount of Excess Aggregate Contributions for a plan year will be determined only after first determining the amount of Elective Deferrals treated as Employee Contributions due to re-characterization.

(C) Actual Contribution Percentage (ACP) Test. If: (i) the Employer in its Adoption Agreement has elected to test its Plan as a traditional 401(m) Plan; (ii) the Employer under its 401(k) Plan has elected only ADP test safe harbor plan status and the Employer makes Matching Contributions; or (iii) under any Plan there  are  Employee  Contributions or  Matching  Contributions (not exempted from ACP testing), a Participant's Aggregate Contributions may not exceed the ACP Limit. However, this Section 4.10(C) will not apply to a Plan Year if: (1) for the Plan Year no NHCE was an ACP Participant, (2) for the Plan Year no HCE was an ACP Participant, or (3) the Plan is a Volume Submitter Plan and the plan is a governmental plan described in Code  §414(d).  In  accordance  with  Treas.  Reg.  §§1.401(k)- 1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Plan to use ACP testing for a Plan Year in which it is intended for the Plan through its written terms to use the ACP test safe harbor, even though the Plan fails to satisfy the requirements of such safe harbor for the Plan Year.

(1)  Definition of ACP Limit. The ACP Limit is the maximum dollar amount of Aggregate Contributions each HCE Participant may receive or may make under the Plan such that the Plan passes the ACP test.

(2)  Definition of Aggregate Contributions. Aggregate Contributions are Matching Contributions and Employee Contributions. Aggregate Contributions also include any QMACs, QNECs and Elective Deferrals the Plan Administrator includes in the ACP test. If the Employer has elected ADP test safe harbor plan status and the Employer makes a Safe Harbor Matching Contribution for a Plan Year, then the Plan Administrator   in   computing   Aggregate   Contributions   may disregard each Participant’s Matching Contributions which do not exceed 4% of the Participant’s Compensation for the Plan Year.

(3)   Definition   of   Excess   Aggregate   Contributions. Excess Aggregate Contributions are the amount of Aggregate Contributions allocated on behalf of the HCEs which exceed the ACP Limit.

(4) ACP  test.  For  each  Plan  Year,  Aggregate Contributions satisfy the ACP test if they satisfy either of the following tests:

(a)   1.25 test. The ACP for the HCE Group does not exceed 1.25 times the ACP of the NHCE Group; or

(b)   2 percent test. The ACP for the HCE Group does not exceed the ACP for the NHCE Group by more than two percentage points and the ACP for the HCE Group is not more than twice the ACP for the NHCE Group.

(5)   Calculation of ACP. The ACP for either group is the average   of   the   separate   ACRs   calculated   to   the   nearest one-hundredth of one percent for each ACP Participant who is a member of that group. The Plan Administrator will include in the ACP test as a zero an ACP Participant who for the Testing Year: (i) is eligible to make Employee Contributions but who does not do so; or (ii) is eligible to make Elective Deferrals and to receive

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an allocation of any Matching Contributions based on Elective   Deferrals   but   who  does   not   make   any   Elective Deferrals. An Employee who fails to satisfy an allocation condition applicable to Matching Contributions is excluded from the ACP test unless the Employee is eligible to make Employee Contributions or the Plan Administrator re-characterizes any of the Employee's Elective Deferrals as Employee Contributions.

(a)   Definition of ACR (actual contribution ratio). An ACP Participant's ACR for a Plan Year is the ratio of the ACP Participant's Aggregate Contributions for the Plan Year to the ACP Participant's Compensation for the Plan Year.

(b)   Definitions of ACP Participant and HCE and NHCE Groups. See Section 4.11(A), (G), and (H).

(c) QNECs and Elective Deferrals. The Plan Administrator operationally may include in the ACP test QNECs and Elective Deferrals the Plan Administrator does not use in the ADP test, provided that the Plan passes the ADP test before and after the shifting of any amount from the ADP test to the ACP test. The Plan Administrator may use QNECs in the ACP test provided such amounts are not impermissibly targeted under Section 4.10(D).

(d) Shifting   QMACs   to   ADP.   The   Plan Administrator will not count in the ACP test any QMACs the Plan Administrator operationally elects to shift to the ADP test; provided that the Plan must pass the ACP test both taking into account and disregarding the QMACs the Plan Administrator shifts to the ADP test.

(e)   Current/Prior Year Testing.

(i)    Election. In determining whether the Plan's 401(k)    arrangement  satisfies    the    ACP    test,    the    Plan Administrator  will  use  Current  Year  Testing  or  Prior  Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer elects in the case of a Restated Plan).

(ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer, under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.

(iii) Employee Contribution, Matching and QNEC  deadline/limitation  under  Prior  Year  Testing.  The

Plan Administrator includes Employee Contributions in the ACP test in the Testing Year in which the Employer withholds the Employee Contributions from the Participant's pay, provided such contributions are contributed to the Trust within a reasonable  period  thereafter.  The  Plan  Administrator  may include Matching Contributions and QNECs in determining the HCE or NHCE ACP only if the Employer makes such contribution to the Plan within 12 months following the end of the Testing Year to which the Plan Administrator will allocate the Matching Contribution or QNEC. To be included in the ACP test, a Matching Contribution must be made on account of an Employee's Elective Deferrals or Employee Contributions for the Testing Year. Under Prior Year Testing, to count the QNEC in the ACP test, the Employer must contribute a QNEC by the end of the Testing Year. The Employer may not make an Operational QNEC if the Plan uses Prior Year Testing.

(iv)  First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Matching Contributions or Employee Contributions, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ACP for the NHCE Group is equal to the greater of 3% or the actual ACP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ACP for the NHCE Group in the ACP test for the second Plan Year.

(v)  Plan coverage changes under Prior Year Testing. If the Employer's Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(m)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs' ACP for the prior year.

(vi)  Shifting contributions and switching from Current Year Testing to Prior Year Testing. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator   switched   to   Prior   Year   Testing,   the   Plan Administrator in applying Prior Year Testing must disregard the shifted amount. The Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the  original  test  without  regard  to  the  shift  in  the  previous Testing Year.

(6)   Special aggregation rule for HCEs. To determine the ACR of any HCE, the Plan Administrator must take into account any Aggregate Contributions allocated to the HCE under any other 401(m) Plan maintained by the Employer. If the 401(m) Plans have different Plan Years, the Plan Administrator will determine the combined Aggregate Contributions on the basis of the Plan Years ending in the same calendar year. If the 401(m) Plans have different Plan Years, all Aggregate Contributions made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(C)(6) to plans which may not be aggregated under Treas. Reg. §1.401(m)-2(a)(3)(ii)(B).

(7) Aggregation  of  certain  401(m)  plans.  If  the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(m) Plans under such plans to determine whether the plans

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satisfy the ACP test. This aggregation rule applies to the ACR determination for all ACP Participants (and ACP participants under   the   other   plans),   irrespective   of   whether   an   ACP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year   Testing);   or   (d)   any   other   plans   which   must   be disaggregated  under  Treas.  Reg.  §1.401(k)-1(b)(4)(iv).  If  the Employer   aggregating   401(m)   Plans   under   this   Section 4.10(C)(7) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ACP for the prior year as provided in Section 4.10(C)(5)(e)(v).

(8)   Distribution of Excess Aggregate Contributions. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Vested Excess Aggregate Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).

(a) Calculation  of  total  Excess  Aggregate Contributions. The Plan Administrator will determine the total amount of the Excess Aggregate Contributions by starting with the HCE(s) who has the greatest ACR, reducing his/her ACR (but not below the next highest ACR), then, if necessary, reducing the ACR of the HCE(s) at the next highest ACR, including the ACR of the HCE(s) whose ACR the Plan Administrator already has reduced (but not below the next highest ACR), and continuing in this manner until the ACP for the HCE Group is equal to the ACP Limit. All reductions under this Section 4.10(C)(8)(a) are to the ACR only and do not result in any actual distributions.

(b) Apportionment and distribution of Excess Aggregate Contributions. After the Plan Administrator has determined the total Excess Aggregate Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute (to the extent Vested) to each HCE his/her respective share   of   the   Excess   Aggregate   Contributions.   The   Plan Administrator will determine each HCE's share of Excess Aggregate Contributions by starting with the HCE(s) who has the highest dollar amount of Aggregate Contributions, reducing the amount of his/her Aggregate Contributions (but not below the next highest dollar amount of the Aggregate Contributions), then, if necessary, reducing the amount of Aggregate Contributions of the HCE(s) at the next highest dollar amount of Aggregate Contributions, including the Aggregate Contributions of the HCE(s) whose Aggregate Contributions the Plan Administrator already has reduced (but not below the next highest dollar amount of Aggregate Contributions), and continuing in this manner until the Trustee has distributed all Excess Aggregate Contributions.

(9)   Allocable  Income/Testing  Year  and  Gap  Period. The Plan Administrator will calculate and will distribute Excess Aggregate Contribution Allocable Income in the same manner and for the same Plan Years as described in Section 4.10(B)(9) for Excess Contributions.

(10) Testing   and   correction   ordering.   If   the   Plan Administrator must perform both the ADP and ACP tests in a given Plan Year, the Plan Administrator may perform the tests and undertake correction of a failed test in any order that the Plan

Administrator determines, with a view toward preserving Plan benefits, maximizing Employer Contributions in the Plan versus Employee Contributions or Elective Deferrals, and minimizing forfeitures. Toward this end, the Plan Administrator may treat an HCE's allocable share of Excess Aggregate Contributions in the following priority: (a) first as attributable to his/her Employee Contributions and Matching Contributions thereon,  if  any;  (b)  then  as  attributable  to  Matching Contributions allocable as to Excess Contributions determined under the ADP test such that the Plan Administrator distributes any Vested Excess Aggregate Contribution to reduce the amount of Associated Matching Contribution subject to forfeiture (irrespective of vesting). See Section 3.07(B)(1) as to testing or re-testing related to forfeiture allocations. To the extent that distributed Excess Aggregate Contributions include Elective Deferrals, and the Participant in that Testing Year made both Pre-Tax Deferrals and Roth Deferrals, the ordering rules under Sections 4.10(A)(9) and 4.10(B)(8)(c) apply.

(11) Vesting/Forfeiture  of non-Vested Excess Aggregates. To the extent an HCE's Excess Aggregate Contributions are attributable to Matching Contributions, and he/she is not 100% Vested in his/her Matching Contribution Account, the Plan Administrator will distribute only the Vested portion and will forfeit the non-Vested portion. The Vested portion  of  the  HCE's  Excess  Aggregate  Contributions attributable to Employer Matching Contributions is the total amount of such Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his/her Vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution).

(12) Treatment as Annual Addition. Distributed Excess Aggregate Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.

(D)  QNEC, Matching and QMAC Targeting Restrictions. The Plan Administrator in performing the ADP or ACP tests may not include in the tests any impermissibly targeted QNEC or Matching Contribution as described in this Section 4.10(D).

These targeting restrictions apply to Matching Contributions, to Plan-Designated      and      Operational      QNECs      and      to Plan-Designated and Operational QMACs. The Employer will not contribute Operational QNECs or QMACs which would violate the targeting restrictions.

(1)   QNEC targeting rules. The Plan Administrator may include in the ADP test or in the ACP test only such amounts of any QNEC as are not impermissibly targeted. A QNEC is impermissibly targeted if the QNEC amount allocated to any NHCE exceeds the greater of: (a) 5% of Compensation; or (b) 2 times the Plan's Representative Contribution Rate.

(a)   Definition   of   Representative   Contribution Rate.

(i)    ADP.   The   Plan's   ADP   Representative Contribution Rate is the lowest ADP Applicable Contribution Rate of any ADP Participants who are NHCEs in a group consisting of: (A) any one-half of the ADP Participants who are

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NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ADP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.

(ii) ACP. The Plan's ACP Representative Contribution Rate is the lowest ACP Applicable Contribution Rate of any ACP Participants who are NHCEs in a group consisting of: (A) any one-half of the ACP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ACP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.

(b)   Definition of Applicable Contribution Rate.

(i)    ADP. The Applicable Contribution Rate of an ADP Participant who is an NHCE for the ADP test is the sum of the NHCE's QNECs and QMACs used in the ADP test, divided by the NHCE's Compensation.

(ii)   ACP. The Applicable Contribution Rate of an ACP Participant who is an NHCE for the ACP test is the sum of the NHCE's Matching Contributions and QNECs used in the ACP test, divided by the NHCE's Compensation.

(c)   QNEC in ACP test. The Plan Administrator may not use in the ADP test or take into account in determining the Plan's Representative Contribution Rate, any QNEC the Plan Administrator applies to the ACP test.

(d) Prevailing  Wage Contribution. Notwithstanding  Section  4.10(D)(1),  the  Plan  Administrator may count in the ADP test QNECs which are Prevailing Wage Contributions to the extent that such QNECs do not exceed 10% of Compensation. The Plan Administrator also may count in the ACP test a QNEC which is a Prevailing Wage Contribution up to an additional 10% of Compensation, such that the combined QNEC amount does not exceed 20% of Compensation and not more than 10% in either test.

(2)  Matching Contribution targeting rules. The Plan Administrator may include in the ACP test only such Matching Contribution amounts (including QMACs) as are not impermissibly     targeted.     A     Matching     Contribution     is impermissibly targeted if the Matching Contribution amount allocated to any NHCE exceeds the greatest of: (i) 5% of Compensation;   (ii)   the   amount   of   the   NHCE's   Elective Deferrals;  or  (iii)  the  product  of  2  times  the  Plan's Representative   Matching   Rate   and   the   NHCE's   Elective Deferrals for the Plan Year.

(a)   Definition  of  Representative  Matching  Rate. The Plan's Representative Matching Rate is the lowest Matching Rate for any ACP Participants who are NHCEs in a group consisting of: (i) any one-half of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year; or if it would result in a greater Representative Matching Rate, (ii) all of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year and who are employed by the Employer on the last day of the Plan Year.

(b)   Definition  of  Matching  Rate.  The  Matching Rate  for  an  NHCE  is  the  NHCE's  Matching  Contributions divided by his/her Elective Deferrals; provided that if the Matching  Rate  is  not  the  same  for  all  levels  of  Elective Deferrals, the Plan Administrator will determine each NHCE's Matching Rate by assuming an Elective Deferral equal to 6% of Compensation.

(c)  Employee Contributions. If the Plan permits Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by adding together an NHCE's Employee Contributions and Elective Deferrals. If the Plan provides a Matching Contribution only as to Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by substituting the Employee Contributions for Elective Deferrals.

(3)  Accrued fixed contributions. The Employer must contribute any accrued fixed contribution, even if any or all of such contribution is impermissibly targeted under this Section 4.10(D).

4.11 DEFINITIONS: SECTIONS 4.06-4.10. For purposes of Sections 4.06 through 4.10:

(A) ACP Participant. ACP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II and the allocation conditions under Section 3.06 applicable to any Matching Contributions such that the Participant would be entitled to a Matching Contribution allocable to the Testing Year if he/she makes an Elective Deferral.   An   ACP   Participant   also   includes   an   Eligible Employee who has satisfied the eligibility requirements under Article II applicable to Employee Contributions and who has the right at any time during the Testing Year to make Employee Contributions. Any Employee with zero Compensation for the Testing Year is not an ACP Participant.

(B) ADP Participant. ADP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to any Elective Deferrals and who has the right at any time during the Testing Year to make Elective Deferrals.  Any  Employee  with  zero  Compensation  for  the Testing Year is not an ADP Participant. A Participant is an ADP Participant even if he/she may not make Elective Deferrals for all or any part of the Testing Year because of the Annual Additions Limit or suspension based on a hardship distribution under Section 6.07.

(C)  Allocable Income. Allocable Income means as follows:

(1) Excess  Deferrals.  For  purposes  of  making  a distribution of Excess Deferrals pursuant to Section 4.10(A), Allocable Income means Earnings allocable to the Excess Deferrals for the Taxable Year in which the Participant made the Excess Deferral. The Plan Administrator also will distribute Gap Period  income  with  respect  to  Excess  Deferrals  in  Taxable Years which began during 2007, if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant's Account. The Plan Administrator will not calculate and distribute Gap Period income with respect to Excess Deferrals made in Taxable Years which begin after December 31, 2007.

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(a)   Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Taxable Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants' Accounts; or (ii)     the     "alternative     method"     under     Treas.     Reg. §1.402(g)-1(e)(5)(iii). See Section 4.11(C)(2)(a) as to the alternative  method  except  the  Plan  Administrator  will  apply such modifications as are necessary to determine Taxable Year Allocable Income with respect to the Excess Deferrals.

(b)   Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(1)(a) methods, or may apply the "safe harbor method" under    Treas.    Reg.    §1.402(g)-1(e)(5)(iv).    See    Section 4.11(C)(2)(b)  as  to  the  safe  harbor  method  except  the  Plan Administrator will apply such modifications as are necessary to determine  Gap  Period  Allocable  Income  with  respect  to  the Excess  Deferrals.  Under  a  reasonable  method  described  in Section 4.11(C)(1)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.

(2)  Excess Contributions/Aggregates. For purposes of making  a  distribution  of  Excess  Contributions  under  Section 4.10(B)  and  Excess  Aggregate  Contributions  under  Section 4.10(C), Allocable Income means Earnings allocable to such amounts. For Plan Years beginning on or after the final 401(k) regulations effective date, and before January 1, 2008, the Plan Administrator must calculate Allocable Income for the Testing Year and also for the Gap Period; provided that the Plan Administrator will calculate and distribute the Gap Period Allocable Income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant's Account. The Plan Administrator  will  not  calculate  and  distribute  Gap  Period income   with   respect   to   Excess   Contributions   or   Excess Aggregate Contributions made in Plan Years beginning after December 31, 2007.

(a)   Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Testing Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants' Accounts; or (ii)     the     "alternative     method"     under     Treas.     Reg. §§1.401(k)-2(b)(2)(iv)(C)  and  1.401(m)-2(b)(2)(iv)(C).  Under the alternative method, the Plan Administrator will determine the Allocable Income for the Testing Year by multiplying the Testing  Year  income  with  respect  to  Participant's  Excess Contributions (or Excess Aggregate Contributions) by a fraction, the numerator of which is the Participant's Excess Contributions (or Excess Aggregate Contributions) and the denominator of which is the Participant's end of the Testing Year Account Balance attributable to Elective Deferrals (or Matching Contributions and Employee Contributions) and any other amounts   included   in   the   ADP   test   (or   ACP   test),   but disregarding Earnings on such amounts for the Testing Year.

(b)   Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(2)(a) "reasonable method" or "alternative method" (but as modified to include the Gap Period), or may apply the "safe harbor method" under Treas. Reg. §§1.401(k)-2(b)(2)(iv)(D) and 1.401(m)-2(b)(2)(iv)(D). Under the safe harbor method, the Gap Period Allocable Income is equal to 10% of the Testing Year income determined under the alternative method, multiplied by the number of calendar months in the Gap Period. If a corrective distribution is made on or before the 15th day of a month, that month is disregarded in determining the number of months in the Gap Period. If the corrective distribution is made after the 15th  day  of  the  month,  that  month  is  included  in  such calculation.  Under  a  reasonable  method  described  in  Section 4.11(C)(2)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.

(D)  Compensation. Compensation means, except as otherwise provided in this Article IV, Compensation as defined for nondiscrimination purposes in Section 1.11(F).

(E) Current Year Testing. Current Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Testing Year in determining the ADP or ACP for the NHCE Group.

(F)  Gap Period. Gap Period means the period commencing on the first day of the next Plan Year following the Testing Year and ending on the date the Plan Administrator distributes Excess Contributions or Excess Aggregate Contributions for the Testing Year. As to Excess Deferrals, Gap Period means the period commencing on the first day of the next Taxable Year following the Taxable Year in which the Participant made the Excess Deferrals and ending on the date the Plan Administrator distributes the Excess Deferrals.

(G) HCE Group. HCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are HCEs for the Testing Year.

(H) NHCE Group. NHCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are NHCEs for the Testing Year, or for the immediately prior Plan Year under Prior Year Testing, except as the Testing Year may apply in the first Plan Year, in accordance with Sections

4.10(B)(4)(f)(iv) or 4.10(C)(5)(e)(iv).

(I)   Prior   Year   Testing.   Prior   Year   Testing   means   for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Plan Year immediately prior to the Testing Year in determining the ADP or ACP for the NHCE Group, unless the first Plan Year provisions of Sections 4.10(B)(4)(f)(iv) or 4.10(C)(5)(e)(iv) apply.

(J)   Testing Year. Testing Year means the Plan Year for which the Plan Administrator is performing coverage or nondiscrimination testing including the ADP test or the ACP test.

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Defined Contribution Plan

ARTICLE V

VESTING

5.01 NORMAL/EARLY     RETIREMENT     AGE.     The Employer in its Adoption Agreement must specify the Plan's Normal Retirement Age of at least age 55. If the Employer fails to specify the Plan's Normal Retirement Age in its Adoption Agreement, the Employer is deemed to have elected age 65 as the  Plan's  Normal  Retirement  Age.  The  Employer  in  its Adoption Agreement may specify an Early Retirement Age. A Participant's Account Balance derived from Employer contributions is 100% Vested upon and after his/her attaining Normal Retirement Age (or if applicable, Early Retirement Age) if the Participant is employed by the Employer on or after that date and regardless of the Participant's Years of Service for vesting or the Employer's Adoption Agreement elected vesting schedules.

(A)  Pension Plans. If the Plan is a Money Purchase Pension Plan, effective as of the first Plan Year beginning after June 30, 2008, the Employer in its Adoption Agreement must elect a Normal Retirement Age of at least age 62; provided that the Employer may designate a lower age, not less than age 55, if that age is reasonably representative of the typical retirement age  for  the  industry  in  which  the  covered  workforce  is employed.

5.02 PARTICIPANT   DEATH   OR   DISABILITY.   The Employer must elect in its Adoption Agreement whether a Participant's Account Balance derived from Employer Contributions  is  100%  Vested  if  the  Participant's  Separation from Service is a result of his/her death or Disability.

5.03 VESTING SCHEDULE.

(A)  General. Except as provided in Sections 5.01 and 5.02, or unless   the   Employer   in   its   Adoption   Agreement   elects immediate vesting, for each Year of Service as described in Section  5.05,  a  Participant's  Vested  percentage  of  his/her Account Balance derived from Nonelective Contributions, Regular Matching Contributions, Additional Matching Contributions, QACA Safe Harbor Contributions, or Money Purchase Pension Contributions equals the percentage under the appropriate vesting schedule the Employer has elected in its Adoption Agreement. For purposes of this Section 5.03 and the corresponding Appendix B elections, "top-heavy vesting schedule" means a vesting schedule at least as rapid as a 6-year graded schedule or a 3-year cliff schedule. Any vesting schedule which is not a top-heavy vesting schedule is a "non-top-heavy schedule."

(1)   Top-heavy schedule. If the Employer in it Adoption Agreement elects to apply a vesting schedule, it must elect a top-heavy vesting schedule as to the Regular Matching Contributions, Additional Matching Contributions and all other (non-Matching) Employer Contributions, except QACA Safe Harbor Contributions under Section 5.03(A)(5) or fully vested contributions under Section 5.03(E). The top-heavy vesting schedule(s) the Employer elects in its Adoption Agreement applies to: (i) all Regular Matching Contributions Accounts and Additional Matching Contributions Accounts of all Participants who have at least one Hour of Service in a Plan Year beginning after   December   31,   2001;   (ii)   all   other   (non-Matching) Employer Contribution Accounts of all Participants who have at least one Hour of Service in a Plan Year beginning after

December 31, 2006; and (iii) regardless of when the Contributions under (i) or (ii) were made.

(2)   Possible non-top-heavy schedule and overrides as to application of top-heavy schedule. Notwithstanding Section 5.03(A)(1), the Employer in Appendix B may elect to apply a non-top-heavy vesting schedule in Plan Years in which the Plan is not top-heavy. The Employer also may elect to override the application   of   top-heavy   vesting   schedules   under   Section 5.03(A)(1). Specifically, the Employer: (i) may elect to apply the  top-heavy  vesting  schedule  only  to  Regular  Matching Contributions and Additional Matching Contributions made in Plan Years beginning after December 31, 2001, and to the associated  Earnings;  and  (ii)  may  elect  to  apply  top-heavy vesting   to   the   affected   Matching   Contributions   for   all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2001; (iii) may elect to apply the top-heavy vesting schedule only to non-Matching Contributions made in Plan Years beginning after December 31, 2006, and to the associated Earnings; and/or (iv) may elect to apply top-heavy vesting to the affected non-Matching Contributions for all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2006.

(a)   Election of schedule once Plan is top-heavy. If the Employer elects in Appendix B to apply a non-top-heavy vesting schedule as permitted, in the event that the Plan becomes top-heavy and then later becomes non-top-heavy, the Employer must further elect whether the Plan will continue to apply the top-heavy schedule or to return to the elected non-top-heavy schedule commencing in the non-top-heavy Plan Year.

(3)   Election of different schedules. The Employer in its Adoption Agreement must elect whether the Plan will apply the same vesting schedule or a different vesting schedule to Employer Contributions (other than Matching Contributions), Regular Matching Contributions and Additional Matching Contributions.

(4)   Top-heavy default schedule. If the Employer elects a non-compliant top-heavy schedule, the Plan Administrator will apply a top-heavy schedule under the Plan which most closely approximates the Employer's elected schedule (graded or cliff).

(5)   QACA   vesting   schedule.   The   Employer   in   its Adoption Agreement as to QACA Safe Harbor Contributions will elect either: (a) 100% immediate vesting; or (b) any other vesting schedule under which a Participant will become 100% Vested after not more than 2 Years of Service.

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(B)  Vesting   Schedules.   For   purposes   of   the   Employer's elections under its Adoption Agreement, "2 year cliff," "6-year graded," "3-year cliff," "7-year graded" or "5-year cliff" means an Employee's Vested percentage, based on each included Year of Service (as the Employer elects in its Adoption Agreement), under the following applicable schedule:

6-year graded	7-year graded

0-1 year / 0%	0-2 years / 0%
2 years / 20%	3 years / 20%
3 years / 40%	4 years / 40%
4 years / 60%	5 years / 60%
5 years / 80%	6 years / 80%
6 years / 100%	7 years / 100%

2-year cliff
0-1 year/0%
2 years/100%

3-year cliff	5-year cliff

0-2 years / 0%	0-4 years / 0%
3 years / 100%	5 years / 100%

(C) "Grossed-Up" Vesting Formula. If the Trustee makes a distribution (other than a Cash-Out Distribution described in Section 5.04) to a Participant from an Account which is not fully Vested, and the Participant has not incurred a Forfeiture Break in Service, the provisions of this Section 5.03(C) apply to the Participant's Account Balance.

(1)  Separate Account/formula. The Plan Administrator will establish a separate account for the Participant's Account Balance at the time of the distribution. At any relevant time following the distribution, the Plan Administrator will determine the Participant's Vested Account Balance in such separate account  derived  from  Employer  Contributions  in  accordance with the following formula: P(AB + D) - D. To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Account Balance at the relevant time and "D" is the amount of the earlier distribution. If, under a Restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account Balance.

(2)   Alternative formula. The Employer, in Appendix B, may elect to modify this formula to read as follows: P(AB + (R x D)) - (R x D). For purposes of this alternative formula, "R" is the ratio of "AB" to the Participant's Employer-derived Account Balance immediately following the earlier distribution.

(3)   Application to Contribution Type. If a Participant will receive a distribution from a particular Contribution Type, the Plan Administrator in applying this Section 5.03(C) will determine the Participant's Vested Account Balance for the Participant's Contribution Type separately.

(D)  Special Vesting Elections. The Employer in its Adoption Agreement may elect other specified vesting provisions which are consistent with Code §411.

(E)  Fully Vested Amounts. A Participant has a 100% Vested interest at all times in his/her Accounts attributable to Elective Deferrals, Employee Contributions, QNECs, QMACs, Safe Harbor Contributions (except as the Employer otherwise elects in   its   Adoption   Agreement   as   to   QACA   Safe   Harbor Contributions), SIMPLE Contributions, Rollover Contributions, DECs and Designated IRA Contributions. A Participant has a 100% Vested interest at all times in his/her Account attributable to Prevailing Wage Contributions

(F)  Mergers/Transfers. A merger or other Transfer of assets from another Defined Contribution Plan to this Plan does not result, solely by reason of the merger or Transfer, in 100% vesting of the merged or transferred assets. The Plan Administrator operationally and on a uniform and nondiscriminatory basis will determine in the case of a merger or other Transfer to the Plan whether: (1) to vest immediately all transferred assets; (2) to vest the transferred assets in accordance with the Plan's vesting schedule applicable to the Contribution Type  being  transferred  but  subject  to  the  requirements  of Section 5.08; or (3) to vest the transferred assets in accordance with the transferor plan's vesting schedule(s) applicable to the Contribution Types being transferred, as such schedules existed on the date of the Transfer. The Employer may elect to record such information in its Adoption Agreement as a special vesting election.

5.04 CASH-OUT DISTRIBUTION/POSSIBLE RESTORATION.

(A) Effect of Cash-Out Distribution. If a Partially-Vested Participant  receives  a  Cash-Out  Distribution  before  he/she incurs a Forfeiture Break in Service the Participant will incur an immediate forfeiture of the non-Vested portion of his/her Account Balance.

(1) Definition  of  Partially-Vested  Participant.  A Partially-Vested Participant is a Participant whose Vested percentage determined under Section 5.03 in any Account is less than  100%,  who  is  not  a  0%  Vested  Participant  as  defined below.

(2)  Definition of Cash-Out Distribution. A Cash-Out Distribution is a distribution to the Participant or a Direct Rollover for the Participant (whether a Mandatory Distribution or a Distribution Requiring Consent as described in Article VI), of his/her entire Vested Account Balance (including Elective Deferrals and Employee Contributions if any) due to the Participant's Separation from Service or Severance from Employment.

(3)  Allocation in Cash-Out Year. If a Partially-Vested Participant's Account is entitled to an allocation of Employer Contributions  or  Participant  forfeitures  for  the  Plan  Year  in which he/she otherwise would incur a forfeiture by reason of a Cash-Out Distribution, the Plan Administrator will make the additional allocation of Employer Contributions and forfeitures without regard to whether the Participant previously received a Cash-Out Distribution; provided, that the Plan Administrator, in accordance with Section 3.07(D), will not allocate to such Participant  any  of  his/her  own  forfeiture  resulting  from  the Cash-Out Distribution.

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(B)  Forfeiture Restoration and Conditions for Restoration. A  partially-Vested  Participant  re-employed  by  the  Employer after receiving a Cash-Out Distribution of the Vested percentage of his/her Account Balance may repay to the Trust the entire amount of the Cash-Out Distribution (including Elective Deferrals  and  Employee  Contributions  if  any)  without  any adjustment for Earnings, unless the Participant no longer has a right to restoration under this Section 5.04(B).

(1)   Restoration.  If  a  re-employed  Participant  repays his/her Cash-Out Distribution, the Plan Administrator, subject to the conditions of this Section 5.04(B), must restore the Participant's Account Balance to the same dollar amount as the dollar amount of his/her Account Balance on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-Out Distribution, unadjusted for any Earnings occurring subsequent to that Accounting Date (and prior to the Participant's repayment or the Employer's restoration) or other Valuation Date.

(2)   Source of repayment. A re-employed Participant may make repayment from any source, including an IRA Rollover Contribution.

(3)   No  restoration.  The  Plan  Administrator  will  not restore a re-employed Participant's Account Balance under this Section 5.04 (B) if:

(a)   5   Years.   5   years   have   elapsed   since   the Participant's first re-employment date with the Employer following the Cash-Out Distribution;

(b)   Not employed. The Employer does not employ the  Participant  on  the  date  the  Participant  repays  his/her Cash-Out Distribution; or

(c)   Forfeiture Break. The Participant has incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he/she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

(4)   Restoration  timing.  If  none  of  the  conditions  in Section 5.04(B)(3) preventing restoration of the Participant's Account Balance apply, the Plan Administrator will restore the Participant's Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment.

(5)  Source of restoration. To restore the Participant's Account   Balance,   the   Plan   Administrator,   to   the   extent necessary, will allocate to the Participant's Account:

(a)  Forfeitures. First, from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate in that Plan Year under Section 3.07;

(b)   Earnings. Second, from the amount, if any, of the Earnings for the Plan Year, except to the extent Earnings are allocable   to   specific   Participant-Directed   Accounts   under Section 7.04(A)(2)(b); and

(c)   Employer Contribution. Third, from the amount of a discretionary Employer Contribution for the Plan Year.

The Employer in Appendix B may eliminate as a source of restoration any of the amounts described in clauses (a), (b),  and  (c)  or  may  change  the  order  of  priority  of  these amounts.

(6)   Multiple restorations. If, for a particular Plan Year, the  Plan  Administrator  must  restore  the  Account  Balance  of more than one re-employed Participant, the Plan Administrator will make the restoration allocations from the amounts described in Section 5.04(B)(5), clauses (a), (b) and (c) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants.

(7)   Employer must make-up shortfall. To the extent the amounts  described  in  Section  5.04(B)(5)  are  insufficient  to enable the Plan Administrator to make the required restoration, the  Employer  must  contribute,  without  regard  to  any requirement or condition of Article III, the additional amount necessary to enable the Plan Administrator to make the required restoration.

(8) Not an Annual Addition. A cash-out restoration allocation is not an Annual Addition under Article IV.

(C)  Deemed Cash-Out of 0% Vested Participant. Except as the Employer may elect in Appendix B, the "deemed cash-out rule" of this Section 5.04(C) applies to any 0% Vested Participant. Under a deemed cash-out, a Participant does not receive an actual Plan distribution but the Plan Administrator treats the Participant as having received an actual Cash-Out Distribution.

(1)   Definition of 0% Vested Participant. A Participant is not 0% Vested if, at the time that the Plan Administrator applies the deemed cash-out rule: (i) the Participant has any existing Account Balance attributable to Elective Deferrals, Employee Contributions, Safe Harbor Contributions, Prevailing Wage Contributions, Rollover Contributions, QNECs, QMACs or DECs; or (ii) the Participant has any vesting in accordance with the vesting schedule applicable to any other Contribution Type with a positive (non-zero) balance in that Account. A Participant is 0% Vested if the Participant is eligible to make or to receive any of the contributions described in clause (i) above, but has not made or received such contributions and if the Participant has no vesting or no Account Balance as to Contribution Types described in clause (ii) above.

(2)   If   not   entitled   to   allocation.   If   a   0%   Vested Participant's Account is not entitled to an allocation of Employer Contributions for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the  deemed  cash-out  rule  as  if  the  0%  Vested  Participant received a Cash-Out Distribution on the date of the Participant's Severance from Employment.

(3)   If entitled to allocation. If a 0% Vested Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which the Participant

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has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the first day of the first Plan Year beginning after his/her Severance from Employment.

(4)  Timing of "deemed repayment." For purposes of applying the restoration provisions of this Section 5.04, the Plan Administrator will treat a re-employed 0% Vested Participant as repaying his/her cash-out "distribution" on the date of the Participant's re-employment with the Employer.

(5)   Pension  plans.  If  the  Plan  is  a  Money  Purchase Pension   Plan,   all   references   in   this   Section   5.04(C)   to "Severance from Employment" mean "Separation from Service."

(D)  Accounting for Cash-Out Repayment.

(1)  Pending restoration. As soon as is administratively practicable, the Plan Administrator will credit to the Participant's Account the Cash-Out Distribution amount a Participant has repaid to the Plan. Pending the restoration of the Participant's Account   Balance,   the   Plan   Administrator   under   Section 7.04(A)(2)(c) may direct the Trustee to place the Participant's Cash-Out Distribution repayment in a Segregated Account.

(2) Accounting by contribution source. The Plan Administrator will account for a Participant's restored balance by treating the Account as consisting of the same Contribution Types and amounts as existed on the date of the Cash-Out Distribution. The Employer in Appendix B may elect an alternative accounting for a restored Account, either under the "nonelective rule" or under the "rollover rule." Under the nonelective rule, the Plan Administrator will treat the portion of the Participant's restored balance attributable to the Participant's cash-out repayment as a Nonelective Contribution (or other Employer Contributions as applicable) for purposes of any subsequent distribution. Under the rollover rule, the Plan Administrator will treat the portion of the Participant's restored balance attributable to the Participant's cash-out repayment as a Rollover Contribution for purposes of any subsequent distribution; provided however that if the cash-out repayment does not qualify as a Rollover Contribution or if the Plan does not permit Rollover Contributions, the Plan Administrator will apply the nonelective rule. Under either the nonelective rule or the rollover rule the portion of the Participant's restored balance attributable to the Plan Administrator's restoration under Section 5.04(B)(1),  consists  of  the  same  Contribution  Types  and amounts as existed as of the date of the Cash-out Distribution.

(3) Return if failed repayment. Unless the cash-out repayment qualifies as a Participant Rollover Contribution, the Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable, the full amount of the Participant's Cash-Out Distribution repayment if the Plan Administrator determines any of the conditions of Section 5.04(B)(3) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

5.05 YEAR OF SERVICE - VESTING.

(A) Definition of Year of Service. A Year of Service, for purposes of determining a Participant's vesting under Section

5.03, means the Vesting Computation Period during which an Employee completes the number of Hours of Service (not exceeding  1,000)  the  Employer  specifies  in  its  Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Vesting Computation Period.

(B) Definition of Vesting Computation Period. A Vesting Computation Period is a 12-consecutive month period the Employer elects in its Adoption Agreement.

(C)  Counting Years of Service. For purposes of a Participant's vesting in the Plan, the Plan counts all of an Employee's Years of Service except:

(1)   Forfeiture Break in Service; Cash-Out. For the sole purpose of determining a Participant's Vested percentage of his/her Account Balance derived from Employer Contributions which accrued for his/her benefit prior to a Forfeiture Break in Service   or   receipt   of   a   Cash-Out   Distribution,   the   Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service or receives a Cash-Out Distribution (except where the Plan Administrator restores the Participant's Account under Section 5.04(B)).

(2)   Rule of parity and one-year hold-out rule. If the rule of parity under Section 5.06(C) or the one-year hold-out rule under Section 5.06(D) applies, the Plan disregards pre-break Service as described therein.

(3)   Other exclusions. Consistent with Code §411(a)(4), any Year of Service the Employer elects to exclude under its Adoption Agreement, including Service during any period for which the Employer did not maintain the Plan or a Predecessor Plan. See Section 1.46(B).

(D)  Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Elapsed Time Method in applying the Plan's vesting schedule, the Plan Administrator will credit Service in accordance with Section 1.32(A)(3).

5.06 BREAK IN SERVICE AND FORFEITURE BREAK IN SERVICE - VESTING.

(A)  Definition  of  Break  in  Service.  For  purposes  of  this Article V, a Participant incurs a Break in Service if during any Vesting  Computation  Period  he/she  does  not  complete  more than 500 Hours of Service. If the Plan applies the Elapsed Time Method of crediting Service, a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months. If, pursuant to Section 5.05(A), the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a Vesting Computation Period in which he/she fails to complete a Year of Service.

(B)  Definition of Forfeiture Break in Service. A Participant incurs a Forfeiture Break in Service when he/she incurs 5 consecutive Breaks in Service.

(C)  Rule  of  Parity-Vesting.  The  Employer  in  its  Adoption Agreement may elect to apply the "rule of parity" under Code

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§411(a)(6)(D)  for  purposes  of  determining  vesting  Years  of Service.  Under  the  rule  of  parity,  the  Plan  Administrator excludes a Participant's Years of Service before a Break in Service  if:  (1)  the  number  of  the  Participant's  consecutive Breaks in Service equals or exceeds 5; and (2) the Participant is 0%  Vested  in  his/her  Account  Balance  (as  described  under Section 5.04(C)(1)) at the time he/she has the Breaks in Service.

(D)  One-Year Hold-out Rule-Vesting. The "one-year hold-out rule" under Code §411(a)(6)(B) will not apply to this Article V unless  the  Employer  elects  otherwise  in  Appendix  B.  If  the one-year hold-out rule applies, an Employee who has a one-year Break in Service will not be credited for vesting purposes with any Years of Service earned before such one-year Break in Service, until the Employee has completed a Year of Service after the one-year Break in Service.

5.07 FORFEITURE OCCURS.

(A) Timing. A Participant's forfeiture of his/her non-Vested Account Balance derived from Employer Contributions occurs under the Plan on the earlier of:

(1) Forfeiture Break. The last day of the Vesting Computation Period in which the Participant first incurs a Forfeiture Break in Service; or

(2)   Cash-Out.   The   date   the   Participant   receives   a Cash-Out Distribution.

(B) Vesting    Schedule/Lost    Participants.    The    Plan Administrator determines the percentage of a Participant's Account  Balance  forfeiture,  if  any,  under  this  Section  5.07 solely by reference to the vesting schedule the Employer elected in its Adoption Agreement. A Participant does not forfeit any portion of his/her Account Balance for any other reason or cause except as expressly provided by this Section 5.07 or as provided under Sections 3.07 or 7.07.

5.08 AMENDMENT  TO  VESTING  SCHEDULE.  The Employer under Section 11.02 may amend the Plan's vesting schedule(s)  under  Section  5.03  at  any  time,  subject  to  this Section 5.08. For purposes of this Section 5.08, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of a Participant's Account Balance. In addition, any shift in the Plan's vesting schedule under Article X, due to a change in the Plan's top-heavy status, is an amendment to the vesting schedule for purposes of this Section 5.08.

(A)  No Reduction. The Plan Administrator will not apply the amended vesting schedule to reduce any Participant's existing Vested percentage (determined on the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) in the Participant's existing (pre-amendment) and future Account Balance attributable to Employer Contributions, to a percentage less than the Vested percentage computed under the Plan without regard to the amendment. Furthermore, the Plan Administrator will not apply the amended vesting  schedule  to  affect  adversely  a  Participant's  Vesting under the pre-amendment vesting schedule with respect to the

Participant's pre-amendment Account Balance.

(B)  Hour of Service Required. Except as the Plan otherwise expressly provides, an amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new vesting schedule becomes effective.

(C) Election. If the Employer amends the Plan's vesting schedule, each Participant having completed at least 3 Years of Service (as described in Section 5.05) with the Employer prior to the expiration of the election period described below, may elect irrevocably to have the Plan Administrator determine the Vested percentage of his/her Account Balance without regard to the amendment.

(1)  Notice of amendment. The Plan Administrator will forward an appropriate notice of any amendment to the vesting schedule to each affected Participant, together with the appropriate form upon which the Participant may make an election to remain under the pre-amendment vesting schedule and notice of the time within which the Participant must make an   election   to   remain   under   the   pre-amendment   vesting schedule.

(2) Election timing. The Participant must file his/her election with the Plan Administrator within 60 days of the latest of: (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant's receipt of a notice of the amendment.

(3)   No   election   if  no   adverse   effect.   The   election described in this Section 5.08(C) does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment.

5.09 EMPLOYEE CONTRIBUTIONS. A Participant who is either fully or partially vested in his or her Employer Contributions will not forfeit any of those contributions merely as the result of a distribution of all or any portion of the Participant’s Employee Contributions.

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ARTICLE VI

DISTRIBUTIONS

6.01 TIMING OF DISTRIBUTION. The Plan Administrator will direct the Trustee to commence distribution of a Participant's Vested Account Balance in accordance with this Section 6.01 upon the Participant's Separation from Service (or Severance from Employment) for any reason, upon the Participant's death, or if the Participant exercises an In-Service Distribution right under the Plan. The Trustee may make Plan distributions on any administratively practical date during the Plan Year, consistent with the Employer's elections in its Adoption Agreement. For purposes of this Article VI, the Plan applies Severance from Employment in place of Separation from Service where distribution is of Restricted 401(k) Accounts. Section 6.01(A) is controlling as to distribution of all Accounts upon Separation from Service or Severance from Employment. Section 6.01(B) is controlling as to distribution of all Accounts upon  death  (whether  death  occurs  before  or  after  Separation from Service or Severance from Employment). Section 6.01(C) applies only while a Participant remains employed by the Employer and only to such Accounts described in the Plan and as the Employer elects in its Adoption Agreement.

(A)  Distribution  upon  Separation  from  Service/Severance from Employment (other than death).

(1) Mandatory Distributions. The Employer in its Adoption Agreement will elect whether the Plan will make Mandatory Distributions and will elect the timing of the Mandatory Distribution. If the Employer elects no Mandatory Distributions, then all distributions are Distributions Requiring Consent under Section 6.01(A)(2). The timing of any Mandatory Distribution must comply with Code §401(a)(14).

(a) Definition of Mandatory Distribution. A Mandatory Distribution is a Plan required distribution without the Participant's consent upon the Participant's Separation from Service.  A  Mandatory  Distribution  does  not  include  a distribution based on the Participant's death or on account of Plan termination.

(i) Distribution after 62/NRA; unlimited amount. A Mandatory Distribution in the case of a Participant who will receive the distribution after the Participant attains the later of age 62 or Normal Retirement Age includes a distribution of any amount.

(ii)   Distribution before 62/NRA; amount limit and Rollovers. A Mandatory Distribution in the case of a Participant   who   will   receive   the   distribution   before   the Participant attains the later of age 62 or Normal Retirement Age may   not   exceed   the   amount   (not   exceeding   $5,000)   the Employer elects in its Adoption Agreement. In applying the elected Mandatory Distribution amount, the Plan Administrator will include or exclude a Participant's Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator will disregard accumulated DECs.

(iii) Remaining  Installments.  A  Mandatory Distribution does not include the remaining balance of any Installment   distribution   (originally   subject   to   Participant

consent), but where the remaining Account Balance presently is less than the Mandatory Distribution amount.

(b)   Distribution of Mandatory Distribution before 62/NRA; method and timing. If a Participant will receive a Mandatory Distribution before attaining the later of age 62 or Normal Retirement Age, the Plan Administrator will direct the Trustee   to   distribute   the   Mandatory   Distribution   to   the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant's entire Vested Account Balance (including any Rollover Contribution Account even if the Plan disregards a Rollover Contribution Account in determining Mandatory Distribution status). The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which: (i) the Participant attains Normal Retirement Age or age 65 if earlier; or (ii) occurs the Participant's 10th anniversary of Plan participation, whichever is later. See Section 6.08(D) regarding potential Automatic Rollover of Mandatory Distributions. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution. The notice will explain the Automatic Rollover under Section 6.08(D) as applicable in the case of the Participant's failure to respond timely to the rollover notice.

(c)   Distribution   of   Mandatory   Distribution   if 62/NRA; method and timing.

(i)   Balance not exceeding $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62  or  Normal  Retirement  Age,  and  the  Participant's  Vested Account   Balance   (including   any   Rollover   Contributions Account) does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Plan Administrator will direct the Trustee to distribute a Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant's entire Vested Account Balance. The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which: (A) the Participant incurs a Separation from Service; or (B) occurs the Participant's 10th anniversary of Plan participation, whichever is later.

(ii)   Balance exceeds $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant's Vested Account Balance  (including  any  Rollover  Contributions  Account) exceeds $5,000 (or such lesser amount the Employer elects in Appendix B), the Participant may elect any method or form of distribution available under the Plan and the Plan Administrator in accordance with Section 6.01(A)(2)(c) will provide the Participant   with   a   distribution   notice.   If   under   Section 6.01(A)(2)(f)   the   Plan   permits   a   Participant   receiving   a Distribution Requiring Consent to postpone distribution to any specified date (not beyond the Participant's DCD as described in Section 6.02), a Participant receiving a Mandatory Distribution under this Section 6.01(A)(1)(c)(ii) also may elect to postpone

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Defined Contribution Plan

distribution.   If   a   Participant   may   not   elect   to   postpone distribution or fails to elect to postpone distribution, the Plan Administrator  will  direct  the  Trustee  to  distribute  the Participant's Account at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which: (A) the Participant incurs a Separation from Service; or (B) occurs the Participant's 10th anniversary of Plan participation, whichever is later.

(iii) Rollover notice but no Automatic Rollover. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive    a    Mandatory    Distribution    under    this    Section 6.01(A)(1)(c). However, the Automatic Rollover under Section 6.08(D), in the case of the Participant's failure to respond timely to  the  rollover  notice,  does  not  apply  under  this  Section 6.01(A)(1)(c).

(2)   Distributions Requiring Consent.

(a)   Definition of Distribution Requiring Consent. A Distribution Requiring Consent is a distribution upon the Participant's Separation from Service other than on account of death and which is not a Mandatory Distribution,

(b)   Distribution of Distribution Requiring Consent.  The  Plan  Administrator,  subject  to  this  Section 6.01(A)(2)   regarding   Participant   elections   or   the   absence thereof,  will  direct  the  Trustee  to  commence  or  make  a Distribution Requiring Consent, at the time or times and in the form the Adoption Agreement specifies.

(c)   Distribution  notice.  At  least  30  days  and  not more than 180 days prior to the Participant's Annuity Starting Date, the Plan Administrator must provide a written distribution notice (or a summary notice as permitted under Treasury regulations) to a Participant who is eligible to receive a Distribution Requiring Consent. The distribution notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to postpone distribution until the applicable date described in Section 6.01(A)(2)(f). The notice will describe the consequences of the Participant's failure to postpone the distribution. Also see Section 6.08(B) for provisions relating to a rollover notice.

(d) Consent requirements. A Participant must consent, in writing, following receipt of the distribution notice, to any Distribution Requiring Consent. The Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. The consent requirements of this Section 6.01(A)(2)(d) do not apply to defaulted loans described in Section 7.06(C), to RMDs under Section 6.02 or to corrective distributions under Article IV. See Section 11.05(D) as to consent requirements related to distributions following Plan termination.

(e) Distribution    election/reconsideration.    A Participant eligible to receive a Distribution Requiring Consent, consistent with the Adoption Agreement and subject to Sections 6.02, 6.03 and 6.04, may elect the time and method of distribution of his/her Account (or portion thereof) following receipt of the distribution notice. Unless the Plan Administrator in a distribution form, notice, or other Plan disclosure indicates otherwise,  a  Participant  may  reconsider  his/her  distribution election at any time prior to the Annuity Starting Date and may elect to commence distribution as of any other distribution date permitted under the Plan or under the Adoption Agreement. A Participant may elect to receive a distribution at any administratively practical time which is earlier than 30 days following the Participant's receipt of the distribution notice, by waiving in writing the balance of the 30 days. However, if the requirements of Section 6.04 apply, the Participant may not elect to commence distribution during the 7 days immediately following the date of the Participant's receipt of the distribution notice.

(f)   Election to postpone. A Participant eligible to receive  a  Distribution  Requiring  Consent  prior  to  his/her Annuity  Starting  Date,  may  elect  to  postpone  distribution beyond the time the Employer has elected in its Adoption Agreement, to any specified date including, but not beyond the Participant's RBD as described in Section 6.02, unless the Employer, in its Adoption Agreement, specifically limits a Participant's right to postpone distribution of his/her Account Balance only to the later of the date the Participant attains age 62 or Normal Retirement Age. The Plan Administrator will reapply   the   notice   and   consent   requirements   of   Section 6.01(A)(2) to any distribution a Participant postpones under this Section 6.01(A)(2)(f).

(g)   No election/deemed elected distribution date. In the absence of a Participant's consent and distribution election (as  described  in  Sections  6.01(A)(2)(d)  and  (e))  or  in  the absence of the Participant's election under Section 6.01(A)(2)(f), made prior to his/her Annuity Starting Date, to postpone distribution, the Plan Administrator, consistent with the Employer's elections in its Adoption Agreement, will treat the Participant as having elected (in accordance with the Treasury regulations under Code §§411 and 401(a)(14)) to postpone his/her distribution until the later of the date the Participant attains age 62 or Normal Retirement Age. At the applicable date, the Plan Administrator then will direct the Trustee to distribute the Participant's Vested Account Balance in a Lump-Sum (or, if applicable, the annuity form of distribution required under Section 6.04). The provisions Section 6.01(A)(2)(e) regarding reconsideration of distribution elections apply to any election or deemed election in this Section 6.01(A)(2)(g).

(h)   Definition   of   Annuity   Starting   Date.   See Section 1.06(A).

(3)   Disability. If the Participant's Separation from Service is  because  of  his/her  Disability,  except  to  the  extent  the Employer elects in its Adoption Agreement to accelerate distribution, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Account Balance at the same time and in the same form as if the Participant had incurred a Separation from Service without Disability.

(4) Determination of Vested Account Balance. For purposes of the consent requirements under this Article VI and of determining whether a distribution is a Mandatory Distribution, the Plan Administrator determines a Participant's Vested Account Balance as of the most recent Valuation Date immediately prior to the distribution date, and takes into account the Participant's entire Account Balance, including Elective Deferrals, but

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including or excluding the Participant's Rollover Contributions Account as the Employer elects in its Adoption Agreement.   The   Plan   Administrator   in   determining   the Participant's Vested Account Balance at the relevant time, will disregard a Participant's Vested Account Balance existing on any  prior  date,  except  as  related  to  Installment  distributions under Section 6.01(A)(1)(a)(iii).

(5)  Consent to Cash-Out Distribution/forfeiture. If a Participant is partially Vested in his/her Account Balance, a Participant's election under Section 6.01(A)(2) to receive distribution prior to the Participant's incurring a Forfeiture Break in Service, must be in the form of a Cash-Out Distribution.

(6)   Return   to   employment.   A   Participant   may   not receive a distribution based on Separation from Service, or continue any Installment distribution based on a prior Separation from Service, if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer.

(B)Distribution upon Death. In the event of the Participant's death (whether death occurs before or after Separation from Service or Severance from Employment), the Plan Administrator will direct the Trustee, in accordance with this Section 6.01(B) to distribute to the Participant's Beneficiary the Participant's Vested Account Balance remaining in the Trust at the time of the Participant's death.

(1)  Timing of commencement. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant's Vested Account Balance following the date on which the Plan Administrator receives notification of, or otherwise confirms, the Participant's death. The actual timing of distribution will be in accordance with: (a) the Employer's Adoption  Agreement  elections;  (b)  any  Participant  or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Section 6.02.

(2)  Distribution method. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant's Vested Account Balance under a method which  is  in  accordance  with:  (a)  the  Employer's  Appendix B elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Sections 6.02 and 6.04.

(C) In-Service Distribution. The Employer in its Adoption Agreement must elect the Participants' In-Service Distribution rights, if any. If the Employer elects to permit any In-Service Distributions, the Employer will elect the eligible Contribution Type or Contribution Type Accounts and the age or other events which  entitle  a  Participant  to  an  In-Service  Distribution.  An In-Service Distribution under this Section 6.01(C) is subject to all provisions and limitations described herein and in Sections 6.04 and 11.02(C)(3) as to Protected Benefits.

(1)   Definition of In-Service Distribution. An In-Service distribution means distribution of a Participant's Account or any portion thereof prior to his/her Separation from Service.

(2)   Conditions.

(a) Vesting. The Employer must elect in its Adoption Agreement whether a partially-Vested Participant may receive an In-Service Distribution. If a Participant receives an In-Service Distribution as to a partially-Vested Account, and the Participant has not incurred a Forfeiture Break in Service, the Plan Administrator will apply the vesting provisions of Section 5.03(C).

(b) Other Conditions. The Employer in its Adoption Agreement may elect other conditions applicable to In-Service Distributions.

(3)   Administration.

(a)   Participant election. A Participant must make any permitted In-Service Distribution election under this Section 6.01(C)  in  writing  and  on  a  form  prescribed  by  the  Plan Administrator which specifies the percentage or dollar amount of the distribution and the Participant's Contribution Type or Account to which the election applies.

(b)   Frequency,  timing  and  method.  If  the  Plan permits In-Service Distributions: (i) the Plan Administrator may adopt  a  policy  imposing  frequency  limitations  or  other reasonable administrative conditions; and (ii) a Participant may elect as many In-Service Distributions per Plan Year as the election form prescribed by the Plan Administrator allows, or as any In-Service Distribution policy permits, with a minimum of one In-Service Distribution permitted each Plan Year. If the Plan Administrator's form or policy does not specify the permitted number of Plan Year In-Service Distributions, the number is not limited. The Trustee, as directed by the Plan Administrator and subject   to   Section   6.04,   will   distribute   the   amount(s)   a Participant elects, as soon as administratively practical after the Participant files his/her properly completed In-Service Distribution election with the Plan Administrator. The Trustee will distribute the Participant's remaining Account Balance in accordance with the other provisions of this Article VI.

(4)   Account restrictions.

(a) Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution distribution events. The Employer in its Adoption Agreement may elect to permit an In-Service Distribution of the Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution Accounts upon a Participant's attainment of a stated age, based on a fixed number of years or based upon some other specified event, such as hardship   under   Section   6.07.   Such   Adoption   Agreement elections include, but are not limited to, the following:

(i)   Two year "seasoned" contributions. The contributions which the Plan Administrator will distribute were made at least 2 years (or such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the distribution will occur. Such distributions may include Earnings on the "seasoned" contributions.

(ii)   60 months of participation. The Participant has been a Participant for at least 60 months (or for such other

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greater   period   as   the   Employer   elects   in   its   Adoption Agreement) prior to the date on which the Plan Administrator will make the distribution. This election applies to all applicable contributions, regardless of when made.

(b)   401(k) Plans.

(i)   Limitation. The Employer in its Adoption Agreement may elect to permit an In-Service Distribution of the Restricted 401(k) Accounts only upon a Participant's Disability, attainment of age 59 1/2 (or any later age), hardship in accordance with Section 6.07, and as a QRD. Also see Section 6.11 regarding deemed severance distributions.

(ii)   Definition of Restricted 401(k) Accounts. A Participant's Restricted 401(k) Accounts are the Participant's Elective Deferral  Account, QNEC  Account,  QMAC  Account and Safe Harbor Contributions Account.

(iii) Definition  of  QRD.  A  QRD  means  a qualified    reservist    distribution    as    defined    under    Code §72(t)(2)(G)(iii). A QRD is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (A) the distribution is from the Elective Deferral Account; (B)  the  individual  was  (by  reason  of  being  a  member  of  a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (C) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

(c) Money Purchase Pension (including target benefit) Plans.

(i)   Limitation. The Employer in its Adoption Agreement may elect to permit an In-Service distribution of the Restricted Pension Accounts only upon attainment of Normal Retirement Age (or any later age). For Plan Years commencing after 2006, the Employer in its Adoption Agreement may elect to permit distribution on attainment of age 62 (or any later age), even if Normal Retirement Age is later than age 62.

(ii) Definition    of    Restricted    Pension Accounts. A Participant's Restricted Pension Accounts are the Participant's Money Purchase Pension Plan or as applicable, target benefit plan Accounts.

(d)   Prevailing Wage Contributions. For purposes of In-Service Distributions, a Participant's Prevailing Wage Contribution Account is treated as a Nonelective or other Employer Contribution Account as applicable. However, if the Employer in its Adoption Agreement elects to offset other Contribution Types with the Prevailing Wage Contribution, for purposes of In-Service Distributions, the Plan Administrator will treat that portion of the Prevailing Wage Contribution Account which offsets another Contribution Type, as the other Contribution Type.

(e) Rollover  Contributions, Employee Contributions and DECs. Unless otherwise specified on Appendix B, a Participant may elect to receive an In-Service Distribution of his/her Accounts attributable to Rollover Contributions, Employee Contributions and DECs. Distribution of a Rollover Contribution is subject to Section 6.04 if Section 6.04 otherwise applies to the Participant.

(f)   Transferred amounts/distribution restrictions and Protected Benefits.

(i)   Distribution restrictions: transfers from pension plans to non-pension plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan or a  401(k)  Plan,  the  Plan,  except  in  accordance  with  Section 6.01(C)(4)(c), may not make any In-Service Distribution to the Participant of his/her Restricted Pension Accounts (including post-transfer  Earnings  on  those  Accounts)  previously transferred, within the meaning of Code §414(l), to this Plan from a Money Purchase Pension Plan (or from a target benefit plan). In applying the Normal Retirement Age restriction in Section 6.01(C)(4)(c), the plan is subject to the limitations of Section 5.01(A). This limitation applies only to such transferred balances consisting of Restricted Pension Accounts.

(ii)   Distribution  restrictions:  transfers  from 401(k)  Plans  to  other  plans.  Except  in  the  case  of  certain Elective Transfers, if this Plan is a Profit Sharing Plan or a Money Purchase Pension Plan, the Plan, except in accordance with Section 6.01(C)(4)(b), may not make any In-Service Distribution to the Participant of his/her Restricted 401(k) Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a 401(k) Plan. This limitation applies only to such transferred balances consisting of Restricted 401(k) Accounts.

(iii) Protected   Benefit/Separate   Accounting. See Section 11.06 regarding preservation of Protected Benefits with regard to transferred amounts. The Plan Administrator must apply proper separate accounting of transferred amounts to comply with this Section 6.01(C)(4)(f).

(g)   Designated IRA. A Participant may request and receive distribution of his/her Designated IRA Account at any time, subject to the requirements of Code §401(a)(9) and the regulations thereunder as applicable to IRAs. Section 6.04 does not apply to Designated IRA Contributions.

(5)   Hardship. See Section 6.07 regarding requirements for   In-Service   Distributions   and   for   post-Separation   from Service or Severance from Employment distribution accelerations, based on hardship.

(6)   Plantermination.NotwithstandingSection 6.01(C)(4), in the event the Employer terminates the Plan, the Plan Administrator may instruct the Trustee to make distribution of any restricted accounts in accordance with Section 11.05.

(7) In-Plan Roth Rollover Contributions. Except as otherwise  elected  in  Appendix  B,  if  the  Employer  in  its Adoption  Agreement  elects  under  Section  3.08(E)  to  permit In-Plan Roth Rollover Contributions, (a) all Accounts (except a Roth Account) which may be distributed in an In-Service Distribution are eligible for an In-Plan Roth Rollover; (b) a Participant may distribute and roll over his/her Plan loan in an In-

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Plan Roth Rollover, but without changing the loan repayment schedule; (c) any amount may be distributed in an In-Plan Roth Rollover  with  no  minimum;  (d)  a  Participant  may  receive In-Service Distributions from his/her In-Plan Roth Rollover Account under the same conditions as the Participant's Roth Elective  Deferral  Account;  and  (e)  In-Service  distributions which are eligible for an In-Plan Roth Rollover are limited to those which are available for other types of distributions. If the Employer in Appendix B provides for In-Service Distributions which are limited to In-Plan Roth Rollovers, the Employer in Appendix B may permit distribution of an additional amount solely for the purpose of federal or state income tax withholding for the Participant's anticipated tax obligations regarding the amount includible in the Participant's gross income by reason of the In-Plan Roth Rollover (and the amount withheld for income taxes).  The  Plan  Administrator  may  limit  the  amount  of  the Administrator reasonably determines is sufficient to satisfy the Participant's federal and/or state income tax liability relating to the Plan distribution.

(8)   EACA    permissible    withdrawals.    See    Section 3.02(B)(2)(d) regarding EACA permissible withdrawals.

6.02 REQUIRED MINIMUM DISTRIBUTIONS.

(A)  Lifetime RMDs.

(1)   RBD. The Plan Administrator will direct the Trustee to distribute or to commence distribution to the Participant of the Participant's entire Vested Account Balance no later than the Participant's RBD.

(2) Amount of RMD for each DCY. During the Participant's lifetime, the RMD that will be distributed for each DCY is the lesser of:

(a)   ULT amount. The quotient obtained by dividing the  Participant's  RMD  Account  Balance  by  the  distribution period in the ULT, using the Participant's age as of the Participant's birthday in the DCY; or

(b) SLT/younger spouse. If the Participant's sole Designated Beneficiary for the DCY is the Participant's spouse who is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant's RMD Account Balance by the distribution period in the JLT using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the DCY.

(3) Lifetime  RMDs  continue  through  year  of Participant's death. RMDs will be determined under this Section 6.02(A) beginning with the first DCY and up to and including the DCY that includes the Participant's date of death or until the Participant's Vested Account Balance is completely distributed.

(B)  Death RMDs.

(1)   Death of Participant before DCD. If the Participant dies before the DCD, the Plan Administrator will direct the Trustee to distribute or commence distribution to the Participant of the Participant's Vested Accrued Benefit no later than as follows:

(a)  Spouse sole Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant's surviving  spouse  is  the  Participant's  sole  Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(i)  Death  of  spouse.  If  the  Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, then this Section 6.02(B)(1) (other than Section 6.02(B)(1)(a)) will apply as if the surviving spouse were the Participant.

(b) Other Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant's surviving spouse is not the Participant's sole Designated Beneficiary,  then  distributions  to  the  Designated  Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)   No  Designated  Beneficiary/"5-year  rule."  If there is no Designated Beneficiary as of September 30 of the year following the calendar year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d) Participant   survived  by  Designated Beneficiary/"Life Expectancy rule." If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant's death is the quotient obtained by dividing the Participant's RMD Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 6.02(B)(2)(a).

(e)   5-year   or   Life   Expectancy   rule;   possible election. This Section 6.02(B)(1)(e) applies if a Participant dies before the DCD and determines whether the Life Expectancy rule under Section 6.02(B)(1)(d) or the 5-year rule under Section 6.02(B)(1)(c) applies to RMDs of a Beneficiary. If the Beneficiary is not a Designated Beneficiary, then the 5-year rule applies. Otherwise, a Designated Beneficiary may elect which of these rules will apply unless the Employer otherwise elects in Appendix B.    A    permitted    election    under    this    Section 6.02(B)(1)(e)  must  be  made  no  later  than  the  earlier  of September 30 of the calendar year in which distribution would be required to begin under Section 6.02(B)(1), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. In the  absence  of  a  timely  election,  the  Life  Expectancy  rule applies unless the Employer in Appendix B elects to apply the 5-year rule. The election of the Life Expectancy  rule or the 5-year  rule  does  not  (i)  entitle  a  Beneficiary  to  receive Installment

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distributions  not  otherwise  provided  in  Section 6.03(A)(2), or (ii) delay the commencement or payment of distributions otherwise provided in 6.01(B)(1).

(2)   Death  on  or  after  DCD.  This  Section  6.02(B)(2) applies if the Participant dies on or after his/her DCD. If distribution has commenced before the participant’s death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the participant’s  death,  as  provided  and  determined  under  Treas. Reg. §1.401(a)(9)-2, Q&A 5.

(a) Participant survived  by  Designated Beneficiary. If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant's death is the quotient obtained by dividing the Participant's RMD Account Balance by the longer of the Participant's remaining Life Expectancy or the Designated  Beneficiary's  remaining  Life  Expectancy, determined as follows:

(i) Participant's  life  expectancy.  The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each DCY after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For DCYs after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii) Non-Spouse Designated Beneficiary. If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the RMD for each DCY after the year  of  the  Participant's  death  is  the  quotient  obtained  by dividing the Participant's RMD Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(C)  Distribution Methods. Nothing in this Section 6.02 gives any Participant or any Beneficiary the right to receive a distribution of the Participant's Account under any method or at a time which the Plan does not permit. Unless the Participant's Vested Account Balance is distributed in the form of an annuity purchased from an insurance company or in a Lump Sum on or before the RBD, as of the first DCY, distributions will be made in accordance with Section 6.02(A) and (B), but subject to the Employer's Adoption Agreement elections regarding the method of distribution. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the applicable Treasury regulations. Payments under such an annuity will either be non-increasing, or will increase only in accordance with Treas. Reg.

§1.401(a)(9)-6, Q&A 14. If the Adoption Agreement limits distributions to a Lump Sum, the Plan will distribute the Participant's entire Vested Account Balance in the form of a Lump Sum on or before the Participant's RBD, or if applicable, at the time determined in Section 6.02(B), but subject to the Employer's Adoption Agreement elections regarding timing of the distribution. See Section 6.03(B) regarding Participant and Beneficiary elections.

(D)  Operating Rules.

(1)   Precedence.  The  requirements  of  this  Section  6.02 will  take  precedence  over  any  inconsistent  provisions  of  the Plan.

(2) Requirements  of  Treasury  regulations incorporated. All distributions required under this Section 6.02 will be determined and made in accordance with the Treasury regulations  under  Code  §401(a)(9)  and  the  minimum distribution     incidental  benefit  requirement  of Code §401(a)(9)(G).

(3) TEFRA Section 242(b)(2) elections. Notwithstanding the other provisions of this Section 6.02, distributions may be made under Section 6.10.

(E)  Definitions. The following definitions apply to this Section 6.02.

(1)   Designated Beneficiary. A "Designated Beneficiary" means an individual who is a Beneficiary under Section 7.05 (whether pursuant to a designation by the Participant or application  of  the  Plan  terms)  and  who  is  a  designated beneficiary under Code §401(a)(9) of the Internal Revenue Code and Treas. Reg. §1.401(a)(9)-4, Q&As-4 and -5.

(2)   DCY. A DCY is a distribution calendar year for which an RMD is required. For RMDs beginning before the Participant's death, the first DCY is the calendar year immediately preceding the calendar year which contains the Participant's RBD. For RMDs beginning after the Participant's death, the first DCY is the calendar year in which distributions are required to begin under Section 6.02(B). The RMD for the Participant's   first   DCY   will   be   made   on   or   before   the Participant's RBD. The RMD for other DCYs, including the RMD for the DCY in which the Participant's RBD occurs, will be made on or before December 31 of that DCY.

(3)   DCD. A DCD is a distribution commencement date and generally means the Participant's RBD. However, if Section 6.02(B)(1)(a)(i) applies, the DCD is the date distributions are required   to   begin   to   the   surviving   spouse   under   Section 6.02(B)(1)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the otherwise applicable DCD, then the DCD is the date distributions actually commence.

(4)   JLT. The JLT is the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-3.

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(5) Life Expectancy. Life Expectancy refers to life expectancy as computed under the SLT.

(6)   Participant's RMD Account Balance. A Participant's RMD Account Balance is the account balance as of the last Valuation Date in the VCY increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the VCY after the Valuation Date and decreased by distributions made in the VCY after the Valuation Date. The Account Balance for the VCY includes any amounts rolled over or transferred to the Plan either in the VCY or in the DCY if distributed or transferred in the VCY.

(7)   RBD.   A   Participant's   RBD   is   his/her   required beginning date determined as follows:

(a)   More than 5% owner. A Participant's RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant  is  a  more  than  5%  owner  (as  defined  in  Code §416(i)(B)) as to the Plan Year ending in that calendar year. If a Participant is a more than 5% owner at the close of the relevant Plan year, the Participant may not discontinue RMDs notwithstanding  the  Participant's  subsequent  change  in ownership status.

(b)   Other Participants. If the Participant is not a year  following  the  close  of  the  calendar  year  in  which  the Participant incurs a Separation from Service or, if later, the April 1  following  the  close  of  the  calendar  year  in  which  the Participant attains age 70 1/2.

(c)   Election as to RBD. The Employer in Appendix B may elect that the Plan Administrator continue to apply (indefinitely or to a specified date) the RBD definition in effect prior to 1997 ("pre-SBJPA RBD"). A Participant's pre-SBJPA RBD  (if  applicable)  is  April  1  following  the  close  of  the calendar year in which the Participant attains age 70 1/2.

(8)   RMD. An RMD is the required minimum distribution the Plan must make to a Participant or Beneficiary for a DCY. The Plan Administrator determines an RMD without regard to vesting, but in accordance with Treas. Reg. §1.401(a)(9)-5, the Plan only will distribute an RMD to the extent that the amount distributed is Vested.

(9)   SLT. The SLT is the Single Life Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-1.

(10) ULT.  The  ULT  is  the  Uniform  Lifetime  Table  set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-2.

(11) VCY. A VCY is a valuation calendar year, which is the calendar year immediately preceding a DCY.

(F)  2009 RMDs. The provisions of this Section 6.02(F) apply as to RMDs due for the 2009 DCY, but for the enactment of Code §401(a)(9)(H) ("2009 RMDs"). Such 2009 RMDs, if required, would have been satisfied by one or more distributions equal to or totaling the 2009 RMDs or by one or more distributions in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"),

(1)   Suspension of 2009 RMDs unless otherwise elected by Participant. Notwithstanding the remaining provisions of Section 6.02, a Participant or Beneficiary who would have been required to receive a 2009 RMD will not receive those distributions for 2009, unless the Participant or Beneficiary elected to receive  such  distributions. The Plan  Administrator will  have  provided  Participants  and  Beneficiaries  the opportunity to receive the 2009 RMDs, if this Section 6.02(F)(1) applies.

(2)   Continuation of RMDs unless otherwise elected by Participant.  Notwithstanding  Section  6.02(F)(1),  if  the Employer in Appendix B elects to continue 2009 RMDs subject to a Participant's or Beneficiary's election, a Participant or Beneficiary who would have been required to receive a 2009 RMD will receive those distributions for 2009 unless the Participant or Beneficiary elected not to receive such distributions. The Plan Administrator will have provided Participants and Beneficiaries the opportunity to not receive the 2009 RMDs, if this Section 6.02(F)(2) applies.

(3) Continuation  of  RMDs/no  election  offered. Notwithstanding  Section  6.02(F)(1),  if  the  Employer  in Appendix B elects to continue 2009 RMDs, a Participant or Beneficiary who would have been required to receive a 2009 RMD will receive those distributions for 2009. The Plan Administrator   will   not   have   provided   Participants   and Beneficiaries with an election to suspend the 2009 RMDs, if this Section 6.02(F)(3) applies.

(4)   Other treatment. The Employer in Appendix B may describe such other treatment of 2009 RMDs.

(5)   Direct  Rollovers.   The   Plan  will   offer   a  Direct Rollover only for distributions that would be Eligible Rollover Distributions without regard to Code §401(a)(9)(H), except as the Employer otherwise may elect in Appendix B.

6.03 POST-SEPARATION   (SEVERANCE),   LIFETIME RMD, AND BENEFICIARY DISTRIBUTION METHODS. Distribution of a Participant's Account: (i) after Separation from Service (or Severance from Employment); (ii) during employment but where the lifetime RMD requirements under Section 6.02(A) apply; and (iii) to a Beneficiary after the Participant's death, are subject to the distribution methods in this Section 6.03.

(A)  Plan Available Methods.

(1)  Participant methods. The Employer in its Adoption Agreement will elect one or more of the following distribution methods applicable to a Participant: (i) Lump-Sum; (ii) Installments; (iii) Installments but only if the Participant is required to receive lifetime RMDs under Section 6.02(A); (iv) Alternative Annuity; (v) Ad-Hoc; or (vi) any other method the Employer describes in its Adoption Agreement. If Section 6.04 applies, the distribution must be a QJSA unless waived. In the event of a QJSA waiver, the distribution will be made under the

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alternative method the Participant elects (including a QOSA, as applicable), in accordance with this Section 6.03.

(2)   Beneficiary Methods. If the Plan is subject to Section 6.04, a surviving spouse Beneficiary may receive a QPSA. However, a surviving spouse Beneficiary may elect to waive the QPSA in favor of another Beneficiary distribution method the Plan permits. See Section 6.04(B)(5). The balance of this paragraph shall apply after a Participant's death in all other situations, except to the extent the Employer makes a contrary election in Appendix B. If the only distribution option available for  Participants  is  a  lump  sum  distribution,  or  the  Employer elects in the Adoption to require immediate distribution of the Participant or distribution on or before the end of the year following the year of the Participant's death, then the Lump-Sum method shall apply to distributions to the beneficiary. Otherwise, (i) a Beneficiary may elect to receive a distribution either as a Lump-Sum or in Installments, (ii) if the Plan permits Ad-Hoc distributions to Participants the Beneficiary may elect to receive Ad-Hoc distributions, and (iii) any Installments or Ad-Hoc distributions in a DCY must be at least equal to the RMD for the DCY. See Sections 6.02(B)(1)(e) and 6.02(C) as to distribution timing elections and elections relating to death of the Participant before the DCD.

(3)   Definition  of  Lump-Sum.  A  Lump-Sum  means  a single payment and includes, but is not limited to, a "lump-sum distribution" under Code §402(d)(4). If the Employer in its Adoption   Agreement   elects   to   limit   distributions   to   a Lump-Sum, all Plan distributions must be made in this form, including all RMDs under Section 6.02. payment in monthly, quarterly, semi-annual, annual or other installments   over   a   fixed   reasonable   period   of   time,   not exceeding the Life Expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his/her Designated Beneficiary. To facilitate an Installment distribution the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place all or any part of the Participant's Account Balance in a Segregated Account.

(a)  Installments only for Lifetime RMDs. If the Employer in its Adoption Agreement elects Installments only if a Participant is subject to lifetime RMDs under Section 6.02(A), and does not elect Installments generally, only the affected Participants are entitled to an Installment distribution under the Plan. Any such Installment must satisfy Section 6.02(A).

(b) Installment acceleration. A Participant or Beneficiary receiving an Installment distribution may, at any time, elect to accelerate the payment of all, or any portion, of the Participant's unpaid Vested Account Balance.

(5)  Definition of Alternative Annuity. An Alternative Annuity means distribution of an Annuity Contract which is not a QJSA, QPSA or a QOSA. The Alternative Annuity must be based on the life of the Participant or upon the joint lives of the Participant and an Individual Beneficiary. The Employer in its Adoption Agreement will describe the material characteristics of any  Alternative  Annuity  available  under  the  Plan. If  Section 6.04 does not apply to the overall Plan, the Employer will not elect an Alternative Annuity.

(6)   Definition of Ad-Hoc. Ad-Hoc means the Participant or Beneficiary may at any time after Separation from Service (or Severance from Employment) elect distribution of all or any part of his/her Account or of specified Accounts under the Plan. The Plan Administrator may adopt a policy regarding Ad-Hoc distributions imposing a reasonable minimum distribution amount, frequency limitations or other reasonable administrative conditions.

(B) Participant and Beneficiary Elections. Subject to any contrary requirements imposed by Sections 6.01, 6.02, this Section 6.03 or 6.04, and also subject to Section 8.04 as to the form of distribution (cash or property), a Participant or Beneficiary   may   elect   any   method,   form   or   timing   of distribution the Plan permits.

(1) Participant  election  as  to  Beneficiary.  The Participant, on a form prescribed by the Plan Administrator, may elect the distribution method, form and timing which will apply to any Beneficiary, including his/her surviving spouse. The Participant's election may limit any Beneficiary's right to increase or to reduce the frequency or the amount of any payments.

(2)   If no election. Unless the Employer otherwise elects in Appendix B, if a Participant or Beneficiary does not make a timely election as to the distribution method, form and timing as the Plan may permit, the Plan Administrator will direct the Trustee to distribute a Lump-Sum as soon as is practical and at the earliest date the Plan permits distribution but not later than the  date  the  Plan  requires  distribution.  If  the Plan  does  not permit a Lump-Sum distribution, the Plan Administrator will direct distribution under any other method the Plan permits. If the Plan permits an election as to cash or property, in the absence of an election, the Plan Administrator will direct the Trustee to distribute cash, subject to Section 8.04.

(3)   Combination of methods. If the Plan permits more than one distribution method under this Section 6.03, a Participant or Beneficiary may elect any combination of the available methods either as to different Accounts or as to specified  amounts  subject  to  distribution.  The  Plan Administrator may adopt a policy imposing a reasonable minimum distribution amount as a condition of a Participant or Beneficiary electing a combination of distribution methods.

(4)   No third party discretion. No third party, including the Employer, the Plan Administrator and the Trustee, may exercise discretion over any Participant or Beneficiary election of the method of distribution, provided the election is made in accordance with the Plan.

(5)   Lump-Sum only if Account does not exceed $5,000. Any distribution elections permitted under this Section 6.03 are available only if the Participant's Vested Account Balance, as determined under Section 6.01(A)(4), exceeds $5,000, unless the Employer elects to apply any lesser amount in Appendix B. If the Participant's Vested Account Balance does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B),  the  Trustee  will  distribute  the  balance  in  a  Lump-Sum (which will be a Cash-Out Distribution if the Participant's Account Balance is not 100% Vested) without regard to Section 6.04.

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(6)   Sourcing election. If a Participant or Beneficiary who will receive a partial (non-corrective) distribution of his/her Plan Account has both a Roth Deferral Account (or some other Account with tax basis) and one or more pre-tax Accounts including a Pre-Tax Deferral Account, the Participant or Beneficiary may elect the Account source(s) and composition (contributions  or  Earnings)  of  the  distribution.  This  Section 6.03(B)(6) as to election of Account sources from among multiple sources does not apply to the extent that a Participant or  Beneficiary  is  eligible  under  the  Plan  terms  to  receive  a distribution only from one specific Account source. In the absence of a Participant or Beneficiary election, the Plan Administrator  operationally  will  determine  the  Account source(s) from which the Trustee will make the distribution and will determine whether such amounts distributed consist of the Account contributions or of Account Earnings or both.

(7)  Application to alternate payees. This Section 6.03 applies to an alternate payee in the same manner as if the alternate payee were the Participant. See Section 6.05 as to the right  of  a  QDRO  alternate  payee  to  elect  the  distribution method, form and timing applicable to the alternate payee's distribution.

(C)  Modification. The Employer in its Adoption Agreement may elect to modify the methods of payment available under the Plan, consistent with this Section 6.03. If the Employer's Plan is a Restated Plan, or in any other permitted Plan amendment, the Employer in accordance with Treas. Reg. §1.411(d)-4, may elect to eliminate from the prior Plan certain Protected Benefits.

6.04 ANNUITY  DISTRIBUTIONS  TO  PARTICIPANTS AND TO SURVIVING SPOUSES.

(A)  Qualified Joint and Survivor Annuity (QJSA). The Plan Administrator must direct the Trustee to distribute a married or unmarried Participant's Vested Account Balance in the form of a QJSA  (or  in  the  form  of  a  QOSA  described  in  Section 6.04(A)(8)), unless the Participant, and spouse if the Participant is  married, waive  the  QJSA  in  accordance  with  this  Section 6.04(A) or unless Section 6.04(G) applies.

(1)   Definition of QJSA if married. If, as of the Annuity Starting Date, the Participant is married (even if the Participant has not been married throughout the one year period ending on the Annuity Starting Date), a QJSA is an immediate Annuity Contract which is purchasable with the Participant's Vested Account Balance and which provides a Life Annuity for the Participant and a Survivor Annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant.

(2)   Definition  of  QJSA  if  not  married.  If,  as  of  the Annuity Starting Date, the Participant is not married, a QJSA is an immediate Life Annuity Contract for the Participant which is purchasable with the Participant's Vested Account Balance.

(3) Modification of QJSA benefit. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the Survivor Annuity.

(4) Definitions  of  Life/Survivor  Annuity.  A  Life Annuity means an Annuity Contract payable to the Participant in equal installments for the life of the Participant that terminates upon the Participant's death. A Survivor Annuity means an Annuity Contract payable to the Participant's surviving spouse in equal installments for the life of the surviving spouse that terminates upon the death of the surviving spouse.

(5) QJSA notice/timing. A Participant may elect distribution of the QJSA at the earliest retirement age under the Plan, which is the earliest date on which the Participant could elect to receive retirement benefits. A married Participant may elect distribution of the QJSA without spousal consent. At least

30 days and not more than 180 days before the Participant's Annuity Starting Date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the QJSA, the Participant's right to make, and the effect of, an election to waive the QJSA benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election and which  otherwise  satisfies  the  requirements  of  Treas.  Reg. §1.417(a)(3)-1.

(6)   Waiver frequency  and timing.  The Plan does not limit the number of times the Participant may revoke a waiver of the QJSA or make a new waiver during the election period. The Participant (and his/her spouse, if the Participant is married), may revoke an election to receive a particular form of benefit at any time until the Annuity Starting Date.

(7)   Married Participant waiver. A married Participant's QJSA waiver election is not valid unless: (i) the Participant's spouse (to whom the Survivor Annuity is payable under the QJSA), after the Participant has received the QJSA notice, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his/her representative) witnesses the spouse's consent; (ii) the spouse consents to the alternative method of payment designated by the Participant or to any change in that designated method of payment; and (iii) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation.

(a)  Effect of spousal consent/blanket waiver. The spouse's consent to a waiver of the QJSA is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to the Participant's future payment method election or Beneficiary designation, if the spouse acknowledges the right to limit his/her consent to a specific designation but, in writing, waives that right.

(b) Spousal consent not required. The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes: (i) the Participant does not have a spouse; (ii) the spouse cannot be located; or (iii) the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

(8) Qualified Optional Survivor Annuity (QOSA). Effective for Plan Years beginning after December 31, 2007, a

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Participant who elects to waive the QJSA form of benefit is entitled to elect the QOSA at any time during the applicable QJSA election period. The QJSA notice will explain the terms and conditions of the QOSA. The QJSA provisions of Section 6.04(A) apply to a QOSA the Participant elects pursuant to this Section 6.04(A)(8).

(a)  Definition of QOSA. A QOSA is an Annuity Contract:  (i)  for  the  life  of  the  Participant  with  a  Survivor Annuity  for  the  life  of  the  spouse  which  is  equal  to  the Applicable Percentage of the amount of the annuity which is payable during the joint lives of the Participant and the spouse; and (ii) which is the actuarial equivalent of a single annuity for the life of the Participant. A QOSA also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

(b) Definition  of  Applicable  Percentage.  For purposes of this Section 6.04(A)(8), the Applicable Percentage is based  on  the  Survivor  Annuity  percentage  under  the  Plan's QJSA. If the Survivor Annuity percentage is less than 75%, then the Applicable Percentage is 75%. If the Survivor Annuity percentage is greater than or equal to 75%, the Applicable Percentage is 50%.

(c)   No spousal consent requirement for QOSA. A Participant may elect a QOSA without spousal consent.

(B)  Qualified Preretirement Survivor Annuity (QPSA). If a married Participant dies prior to his/her Annuity Starting Date, the Plan Administrator will direct the Trustee to distribute a portion of the Participant's Vested Account Balance to the Participant's surviving spouse in the form of a QPSA, unless the Participant has a valid QPSA waiver election in effect, or unless Section   6.04(G)   applies.   The   Employer   in   its   Adoption Agreement will elect whether to apply the "one-year marriage rule." If the Employer elects to apply the one-year marriage rule, the QPSA benefit does not apply unless the Participant and his/her spouse were married throughout the one year period ending on the date of the Participant's death.

(1)   Definition of QPSA. A QPSA is an Annuity Contract which is purchasable with 50% of the Participant's Vested Account Balance (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse.

(2)   Modification of QPSA. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the QPSA.

(3)   Ordering rule. The value of the QPSA is attributable to Employer Contributions, to Pre-Tax Deferrals, to Roth Deferrals,  and  to  Employee  Contributions  in  the  same proportion as the Participant's Vested Account Balance is attributable to those contributions.

(4)   Disposition of remaining balance. The portion of the Participant's Vested Account Balance not payable as a QPSA is payable to the Participant's Beneficiary, in accordance with the remaining provisions of this Article VI.

(5)   Surviving spouse elections. If the Participant's Vested Account Balance which the Trustee would apply to purchase the QPSA exceeds $5,000, the Participant's surviving spouse may elect to have the Trustee commence payment of the QPSA at any time following the date of the Participant's death, but not later  than  Section  6.02  requires,  and  may  elect  any  of  the methods of payment described in Section 6.03, in lieu of the QPSA. In the absence of an election by the surviving spouse, the Plan  Administrator  must  direct  the  Trustee  to  distribute  the QPSA on the earliest administratively practicable date following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant's death; (b) the date the Plan Administrator receives notification of or otherwise confirms the Participant's death; (c) the date the Participant would have attained Normal Retirement Age; or (d) the date the Participant would have attained age 62.

(6)  QPSA notice/timing. The Plan Administrator must provide a written explanation of the QPSA to each married Participant within the following period which ends last: (a) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (b) a reasonable period after an Employee becomes a Participant; or (c) a reasonable period after Section 6.04 of the Plan becomes applicable to the Participant. A "reasonable period" described in clauses (b) and (c) is the period beginning one year before and ending one year after the applicable event. If the Participant incurs a Separation from Service before attaining age 35, clauses (a), (b), and (c) do not apply and the Plan Administrator must provide the QPSA notice within the period beginning one year before and ending one year after the Separation from Service. If the Participant thereafter returns to employment with the Employer,  the  Plan  Administrator  will  redetermine  the applicable period. The QPSA notice must describe the terms and conditions of the QPSA and of the waiver of the QPSA, comparable   to   the   QJSA   notice   required   under   Section 6.04(A)(5), and which otherwise satisfies the requirements of Treas. Reg. §1.417(a)(3)-1.

(7)   Waiver frequency  and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QPSA or make a new waiver during the election period. The election period for waiver of the QPSA ends on the date of the Participant's death. A Participant's QPSA waiver election is not valid unless the Participant makes the waiver election after the Participant has received the QPSA notice and no earlier than the first day of the Plan Year in which he/she attains age 35. However, if the Participant incurs a Separation from Service prior to the first day of the Plan Year in which he/she attains age 35, the Plan Administrator will accept a waiver election as to the Participant's  Account  Balance  attributable  to  his/her  Service prior to his/her Separation from Service. In addition, if a Participant who has not incurred a Separation from Service makes a valid waiver election, except for the age 35 Plan Year timing requirement above, the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35.

(8)  Spousal consent to waiver. A Participant's QPSA waiver is not valid unless the Participant's spouse (to whom the QPSA is payable) satisfies or is excused from the consent requirements as described in Section 6.04(A)(7) as to a QJSA,

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except the spouse need not consent to the method of benefit payable to the Designated Beneficiary. The spouse's consent to the waiver of the QPSA is irrevocable, unless the Participant revokes the waiver election. The spouse also may execute a blanket consent as to the QPSA waiver in the same manner as described in Section 6.04(A)(7)(a) as to a QJSA.

(C) Effect of Waiver. If the Participant has in effect a valid waiver election regarding the QJSA or the QPSA, the Plan Administrator must direct the Trustee to distribute the Participant's Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

(D) Loan Offset. The Plan Administrator will reduce the Participant's Vested Account Balance by any security interest (pursuant to any offset rights authorized by Section 6.06) held by the Plan by reason of a Participant loan, to determine the value of the Participant's Vested Account Balance distributable in the form of a QJSA or QPSA, provided the loan satisfied the spousal consent requirement described in Section 7.06(D).

(E)  Effect of QDRO. For purposes of applying this Article VI, a former spouse (in lieu of the Participant's current spouse) is the Participant's spouse or surviving spouse to the extent provided under a QDRO described in Section 6.05. The provisions of this Section 6.04 apply separately to the portion of the Participant's Vested Account Balance subject to a QDRO and to the portion of the Participant's Vested Account Balance not subject to the QDRO.

(F) Vested Account Balance Not Exceeding $5,000. The Trustee must distribute in a Lump-Sum a Participant's Vested Account  Balance  which  the  Trustee  otherwise  under  Section 6.04 would apply to provide a QJSA or QPSA benefit, where the Participant's Vested Account Balance determined under Section 6.01(A)(4) does not exceed $5,000, unless the Employer elects to apply any lesser amount in Appendix B.

(G) Profit Sharing Plan Exception. If this Plan is a Profit Sharing Plan, the Employer in its Adoption Agreement must elect whether the preceding provisions of Section 6.04 apply to all Participants or only to Participants who are not Exempt Participants.

(1)   Definition of Exempt Participants. All Participants are Exempt Participants except the following Participants to whom Section 6.04 (excluding this Section 6.04(G)) must be applied: (a) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code §417 requirements and the Plan received the Transfer after December 31, 1984, unless the Transfer is an Elective Transfer described in Section 11.06(E)(3); (b) a Participant who elects a Life Annuity distribution (if Section 11.02(C)(3) of the Plan requires the Plan to   provide   a   Life   Annuity   distribution   option);   or   (c)   a Participant whose benefits under a Defined Benefit Plan maintained  by  the  Employer  are  offset  by  benefits  provided under this Plan.

(2)  Transfers. If a Participant receives a Transfer under Section 6.04(G)(1), clause (a) above and to which Section 6.04 applies, the Plan Administrator may elect to apply Section 6.04 only to the Participant's transferred balance and not to the

Participant's remaining Account Balance provided that the Plan Administrator accounts properly for such balances.

(3) Distribution to Exempt Participant. The Plan Administrator must direct the Trustee to distribute the Exempt Participant's Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

(4) Exempt Participant Beneficiary designation. See Section 7.05(A)(3) as to requirements relating to a married Exempt Participant's Beneficiary designation.

6.05 QDRO DISTRIBUTIONS. Notwithstanding any other provision of this Plan, the Trustee, in accordance with the direction of the Plan Administrator, must comply with the provisions of a QDRO, as defined in Code §414(p)(1)(A), which is issued with respect to the Plan.

(A) Distribution at Any Time. This Plan specifically permits distribution to an alternate payee under a QDRO at any time, irrespective  of  whether  the  Participant  has  attained  his/her earliest retirement age (as defined under Code §414(p)(4)(B)) under the Plan. However, a distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the QDRO specifies distribution at that time or  permits  an  agreement  between  the  Plan  and  the  alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the QDRO requires the alternate payee's consent to any distribution occurring prior to the Participant's attainment of earliest retirement age, the alternate payee gives such consent.

(B) Plan Terms Otherwise Apply. Except as to timing of distribution commencement under Section 6.05(A), nothing in this Section 6.05 gives a Participant or an alternate payee a right to receive a method, form or timing of distribution, to receive any option, or to increase benefits in a manner that the Plan does not permit.

(C)  QDRO Procedures. The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order (as defined under Code §414(p)(1)(B).

(1)   Notices and order status. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant  and  any  alternate  payee  named  in  the  order,  in writing, of the receipt of the order and the Plan's procedures for determining   the   qualified   status   of   the   order.   Within   a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of the Plan Administrator's determination. The Plan  Administrator  must  provide  notice  under  this  Section 6.05(C)(1) by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with DOL regulations.

(2) Interim amounts payable. If any portion of the Participant's Vested Account Balance is payable under the domestic  relations  order  during  the  period  the  Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must

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maintain a separate accounting of the amounts payable. If the Plan Administrator determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination  of  the  qualified  status  of  the  order  within  the 18-month  determination  period,  the  Plan  Administrator  will direct  the  Trustee  to  distribute  the  payable  amounts  in  the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a QDRO.

(3) Segregated  Account.  To  the  extent  it  is  not inconsistent with the provisions of the QDRO, the Plan Administrator  under  Section  7.04(A)(2)(c)  may   direct  the Trustee  to  segregate  the  QDRO  amount  in  a  Segregated Account. The Trustee will make any payments or distributions required under this Section 6.05 by separate benefit checks or other separate distribution to the alternate payee(s).

6.06 DEFAULTED LOAN - TIMING OF OFFSET. If a Participant or a Beneficiary defaults on a Plan loan, the Plan Administrator will determine the timing of the reduction (offset) of the Participant's Vested Account Balance in accordance with this Section 6.06 and the Plan Administrator's loan policy.

(A)  Offset if Distributable Event. If, under the loan policy a loan default also is a distributable event under the Plan, the Trustee, at the time of the loan default, will offset the Participant's  Vested  Account  Balance  by  the  lesser  of  the amount in default (including accrued interest) or the Plan's security interest in that Vested Account Balance.

(B)  Restricted  Accounts.  If  the  loan  is  from  a  Restricted Pension Account and the loan default is a distributable event under the loan policy, the Trustee will offset the Participant's Account Balance in the manner described in Section 6.06(A) only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age (or age 62 if earlier). If a 401(k) Plan makes the loan, to the extent the loan is attributable to the Participant's Restricted 401(k) Accounts, the Trustee will not offset the Participant's Vested Account Balance prior to the earlier of the date the Participant incurs a Severance from Employment  or  the  date  the  Participant  attains  age  59 1/2. Consistent with its loan policy, the Plan Administrator also may offset a Participant's defaulted loan upon Plan termination, provided the Participant's Account Balance is distributable upon Plan termination.

6.07 HARDSHIP DISTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit a hardship distribution to an electing Participant. If the Employer elects to permit hardship distributions, the Employer, consistent with the Adoption   Agreement,   will   elect:   (i)   which   Accounts   are available for a hardship distribution; (ii) whether the Plan Administrator will administer the hardship distributions in accordance with the safe harbor provisions of Section 6.07(A)or under the non-safe harbor provisions of Section 6.07(B); and (iii) whether the hardship distribution is an In-Service Distribution, an acceleration of a distribution occurring after Severance from Employment/Separation from Service, or both. The Employer in its Profit Sharing Plan Adoption Agreement may elect to apply the safe harbor rules. Unless the Employer otherwise elects on Appendix B, if the Employer elects to permit hardship acceleration of distributions after Severance from Employment/Separation from Service, the existence of such a hardship  will  be  determined  under  the  safe  harbor  rules  of Section 6.07(B).

(A)  Safe Harbor Need/Necessity.

(1)   Deemed immediate and heavy need. For purposes of this Plan, a safe harbor hardship distribution is a distribution on account of one or more of the following immediate and heavy financial needs: (a) expenses for (or necessary to obtain) medical care (as defined in Code §213(d)) for the Participant, for the Participant's spouse, or for any of the Participant's dependents; (b) costs directly related to the purchase (excluding mortgage payments)  of  a  principal  residence  of  the  Participant;  (c) payment of post-secondary education tuition and related educational  fees  (including  room  and  board),  for  the  next 12-month period, for the Participant, for the Participant's spouse, for  the  Participant's  children,  or  for  any  of  the  Participant's dependents; (d) payments necessary to prevent the eviction of the Participant from his/her principal residence or the foreclosure of the mortgage on the Participant's principal residence; (e) payments for the funeral or burial expenses for the Participant's deceased parent, spouse, child, or dependent; or (f) expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted  gross  income).  The  Plan  Administrator  operationally may limit the deemed immediate and heavy financial need events to only certain of the events specified as (a) through (f) above, upon which a Participant may elect to receive a hardship distribution. As used in this Section 6.07(A)(1), the term "dependent" means a dependent as defined in Code §152 but for Taxable Years beginning after 2004 as applied to clause (e), means without regard to Code §152(d)(1)(B) and, for purposes of  clause  (c),  means  as  applied  without  regard  to  Code §§152(b)(1) or (2) and 152(d)(1)(B). Notwithstanding the immediately  preceding  sentence,  the  Plan  Administrator  may elect to limit the term "dependent" to those persons whom the Participant may claim as a dependent on IRS Form 1040. The administrative forms related to hardship distributions will reflect which deemed immediate and heavy financial need events, and which    of    these    definitions    of    "dependent,"    the    Plan Administrator has elected to apply.

(2)   Deemed necessity. The following restrictions apply to a Participant who receives a safe harbor hardship distribution: (a) the Participant may not make Elective Deferrals or Employee Contributions to the Plan and other plans (described below) maintained  by  the  Employer  for  the  6-month  period  (or  any longer period the Plan Administrator may specify in a hardship distribution policy) following the date of his/her hardship distribution; (b) the distribution may not exceed the amount of the Participant's immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and (c) the Participant must have obtained all distributions (including distribution of Code §404(k) ESOP dividends), other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under the Plan and all other plans (described below) maintained by the Employer.

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"Other plans" for purposes of clauses (a) and (c) means all other qualified plans and all nonqualified plans of deferred compensation maintained by the Employer including a cash or deferred arrangement that is part of a cafeteria plan under Code §125 (but excluding the mandatory employee contribution portion of a Defined Benefit Plan or a health or welfare benefit plan, including one that is part of a cafeteria plan). For purposes of clause (a), "other plans" also includes stock option, stock purchase and other similar plans maintained by the Employer.

(B)  Non-safe  Harbor  Need/Necessity.  For  purposes  of  this Plan, a non-safe harbor hardship distribution is a distribution on account of an immediate and heavy financial need. The distribution cannot exceed the amount necessary to satisfy the need (including any amounts necessary to pay any federal, state, or  local  income  taxes  or  penalties  reasonably  anticipated  to result from the distribution). The Plan will not make a non-safe harbor hardship distribution if the Participant may relieve the need from other resources that are reasonably available to the Participant. The Plan Administrator will administer a hardship distribution under this Section 6.07(B) in accordance with Treas. Reg. §1.401(k)-1(d)(3)(iv), but excluding paragraph (E) thereof.

(C) Policy/Reliance.  The  Plan  Administrator  may  adopt  a uniform and nondiscriminatory policy regarding hardship distributions including objective standards for determining whether a Participant has an immediate and heavy  financial need and for substantiating the extent of the Participant's need. The Plan Administrator, absent actual contrary knowledge, may rely on a Participant's written representation that the distribution is on account of hardship (as defined in Section 6.07(A)(1)), that the distribution satisfies Section 6.07(B) and/or that the distribution satisfies clause (b) under 6.07(A)(2).

(D)  No Counterproductive Actions. A Participant, to establish necessity under either Sections 6.07(A)(2) or 6.07(B) need not take counterproductive actions as would increase the financial need. Such actions include, but are not limited to, being required to first take a Participant loan to purchase a principal residence where such a loan would result in the Participant's disqualification from obtaining other necessary financing.

(E)  Restrictions on Amount; Grandfathered Amounts. The maximum amount distributable from Elective Deferrals as a hardship distribution may not exceed the amount equal to the Participant's   total   Elective   Deferrals   as   of   the   hardship distribution  date,  reduced  by  the  amount  of  any  Elective Deferrals previously distributed to the Participant based on hardship or otherwise. QMACs and QNECs, and any Earnings on such contributions, and Earnings on the Participant's Elective Deferrals, each credited as of December 31, 1988, or if later, by the end of the last Plan Year ending before July 1, 1989 (collectively, "grandfathered amounts"), increase the amount of the maximum available hardship distribution only if the Employer in Appendix B elects to include such amounts. The restrictions of this Section 6.07(E) do not apply to hardship distributions from Nonelective Contributions, Regular Matching Contributions or Additional Matching Contributions and such distributions also may include Earnings on such Accounts. No hardship distribution is available from Safe harbor Contribution Accounts.

(F)  Ordering. If the Plan permits a hardship distribution from more than one Account type, the Participant or the Plan

Administrator in accordance with Section 6.03(B)(6) will determine the ordering of a Participant's hardship distribution from the hardship distribution eligible Accounts, including ordering as between the Participant's Pre-Tax Deferral Account and Roth Deferral Account, if any, provided that any ordering is consistent with any restriction on hardship distributions under this Section 6.07.

(G) Prototype and Volume Submitter Plans. A Participant's hardship distribution made from Elective Deferrals under a Prototype  Plan  must  comply  with  the  safe  harbor  rules  of Section 6.07(A). A Participant's hardship distribution made from the Nonelective Contribution, Regular Matching Contribution or Additional Matching Contribution Accounts under a Prototype Plan, as the Employer elects in its Adoption Agreement, may comply with the safe harbor rules of Section 6.07(A) or the non-safe harbor rules of Section 6.07(B). A Volume Submitter Plan, as the Employer elects in its Adoption Agreement, may provide hardship distributions under the safe harbor rules of Section 6.07(A) or under the non-safe harbor hardship distribution rules of Section 6.07(B).

(H) Beneficiary's Hardship Need. If the Employer elects in Appendix B and effective on the date specified therein which may not be earlier than August 17, 2006, a Participant's hardship event,  for  purposes  of  Section  6.07(A)(1),  includes  an immediate and heavy financial need of a primary Individual Beneficiary of the Participant, that would constitute a hardship event if it occurred with respect to the Participant's spouse or dependent as defined under Section 6.07(A)(1), but only as to the events described in Sections 6.07(A)(1)(a), (c) and (e). For purposes of this Section 6.07(H), a "primary Individual Beneficiary" is an Individual Beneficiary who has an unconditional  right  to  all  or  a  portion  of  the  Participant's Account Balance upon the Participant's death.

6.08 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(A) Participant Election. A Participant (including for this purpose, a former Employee) may elect, at the time and in the manner  prescribed  by  the  Plan  Administrator,  to  have  any portion of his/her Eligible Rollover Distribution from the Plan paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. For purposes of this Section 6.08, a Participant includes as to their respective interests, a Participant's surviving spouse and the Participant's spouse or former spouse who is an alternate payee under a QDRO. A non-spouse Designated Beneficiary also has rollover rights as described in Section 6.08(G).

(B)  Rollover and Withholding Notice. At least 30 days but not more than 180 days prior to the Trustee's distribution of an Eligible Rollover Distribution, the Plan Administrator must provide  a  written  notice  (including  a  summary  notice  as permitted under applicable Treasury regulations) explaining to the distributee the rollover option, the applicability of mandatory

20% federal income tax withholding to any amount not directly rolled over, and the recipient's right to roll over the distribution within 60 days after the date of receipt of the distribution ("rollover notice"). If applicable, the rollover notice also must explain the availability of income averaging and the exclusion of net unrealized appreciation. A recipient of an Eligible Rollover

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Distribution (whether he/she elects a Direct Rollover or elects to receive the distribution), also may elect to receive distribution at any administratively practicable time which is earlier than 30 days (but more than 7 days if Section 6.04 applies) following receipt of the rollover notice.

(1)   Notice of right to defer distribution. A distribution notice must include a description of a Participant's right, if any, to defer receipt of a distribution and also must describe the consequences of failing to defer receipt of the distribution.

(C)  Default Rollover. The Plan Administrator, in the case of a Participant who does not respond timely to the rollover notice, may make a Direct Rollover of the Participant's Account (as described in Rev. Rul. 2000-36 or in any successor guidance, or in any DOL guidance) in lieu of distributing the Participant's Account.

(D)  Automatic   Rollover.   If   the   Employer   elects   in   its Adoption Agreement to provide for Mandatory Distributions described in Section 6.01(A), the Plan Administrator will apply this Section 6.08(D) to all Mandatory Distributions made before the Participant attains the later of age 62 or Normal Retirement Age.  The  Employer  in  its  Adoption  Agreement  will  elect whether to apply this Section 6.08(D) to a specified amount or will apply this Section only to such Mandatory Distributions which   exceed   $1,000.   In   the   event   of   any   Mandatory Distribution subject to this Section 6.08(D), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan the Participant specifies in a Direct Rollover or to receive the distribution directly in accordance with Section 6.01(A), then the Plan Administrator will pay the distribution in a Direct Rollover to an Individual Retirement Plan the Plan Administrator designates ("Automatic Rollover").

(1)   Determination of Mandatory Distribution amount.

(a)   Rollovers  count.  The  Plan  Administrator,  in determining whether a Mandatory Distribution is greater than $1,000 for purposes of this Section 6.08(D), will include the portion  of  the  Participant's  distribution  attributable  to  any Rollover Contribution, regardless of the Employer's Adoption Agreement    election    to    include    or    exclude    Rollover Contributions in determining a Mandatory Distribution.

(b)   Roth and non-Roth Accounts. In determining the Mandatory Distribution amount under this Section 6.08(D), the Plan Administrator will aggregate a Participant's Roth Deferral  and  all  other  (non-Roth)  Accounts  if  each  Account Balance exceeds $200. If either the Roth Deferral Account or the total of all non-Roth Accounts is less than $200, the Plan Administrator will apply this Section 6.08(D) only to the other Account and will not aggregate the Account Balance under $200 with the other Account Balance.

(2)  Spousal Beneficiaries, alternate payees and Plan termination. Except as otherwise provided in Section 7.07(B), the Automatic Rollover provisions of this Section 6.08(D) do not apply to spousal Beneficiaries, to alternate payees under a QDRO or to distributions upon Plan termination.

(E)  Limitation   on   Employee   Contribution   and   Roth Rollovers.

(1)   Employee Contributions. The non-taxable portion of a Participant's Employee Contribution Account only may be transferred by means of a Direct Rollover to a qualified Defined Contribution Plan described in Code §§401(a) or 403(a), or for taxable years beginning after December 31, 2006, to a Code §403(b) plan, that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income. The non-taxable portion of a Participant's Employee Contributions also may be transferred by a Direct Rollover or by a 60-day rollover to an Individual Retirement Plan. For purposes of a rollover of a distribution which includes both Employee Contributions and pre-tax amounts, the Plan Administrator will treat the first amounts rolled over as attributable to the pre-tax amounts.

(2)  Roth Accounts. Except as otherwise described, the provisions of this Section 6.08(E) apply for taxable years commencing on or after January 1, 2006. A Participant's Roth Account (which may include Roth deferrals, Roth rollovers, or In-Plan Roth Rollovers) may be transferred by means of a Direct Rollover to a Roth plan. A Participant also may transfer the taxable portion of his/her Roth Account by a 60-day rollover to a Roth plan. A "Roth plan" means any of the following plans which accept Roth deferrals: a qualified plan described in Code §401(k), a Code §403(b) plan, or commencing January 1, 2011, a governmental 457(b) plan. A Participant's Roth Account also may be transferred by a Direct Rollover or by a 60-day rollover to a Roth Individual Retirement Plan.

(F)  Definitions. The following definitions apply to this Section 6.08:

(1)   Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan the distributee specifies in his/her Direct Rollover election or in the case of an Automatic Rollover, to the Individual Retirement Plan that the Plan Administrator designates.

(2)   Eligible  Retirement  Plan.  An  Eligible  Retirement Plan  is  an  individual  retirement  account  described  in  Code §408(a),  an  individual  retirement  annuity  described  in  Code §408(b), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), an arrangement described in Code §403(b), an eligible governmental deferred compensation plan described in Code §457(b), or for distributions made after December 31, 2007, a Roth IRA described in Code §408A(b). However, with regard to a Participant's Roth Deferral Account, an Eligible Retirement Plan is a Roth IRA described in Code §408A(b), or a Roth plan, as defined in Section 6.08(E)(2).

(3)   Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the Participant's  Vested  Account  Balance,  except:  (a)  any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Beneficiary, or for a specified period of ten years or more; (b) any RMD under Section 6.02; (c) the portion of any distribution which  is  not  includible  in  gross  income

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(except  for  Roth Deferral Accounts, Employee Contributions and determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (d) any hardship distribution; (e) a corrective distribution made under Article IV; (f) a deemed distribution resulting from a defaulted Participant loan which is not also an offset distribution; (g) any other distributions described in Treas. Reg. §1.402(c)-2; and (h) as to a Direct Rollover, any distribution which otherwise would be an Eligible Rollover Distribution, but where the total distributions to the Participant during that calendar year are reasonably expected to be less than $200. For purposes of clause (h), a Participant's Roth Deferral Account is deemed to constitute a separate plan that is subject to a separate $200 limit. The Plan Administrator, in a form on which a Participant may elect a Direct Rollover, may restrict a Participant from directly rolling over only a part of an Eligible Rollover Distribution where the distribution amount does not exceed $500. In the case of such distribution exceeding $500, the Plan Administrator's form may require that any amount the Participant elects to directly roll over be equal to $500 or a lesser specified amount.

(4)   Individual Retirement Plan (or IRA). An Individual Retirement Plan (or IRA) is an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b), and, as the context requires, includes a Roth individual retirement account or a Roth individual retirement annuity.

(G) Non-Spouse Designated Beneficiary Direct Rollover. Unless the Employer in Appendix B elects to delay the application of this Section 6.08(G) to distributions made after December 31, 2009, for distributions after December 31, 2006, a non-spouse Designated Beneficiary (including a trust which qualifies as a Designated Beneficiary), by a Direct Rollover, may roll over an Eligible Rollover Distribution to an Eligible Retirement Plan; provided that for this purpose, an Eligible Retirement  Plan  is  an  Individual  Retirement  Plan  that  the non-spouse Designated Beneficiary establishes for purposes of receiving the distribution and which is treated as an inherited IRA under Code §408(d)(3)(C). If a non-spouse Designated Beneficiary  receives  a  distribution  from  the  Plan,  the distribution is not eligible for a 60-day rollover.

(1)  Certain requirements not applicable before 2010. Although a non-spouse Designated Beneficiary may roll over directly a distribution as provided in this Section 6.08(G), any distribution made prior to January 1, 2010, is not subject to the Direct Rollover requirements of Code §401(a)(31) (including Code §401(a)(31)(B)), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c), or to the corresponding provisions of this Section 6.08.

(2) RMDs not eligible for rollover. A non-spouse Designated Beneficiary may not roll over an amount which is an RMD.  If  the  Participant  dies  before  his/her  RBD  and  the non-spouse Designated Beneficiary rolls over to an IRA the maximum  amount  eligible  for  rollover,  the  Beneficiary  may elect  to  use  either  the  Life  Expectancy  rule  under  Section 6.02(B)(1)(d) or the 5-year rule under Section 6.02(B)(1)(c), in determining   the   RMDs   from   the   IRA   that   receives   the non-spouse Beneficiary's Direct Rollover distribution.

6.09 REPLACEMENT OF $5,000 AMOUNT. If the Employer in its Adoption Agreement under Section 6.01(A)(1) elects no Mandatory Distributions or elects a Mandatory

Distribution amount which is less than $5,000, all other Plan references to "$5,000" remain unchanged unless the Employer in Appendix B elects to apply any lesser amount. However, any such override election does not apply to Sections 3.02(D) (relating to Catch-Up Deferrals, 3.10 (relating to SIMPLE Plans) and 3.12(C)(2) (relating to Designated IRAs) and references therein remain at $5,000. If this Plan is a Restated Plan with a retroactive Effective Date, any Employer election under this Section 6.09 must be consistent with the Plan Administrator's operation of the Plan prior to the Employer's execution of its Restated Plan.

6.10 TEFRA ELECTIONS.

(A) Application of Election in Lieu of Other Provisions. Notwithstanding the provisions of Sections 6.01, 6.02 and 6.03, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984 ("TEFRA election"), the Plan Administrator must direct the Trustee to distribute the Participant's Vested Account Balance in accordance with that election, subject however, to the Survivor Annuity requirements, if applicable, of Section 6.04.

(B) Non-Application. This Section 6.10 does not apply to a TEFRA election, and the Plan Administrator will not comply with that election, if any of the following applies: (1) the elected method of distribution would have disqualified the Plan under Code §401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the election does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the distribution payment period; or, (5) the Participant (or Beneficiary) modifies or revokes the election. In the event of a revocation, the Trustee must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.10 to rollovers and Transfers in accordance with Treasury Reg. §1.401(a)(9)-8.

6.11 DEEMED   SEVERANCE   DISTRIBUTIONS.   The Employer  in  its  Adoption  Agreement  will  elect  whether  to permit a deemed severance distribution. If the Employer elects to permit a deemed severance distribution, then notwithstanding Section 1.22(G), if a Participant performs service in the uniformed  services  (as  defined  in  Code  §414(u)(12)(B))  on active duty for a period of more than 30 days, the Participant will be deemed to have a Severance from Employment solely for purposes of distribution of amounts from Contribution Types the Employer has selected in the Adoption Agreement. If a Participant elects to receive a distribution on account of this deemed severance, and the distribution includes any of the Participant's  Elective  Deferrals,  then  the  individual  may  not make Elective Deferrals or Employee Contributions to the Plan during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a QRD), then the other Plan provision  will  control  and  the  6-month  suspension  will  not apply.

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ARTICLE VII

ADMINISTRATIVE PROVISIONS

7.01 EMPLOYER ADMINISTRATIVE PROVISIONS.

(A)  Information to Plan Administrator. The Employer must supply current information to the Plan Administrator, including the name, date of birth, date of employment, Compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary to administer   the   Plan.   The   Employer's   records   as   to   the information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

(B)  Plan Contributions. The Employer is solely responsible to determine the proper amount of any Employer Contribution it makes to the Plan and for the timely deposit to the Trust of the Employer Contributions.

(C)  Employer  Action.  The  Employer  must  take  any  action under the Plan in accordance with applicable Plan provisions and with proper authority such that the action is valid and is binding upon the Employer.

(D) No Responsibility for Others. Except as required under ERISA, the Employer has no responsibility or obligation under the Plan to Employees, Participants or Beneficiaries for any act required of the Plan Administrator, the Trustee, the Custodian, or any other service provider to the Plan (unless the Employer also serves in such capacities).

(E) Indemnity of Certain Fiduciaries. The Employer will indemnify, defend and hold harmless the Plan Administrator from and against any and all loss, damages or liability to which the Plan Administrator may be subjected by reason of any act or omission (except willful misconduct or gross negligence) in its official capacities in the administration of this Plan or Trust or both, including attorneys' fees and all other expenses reasonably incurred in the Plan Administrator's defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.01(E) do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. The Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 7.01(E), provided the agreement does not violate ERISA. The indemnification provisions of this Section 7.01(E) do not extend to any Trustee, third party administrator, Custodian or other Plan service provider unless so provided in a written agreement executed by such persons and the Employer.

(F)  Settlor Expenses. The Employer will pay all reasonable Plan expenses that the Plan Administrator under Section 7.04(C) determines are "settlor expenses" under ERISA.

7.02 PLAN ADMINISTRATOR.

(A)  Compensation  and  Expenses.  The  Plan  Administrator (and any individuals serving as Plan Administrator) will serve without compensation for services as such (unless the Plan

Administrator is not the Employer or an Employee), but the Employer or the Plan will pay all reasonable expenses of the Plan Administrator, in accordance with Section 7.04(C)(2).

(B)  Resignation and Removal. If the Employer, under Section

1.43, appoints one or more persons to serve as Plan Administrator, such person(s) shall serve until they resign by written notice to the Employer or until the Employer removes them by written notice. In case of a vacancy in the position of Plan Administrator, the Employer will exercise any and all of the powers, authority, duties and discretion conferred upon the Plan Administrator pending the filling of the vacancy.

(C)  General Powers and Duties. The Plan Administrator has the following general powers and duties which are in addition to those the Plan otherwise accords to the Plan Administrator:

(1)  Eligibility/benefit determination. To determine the rights of eligibility of an Employee to participate in the Plan, all factual questions that arise in the course of administering the Plan, the amount of a Participant's Account Balance (based on the value of the Trust assets, as determined by the Trustee, the Custodian or the Named Fiduciary) and the Vested percentage of each Participant's Account Balance.

(2) Rules/policies. To adopt rules of procedure and regulations or policies the Plan Administrator considers reasonable or necessary for the proper and efficient administration   of   the   Plan,   provided   the   rules   are   not inconsistent with the terms of the Plan, the Code, or ERISA. The Plan Administrator may, but is not required to reduce such rules, regulations or policies to writing. The Plan Administrator at any time may amend or terminate prospectively any Plan policy without the requirement of a formal Plan amendment. The Employer or Plan Administrator also may create and modify from time to time one or more administrative checklists which are not part of the Plan, but which are for the purpose of tracking certain plan operational features, to generate written policies and plan forms, and to facilitate proper administration of the Plan.

(3)   Construction/enforcement. To construe and enforce the terms of the Plan and the rules, regulations and policies the Plan Administrator adopts, including discretion to interpret the basic   plan   document,   the   Adoption   Agreement   and   any document related to the Plan's operation.

(4) Distribution/valuation.  To  direct  the  Trustee regarding the crediting and distribution of the Trust Fund, to establish additional Valuation Dates, and to direct the Trustee to conduct interim valuations on such Valuation Dates under Section 8.02(C)(4).

(5)  Claims. To review and render decisions regarding a claim for (or denial of a claim for) a benefit under the Plan.

(6)  Information to Employer. To furnish the Employer with information which the Employer may require for tax or other purposes.

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(7)  Service providers. To engage the service of agents whom the Plan Administrator may deem advisable to assist it with the performance of its duties.

(8)   Investment Manager. If the Plan Administrator is the Named Fiduciary (or the Named Fiduciary otherwise designates the Plan Administrator to do so), to engage the services of an Investment Manager or Managers (as defined in ERISA §3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under such Investment Manager's control.

(9)  Funding. As the Code or ERISA may require, to establish and maintain a funding policy and a funding standard account and to make credits and charges to that account. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Plan Administrator must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs for the coordination of the Plan's investment policy with Plan financial requirements.

(10) Records. To maintain Plan records and records of the Plan Administrator's activities, as necessary or appropriate for the proper administration of the Plan.

(11) Tax returns and other filings. To file with DOL or IRS as may be required, the Plan's informational tax return, and to make such other filings as the Plan Administrator deems necessary or appropriate.

(12) Notices  and  disclosures.  To  give  and  to  make  to Participants and to other parties, all Plan related notices and disclosures.

(13) Overpayment. To seek return from a Participant or Beneficiary of any distributed amount which exceeds their distributable Vested Account Balance (or exceeds the amount which otherwise should have been distributed) and to allocate any recovered overpayment in accordance with the Plan terms.

(14) Catch-all.  To  make  any  other  determinations  and undertake any other actions the Plan Administrator in its discretion believes are necessary or appropriate for the administration  of  the  Plan  (except  to  the  extent  that  the Employer provides express contrary direction) and to otherwise administer the Plan in accordance with the Plan terms.

(D)  401(k) Plan Elective Deferrals. If the Plan is a 401(k) Plan, the Plan Administrator may adopt such policies regarding Elective Deferrals as it deems necessary or appropriate to administer the Plan. The Plan Administrator also will prescribe a Salary Reduction Agreement form for use by Participants. See Section 1.57.

(E)  Limitations on Plan Administrator Responsibility.

(1)   Acts of others. Except as required under ERISA, the Plan Administrator has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act required of the Employer, the Trustee, the Custodian or any other service provider to the Plan (unless the Plan Administrator also serves in such capacities).

(2) Plan contributions. The Plan Administrator is not responsible for collecting any required Plan contribution or to determine the correctness or deductibility of any Employer Contribution.

(3)   Reliance on information. The Plan Administrator in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, Custodian, the Employer, a Plan service provider or representatives thereof provide to the Plan Administrator.

(F)  Allocation of Responsibility. If more than one person or entity is the Plan Administrator, then the Employer may assign certain duties between them.  In that case, the assigned Plan Administrator  shall  have  sole  responsibility  for  the  assigned duty and shall not have responsibility for any other duties of the Plan Administrator.   However, at least one person or entity designated as Plan Administrator shall have and exercise all duties and powers of the Plan Administrator not otherwise assigned.

7.03 DIRECTION OF INVESTMENT.

(A)  Employer Direction of Investment. The Employer has the right to direct the discretionary Trustee with respect to the investment  and  re-investment  of  assets  comprising  the  Trust Fund only if and to the extent the discretionary Trustee consents in writing to permit such direction. The Employer will direct a nondiscretionary Trustee as to the Trust Fund investments in accordance with Article VIII unless an Investment Manager, the Participants or the Named Fiduciary are directing the nondiscretionary Trustee as to such investments.

(B)  Participant/Beneficiary  Direction  of  Investment.  The Plan Administrator may adopt a policy to permit Participants to direct the investment of one or more of their Plan Accounts, subject to the provisions of this Section 7.03(B). The Plan Administrator may impose reasonable and nondiscriminatory administrative conditions on the Participants' ability to direct their Account investments. For purposes of this Section 7.03(B), a Participant includes a Beneficiary where the Beneficiary has succeeded to the Participant's Account and where the Plan Administrator's policy affords the Beneficiary self-direction rights. However, under the Plan Administrator's policy a Beneficiary may or may not have the same direction of investment rights as a Participant.

(1)   Trustee  authorization  and  procedures.  Under  any Plan Administrator policy permitting Participant direction of investment, the Trustee must consent in writing to permit such direction.   If   the   Employer,   in   its   Adoption   Agreement, designates the Trustee as a nondiscretionary Trustee, the Employer may direct the Trustee to consent to Participant

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direction of investment. If the Trustee consents to Participant direction of investment, the Trustee only will accept direction from each Participant (or from the Participant's properly appointed independent investment adviser, financial planner or legal representative) on a written direction of investment form the   Plan   Administrator   or   Trustee   provides   or   otherwise approves for this purpose. The Trustee may establish written procedures relating to Participant direction of investment under this Section 7.03(B) as are not inconsistent with the Plan Administrator's policy regarding Participant direction, including procedures or conditions for electronic transfers or for changes in investments  by  Participants  or  by  their  properly  appointed representatives. The Plan Administrator will maintain, or direct the Trustee to maintain, an appropriate Account designated in the name of the Plan or Trust and for the benefit of the Participant, to the extent a Participant's Account is subject to Participant self-direction.   Such   an   Account   is   a   Participant-Directed Account under Section 7.04(A)(2)(b).

(2) ERISA §404(c). No Plan fiduciary (including the Employer and Trustee) is liable for any loss or for any breach resulting from a Participant's or Beneficiary's direction of the investment of any part of his/her directed Account to the extent the  Participant's  or  Beneficiary's  exercise  of  his/her  right  to direct the investment of his/her Account satisfies the requirements of ERISA §404(c).

(3)   Participant loans. As part of any loan policy the Plan Administrator establishes under Section 7.06, the Plan Administrator under Section 7.06(E) may treat a Plan loan made to a Participant as a Participant direction of investment, even if the Plan Administrator has not adopted a policy permitting Participants to direct their own Account investments.

(4) Investment   services   programs.   The   Plan Administrator, as part of its Participant direction policy under this Section 7.03(B), may permit Participants to appoint an Investment Manager or Managers, which may be the Trustee, Custodian or an affiliate thereof, to render investment allocation services,  investment  advice  or  management  services (collectively,  an  "investment  services  program")  to  the appointing Participants.

(5)  Failure to give direction/default investments. If a Participant fails to give direction as to the investment of his/her Account or of any portion thereof which is subject to Participant direction, the Trustee (or other applicable Plan fiduciary) may invest the undirected Account assets in one or more default investments  of  the  Trustee's  (or  other  applicable  Plan fiduciary's) choosing. Any such default investments may, but are not required to comply with ERISA Section 404(c)(5) and the regulations thereunder, relating to qualified default investment alternatives (QDIA).

(C) Direction Consistent with Plan. To constitute a proper direction, any direction of investment given to the Trustee or Custodian under the Plan must be in accordance with the Plan terms and must not be contrary to ERISA.

7.04 ACCOUNT ADMINISTRATION, VALUATION AND EXPENSES.

(A) Individual  Accounts.  The  Plan  Administrator,  as necessary  for  the  proper  administration  of  the  Plan,  will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Account Balance under the Plan. The Plan Administrator will make its allocations of Employer Contributions and of Earnings, or will request the Trustee to make such allocations, to the Accounts of the Participants as necessary to maintain proper Plan records and in accordance with  the  applicable:  (i)  Contribution  Types  under  Section 7.04(A)(1); (ii) allocation conditions under Section 3.06; (iii) investment account types under Section 7.04(A)(2); and (iv) Earnings allocation methods under Section 7.04(B). The Plan Administrator  may  also  maintain,  or  direct  the  Trustee  to maintain, a separate temporary Account for Participant forfeitures which  occur  during  a  Plan  Year,  pending  their accrual and allocation in accordance with the Plan terms, or for other special items as the Plan Administrator determines is necessary and appropriate for proper plan administration.

(1)   By Contribution Type. The Plan Administrator, will establish Plan Accounts for each Participant as necessary to reflect  his/her  Accounts  attributable  to  the  following Contribution   Types   and   the   Earnings   attributable   thereto: Pre-Tax Deferrals, Roth Deferrals, Regular Matching Contributions, Nonelective and other Employer Contributions, QNECs, QMACs, Safe Harbor Contributions, Additional Matching Contributions, Rollover Contributions (including Roth versus pre-tax amounts), In-Plan Roth Rollover Contributions, Transfers, SIMPLE Contributions, Prevailing Wage Contributions, Employee Contributions, DECs and Designated IRA Contributions.

(2)   By investment account type. The Plan Administrator will   establish   separate   Accounts   for   each   Participant   as necessary   to   reflect   his/her   investment   account   types   as described below:

(a)   Pooled  Accounts.  A  Pooled  Account  is  an Account which for investment purposes is not a Segregated Account or a Participant-Directed Account. If any or all Plan investment Accounts are Pooled Accounts, each Participant's Account has an undivided interest in the assets comprising the Pooled Account. In a Pooled Account, the value of each Participant's Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his/her Account (exclusive of the cash value of incidental  benefit  insurance  contracts)  bears  to  the  total  net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

(b) Participant-Directed  Accounts.  A Participant-Directed Account is an Account that the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant to invest in one or more assets that are not pooled assets held by the Trust, such as assets in a brokerage account or other property in which other Participants do not have any interest. As the Plan Administrator determines, a Participant-

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Directed Account may provide for a limited number and type of investment options or funds, or may be open-ended and subject only to any limitations imposed by ERISA.     A     Participant     may     have     one     or     more Participant-Directed  Accounts  in  addition  to  Pooled  or Segregated Accounts. A Participant-Directed Account is credited and charged with the Earnings under Section 7.04(B)(4)(e). As of each Valuation Date, the Plan Administrator must reduce a Participant-Directed Account for any forfeiture arising from Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account (excluding Earnings) for the Valuation Period.

(c)   Segregated Accounts. A Segregated Account is an Account the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant: (i) as the result of a cash-out repayment under Section 5.04; (ii) to facilitate installment payments under Section 6.03; (iii) to hold a QDRO amount under Section 6.05; (iv) to prevent a distortion of Plan Earnings allocations; or (v) for such other purposes as the Plan Administrator may direct. A Segregated Account receives all income it earns and bears all expense or loss it incurs. The Trustee will invest the assets of a Segregated Account consistent with the purpose for which the Plan Administrator or Trustee established the Account. As of each Valuation Date, the Plan Administrator must reduce a Segregated Account for any forfeiture arising under Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account (excluding Earnings) for the Valuation Period.

(3)  Amount of Account/distributions. The amount of a Participant's Account, as determined by the Plan Administrator, is equal to the sum of all contributions, Earnings and other additions credited to the Account, less all distributions (including distributions to Beneficiaries and to alternate payees and also including disbursement of Plan loan proceeds), expenses and other charges against the Account as of a Valuation Date or other relevant date. For purposes of a distribution under the Plan, the amount of a Participant's Account Balance is determined based upon its value on the Valuation Date immediately preceding or coinciding with the date of the distribution. If any or all Plan investment Accounts are Participant-Directed Accounts, the directing  Participant's  Account  Balance  consists  of  the  assets held within the Participant-Directed Account and the value of the Account is determined based upon the fair market value of such assets.

(4)   Account statements. As soon as practicable after the Accounting Date of each Plan Year and any other date that ERISA requires, the Plan Administrator will deliver within any time prescribed by ERISA, to each Participant (and to each Beneficiary)   a   statement   reflecting   the   amount   of   his/her Account Balance in the Trust as of the statement date or most recent Valuation Date. The statement will also include any and all other information as of that date that ERISA may require. No Participant, except the Plan Administrator/Participant or Trustee/Participant, has the right to inspect the records reflecting the Account of any other Participant.

(B)  Allocation  of  Earnings.  This  Section  7.04(B)  applies solely to the allocation of Earnings of the Trust Fund. The Plan Administrator will allocate Employer Contributions and Participant forfeitures, if any, in accordance with Article III.

(1)   Allocate as of Valuation Date. As of each Valuation Date, the Plan Administrator must adjust Accounts to reflect Earnings for the Valuation Period since the last Valuation Date.

(2)   Definition  of  Valuation  Date.  A  Valuation  Date under this Plan is each: (a) Accounting Date; (b) Valuation Date the Employer elects in its Adoption Agreement; or (c) Valuation Date   the   Plan   Administrator   establishes   under   Section 7.02(C)(4).  The  Employer in  its  Adoption  Agreement  or  the Plan Administrator may elect alternative Valuation Dates for the different Contribution Types which the Plan Administrator maintains under the Plan.

(3)   Definition   of   Valuation   Period.   The   Valuation Period is the period beginning on the day after the last Valuation Date and ending on the current Valuation Date.

(4) Allocation methods. The Plan Administrator will allocate Earnings to the Participant Accounts in accordance with the daily valuation method, balance forward method, balance forward with adjustment method, weighted average method, Participant-Directed Account method, or other method the Employer elects under its Adoption Agreement. The Employer in its Adoption Agreement may elect alternative methods under which the Plan Administrator will allocate the Earnings to the Accounts reflecting different Contribution Types or investment Account types which the Plan Administrator maintains under the Plan. The Plan Administrator first will adjust the Participant Accounts,  as  those  Accounts  stood  at  the  beginning  of  the current Valuation Period, by reducing the Accounts for any forfeitures,   distributions,   and   loan   disbursement   payments arising  under  the  Plan,  for  expenses  charged  during  the Valuation Period to the Accounts in accordance with Section 7.04(C)(2)(b)   (expenses   directly   related   to   a   Participant's Account) and Section 9.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Plan Administrator then, subject to the restoration allocation requirements of the Plan, will allocate Earnings under the applicable valuation method.

(a)  Daily valuation method. If the Employer in its Adoption Agreement elects to apply the daily valuation method, the Plan Administrator will allocate Earnings on each day of the Plan Year for which Plan assets are valued on an established market and the Trustee is conducting business. Under the daily valuation method, all assets subject to such method are subject to     daily     valuation.     The     assets     may     be     held     in Participant-Directed Accounts or in Accounts which are subject to Trustee or other fiduciary investment direction.

(b)   Balance forward method. If the Employer in its Adoption  Agreement  elects  to  apply  the  balance  forward method, the Plan Administrator will allocate Earnings pro rata to the adjusted Participant Accounts, since the last Valuation Date.

(c)   Balance forward with adjustment method. If the Employer in its Adoption Agreement elects to apply the balance forward with adjustment method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat as part of the relevant Account at the beginning of the Valuation Period the percentage of the contributions made as the Employer   elects   in   its   Adoption   Agreement,   during   the Valuation  Period  the  Employer  elects  in  its  Adoption Agreement.

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(d)   Weighted average method. If the Employer in its Adoption Agreement elects to apply a weighted average allocation method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat a weighted portion of the applicable contributions as if includible in the Participant's  Account  as  of  the  beginning  of  the  Valuation Period. The weighted portion is a fraction, the numerator of which  is  the  number  of  months  in  the  Valuation  Period, excluding  each  month  in  the  Valuation  Period  which  begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the Valuation Period. The Employer in its Adoption Agreement may elect to substitute a weighting period other than months for purposes of this weighted average allocation.

(e) Participant-Directed Account method. The Employer in its Adoption Agreement must elect to apply the Participant-Directed Account method to  any Participant-Directed  Account  under  the  Plan.  See  Sections 7.03(B)   and   7.04(A)(2)(b).   Under   the   Participant-Directed Account method: (i) each Participant-Directed Account is credited and charged with the Earnings such Account generates; (ii) the Employer's election, if any, in its Adoption Agreement of another method for the allocation of Earnings will not apply to any Participant-Directed Account; and (iii) the Participant-Directed Account may be valued as often as daily, but will be valued at least annually, and all assets in the Account are not necessarily valued on the same frequency. An Account which is subject to the Participant-Directed Account method includes an individual brokerage account or similar account in title to the Trustee for the benefit of the Participant.

(5)   Special Earnings allocation rules.

(a)   Code §415 Excess Amounts. An Excess Amount described in Article IV does not share in the allocation of Earnings described in this Section 7.04(B).

(b) Contributions prior to accrual or precise determination.  If  the  Employer  in  its  Adoption  Agreement elects to impose one or more allocation conditions under Section 3.06 and the Employer contributes to the Plan amounts which at the time of the contribution have not accrued under the Plan terms ("pre-accrual contributions"), the Trustee may hold the pre-accrual contributions in the Trust and may invest such contributions as the Trustee (or other applicable Plan fiduciary) determines, pending accrual and allocation to Participant Accounts. When the Plan Administrator allocates to Participants who  have  satisfied  the  Plan's  allocation conditions  the Employer's  pre-accrual  contributions,  the  Plan  Administrator also will allocate the Earnings thereon pro rata in relation to each Participant's share of the pre-accrual contribution. The Plan Administrator also may elect to apply this Section 7.04(B)(5)(b) to any other situation in which the Plan Administrator cannot determine precisely the amount a Participant's allocation as of the date that the Employer makes an Employer Contribution (excluding Elective Deferrals) to the Trust. The Employer in Appendix B may elect an alternative nondiscriminatory method to allocate the Earnings attributable to contributions described in this Section 7.04(B)(5)(b).

(c) Forfeitures prior to accrual/allocation. The Trustee (or other applicable Plan fiduciary) will direct the investment of any separate temporary forfeiture Account created under Section 7.04(A). As of each Accounting Date, or interim Valuation  Date,  if  applicable,  the  Plan  Administrator  will allocate the Earnings from the temporary forfeiture Account, if any, to the Accounts of the Participants in accordance with the provisions of Section 7.04(B)(4), or will allocate such Earnings in the same manner as Earnings on pre-accrual contributions under Section 7.04(B)(5)(b).

(d)   Accounting after Forfeiture Break in Service. If a Participant re-enters the Plan subsequent to his/her having a Forfeiture Break in Service (as defined in Section 5.06(B)), the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Account Balance and a separate Account for his post-Forfeiture Break in Service Account Balance, unless the Participant's entire Account Balance under the Plan is 100% Vested.

(e) Coordination of allocation and valuation elections. If the Plan is a 401(k) Plan that provides for Elective Deferrals, if the Plan permits Employee Contributions, or if the Plan allocates Nonelective or Matching Contributions as of any date other than the last day of the Plan Year, the Employer in its Adoption Agreement must elect the method the Plan Administrator will apply to allocate Earnings to such contributions made during the Plan Year and must elect any alternative  Valuation  Dates  for  the  different  Account  types which the Plan Administrator maintains under the Plan.

(C) Plan Expenses. The Plan Administrator consistent with ERISA must determine whether a particular Plan expense is a settlor expense which the Employer must pay.

(1)  Employer election as to non-settlor expenses. The Employer will direct the Plan Administrator as to whether the Employer will pay any or all non-settlor reasonable Plan expenses or whether the Plan must bear the expense.

(2)   Allocation  of  Plan  expense.  As  to  any  and  all non-settlor reasonable Plan expenses, including Trustee fees, which the Employer determines that the Plan will pay, the Plan Administrator has discretion: (i) to determine which of such expenses will charged to the Plan as a whole and the method of allocating such Plan expenses under Section 7.04(C)(2)(a); (ii) to determine which of such expenses the Plan will charge to an individual  Participant's  Account  under  Section  7.04(C)(2)(b); and (iii) to adopt an expense policy regarding the foregoing. The Plan  Administrator  must  exercise  its  discretion  under  this Section 7.04(C)(2) in a reasonable, uniform and nondiscriminatory manner. The Plan Administrator will direct the Trustee to pay from the Trust and to charge to the overall Plan or to particular Participant Accounts the expenses under this Section 7.04(C)(2) in accordance with the Plan Administrator's election of expense charging method or policy.

(a)   Charge  to  overall  Plan  (pro  rata  or  per capita). If the Plan Administrator charges a Plan expense to the Accounts  of  all  Participants,  the  Plan  Administrator  may allocate the Plan expense either pro rata in relation to the total balance in each Account on the date the expense is allocated (using the balance determined as of the most recent Valuation Date) or per capita (an equal amount) to each Participant's Account.

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(b)   Charge  to  individual  Participant  Accounts. The Plan Administrator may charge a Participant's Account for any reasonable Plan expenses directly related to that Account, including, but not limited to the following categories of fees or expenses:  distribution,  loan,  acceptance  of  rollover,  QDRO, "lost Participant" search, account maintenance, brokerage accounts, investment management and benefit calculations. The Plan Administrator may charge a Participant's Account for the reasonable  expenses  incurred  in  connection  with  the maintenance of or a distribution from that Account even if the charging of such expenses would result in the elimination of the Participant's Account or in the Participant's not receiving an actual distribution. However, if the actual Account expenses exceed  the  Participant's  Account  Balance,  the  Plan Administrator will not charge the Participant outside of the Plan for such excess expenses.

(c) Participant's direct payment of investment expenses. The Plan Administrator may permit Participants to pay directly (outside the Plan) to the service provider Plan expenses such as investment management fees, provided such expenses: (i) would be properly payable either by the Employer or the Plan and are not "settlor" expenses payable exclusively by the Employer; (ii) are not paid by the Employer or by the Plan; and (iii) are not intrinsic to the value of the Plan assets as described in Rev. Rul. 86-142 or in any successor ruling. This Section 7.04(C)(2)(c) does not permit a Participant to reimburse the Plan for expenses the Plan previously has paid. To the extent a Participant does not pay an expense the Participant may pay according to this Section 7.04(C)(2)(c), the Plan Administrator will   charge   the   expense   under   Sections   7.04(C)(2)(a)   or 7.04(C)(2)(b) in accordance with the Plan Administrator's expense policy.

(d)   Charges to former Employee-Participants. The Plan Administrator may charge reasonable Plan expenses to the Accounts of former Employee- Participants, even if the Plan Administrator does not charge Plan expenses to the Accounts of current Employee-Participants. The Plan Administrator may charge different amounts or types of reasonable Plan expenses to the Accounts of former Employee-Participants, versus what it charges to the Accounts of current Employee-Participants. The Plan Administrator may charge the Accounts of former Employee-Participants   by   applying   one   of   the   Section 7.04(C)(2)(a) or (b) methods.

(e)   ERISA compliance. This Section 7.04(C) does not authorize the Plan to charge a Participant for information that ERISA requires the Plan to furnish free of charge upon the Participant's request. In addition, the Plan Administrator as ERISA may require, must disclose the nature of any Plan expenses and the manner of charging of any Plan expenses to the Plan or to particular Participant Accounts and must apply its expense policy in a manner which is consistent with ERISA.

(D)  ERISA Fee Recapture Account. The Plan Administrator in its discretion may use an ERISA Fee Recapture Account to pay non-settlor Plan Expenses and may allocate funds in the ERISA  Recapture  Account  (or  excess  funds  therein  after payment of Plan Expenses) as Earnings. The Plan Administrator will exercise its discretion in a reasonable, uniform and nondiscriminatory manner.

(1)   Definition  of  ERISA  Fee  Recapture  Account.  An ERISA Fee Recapture Account is an account designated to receive amounts which a Plan service provider receives in the form of 12b-1 fees, sub-transfer agency fees, shareholder servicing fees or similar amounts (also known as "revenue sharing"), which the service provider receives from a source other than the Plan and which the service provider may remit to the Plan.

(E)  Late  Trading  and  Market  Timing  Settlement.  In  the event the Plan becomes entitled to a settlement from a mutual fund or other investment relating to late trading, market timing or other activities, the Plan Administrator will allocate the settlement proceeds to Participants and Beneficiaries in accordance with FAB 2006-01.

7.05 PARTICIPANT ADMINISTRATIVE PROVISIONS.

(A)  Beneficiary Designation. A Participant from time to time may designate, in writing, any person(s) (including a trust or other entity), contingently or successively, to whom the Trustee will pay all or any portion of the Participant's Vested Account Balance (including any life insurance proceeds payable to the Participant's Account) in the event of death. A Participant under Section   6.03(B)(1)   also   may   designate   the   method   of distribution of his/her Account to the Beneficiary. The Plan Administrator  will  prescribe  the  form  for  the  Participant's written designation of Beneficiary and, upon the Participant's proper completion and filing of the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant. This Section 7.05(A) also applies to the interest of a deceased Beneficiary or a deceased  alternate  payee  where  the  Beneficiary  or  alternate payee has designated a Beneficiary.

(1) Automatic revocation of spousal designation. A divorce decree revokes the Participant's prior designation, if any, of his/her spouse or former spouse as his/her Beneficiary under the Plan unless: (a) a QDRO provides otherwise; or (b) the Employer   in   Appendix   B   elects   otherwise.   This   Section 7.05(A)(1)   applies   solely   to   a   Participant   whose   divorce becomes effective on or after the date the Employer executes this Plan unless: (i) the Plan is a Restated Plan and the prior Plan contained a provision to the same effect; or (ii) regardless of the application of (i), the Employer in Appendix A provides for a special Effective Date for this Section 7.05(A)(1).

(2)  Coordination with QJSA/QPSA requirements. If Section 6.04 applies to the Participant, this Section 7.05 does not impose any special spousal consent requirements on the Participant's Beneficiary designation unless the Participant waives the QJSA or QPSA benefit. If the Participant waives the QJSA or QPSA benefit without spousal consent to the Participant's  Beneficiary  designation:  (a)  any  waiver  of  the QJSA or of the QPSA is not valid; and (b) if the Participant dies prior to his/her Annuity Starting Date, the Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a QPSA. Regarding clause (b), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a QPSA.

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Defined Contribution Plan

(3)   Profit Sharing Plan exception. If the Plan is a Profit Sharing Plan which the Employer under Section 6.04(G) has elected in its Adoption Agreement to exempt all Exempt Participants from the QJSA and QPSA requirements of Section

6.04,   the   Beneficiary   designation   of   a   married   Exempt

Participant, as described in Section 6.04(G), is not valid unless the Participant's spouse consents (in the manner described in Section 6.04(A)(7)) to the Beneficiary designation. The spousal consent requirement in this Section 7.05(A)(3) does not apply if the Participant's spouse is the Participant's sole primary Beneficiary. A "sole primary Beneficiary" is the individual who has an unconditional right to all of the Participant's Account Balance upon the Participant's death.

(a) One-Year Marriage Rule. The Employer in its Adoption Agreement will elect whether to apply the "one-year marriage rule". If the Employer elects to apply the one-year marriage rule, the spousal consent requirement of this Section 7.05(A)(3) does not apply unless the Exempt Participant and his/her  spouse  were  married  throughout  the  one  year  period ending on the date of the Participant's death. If the Employer elects to apply the one-year marriage rule under this Section 7.05(A)(3),  but  the  Participant  is  not  an  Exempt  Participant (such that the QJSA and QPSA requirements apply to the Participant), the one-year marriage rule under Section 6.04(B) applies only to the QPSA.

(4)   Limitation on frequency of Beneficiary changes. A Participant may change his/her Beneficiary in accordance with this Section 7.05(A) as often as the Participant wishes, unless the Employer in Appendix B elects to impose a minimum time interval  between  changes,  but  with  an  exception  for  certain major life events, such as death of a Beneficiary, divorce and other such events as the Plan Administrator reasonably may determine.

(5)   Definition of spouse. The Employer in Appendix B may define the term "spouse" for all Plan purposes.

(B) Default Beneficiary. If: (i) a Participant fails to name a Beneficiary in accordance with Section 7.05(A); or (ii) the Beneficiary (and all contingent or successive Beneficiaries) whom the Participant designates predecease the Participant, are invalid for any reason, or disclaim the Participant's Vested Account Balance and the Plan Administrator has accepted the disclaimers as valid, then the Trustee (subject to any contrary provision in Appendix B under Section 7.05(C)) will distribute the Participant's Vested Account Balance in accordance with Section 6.03 in the following order of priority to:

(1)  Spouse. The Participant's surviving spouse (without regard to the one-year marriage rule of Sections 6.04(B) and 7.05(A)(3)(a)), except where the spouse would be revoked as Beneficiary under Section 7.05(A)(1), had the Participant named the spouse as Beneficiary; and if no surviving spouse to

(2) Descendants. The Participant's children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); and if none to

(3)   Parents. The Participant's surviving parents, in equal shares; and if none to

(4)   Estate. The Participant's estate.

(C) Administration of Default Provision. The Employer in Appendix B may specify a different list or ordering of the list of default beneficiaries than under Section 7.05(B); provided however, that if the Plan is a Profit Sharing Plan, and the Plan includes Exempt Participants, as to such Exempt Participants, the Employer may not specify a different default Beneficiary list or order unless the Participant's surviving spouse will be the sole primary Beneficiary. The Plan Administrator will direct the Trustee as to the distribution method and to whom the Trustee will make the distribution under Section 7.05(B).

(D) Death of Beneficiary. If the Beneficiary survives the Participant,  but  dies  prior  to  distribution  of  the  Participant's entire Vested Account Balance, the Trustee will distribute the remaining Vested Account Balance in the same manner as described in Sections 7.05(B) and (C) (applied as though the Beneficiary were the Participant) unless: (1) the Participant's Beneficiary designation provides otherwise; or (2) the Beneficiary has properly designated a beneficiary. A Beneficiary only may designate a beneficiary for the Participant's Account Balance remaining at the Beneficiary's death if the Participant has  not  previously  designated  a  successive  contingent beneficiary  and  the  Beneficiary's  designation  otherwise complies with the Plan terms.

(E)  Simultaneous Death of Participant and Beneficiary. If a Participant and his/her Beneficiary should die simultaneously, or under circumstances that render it difficult or impossible to determine who predeceased the other, then unless the Participant's  Beneficiary  designation  otherwise  specifies,  the Plan Administrator will presume conclusively that the Beneficiary predeceased the Participant.

(F)  Incapacitated  Participant  or  Beneficiary.  If,  in  the opinion of the Plan Administrator, a Participant or Beneficiary entitled to a Plan distribution is not able to care for his/her affairs because of a mental condition, a physical condition, or by reason of age, at the direction of the Plan Administrator, the Trustee will make the distribution to the Participant's or Beneficiary's  guardian,  conservator,  trustee,  custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his/her attorney-in-fact or to other legal representative, upon furnishing evidence of such status satisfactory to the Plan Administrator and to the Trustee. The Plan Administrator and the Trustee do not have any liability with respect to payments so made and neither the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

(G)  Assignment or Alienation. Except as provided in Code §414(p)  relating  to  QDROs  (or  a  domestic  relations  order entered into before January 1, 1985) and in Code §401(a)(13) relating to certain voluntary, revocable assignments, judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize  any  such  anticipation,  assignment  or  alienation. Except as provided by Code §401(a)(13), a benefit under the Plan

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is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(H) Information Available. Any Participant or Beneficiary without charge may examine the Plan description, copy of the latest annual report, any bargaining agreement, this Plan and Trust, and any contract or any other instrument which relates to the establishment or administration of the Plan or Trust. The Plan Administrator will maintain all of the items listed in this Section 7.05(H) in its office, or in such other place or places as it may designate from time to time in order to comply with ERISA, for examination during reasonable business hours. Upon the written request of a Participant or a Beneficiary, the Plan Administrator must furnish the Participant or Beneficiary with a copy of any item listed in this Section 7.05(H). The Plan Administrator may impose a reasonable copying charge upon the requesting person.

(I)   Claims Procedure for Denial of Benefits. A Participant or a Beneficiary may  file with the Plan Administrator a written claim for benefits, if the Participant or the Beneficiary disputes the Plan Administrator's determination regarding the Participant's or Beneficiary's Plan benefit. However, the Plan will distribute only such Plan benefits to Participants or Beneficiaries as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to receive. The Plan Administrator will create a written claims procedure as part of (or which accompanies) the Plan's summary plan description. This Section 7.05(I) specifically incorporates the written claims procedure as from time to time published by the Plan Administrator as a part of the Plan, except that the Plan Administrator may amend the claims procedure without regard to Section 11.02. If the Plan Administrator pursuant to the Plan's written claims procedure makes a final written determination denying a Participant's or Beneficiary's benefit claim, the Participant or Beneficiary to preserve the claim must file an action with respect to the denied claim not later than 180 days following the date of the Plan Administrator's final written determination.

(J)   Inability to Determine Beneficiary. In the event that the Plan Administrator is unable to determine the identity of a Participant's Beneficiary under circumstances of competing claims or otherwise, the Plan Administrator may file an interpleader action seeking an order of the court as to the determination of the Beneficiary. The Plan Administrator, the Trustee and other Plan fiduciaries may act in reliance upon any proper order issued under this Section 7.05(J) in maintaining, distributing or otherwise disposing of a Participant's Account under the Plan terms, to any Beneficiary specified in the court's order.

7.06 PLAN LOANS.

(A)  Loan Policy. The Plan Administrator, at any time and in its sole  discretion,  may  establish,  amend  or  terminate  a  policy which the Trustee must observe in making Plan loans, if any, to Participants  and  to  Beneficiaries.  If  the  Plan  Administrator adopts a loan policy, the loan policy must be nondiscriminatory and must be in writing. The policy must include: (1) the identity of   the   person   or   positions   authorized   to   administer   the Participant loan program; (2) the procedure for applying for a loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6)

the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. A loan policy the Plan Administrator adopts under this Section 7.06(A) is part of the Plan, except that the Plan Administrator may amend or terminate the policy without regard to Section 11.02.

(B)  Requirements for Plan Loans. The Trustee, as directed by the Plan Administrator will make a Plan loan to a Participant or to  a  Beneficiary  in  accordance  with  the  loan  policy,  under Section 7.06(A), provided: (1) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for HCEs than for NHCEs;  (2)  the  loan  is  adequately  secured  and  bears  a reasonable rate of interest; (3) the loan provides for repayment within a specified time (except that the loan policy may suspend loan payments pursuant to Code §414(u)(4)); (4) the default provisions of the note permit offset of the Participant's Vested Account Balance only at the time when the Participant has a distributable event under the Plan, but without regard to whether the Participant consents to distribution as otherwise may be required under Section 6.01(A)(2); (5) the amount of the loan does  not  exceed  (at  the  time  the  Plan  extends  the  loan)  the present value of the Participant's Vested Account Balance; and (6) the loan otherwise conforms to the exemption provided by Code §4975(d)(1).

(C) Default as Distributable Event. The loan policy may provide a Participant's loan default is a distributable event with respect to the defaulted amount, irrespective of whether the Participant otherwise has incurred a distributable event at the time of default, except as to Restricted 401(k) Accounts or Restricted Pension Accounts under Section 6.01(C)(4) which the Participant used to secure his/her loan and which are not then distributable at the time of default. See Section 6.06.

(D) QJSA/QPSA  Requirements. If  the  QJSA/QPSA requirements of Section 6.04 apply to the Participant, the Participant may not pledge any portion of his/her Account Balance that is subject to such requirements as security for a loan unless, within the 180 day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.04 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. See Section  6.04(D)  regarding  the  affect  of  an  outstanding  loan pledge on the QJSA or QPSA benefit.

(E) Treatment of Loan as Participant-Directed. The Plan Administrator, to the extent provided in a written loan policy and consistent with Section 7.03(B)(3), will treat a Plan loan made to a Participant as a Participant-Directed Account, even if the Plan otherwise does not permit a Participant to direct his/her Account  investments.  Where  a  loan  is  treated  as  a Participant-Directed Account, the borrowing Participant's Account alone shares in any interest paid on the loan, and the Account alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid  on  the  borrowing  Participant's  loan  in  a  Segregated Account (as described in Section 7.04(A)(2)(c)) on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the loan payments to the Participant's Account under the Plan.

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7.07 LOST PARTICIPANTS. If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under the Plan or if the Plan has made a distribution, but the Participant for any reason does not cash the distribution check (a "lost Participant"), the Plan Administrator will apply the provisions of this Section 7.07. The provisions of this Section 7.07 no longer apply if the Plan Administrator, prior to  taking  action  to  dispose  of  the  lost  Participant's  Account under Section 7.07(A)(2) or 7.07(B)(2), is able to complete the distribution.

(A)  Ongoing  Plan.  The  provisions  of  this  Section  7.07(A) apply if the Plan is ongoing.

(1) Attempt to Locate. The Plan Administrator must conduct  a  reasonable  and  diligent  search  for  the  Participant, using one or more of the search methods described in Section 7.07(C).

(2)  Failure to locate/disposition of Account. If a lost Participant remains unlocated after 6 months following the date the   Plan   Administrator   first   attempts   to   locate   the   lost Participant using any of the search methods described in Section 7.07(C), the Plan Administrator may forfeit the lost Participant's Account, provided the Account is not subject to the Automatic Rollover rules of Section 6.08(D). If the Plan Administrator forfeits the lost Participant's Account, the forfeiture occurs at the end of the above-described 6-month period and the Plan Administrator will allocate the forfeiture in accordance with Section   3.07.   The   Plan   Administrator   under   this   Section 7.07(A)(2) will forfeit the entire Account of the lost Participant, including Elective Deferrals and Employee Contributions.

(3) Subsequent restoration of forfeiture. If a lost Participant whose Account was forfeited thereafter at any time but  before  the  Plan  has  been  terminated  makes  a  claim  for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for Earnings occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, and then from the amount or additional amount the Employer contributes to the Plan for the Plan Year. The Employer in Appendix B may provide that the Plan Administrator will use Trust Fund Earnings for the Plan Year, if any, as a source of the restoration, or may modify the order of priority of the sources of restoration described in the previous sentence. The Plan Administrator will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account.

(B)  Terminating plan. The provisions of this Section 7.07(B) apply if the Plan is terminating.

(1)   Attempt to locate. The Plan Administrator, to attempt to locate a lost Participant when the plan is terminating, must conduct  a  reasonable  and  diligent  search  for  the  Participant, using all four search methods described in clauses (1) through (4) of Section 7.07(C). In addition, the Plan Administrator may use a search method described in clause (5) of Section 7.07(C).

(2)  Failure to locate/disposition of Account. If a lost Participant remains unlocated after a reasonable period the Plan Administrator will distribute the Participant's Account under Sections 7.07(B)(2)(a), (b) or (c) as applicable.

(a) No  Annuity  Contract/no  other  Defined Contribution Plan. If the terminating Plan does not provide for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will distribute the lost Participant's Account in an Automatic Rollover to an individual retirement plan under Section 6.08(D), unless the Plan Administrator determines it is impractical to complete an Automatic Rollover or is unable to locate an individual retirement plan provider willing to accept the rollover distribution. In such event, the Plan Administrator may: (i) distribute the Participant's Account to an interest-bearing insured bank account the Plan Administrator establishes in the Participant's name; or (ii) distribute the Participant's Account to the unclaimed property fund of the state of the Participant's last known address.

(b) Plan provides Annuity Contract/no other Defined Contribution Plan. If the terminating Plan provides for an  Annuity  Contract  as  a  method  of  distribution  and  the Employer does not maintain another Defined Contribution Plan, the  Plan  Administrator  will  purchase  an  Annuity  Contract payable to the lost Participant for delivery to the Participant's last known address reflected in the Plan's records.

(c) Employer   maintains   another   Defined Contribution Plan. If the Employer maintains another Defined Contribution Plan, the Plan Administrator may, in lieu of taking the actions described in Sections 7.07(B)(2)(a) or (b), transfer the lost Participant's Account to the other Defined Contribution Plan.

(C) Search methods. The search methods described in this Section 7.07 are: (1) provide a distribution notice to the lost Participant at the Participant's last known address by certified or registered mail; (2) check with the administrator of other employee benefit plans of the Employer that may have more up-to-date information regarding the Participant's whereabouts; (3) identify and contact the Participant's Designated Beneficiary under Section 7.05; (4) use the IRS letter forwarding program under Rev. Proc. 94-22 or the Social Security Administration search program; and (5) use a commercial locator service, credit reporting agencies, the internet or other search method. Regarding search methods (2) and (3) above, if the Plan Administrator encounters privacy concerns, the Plan Administrator may request that the Employer or other plan fiduciary (under (2)), or the Designated Beneficiary (under (3)), contact the Participant or forward a letter requesting that the Participant contact the Plan Administrator.

(D)  Uniformity.  The  Plan  Administrator  will  apply  Section 7.07 in a reasonable, uniform and nondiscriminatory manner, but in determining a specific course of action as to a particular Account, reasonably may take into account differing circumstances such as the amount of a lost Participant's Account, the expense in attempting to locate a lost Participant, the Plan Administrator's  ability  to  establish  and  the  expense  of establishing a rollover IRA, and other factors.

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(E) Expenses  of  search.  The  Plan  Administrator,  in accordance with Section 7.04(C)(2)(b), may charge to the Account of a Participant the reasonable expenses incurred under this Section 7.07 and which are associated with the Participant's Account, without regard to whether or when the Plan Administrator actually locates or makes a distribution to the Participant.

(F) Alternative Disposition. The Plan Administrator under Sections 7.07(A) or (B) operationally may dispose of a lost Participant's Account in any reasonable manner. The Plan Administrator may adopt a policy under this Section 7.07 as it deems reasonable or appropriate to administer the Accounts of lost Participants, provided that: (1) the terms of any such policy must be uniform and nondiscriminatory; and (2) the Plan Administrator must administer the policy in a uniform and nondiscriminatory manner.

7.08 PLAN  CORRECTION.  The  Plan  Administrator,  in conjunction with the Employer and Trustee, as applicable, may undertake such correction of Plan failures as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a), to correct a fiduciary   breach   under   ERISA   or   to   unwind   (correct)   a prohibited transaction under the Code or ERISA. Without limiting the Plan Administrator's authority under the prior sentence, the Plan Administrator, as it determines to be reasonable   and   appropriate,   may   undertake   or   assist   the Employer in undertaking correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System ("EPCRS") as described in Rev. Proc. 2013-12, or any successor program to EPCRS. The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the Employer, the Trustee or other appropriate Plan fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program ("VFCP") or any successor program to VFCP. If the Plan is a 401(k) Plan, the Plan Administrator to correct an operational failure (or if the allowable period for such correction has expired), may require the Trustee to distribute from the Plan Elective Deferrals, including Earnings thereon, and the Plan Administrator will treat any Matching Contributions and Earnings thereon relating to the distributed Elective Deferrals, as an Associated Matching Contribution under Section 3.07(A)(1). To the extent the Employer must make nonelective or matching contributions to the plan to correct a failure under EPCRS, other than a failure relating to the ADP test or ACP test (see Section 4.10), the Plan Administrator will use forfeitures to reduce the amount of such contribution.

7.09 PROTOTYPE/VOLUME  SUBMITTER  PLAN STATUS. If the Plan fails initially to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of the Plan (other than a proper completion of an elective provision under the Adoption Agreement or an Appendix), the Employer no longer may participate under this Prototype or Volume Submitter Plan. The Employer also may not participate (or continue to participate) in this Prototype or Volume Submitter Plan if the Trustee or Custodian is not the Sponsor or Practitioner and does not have the written consent of the Sponsor or Practitioner required under Section 1.67, if any, to serve in the capacity of Trustee or

Custodian. If the Employer is not entitled to participate under this Prototype or Volume Submitter Plan, the Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer apply.

7.10 PLAN  COMMUNICATIONS,  INTERPRETATION, AND CONSTRUCTION.

(A) Plan Administrator's Discretion/Nondiscriminatory Administration. The Plan Administrator has total and complete discretion to interpret and construe the Plan and to determine all questions arising in the administration, interpretation and application  of  the  Plan.  Any  determination  the  Plan Administrator makes under the Plan is final and binding upon any affected person. The Plan Administrator must exercise all of its Plan powers and discretion, and perform all of its duties in a uniform and nondiscriminatory manner.

(B) Written Communications. All Plan-related communications by any party must be in writing (which subject to Section 7.10(C) may include an electronic communication). All Participant or Beneficiary notices, designations, elections, consents or waivers must be made in a form the Plan Administrator (or, as applicable, the Trustee) specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period.

(C)  Use of Electronic Media. The Plan Administrator using any electronic medium may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible. A Participant or a Participant's spouse, to the extent authorized by the Plan Administrator, may use any electronic medium to make or provide any Beneficiary designation, election, notice, consent or waiver under the Plan. Any reference in this Plan to a "form," a "notice," an "election," a "consent," a "waiver," a "designation," a "policy" or to any other Plan-related communication includes an electronic version thereof. Notwithstanding the foregoing, any Participant or Beneficiary notices and consent that are required pursuant to the Code must satisfy Treas. Reg. §1.401(a)-21.

(D)  Evidence.  Anyone,  including  the  Employer,  required  to give data, statements or other information relevant under the terms  of  the  Plan  ("evidence")  may  do  so  by  certificate, affidavit, document or other form which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator and the Trustee are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.

(E) Plan Terms Binding. The Plan is binding upon the Employer, Trustee, Plan Administrator, Custodian (and all other service providers to the Plan), upon Participants, Beneficiaries and  all  other  persons  entitled  to  benefits,  and  upon  the successors and assigns of the foregoing persons. See Section 8.11(C) as to the Trust where the Employer in its Adoption Agreement elects to use a separate trust agreement.

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(F)  Employment Not Guaranteed. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or any amendment to the Plan or Trust, or in the creation of any Account, or with respect to the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to employment or to continued employment by the Employer, or any legal or equitable right against the Employer, the Trustee, the Custodian, the Plan Administrator or any employee or agent thereof, except as expressly provided by the Plan or the Trust.

(G)  Word Usage. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Titles of Plan and Adoption Agreement sections are for reference only.

(H)  State Law. The law of the state of the Employer's (or if there is a corporate Trustee, the Trustee's, or if the Plan is fully insured, the insurer's) principal place of business will determine all questions arising with respect to the provisions of the Plan and Trust. The Employer in Appendix B may elect to apply the law of another state or appropriate legal jurisdiction.

(I)  Parties to Litigation. Except as otherwise provided, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment (not subject to further appeal) entered in any such proceeding will be binding upon the Employer, the Plan Administrator, the Trustee, Custodian, Participants and Beneficiaries and upon their successors and assigns.

(J) Fiduciaries Not Insurers. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund  from  loss  or  depreciation.  The  Employer  does  not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Employer, the Plan Administrator and the Trustee to make any distribution from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

(K) Construction/Severability.  The  Plan,  the  Adoption Agreement, the Trust and all other documents to which they refer, will be interpreted consistent with and to preserve tax qualification of the Plan under Code §401(a) and tax exemption of  the  Trust  under  Code  §501(a)  and  also  consistent  with ERISA. To the extent permissible, any provision which a court (or other entity with binding authority to interpret the Plan) determines to be inconsistent with such construction and interpretation, is deemed severed and is of no force or effect, and the remaining Plan terms will remain in full force and effect.

7.11 DIVESTMENT OF EMPLOYER SECURITIES.

(A)  Application and Effective Date of Article. This Section 7.11  only  applies  to  a  Plan  that  is  an  Applicable  Defined Contribution Plan.

(1)   Definition   of   Applicable   Defined Contribution Plan. Except as provided herein or  in Treas.  Reg. §1.401(a)(35)-1,   an   Applicable   Defined   Contribution   Plan means a Defined Contribution Plan that holds Publicly Traded Employer Securities.

(a)   Exclusions. An Applicable Defined Contribution Plan does not include a one-participant plan, as defined in Code §401(a)(35)(E)(iv)   or   an   employee   stock   ownership   plan ("ESOP") as defined in Code §4975(e)(7) if: (i) the ESOP holds no contributions (or related earnings) that are (or were ever) subject to Code §§401(k) or 401(m); and (ii) the ESOP is a separate plan, for purposes of Code §414(l), from any other Defined Benefit Plan or Defined Contribution Plan maintained by the Employer.

(2)   Definition of Publicly Traded Employer Securities. For  purposes  of  this  Article,  a  Publicly  Traded  Employer Security is an Employer security which is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a "ready market" under SEC Rule 15c3-1.

(3)   Effective date. The provisions of Code §401(a)(35) generally apply  to  Plan Years beginning after  December 31, 2006. However, the provisions Treas. Reg. §1.401(a)(35)-1 are applicable to Plan Years beginning on or after January 1, 2011.

(B) Rule  Applicable  to  Elective  Deferrals,  Employee Contributions and Rollovers. If any portion of an Applicable Individual's  Account  attributable  to  Elective  Deferrals, Employee Contributions, or Rollover Contributions is invested in   Publicly-Traded   Employer   Securities,   then,   except   as otherwise provided herein, the Applicable Individual may elect to direct the Plan Administrator to divest any such Securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 7.11(D).

(1)  Definition of Applicable Individual/Deferrals. For purposes  of  this  Section  7.11(B),  an  Applicable  Individual means: (i) a Participant; (ii) an alternate payee who has an Account under the Plan; or (iii) a Beneficiary.

(C)  Rule Applicable to Employer Contributions (other than Elective Deferrals). If any portion of an Applicable Individual's Account attributable to Employer Contributions other than Elective Deferrals is invested in Publicly-Traded Employer Securities, then, except as otherwise provided herein, the Applicable Individual may elect to direct the Plan Administrator to divest any such Securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 7.11(D).

(1) Definition  of  Applicable  Individual/Employer Contributions. For purposes of this Section 7.11(C), an Applicable   Individual   means:   (i)   a   Participant   who   has completed at least three Years of Service; (ii) an alternate payee who has an Account under the Plan with respect to a Participant who has completed at least three Years of Service; or (iii) a Beneficiary with respect to a Participant who had completed at least three Years of Service. For this purpose, a Year of Service means in accordance with Section 5.05 relating to vesting. However, if the Plan provides for immediate vesting or applies the Elapsed Time Method in determining vesting, a Participant completes three Years of Service on the day immediately

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preceding the third anniversary of the Participant's Employment Commencement Date.

(2) Three-year phase-in applicable to Employer Contributions.  For  Employer  securities  acquired  with Employer Contributions other than Elective Deferrals during a Plan Year beginning before January 1, 2007, the rule described in this Section 7.11(C) only applies to the percentage of the Publicly  Traded  Employer  Securities  (applied  separately  for each class of Securities) as follows:

Plan Year	Percentage
2007	33%
2008	66%
2009	100%

(3)   Exception to phase-in for  certain age 55 Participants. The 3-year phase-in rule of Section 7.11(C)(2) does not apply to a Participant who had attained age 55 and completed at least three Years of Service (as defined in Section 7.11(C)(1)  above)  before  the  first  Plan  Year  beginning  after December 31, 2005.

(D)  Investment Options. For purposes of this Section 7.11, other investment options must include not less than three investment options, other than Publicly Traded Employer Securities, to which the Applicable Individual who has the right to divest under Section 7.11(B) or 7.11(C) may direct the proceeds from the divestment of such Securities. Each of the three investment options must be diversified and have materially different risk and return characteristics. For this purpose, investment options that constitute a broad range of investment alternatives    within    the    meaning    of    DOL    Regulation §2550.404c-1(b)(3) are treated as being diversified and having materially  different  risk  and  return  characteristics.  The  Plan must provide reasonable divestment and reinvestment opportunities at least quarterly.

(E)  Restrictions or Conditions on Investments in Employer Securities. Except as permitted by Treas. Reg. §1.401(a)(35)-1(e), the Plan may not impose restrictions or conditions on the investment of Publicly Traded Employer Securities which the Plan does not impose on the investment of other Plan assets.

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ARTICLE VIII

TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

8.01 ACCEPTANCE. By executing the Adoption Agreement, the Trustee or Custodian accepts the Trust created under the Plan and agrees to perform the obligations the Plan imposes on the Trustee or Custodian.

8.02 INVESTMENT POWERS AND DUTIES.

(A) Discretionary Trustee Powers. If the Employer in its Adoption Agreement designates the Trustee as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except as to a Plan asset: (i) properly under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; (ii) subject to proper Employer or Named Fiduciary direction of investment; or (iii) subject to proper Participant or Beneficiary direction of investment. The Trustee is authorized and empowered, but not by way of limitation, with the following powers:

(1)   General powers. To invest consistent with any part or all  of  the  Trust  Fund  in  any  common  or  preferred  stocks, open-end or closed-end mutual funds (including proprietary funds),  put  and  call  options  traded  on  a  national  exchange, United  States  retirement  plan  bonds,  corporate  bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate.

(2)   Cash/liquidity. To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank or other institutional account at reasonable interest or without interest if the Trustee determines that such deposits are reasonable or necessary to facilitate a Plan transaction or for other purposes, but consistent with the Trustee's duties under Section 8.02(C).

(3)   Trustee's common/collective funds. To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a state, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code §414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed  by  the  bank  (or  the  affiliate)  in  its  capacity  as Trustee and which conforms to the rules of the Comptroller of the Currency.

(4)   Transact in real/personal property. To manage, sell, contract to sell, grant options to purchase, convey, exchange,

transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

(5) Borrowing.  To  borrow  money,  to  assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(6)   Claims. To compromise, contest, arbitrate or abandon claims and demands affecting the investment of Trust assets, in the  Trustee's  discretion.  However,  nothing  in  this  Section 8.02(A)(6) requires a Participant or Beneficiary to arbitrate any claim under the Plan.

(7)  Voting/tender/exercise. To have with respect to the Trust  all  of the  rights  of an individual  owner,  including  the power to exercise any and all voting rights associated with Trust assets,  to  give  proxies,  to  participate  in  any  voting  trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights.

(8)   Mineral rights. To lease for oil, gas and other mineral purposes   and   to   create   mineral   severances   by   grant   or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

(9)   Title. To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship. However, any securities held in a nominee or street name must be held on behalf of the Plan  by:  (a)  a  bank  or  trust  company  that  is  subject  to supervision by the United States or a State or a nominee of such bank or trust company; (b) a broker or dealer registered under the  Securities  Exchange  Act  of  1934  or  a  nominee  of  such broker or dealer; or (c) a clearing agency as defined in Securities Exchange Act of 1934, Section 3(a)(23), or its nominee.

(10) Hold  pending  dispute  resolution.  To  retain  any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

(11) Litigation. To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.

(12) Agents/reliance. The Trustee may  employ  and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee reasonably may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may

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act reasonably or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

(13) Employer  stock/real  property.  The  Trustee  (or  as applicable, Investment Manager, Employer, Participant, or Beneficiary) may invest in qualifying Employer securities or in qualifying Employer real property, as defined in and as limited by ERISA.

(a) Profit Sharing Plans/401(k) Plans. If the Employer's Plan is a Profit Sharing Plan or a 401(k) Plan, the aggregate investments in (acquisitions and holdings of) qualifying Employer securities and in qualifying Employer real property may comprise up to 100% of the value of Plan assets, unless the Employer in Appendix B elects to restrict such investments to 10% of the value of Plan assets determined immediately after the acquisition (or to some other percentage of value which is less than 100%). Notwithstanding the foregoing, except where permitted under ERISA §407(b)(2), if the Plan includes a 401(k) arrangement, a Participant's Elective Deferral Account accumulated in Plan Years beginning after December 31, 1998, including earnings thereon, may not be invested more than 10% by value in qualifying Employer securities and qualifying Employer real property, unless such investments are directed by the Participant or the Participant's Beneficiary.

(b) Voting/distribution. If the Plan invests in qualifying  Employer  securities,  the  Plan  Administrator  may adopt a uniform and nondiscriminatory policy providing for the exercise of voting rights, distribution restrictions, repurchase, put, call or right of first refusal rules, or other rights and restrictions affecting the qualifying Employer securities.

(14) Orphaned plan. If the Trustee determines that the Employer has abandoned the Plan, the Trustee (if qualified to so act) may appoint itself as a Qualified Termination Administrator ("QTA") under Section 11.05(B) for purposes of terminating the Plan and distributing all Plan Accounts. As a QTA, the Trustee may undertake all authorized acts to wind-up the Plan, including causing the Trust to pay from Trust assets to the QTA and to other service providers a reasonable fee for services rendered.

(15) Investment Policy. To adopt and to amend from time to time, an investment policy consistent with the Plan's funding policy described in Section 7.02(C)(9)

(16) Catch-all. To perform any and all other acts which in the  Trustee's  judgment  are  necessary  or  appropriate  for  the proper and advantageous management, investment and distribution of the Trust.

(B)  Nondiscretionary (directed) Trustee/Custodian Powers. The Employer in its Adoption Agreement may designate the Trustee as a nondiscretionary Trustee. The Employer in its Adoption Agreement in addition to designating a discretionary or nondiscretionary Trustee, may appoint a Custodian to hold all or any portion of the Trust Assets. Except as otherwise provided herein: (i) a Custodian has all of the same powers and duties as a nondiscretionary Trustee; (ii) the nondiscretionary Trustee or Custodian has all of the same powers as a discretionary Trustee in Section 8.02(A) except that the nondiscretionary Trustee or Custodian only may exercise such powers pursuant to a proper written direction; and (iii) the nondiscretionary Trustee or Custodian has all the same duties as a discretionary  Trustee under Section 8.02(C). A "proper written direction" means the written direction of a Plan fiduciary or of a Participant or Beneficiary with authority over the Trust asset which is the subject of the direction.

(1)   Modification  of  powers/duties.  The  Employer  and the nondiscretionary Trustee (or the Custodian) in a Nonstandardized Plan or Volume Submitter Adoption Agreement, on Appendix C may limit the powers or duties of the  Custodian  or  the  nondiscretionary  Trustee  to  any combination of powers under Section 8.02(A) and to any combination of duties under Section 8.02(C) or otherwise may amend the Trust as described in Section 8.11.

(2)  Limited responsibility. If there is a Custodian or a nondiscretionary Trustee under the Plan, then the Employer, in adopting this Plan, acknowledges and agrees:

(a) No  discretion  over  Trust  assets.  The nondiscretionary Trustee or Custodian does not have any discretion as to the investment or the re-investment of the Trust Fund and the nondiscretionary Trustee or Custodian is acting solely as a directed fiduciary as to the assets comprising the Trust Fund.

(b) No review  or  recommendations.   The nondiscretionary Trustee or the Custodian does not have any duty to review or to make recommendations regarding investments made pursuant to a proper written direction.

(c)  No action unless  direction. The nondiscretionary Trustee or the Custodian must retain any investment obtained upon a proper written direction until receipt of   another   proper   written   direction   to   dispose   of   such investment.

(d) No  liability  for  following  orders.  The nondiscretionary Trustee or the Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any proper written direction.

(e)  Indemnity.  The  Employer  will  indemnify, defend and hold the nondiscretionary Trustee or the Custodian harmless from any damages, costs or expenses, including reasonable attorneys' fees, which the nondiscretionary Trustee or the Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee's or Custodian's full and timely compliance with any proper written direction.

(3)  Limitation of powers of certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then Sections 8.02(A)(1), (3) as it relates to common trust funds or collective investment funds, (4), (5), (7), and (8), Section 8.09 and Article IX do not apply and the Custodian only has the power and the authority to exercise the remaining powers under Section 8.02(A) and to perform the duties under Section 8.02(C).

(4)  QTA. Notwithstanding any other provision of this Section 8.02(B), a nondiscretionary Trustee or a Custodian may

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serve as a QTA under Section 8.02(A)(14) without regard to receipt of any proper written direction.

(5)   Trustee references. Except as the Plan or the context otherwise require, "Trustee" includes nondiscretionary Trustee and Custodian.

(C)  Duties.  The  Trustee  or  Custodian  has  the  following duties:

(1)   ERISA. If ERISA applies to the Plan and to the extent that ERISA so requires, to act: (a) solely in the interest of Participants and Beneficiaries for the exclusive purposes of providing benefits under the Plan and defraying the reasonable expenses  of  Plan  administration;  (b)  with  the  care,  skill, prudence and diligence under the circumstances then prevailing as would a prudent person acting in a like capacity and familiar with such matters; (c) by diversifying Trust investments so as to minimize the risk of large losses unless not prudent under the circumstances to do so; and (d) in accordance with the Plan to the extent that the Plan is consistent with ERISA.

(2)   Investment   policy.   To  coordinate   its   investment policy with Plan financial needs as communicated to it by the Plan Administrator.

(3)   Trust accounting. To furnish to the Employer and to the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which statements are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer or the Plan Administrator files with the Trustee written exceptions or objections within 90 days after the receipt of the statements or for which ERISA authorizes a longer period within which to object. The Trustee also may agree with the Employer or Plan Administrator to provide the information described in this Section 8.02(C) more frequently than annually.

(4) Trust valuation. If the Trustee is a discretionary Trustee, to value the Trust Fund as of each Accounting Date and as  applicable,  the  value  of  the  Trust  assets  within  each Participant or Beneficiary Account. The Trustee also must value the Trust Fund on such other Valuation Dates as directed in writing by the Plan Administrator or as the Adoption Agreement may require. If the Trustee is a nondiscretionary Trustee (or in the case of Trust assets held by a Custodian) the Named Fiduciary will value the assets and will provide the valuation to the Trustee (Custodian) unless the Trustee (Custodian) and the Named  Fiduciary  agree  that  the  Trustee  (Custodian)  will conduct the valuation. The Trustee (Custodian) may reasonably rely on any valuation the Named Fiduciary conducts and provides.

(5)   Distributions. To credit and distribute the Trust Fund as the Plan Administrator directs. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any  payment or distribution made by  it in good  faith  on  the  direction  of  the  Plan  Administrator.  The Trustee must promptly notify the Plan Administrator of any unclaimed Plan payment or distribution and then dispose of the distribution in accordance  with  the  Plan Administrator's subsequent direction.

(6) Fees/expenses. To pay from the Trust Fund all reasonable Plan fees and expenses, and to allocate the fees and expenses  to  Plan  Accounts,  both  as  the  Plan  Administrator directs under Section 7.04(C)(2). Any fee or expense that the Employer pays, directly or indirectly, is not an Employer contribution to the Plan, provided the fee or the expense relates to the ordinary and necessary administration of the Trust Fund.

(7)   Loans.  To  make  loans  to  a  Participant  or  to  a Beneficiary   in   accordance   with   the   Plan   Administrator's direction under Section 7.06.

(8)   Records/statements.   To  keep  the  Trustee's  Plan records open to the inspection of the Plan Administrator and the Employer at all reasonable times and to permit the review or audit of such records from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary to perform its duties as Plan Administrator.

(9)  Tax returns. To file all information and tax returns required of the Trustee.

(10) Incapacity.  To  follow  the  direction  of  the  Plan Administrator with regard to distributions to any Participant or Beneficiary whom the Plan Administrator has determined to be incapacitated under Section 7.05(F). The Trustee also will provide any reasonable information and take any reasonable action that the Plan Administrator requests relating to a determination of incapacity or otherwise pertaining to the administration of the Account of any incapacitated person.

(11) Bond.  The  Trustee  must  provide  a  bond  for  the faithful performance of its duties under the Trust.

(D)  Limitations Applicable to all Trustees.

(1)   Receipt of contributions. A discretionary Trustee has the duty to collect employer contributions, except to the extent this duty is limited in Appendix C of the Employer’s Adoption Agreement. A nondiscretionary Trustee does not have the duty to collect employer contributions and the Employer represents and warrants that it either has responsibility as a "named fiduciary" (as defined in ERISA §402(a)(2)) or has properly delegated the responsibility to a Plan fiduciary, other than the nondiscretionary   Trustee,   for   determining   the   correctness, amount and timing of contributions and for the collection of contributions. If this is a restated plan, this duty is effective no sooner than the later of the date the Employer signs this restatement or the date the Trustee or Special Trustee executes either the restatement or otherwise accepts its responsibilities under the restatement. In determining how to discharge any duty to collect contributions, a fiduciary should weigh the value of the Plan assets involved, the likelihood of a successful recovery, and the expenses expected to be incurred. Among other factors, a fiduciary may take into account

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the Employer's solvency in deciding whether to expend Plan assets to pursue a claim.

(2)   Co-fiduciary liability. Each fiduciary under the Plan is responsible solely for his/her or its own acts or omissions. A fiduciary  does  not  have  any  liability  for  another  fiduciary's breach of fiduciary responsibility with respect to the Plan and the Trust unless the fiduciary: (a) participates knowingly in or undertakes to conceal the breach; (b) has actual knowledge of the breach and fails to take reasonable remedial action to remedy the breach; or (c) through negligence in performing his/her or its own specific fiduciary responsibilities that give rise to fiduciary status, the fiduciary has enabled the other fiduciary to commit a breach of the latter's fiduciary responsibility.

(3)   Limitation of Trustee liability.

(a) Apportionment   of  duties.  The  Named Fiduciary, the Trustee(s) and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager or Trustee(s) with respect to any part of the Trust Fund under the control of the Investment Manager or the Trustee(s).

(b)   If  Investment  Manager.  The  Trustee  is  not liable for the acts or omissions of any Investment Manager the Named Fiduciary may appoint, nor is the Trustee under any obligation to invest or otherwise to manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager.

(c)   If other appointed fiduciaries. The Trustee is not liable for the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 8.07. However, if a discretionary Trustee, pursuant to the delegation described in Section 8.07, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee's actions and the ancillary trustee must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA.

(d)   Indemnity. The Employer and any Trustee may execute a written agreement as a part of this Plan, delineating any indemnification agreement among the parties.

(E)  Multiple Trustees.

(1)  Majority decisions. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or the investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. If there is more than one Trustee, the Trustees jointly will manage and control the assets of the Trust Fund (or those Trust assets as to which they act as Trustee).

(2) Allocation. Multiple Trustees may allocate among themselves specific responsibilities or obligations or may authorize one or more of them, either individually or in concert, to exercise any or all of the powers granted to the Trustee, or to perform any or all of the duties assigned to the Trustee under Article VIII.

(3) Signature. The signature of only one Trustee is necessary to effect any transaction on behalf of the Trust (or as to those Trust assets as to which the signatory acts as Trustee).

8.03 NAMED FIDUCIARY.

(A)  Definition of Named Fiduciary. See Section 1.37.

(B)  Duty of Named Fiduciary. The Named Fiduciary under the Plan has the sole responsibility to control and to manage the operation and administration of the Plan. If the Named Fiduciary is also the Trustee, the Named Fiduciary is solely responsible for the management and the control of the Trust Fund, except Trust assets properly: (1) under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; or (2) subject to Employer or Participant direction of investment.

(C)  Appointment  of  Investment  Manager.  The  Named Fiduciary  may  appoint an Investment Manager.  See Section 7.02(C)(8).

8.04 FORM OF DISTRIBUTION (CASH OR PROPERTY). The Trustee will make Plan distributions in the form of cash except where: (1) the required form of distribution is a QJSA or QPSA which has not been waived; (2) the Plan is a Restated Plan and under the prior Plan, distribution in the form of property ("in-kind distribution") is a Protected Benefit which the Employer has not eliminated by a Plan amendment under Section 11.02(C); (3) the Plan Administrator adopts a written policy which provides for in-kind distribution; or (4) the Employer  is  terminating  the  Plan,  and  in  the  reasonable judgment of the Trustee, some or all Plan assets, within a reasonable time for making final distribution of Plan assets, may not be liquidated to cash or may not be so liquidated without undue  loss  in  value.  The  Plan  Administrator's  policy  under clause (3) may restrict in-kind distributions to certain types of Trust investments or specify any other reasonable and nondiscriminatory condition or restriction applicable to in-kind distributions. Under clause (4), the Trustee will make Plan termination  distributions  to  Participants  and  Beneficiaries  in cash, in-kind or in a combination of these forms, in a reasonable and nondiscriminatory manner which may take into account the preferences of the distributees. All in-kind distributions will be made based on the current fair market value of the property, as determined by the Trustee, Custodian or Named Fiduciary.

8.05 TRUSTEE/CUSTODIAN FEES AND EXPENSES. A Trustee or a Custodian will receive reasonable compensation and reimbursement for reasonable Trust expenses actually incurred as Trustee or Custodian, as may be agreed upon from time to time by the Employer and the Trustee or the Custodian. No person who is receiving full pay from the Employer may receive compensation (except for reimbursement of Plan expenses) for services as Trustee or as Custodian. As the Plan Administrator directs following direction from the Employer under Section 7.04(C), such fees and expenses will be paid by the Employer, or the Trustee or Custodian will charge the Trust for the fees or expenses. If, within a reasonable time after a Plan related fee or expense is incurred (or if within the time specified in any agreement between the Plan and the Trustee regarding payment of

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a fee or expense) the Plan Administrator does not communicate the Employer's decision regarding payment or if the Employer does not pay the fee or expense, the Trustee or Custodian may charge the Trust for such reasonable fees and expenses as are not settlor expenses.

8.06 THIRD PARTY RELIANCE. A person dealing with the Trustee is not obligated to see to the proper application of any  money  paid  or  property  delivered  to  the  Trustee,  or  to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon  any  notice,  request  or  representation  in  writing  by  the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan is conclusive in favor of any person relying on the certificate.

8.07 APPOINTMENT  OF  ANCILLARY  TRUSTEE  OR INDEPENDENT FIDUCIARY.

(A)  Appointment. The Employer, in writing, may appoint any qualified person in any state to act as ancillary trustee with respect to a designated portion of the Trust Fund, subject to any consent required under Section 1.67. An ancillary trustee must acknowledge   in   a   writing   separate   from   the   Employer's Adoption Agreement its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA.

(B)  Powers. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the agreement appointing the ancillary trustee and to the terms of the Plan or of ERISA. The  Employer  may  delegate  its  responsibilities  under  this Section 8.07 to a discretionary Trustee under the Plan (subject to the acceptance by such discretionary Trustee of that delegation), but the Employer may not delegate its responsibilities to a nondiscretionary Trustee or to a Custodian. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 8.02. The delegated investment powers may include the right to invest any portion of the  assets  of  the  Trust  Fund  in  a  common  trust  fund,  as described in Code §584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a state and the ancillary trustee (or its affiliate, as defined in Code §1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 8.09.

(C)  Resignation/Removal. The ancillary trustee may resign its position and the Employer may remove an ancillary trustee as provided in Section 8.08 regarding resignation and removal of the Trustee or Custodian. In the event of such resignation or removal, the Employer may appoint another ancillary trustee or may return the assets to the control and management of the Trustee.

(D)  Independent Fiduciary. If the DOL requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the DOL. The independent fiduciary will have the duties, responsibilities and powers prescribed by the DOL and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the DOL and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

8.08 RESIGNATION AND REMOVAL.

(A)  Resignation. The Trustee or the Custodian may resign its position by giving written notice to the Employer and to the Plan Administrator. The Trustee's notice must specify the effective date of the Trustee's resignation, which date must be at least 30 days following the date of the Trustee's notice, unless the Employer consents in writing to shorter notice.

(B) Removal. The Employer may remove a Trustee or a Custodian by giving written notice to the affected party. The Employer's notice must specify the effective date of removal which date must be at least 30 days following the date of the Employer's notice, except where the Employer reasonably determines a shorter notice period or immediate removal is necessary to protect Plan assets.

(C)  Successor Appointment. In the event of the resignation or the removal of a Trustee, where no other Trustee continues to serve,  the  Employer  must  appoint  a  successor  Trustee  if  it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

(1)  Default Successor Trustee. If the Employer fails to appoint  a  successor  Trustee  as  of  the  effective  date  of  the Trustee resignation or removal and no other Trustee remains, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed the Employer's acceptance of appointment as successor Trustee with the former Trustee. If state law prohibits the Employer from serving as successor Trustee, the appointed successor Trustee is the president of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer, the sole proprietor of a proprietorship Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing.

(2)  Default  Successor  Custodian.  If  the  Employer removes and does not replace a Custodian, the Trustee will assume possession of Plan assets held by the former Custodian.

(D) Acceptance.  Each  successor  Trustee  succeeds  its predecessor Trustee by accepting in writing its appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator. For this purpose, the successor Trustee's execution of the Adoption Agreement constitutes the Trustee's acceptance of its appointment as successor Trustee. The successor Trustee will also execute such

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other documents, if any, as the Plan Administrator may reasonably require in connection therewith.

(E)  Outgoing  Trustee.  The  resigning  or  removed  Trustee, upon receipt of acceptance in writing of the Trust by the successor  Trustee,  must  execute  all  documents  and  must perform all acts necessary  to vest the title to Plan assets of record in any successor Trustee. In addition, to the extent reasonably necessary for the ongoing administration of the Plan, at the request of the Plan Administrator and the successor Trustee, the resigning or removed Trustee must transfer records, provide information and otherwise cooperate in effecting the change of Trustees.

(F)  Successor Powers. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under the Plan upon its predecessor.

(G)  No Liability for Predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without liability.

8.09 INVESTMENT  IN  GROUP  TRUST  FUND.  The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code §401(a), including a group trust fund that also permits the pooling of qualified plan assets with assets of an individual retirement account that is exempt from taxation under Code §408(e), assets of an eligible governmental plan under Code §457(b) that is exempt from taxation under Code §457(g), assets of a custodial account under Code §403(b)(7) or a retirement income account under Code §403(b)(9), or assets of a governmental plan under Code §401(a)(24). This authorization applies solely to a group trust fund exempt from taxation under Code §501(a) and the trust agreement of which satisfies the requirements of Rev. Rul. 81-100 (as modified and clarified by Rev. Rul. 2004-67 and Rev. Rul. 2011-1), or any successor thereto. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. To comply with Code §4975(d)(8) as to any group trust fund maintained by a disqualified person, including the Trustee, the following provisions apply: (A) a discretionary Trustee or a nondiscretionary Trustee may invest in any such fund at the direction of the Named Fiduciary who is independent of the Trustee and the Trustee's affiliates; (B) a discretionary Trustee or a nondiscretionary Trustee (the latter as directed) may invest in any such fund which the Employer specifies in Appendix C; and (C) notwithstanding (A) and (B) a discretionary  Trustee may invest in its own funds as described in Section 8.02(A)(3).

8.10 COMBINING TRUSTS OF EMPLOYER'S PLANS. At   the   Employer's   direction,   the   Trustee,   for   collective investment purposes, may combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Account Balance under the qualified plans in which he/she is a participant.

8.11 AMENDMENT/SUBSTITUTION OF TRUST.

(A)  Amendment/Standardized  Plan.  The  Employer  in  its Standardized Plan may not amend any provision of Article VIII (or any other provision of the Plan related to the Trust) except the Employer in Appendix C (or in its Adoption Agreement as applicable) may specify the Trust year, the names of the Plan, the  Employer,  the  Trustee,  the  Custodian,  the  Plan Administrator, other fiduciaries or the name of any pooled trust in which the Trust will participate.

(B)  Amendment/Nonstandardized  or   Volume  Submitter Plan.   The   Employer   in   its   Nonstandardized   or   Volume Submitter Plan, in Appendix C (or in its Adoption Agreement as applicable): (1) may amend the Plan or Trust as described in Section  8.11(A);  or  (2)  may  amend  or  override  the administrative provisions of Article VIII (or any other provision of the Plan related to the Trust), including provisions relating to Trust investment and Trustee powers or duties.

(1)   Limitation. Any Trust amendment under clause (2) of Section 8.11(B): (a) must not conflict with any other provisions of the Plan (except as expressly are intended to override an existing Trust provision); (b) must not cause the Plan to violate Code §401(a); and (c) must be made in accordance with Rev. Proc. 2011-49 or any successor thereto.

(C)  Substitution of Approved or Non-Approved Trust. The Employer subject to the conditions under Section 8.11(B)(1), in its  Adoption  Agreement  may  elect  to  substitute  in  place  of Article VIII and the remaining Trust provisions of the basic plan document, any other trust or custodial account agreement that the IRS has approved for use with this Plan. The Employer also may elect to substitute in place of Article VIII and the remaining Trust provisions of the basic plan document, any other trust or custodial account agreement which has not been approved by the  IRS  for  use  with  this  Plan.  However,  substitution  of  a non-approved trust or custodial agreement will cause the Plan to lose reliance on its opinion or advisory letter and the Plan will become an individually designed plan. See Sections 7.09 and 11.02(B)(4). If the Employer elects to substitute an approved trust  or  a  non-approved,  the  Trustee  will  not  execute  the Adoption  Agreement  but  will  instead  execute the  substituted                trust. The Trustee of the substituted trust agrees to be bound by all remaining Plan terms, other than those terms which the substituted trust governs.

(D) Formalities. All Section 8.11 Trust amendments or substitutions are subject to Section 11.02. As such, the Trustee must execute the amendment or substituted trust.

8.12 CROSS-PAY  PROVISION.  In  the  event  that  more than one entity adopts the Plan, such that Employers in addition to the Signatory Employer become Participating Employers, whether such entities are Related Employers or are unrelated Employers, or both, all of the Plan assets must be available to pay benefits to all Participants and Beneficiaries, as described in Treas. Reg. §1.414(l)-1(b)(1), unless the Employer elects under Appendix B to limit such assets as are attributable to each Participating Employer to pay benefits only to the Participants (and  their  Beneficiaries)  who  are  Employees  of  that Participating Employer.

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Defined Contribution Plan

ARTICLE IX

PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

9.01 INSURANCE BENEFIT.

(A)  General. The Employer may elect to provide incidental life insurance benefits for Insurable Participants who consent to life insurance benefits by executing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to a contribution  allocation  to  the  Participant's  Account.  At  an insured Participant's written direction, the Trustee will use all or any portion of the Participant's Employee Contributions, if any, to pay insurance premiums covering the Participant's life.

(B)  Insurance  on  Others.  Unless  the  Plan  is  a  Money Purchase Pension Plan, the Trustee may purchase life insurance for the benefit of the Participant on the life of a family member of the Participant.

(C)  Amount and Type of Coverage. The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the Contracts, the amount of the coverage and the applicable Dividend plan.

(D) Ownership. Each application for a Contract, and the Contracts themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the Contracts, subject to the terms and provisions of this Plan. The Trustee must be the Contract named beneficiary for the Account of the insured Participant. The Trustee will hold all Contracts issued under the Plan as Trust assets.

(E) Distribution.  Proceeds  of  Contracts  paid  to  the Participant's Account under this Article IX are subject to the distribution requirements of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

(F)  Premiums/Directed Investment. The Trustee will charge the premiums on any Contract covering the life of a Participant (or, as applicable, the family member of a Participant) against the Account of that Participant and will treat the Contract as a directed investment of the Participant's Account, even if the Plan otherwise does not permit a Participant to direct the investment of his/her own Account.

(G)  Uniformity. The Trustee must arrange, where possible, for all Contracts issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance Contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain.

(H) Custodians. The provisions of this Article IX are not applicable, and the Plan may not invest in Contracts, if a Custodian signatory to the Adoption Agreement is a bank which does not have trust powers from its governing state banking authority.

9.02 LIMITATIONS ON COVERAGE.

(A)  Incidental  Insurance  Benefits.  The  aggregate  of  life insurance premiums paid for the benefit of a Participant, at all times,  may   not  exceed  the  following  percentages  of  the aggregate of the Employer Contributions (including Elective Deferrals and forfeitures) allocated to any Participant's Account: (1) 49% in the case of the purchase of ordinary life insurance Contracts; or (2) 25% in the case of the purchase of term life insurance or universal life insurance Contracts. If the Trustee purchases a combination of ordinary life insurance Contract(s) and term life insurance or universal life insurance Contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance Contract(s) and the premiums paid for the term life insurance or universal life insurance Contract(s) may not exceed 25% of the Employer Contributions allocated to any Participant's Account.

(B)  Exception for Certain Profit Sharing Plans. If the Plan is a Profit Sharing Plan or a 401(k) Plan, the incidental insurance benefits requirement of Section 9.02(A) does not apply to the Plan if the Plan purchases life insurance benefits only from Employer  Contributions  accumulated  in  the  Participant's Account for at least two years, measured from the allocation date.

(C) Exception for Other Amounts. The incidental insurance benefit requirement of Section 9.02(A) does not apply to Contracts purchased: (1) with Employee Contributions; (2) with Rollover Contributions; or (3) with Earnings on Employer Contributions.

9.03 DISPOSITION OF LIFE  INSURANCE PROTECTION.

(A) Timing. The Trustee will not continue any life insurance protection beyond the later of the Participant's: (1) Annuity Starting  Date  under  Section  6.01(A)(2)(h),  or  (2)  Separation from Service. The Trustee, at the direction of the Plan Administrator, will make any transfer of Contract(s) as soon as administratively practicable after the date specified under this Section 9.03(A).

(B)  Method. The Trustee may not transfer any Contract under this Section 9.03 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the QJSA requirements, if applicable, of Section 6.04. In this regard, the Trustee either must convert such a Contract to cash and distribute the cash instead of the Contract, or before making the transfer, must require the Issuing Company to delete the unauthorized method of payment option from the Contract.

9.04 DIVIDENDS. Dividends are applied to  the Participant's Account on whose life the Issuing Company has issued the Contract. Dividends are applied to premium reduction unless the Plan Administrator directs the Trustee to purchase insurance benefits or additional insurance benefits for the Participant.

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9.05 LIMITATIONS  ON  INSURANCE  COMPANY DUTIES.

(A)  Not a Party to Plan. An insurance company, solely in its capacity as an Issuing Company: (1) is not a party to the Plan; and (2) is not responsible for the Plan's validity.

(B)  No Responsibility for Others. An Issuing Company has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act required of the Employer, the Plan Administrator, the Trustee, the Custodian or any other service provider to the Plan (unless the Issuing Company also serves in such capacities).

(C)  Plan Terms. No insurance company, solely in its capacity as an Issuing Company, need examine the terms of this Plan.

(D) Reliance/Discharge.   For   the   purpose   of   making application to an Issuing Company and in the exercise of any right or option contained in any Contract, the Issuing Company may rely upon the signature of the Trustee and is held harmless and completely discharged in acting at the direction and authorization of the Trustee. An Issuing Company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged to see to the distribution or further application of any amounts the Issuing Company so pays.

9.06 RECORDS/INFORMATION.  An  Issuing  Company must keep such records and supply to the Plan Administrator or Trustee such information regarding its Contracts as may be reasonably necessary for the proper administration of the Plan.

9.07 CONFLICT WITH PLAN. In the event of any conflict between  the  provisions  of  this  Plan  and  the  terms  of  any Contract   issued   in   accordance   with   this   Article   IX,   the provisions of the Plan control.

9.08 APPENDIX  B  OVERRIDE.   The  Employer   in Appendix B may amend the provisions of this Article IX in any manner except as would be inconsistent with any other Plan provision.

9.09 DEFINITIONS. For purposes of this Article IX:

(A)  Contract(s). Contract or Contracts means an ordinary life, term life or universal life insurance contract issued by an Issuing Company  on  the  life  of  a  Participant  or  other  person  as authorized under this Article IX.

(B)  Dividends. Dividends means Contract dividends, refunds of premiums and other credits.

(C) Insurable Participant. Insurable Participant means a Participant to whom an insurance company, upon an application being   submitted   in   accordance   with   the   Plan,   will   issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

(D)  Issuing Company. Issuing Company is any life insurance company which has issued a Contract upon application by the Trustee under the terms of this Plan.

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Defined Contribution Plan

ARTICLE X

TOP-HEAVY PROVISIONS

10.01 DETERMINATION OF TOP-HEAVY STATUS.

(A)  Only Employer Plan. If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds 60%.

(B)  If Other Plans. If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained  another  such  plan  now  terminated,  this  Plan  is top-heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%.

(1)   Count all aggregated plans. The Plan Administrator will calculate the Top-Heavy Ratio in the same manner as required  by  Section  10.06(K)  taking  into  account  all  plans within the Aggregation Group. The Plan Administrator will calculate the Top-Heavy Ratio with reference to the Determination Dates that fall within the same calendar year. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Plan Administrator must value the Account Balance in the aggregated plan as of the most recent Valuation Date falling within the twelve-month period ending on the Determination Date, except as Code §416 and applicable Treasury regulations require for the first plan year and for the second plan year of a Defined Benefit Plan.

(2) Terminated  plans.  To  the  extent  the  Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date.

(3)   Defined Benefit Plans/SEPs. The Plan Administrator will  calculate  the  present  value  of  accrued  benefits  under Defined Benefit Plans or the account balances under simplified employee pension plans included within the Aggregation Group in accordance with the terms of those plans and Code §416 and the applicable Treasury regulations.

(C)  Defined Benefit Plans.

(1)   Use of uniform accrual. If a Participant in a Defined Benefit Plan is a Non-Key Employee, the Plan Administrator will determine his/her accrued benefit under the accrual method, if  any,  which  is  applicable  uniformly  to  all  Defined  Benefit Plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under  the  fractional  rule  accrual  method  described  in  Code

§411(b)(1)(C).

(2)   Actuarial assumptions. If the Employer maintains a Defined Benefit Plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) stated in that plan to calculate the present value of benefits from the Defined Benefit Plan.

(D) Application  of  Top-Heavy  Rules.  The  top-heavy provisions of the Plan apply only for Plan Years in which Code §416 or the Plan otherwise requires application of the top-heavy rules. If applicable, the provisions of this Article X supersede any conflicting Plan or Adoption Agreement provisions, except as the context may otherwise require.

10.02 TOP-HEAVY  MINIMUM  ALLOCATION.  The Top-Heavy Minimum Allocation requirement applies to the Plan only in a Plan Year for which the Plan is top-heavy.

(A)  Allocation to Non-Keys. If the Plan is top-heavy in any Plan Year each Non-Key Employee who is a Participant (as described in Section 10.06(H)) and employed by the Employer on the last day of the Plan Year will receive a Top-Heavy Minimum Allocation for that Plan Year.

(B)  Additional  Contribution/Allocation  as  Required.  The PlanAdministrator    first    will    allocate    the    Employer Contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of its Adoption Agreement. The Employer then will contribute an additional amount for the Account of any Participant entitled under Section 10.02(A) to a Top-Heavy Minimum Allocation and whose contribution rate for the Plan Year is less than the Top-Heavy Minimum  Allocation.  The  additional  amount  is  the  amount necessary  to  increase  the  Participant's  allocation  rate  to  the Top-Heavy Minimum Allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

(C) No Plan Allocations. If, for a Plan Year, there are no allocations of Employer Contributions or of forfeitures for any Key Employee, the Plan does not require any Top-Heavy Minimum Allocation for the Plan Year, unless a Top-Heavy Minimum Allocation applies because of the maintenance by the Employer of more than one plan.

10.03 PLAN WHICH WILL SATISFY TOP-HEAVY. If the Plan is top-heavy, the Plan Administrator will determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement under this Section 10.03.

(A)  Aggregation of Plans to Satisfy. The Plan Administrator will aggregate all qualified plans the Employer maintains to determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement.

(B) More Than One Defined Contribution Plan. If the Employer maintains more than one Defined Contribution Plan in which a Non-Key Employee participates and the Non-Key Employee  receives  less  than  the  Top-Heavy  Minimum Allocation for a Plan Year in which the Plan is top-heavy, the Plan Administrator operationally will determine to which plan the Employer will make the necessary additional contribution. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan

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Administrator elects for the Employer to make the additional contribution to another plan, the Plan Administrator must determine that the additional contribution is sufficient to satisfy the Top-Heavy Minimum Allocation.

(C)  Defined Benefit Plan(s). If the Employer maintains one or more  Defined  Benefit  Plans  in  addition  to  this  Plan  and  a Non-Key Employee participates in both types of plans, the Plan Administrator operationally will determine if the Employer will make the necessary additional contribution to the Plan to satisfy the top-heavy Minimum Allocation Rate or if the Employer will provide a required top-heavy minimum benefit in the Defined Benefit Plan. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Top-Heavy Minimum Allocation is 5%, irrespective of the Highest Contribution Rate, and the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to satisfy the top-heavy minimum benefit in a Defined Benefit Plan, the Plan Administrator must determine that such top-heavy minimum benefit is sufficient to satisfy the top-heavy requirements in such Plan.

(D) Override. The Employer in Appendix B may specify overriding  provisions  which  will  apply  to  satisfy  the requirements of Code §416 and the applicable regulations if the Employer maintains more than one qualified plan.

10.04 TOP-HEAVY VESTING. If the Employer in its Adoption Agreement does not elect immediate vesting, the Employer must elect a top-heavy vesting schedule, as defined in Section 5.03(A). The specified top-heavy vesting schedule applies to all Accounts and Contribution Types not already subject to greater vesting. The Employer in Appendix B also may elect a non-top-heavy vesting schedule and may further elect as to whether the top-heavy schedule applies to the Plan's first top-heavy Plan Year and to all subsequent Plan Years, or whether the non-top-heavy schedule applies as to non-top-heavy Plan Years. Any change in the Plan's vesting schedule resulting from this election is subject to Section 5.08, relating to vesting schedule amendments. As such, a Participant's vested percentage may not decrease as a result of a change in the Plan's top-heavy status in a subsequent Plan Year. When applicable, the relevant top-heavy vesting schedule applies to a Participant's entire Account Balance except as to those amounts which are already 100% Vested, and applies to such amounts accrued before the Plan became top-heavy.

10.05 SAFE HARBOR/SIMPLE PLAN EXEMPTION.

(A)  Safe Harbor 401(k) Plan. If in any Plan Year: (1) the Plan Administrator allocates only Safe Harbor Contributions, Additional Matching Contributions and Elective Deferrals to the Plan; and (2) there are no forfeitures to allocate for the Plan Year  or  the  Plan  Administrator  allocates  forfeitures  in  the manner  Section  3.07(A)(4)  describes,  the  Plan  will  not  be subject to the top-heavy requirements of this Article X for that Plan Year. In accordance with Section 3.07(A)(4), the Employer in its Adoption Agreement may elect to apply forfeitures in such a manner so as to preserve the top-heavy exemption under this Section 10.05(A). This Section 10.05(A) does not apply if the Employer in its Adoption Agreement elects eligibility for Elective Deferrals which is earlier than the one Year of Service and age 21 eligibility requirements the Employer elects to apply for the Safe Harbor Contributions, using the OEE rule under Section 4.06(C).

(B)  SIMPLE  401(k)  Plan.  A  SIMPLE  401(k)  Plan  under

Section 3.10 is not subject to the provisions of this Article X.

10.06 DEFINITIONS.   For   purposes   of   applying   the top-heavy provisions of the Plan:

(A) Compensation. Compensation means Compensation as determined under Section 4.05(F) for Code §415 purposes and includes Compensation for the entire Plan Year.

(B)  Determination Date. Determination Date means for any Plan Year, the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of the first Plan Year.

(C)  Determination (look-back) Period. Determination Period means the 1-year period ending on the Determination Date. In the case of distributions made for a reason other than Severance from Employment, death or Disability, the determination period means the 5-year period ending on the Determination Date.

(D)  Employer. Employer means the Employer that adopts this Plan and any Related Employer.

(E) Highest Contribution Rate. Highest Contribution Rate means for any Key Employee, all Employer Contributions (including Elective Deferrals, but not including Employer contributions to Social Security and not including Catch-Up Deferrals) and forfeitures allocated to the Participant's Account for  the  Plan  Year,  divided  by  his/her  Compensation  for  the entire Plan Year. To determine a Key Employee's contribution rate, the Plan Administrator must treat all qualified top-heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan.

(F) Key Employee. Key Employee means, as of any Determination Date, any Employee or former Employee (including  a  deceased  former  Employee)  who,  at  any  time during the Determination Period: (i) has annual Compensation exceeding $130,000 (as adjusted under Code §416(i)(1)(A)) and is an officer of the Employer; (ii) is a more than 5% owner of the Employer; or (iii) is a more than 1% owner of the Employer and has annual Compensation exceeding $150,000.

(1)   Attribution.  The  constructive  ownership  rules  of Code  §318  as  modified  by  Code  §416(i)(1)(B)(i)  (or  the principles of that Code section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer.

(2)   Maximum  Officers.  The  number  of  officers  taken into account under Section 10.06(F) clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code §414(q) exclusions) of Employees, and in no event will exceed 50 officers.

(3)   Code/regulations. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code §416(i)(1) and the applicable Treasury regulations.

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(G)  Non-Key   Employee.   Non-Key   Employee   means   an Employee who is not a Key Employee.

(H) Participant. Participant means any Employee otherwise eligible to participate in the Plan, even if the Participant would not be entitled to other Plan allocations or would receive a lesser allocation under the Plan terms.

(I)   Permissive Aggregation Group. Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the nondiscrimination requirements of Code §401(a)(4) and the coverage requirements of Code §410. The Plan Administrator will determine the Permissive Aggregation Group.

(J)   Required  Aggregation  Group.   Required  Aggregation Group means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (including terminated plans); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code §401(a)(4) or of Code §410.

(K)  Top-Heavy Ratio. Top-Heavy Ratio means a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and the denominator of which is the sum of the Account Balances for all Employees as of the Determination Date.

(1)  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code §408(k))) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the "determination date" has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the "determination date" (including any part of any Account balance distributed in the 1-year period ending on the "determination date") (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or Total and Permanent Disability), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 1-year period ending on the "determination date") (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or Total and Permanent Disability), both computed in accordance with Code §416 and the Regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the "determination date," but which is required to be taken into account on that date under Code §416 and the Regulations thereunder.

(2)  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the "determination date" has or has had any accrued benefits, the top-heavy ratio for any "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the "present value" of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the "determination date," and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the "present value" of accrued benefits under the defined benefit plan or plans for all Participants as of the "determination date," all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the "determination date" (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or Total and Permanent Disability).

(3)  For purposes of (1) and (2) above, the value of Account balances and the "present value" of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the "determination date," except as provided in Code §416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the "determination date" will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the "determination dates" that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

In  determining  the  Top-Heavy  Ratio,  the  Plan  Administrator will include and will exclude such amounts as are described below, and in accordance with Code §416 and the applicable

Treasury regulations.

(1) Catch-Up Deferrals. The Plan Administrator will include Catch-Up Deferrals.

(2)   DECs. The Plan Administrator will exclude DECs.

(3)  Certain Contributions. The Plan Administrator will include any contribution not made, but due as of the Determination Date.

(4)  Certain Distributions. The Plan Administrator will include any distributions made within the Determination Period.

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(5)   Former Key Employees. The Plan Administrator will exclude the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee.

(6) No Service during 1-year look-back. The Plan Administrator will exclude the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period, which for purposes of this Section 10.06(K)(6), means the 1-year period described in Section 10.06(C).

(7) Rollover Contributions and Transfers. The Plan Administrator, in accordance with Code §416 and the applicable Treasury regulations, will include unrelated Rollovers and Transfers which the Plan makes and related Rollovers and Transfers which the Plan receives. The Plan Administrator will exclude related Rollovers and Transfers which the Plan makes and unrelated Rollovers and Transfers which the Plan receives.

(L) Top-Heavy Minimum Allocation. Top-Heavy Minimum Allocation means an allocation equal to the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee multiplied by the Non-Key Employee's Plan Year Compensation. For purposes of satisfying the Employer's Top-Heavy Minimum Allocation requirement, the Plan Administrator disregards the Elective Deferrals allocated to a Non-Key Employee's Account in determining the Non-Key Employee's allocation rate. To determine a Non-Key Employee's allocation rate, the Plan Administrator must treat all qualified top-heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan. If a Defined  Benefit  Plan  maintained  by  the  Employer  which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination  rules  of  Code  §401(a)(4)  or  the  coverage rules  of  Code  §410  (or  another  plan  benefiting  the  Key Employee  so  depends  on  such  Defined  Benefit  Plan),  the top-heavy  minimum  allocation  is  3%  of  the  Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

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Defined Contribution Prototype Plan

ARTICLE XI

EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION

11.01 EXCLUSIVE BENEFIT.

(A) No  Reversion/Diversion.  Except  as  provided  under Section 3.01(H), the Employer does not have any beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.

(B) Initial Qualification. If the IRS, upon the Employer's application for initial approval (determination) of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, the Trustee, upon written notice  from  the  Employer,  will  return  the  Employer Contributions and the Earnings thereon to the Employer. This Section 11.01(B) applies only if the Employer makes the application for determination by the time prescribed by law for filing the Employer's tax return for the Taxable Year in which the Employer adopted the Plan, or by such later date as the Secretary of the Treasury may prescribe. The Trustee must make the  return  of  the  Employer  contribution  under  this  Section 11.01(B) within one year of a final disposition of the Employer's request for initial determination as to the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer Contributions.

11.02 AMENDMENT BY EMPLOYER.

(A)  Permitted Amendments. The Employer, consistent with this Section 11.02 and other applicable Plan provisions, has the right, at any time to amend or to restate the Plan including the Trust.

(1) Adoption Agreement/Appendix B overrides. The Employer may: (a) restate its Adoption Agreement (including converting the Plan to another type of plan using a different Adoption Agreement approved for use with the Prototype or Volume Submitter Plan); (b) amend the elective provisions of the Adoption Agreement (changing an existing election or making a new election) in any manner the Employer deems necessary or advisable; and (c) elect in Appendix B any or all of the basic plan overrides specified therein, including adding language to satisfy Code §§415 or 416 because of the required aggregation of multiple plans.

(2)   Model amendments. The Employer may adopt model amendments published by the IRS (the adoption of which the IRS  provides  will  not  cause  the  Plan  to  be  individually designed).

(3)   Interim amendments. The Employer may make such good faith amendments as the Employer considers necessary to maintain the Plan's tax-qualified status.

(B)  Amendment Formalities.

(1) Writing.  The  Employer  must  make  all  Plan amendments in writing. Each amendment must specify the amendment execution date and, if different from its execution date, must specify the amendment's retroactive, current or prospective Effective Date.

(2)  Restatement. An Employer may amend its Plan by means of a complete restatement of its Adoption Agreement. To restate its Plan, the Employer must complete, and the Employer and Trustee or Custodian must execute, a new Adoption Agreement. See Section 8.11(C) if the Employer elects in its Adoption Agreement to adopt a separate approved trust agreement.

(3)   Amendment  (without  restatement).  An  Employer may amend its Plan without completion of a new Adoption Agreement by either: (a) completion and substitution of one or more Adoption Agreement pages including a new Adoption Agreement Execution Page executed by the Employer and if applicable, executed by the Trustee or Custodian; or (b) other written instrument amending the Adoption Agreement executed by the Employer and if applicable, executed by the Trustee or Custodian. Except under Sections 4.08 or 8.11, to preserve the Plan's pre-approved status under Section 7.09, the substantive language of any amendment under Section 11.02(B)(3), clause (b) (amendment other than by substituted Adoption Agreement page) must reproduce without alteration, the relevant portion(s) of the Adoption Agreement text and elections which the Employer is amending or must have the substantive effect of doing so such as incorporating by reference the Adoption Agreement text into the amendment.

(4) Effect of certain alterations. Any restatement or amendment which is not permitted under this Section 11.02 or elsewhere in the Plan may result in the IRS treating the Plan as an individually designed plan. See Section 7.09 for the effect of certain amendments adopted by the Employer which will result in the Employer's Plan losing Prototype Plan or Volume Submitter Plan status.

(5)  Operational discretion and policy changes not an amendment. A Plan amendment does not include the Plan Administrator's exercise of any operational discretion the Plan accords to the Administrator, including but not limited to, the Plan Administrator's adoption, modification or termination of any policy, rule or regulation in accordance with the Plan or any change to any Adoption Agreement checklist.

(6) Trustee/Custodian signature to amendment. The Trustee or Custodian must execute any Adoption Agreement for a Restated Plan and also must execute any Plan amendment which alters the Trust provisions of Article VIII or which otherwise affects the Trustee's or Custodian's duties under the Plan.

(7)   Signatory  Employer  authority.  The  Signatory Employer alone may execute any Plan amendment under this

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Section 11.02, and such amendment is effective and binding upon existing Participating Employers. See Section 1.24(A).

(C)  Impermissible Amendment/Protected Benefits.

(1)   Exclusive benefit/no reversion. The Employer may not amend the Plan to permit any of the Trust Fund (other than as required to pay any Trust taxes and reasonable Plan administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants and Beneficiaries. An amendment may not cause any portion of the Trust  Fund  to  revert  to  the  Employer  or  to  become  the Employer's property.

(2) Alteration of Plan Administrator  or Trustee/Custodian duties. The Employer may not amend the Plan in any manner which affects the powers, duties or responsibilities of the Plan Administrator, the Trustee or the Custodian without the written consent of the affected party. See Section 11.02(B)(6).

(3)   No cut-backs. An amendment (including the adoption of  this  Plan  as  a  restatement  of  an  existing  plan)  may  not decrease a Participant's Account Balance, except to the extent permitted under Code §412(c)(8) (for plan years beginning on or before December 31, 2007), or Code §412(d)(2) (for plan years beginning  after  December  31,  2007),  may  not  reduce  or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the Effective Date) of the amendment. An amendment reduces Protected Benefits even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code §§411(a)(3) through (11). However, a participant's Account Balance may be reduced to  the  extent  permitted  under  Treas.  Regs.  1.411(d)-3  and 1.411(d)-4. For purposes of this paragraph, a plan amendment which  has  the  effect  of  decreasing  a  participant's  Account Balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing a Protected Benefit. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either: (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations); or (b) eliminating an optional form   of   benefit.   An   amendment   does   not   impermissibly eliminate a Protected Benefit relating to the method of distribution if after the amendment a Participant may receive a single sum payment at the same time or times as the method of distribution eliminated by the amendment and such payment is based on the same or a greater portion of the Participant's Account as the eliminated method of distribution. This Section 11.02(C)(3) applies to Transfers under 11.06 except as to certain Elective Transfers under 11.06(E).

(4) Disregard  of  amendment/tracking  Protected Benefits. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section 11.02(C). The Plan Administrator, in an Adoption Agreement checklist, may maintain a list of Protected Benefits which the Plan must preserve.

11.03 AMENDMENT BY PROTOTYPE SPONSOR/VOLUME SUBMITTER PRACTITIONER.

(A) General. The Sponsor, the M&P Mass Submitter (under Section 4.08 of Rev. Proc. 2011-49), or the Practitioner, without

the   Employer's  consent,   may   amend   the   Plan   and   Trust (including  any  Adoption  Agreement),  from  time  to  time  on behalf of Employers who have previously adopted the Plan: (1) to conform the Plan and Trust to any changes to the Code, regulations, revenue rulings, other statements published by the IRS  (including  adoption  of  model,  sample  or  other  required good faith amendments that specifically provide that their adoption will not cause such plan to be individually designed); or (2) to make corrections to prior approved plans that may be applied to all employers who adopted the plan. The Sponsor, the M&P Mass Submitter or the Practitioner, also may amend the Plan and Trust (including any Adoption Agreement), from time to time effective as to employers who have not yet adopted the Plan.

(B)  Notice to Employers. The Sponsor or Practitioner must make reasonable and diligent efforts to ensure adopting Employers have actually received and are aware of all Sponsor, Practitioner, or M & P Mass Submitter generated Plan amendments and that such Employers complete and sign new Adoption Agreements when necessary.

(C)  Prohibited Amendments. Except under Section 11.03(A), the Sponsor or Practitioner may not amend the Plan in any manner which would modify any adopting Employer's Plan existing Adoption Agreement election without the Employer's written consent. In addition, the Sponsor or Practitioner may not amend the Plan in any  manner which would violate Section 11.02(C).

(D) Sponsor and Practitioner limitations. A Sponsor or a Practitioner may no longer amend the Plan as to any adopting Employer as of the date: (1) the Employer amends its Plan in a manner as would result in the type of plan not permitted under the M & P program or under the Volume Submitter program; or (2) the IRS notifies the Sponsor or Practitioner that the Plan is being treated as an individually designed plan.

(E) M & P Mass Submitter Amendment. If the Sponsor does not adopt the amendments made by the M & P Mass Submitter, the Sponsor will no longer be the sponsor of an identical or minor modifier Prototype Plan of the Mass Submitter.

11.04 FROZEN PLAN/DISCONTINUANCE OF CONTRIBUTIONS.

(A) Employer Action to Freeze. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to suspend or discontinue all contributions under the Plan and thereafter to continue to maintain the Plan as a Frozen Plan (subject to such suspension or discontinuance) until the Employer terminates the Plan. During any period while the Plan is frozen, the Plan Administrator will continue to: (1) allocate forfeitures, if any, in accordance with Section 3.07, irrespective of when the forfeitures occur; and (2) operate the Plan in accordance with its terms other than those related to the making and allocation of additional (new) contributions. If the Employer under a Profit Sharing Plan or a 401(k) Plan completely discontinues contributions (including Elective Deferrals), the Plan Administrator will treat the Plan as a Frozen Plan.

(B) Vesting. Upon the Employer's complete discontinuance of contributions  to  the  Plan  which  is  a  Profit  Sharing  Plan  or 401(k) Plan, an affected Participant's right to his/her Account

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Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

(C) Not a Termination. A resolution or an amendment to discontinue all future contributions, but otherwise to continue maintenance of this Plan, is not a Plan termination for purposes of Section 11.05.

11.05 PLAN TERMINATION.

(A) Employer Action to Terminate. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to terminate this Plan and the Trust created and maintained under the Plan. Any termination of the Plan under this Section 11.05(A) is not effective until compliance with applicable notice requirements under ERISA, if any. The Plan will terminate upon the first to occur of the following:

(1)  Specified date. The Effective Date of termination specified by proper Employer action; or

(2)  Employer no longer exists. The Effective Date of dissolution or merger of the Employer, unless a successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan.

(B)  QTA Action to Terminate Abandoned Plan.

(1)   Definition of Qualified Termination Administrator (QTA). A QTA is an entity which: (a) is eligible to serve as trustee or issuer of an individual retirement account or of an individual retirement annuity; and (b) holds the assets of the abandoned Plan.

(2)  QTA procedure. A QTA, after making reasonable efforts to contact the Employer, may make a determination that the Employer has abandoned the Plan and give notice thereof to the DOL. The QTA then may: (i) update Plan records; (ii) calculate benefits; (iii) allocate assets and expenses; (iv) report to the DOL any delinquent contributions; (v) engage service providers  and  pay  reasonable  Plan  expenses;  (vi)  provide required notice to Participants and Beneficiaries regarding the Plan  termination;  (vii)  distribute  Plan  benefits;  (viii)  file  the Form 5500 terminal report and give notice to the DOL of completion of the termination; and (ix) take all other reasonable and  necessary  actions  to  wind-up  and  terminate  the  Plan.  A QTA will undertake all actions under this Section 11.05(B) in accordance   with   Prohibited   Transaction   Class   Exemption 2006-06, relating to the QTA's services and compensation for services.

(C)  Vesting. Upon either full or partial termination of the Plan, an  affected  Participant's  right  to  his/her  Account  Balance  is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

(D)  General Procedure upon Termination. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

(1)  If no consent required. If the Participant's Vested Account Balance does not exceed $5,000 (or exceeds $5,000 but the Participant has attained the later of age 62 or Normal Retirement Age), the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) the Participant's Vested Account Balance to him/her in a Lump-Sum as soon as administratively practicable after the Plan termination.

(2)   If  consent  required.  If  the  Participant's  Vested Account Balance exceeds $5,000 and the Participant has not attained the later of age 62 or Normal Retirement Age, the Participant or the Beneficiary may elect to have the Trustee commence  distribution  in  cash  (subject  to  Section  8.04)  of his/her Vested Account Balance in a Lump-Sum as soon as administratively practicable after the Plan termination. If a Participant with consent rights under this Section 11.05(D)(2) does  not  elect  an  immediate  Lump-Sum  distribution  with spousal consent if required, to liquidate the Trust, the Plan Administrator will instruct the Trustee or Custodian to purchase a deferred Annuity Contract for the Participant which protects the Participant's distribution rights under the Plan.

(3)   Lower dollar amount. As provided in Section 6.09, the Employer in Appendix B may provide for a lower dollar threshold than $5,000 under this Section 11.05(D).

(E)  Profit Sharing Plan. If the Plan is a Profit Sharing Plan, in lieu of applying Section 11.05(D) and the distribution provisions of Article VI, the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) each Participant's Vested Account Balance, in a Lump-Sum, as soon as administratively practicable after the Plan termination, irrespective  of:  (i)  the  amount  of  the  Participant's  Vested Account Balance: (ii) the Participant's age; and (iii) whether the Participant consents to the distribution.

(1)   Limitations. This Section 11.05(E) does not apply if: (a)  the  Plan  at  termination  provides  for  distribution  of  an Annuity Contract which is a Protected Benefit and which the Employer may not (or does not) eliminate by Plan amendment; or (b) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other Defined Contribution Plan (other than an ESOP). If clause (b) applies,  the  Plan  Administrator  to  facilitate  Plan  termination may   direct   the   Trustee   to   transfer   the   Account   of   any non-consenting Participant to the other Defined Contribution Plan.

(F)  401(k)  Plan  Distribution  Restrictions. If the Plan is  a 401(k)  Plan  or  if  the  Plan as  the  result  of  a Transfer  holds Restricted 401(k) Accounts under Section 6.01(C)(4)(b), a Participant's Restricted 401(k) Accounts are distributable on account of Plan termination, as described in this Section 11.05, only if: (i) the Employer (including any Related Employer, determined as of the Effective Date of Plan termination) does not maintain an Alternative Defined Contribution Plan and the Plan Administrator distributes the Participant's entire Vested Account  Balance  in  a  Lump-Sum;  or  (ii)  the  Participant otherwise is entitled under the Plan to a distribution of his/her Vested Account Balance.

(1)   Definition   of   Alternative   Defined   Contribution Plan. An Alternative Defined Contribution Plan is a Defined Contribution Plan (other than an ESOP, simplified employee pension plan, 403(b) plan, SIMPLE IRA or 457(b) or (f) plan) the

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Employer (or a Related Employer) maintains beginning at the Effective Date of the Plan termination and ending twelve months after the final distribution of Plan assets. However, a plan is not an Alternative Defined Contribution Plan if less than 2% of the Employees eligible to participate in the terminating Plan are eligible to participate (beginning 12 months prior to and ending   12   months   after   the   Effective   Date   of   the   Plan termination) in the potential Alternative Defined Contribution Plan.

(G)  Continuing  Trust  Provisions.  The  Trust  will  continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan. On each Valuation Date, the Plan Administrator will credit any part of a Participant's Account Balance retained in the Trust with its  share  of  Earnings.  Upon  termination  of  the  Plan,  any suspense   account   under   Section   4.01   will   revert   to   the Employer, subject to the conditions of the Treasury regulations permitting such a reversion.

(H)  Lost Participants. The Trustee will distribute the Accounts of lost Participants in a terminating Plan in accordance with the Plan Administrator's direction under Section 7.07(B).

11.06 MERGER/DIRECT TRANSFER.

(A) Authority. The Trustee, at the direction of the Plan Administrator, possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code §401(a), and to accept the direct transfer of plan assets to the Trust, or to transfer Plan assets, as a party to any such agreement. This authority includes Nonelective Transfers described in Section 11.06(D) and Elective Transfers described in Section 11.06(E).

(B)  Code §414(l) Requirements. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan (or from the other plan to this Plan), unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater in amount than the benefit  each  Participant  would  have  received  had  the transferring plan terminated immediately before the merger, consolidation,   or   transfer;   provided   that   100%   immediate vesting is not required upon merger, consolidation or transfer, except   if   an   Elective   Transfer   is   made   under   Section

11.06(E)(3).

(C)  Administration of Transferred Amount. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the Transfer in order to reflect the value of the transferred assets and as necessary to preserve Protected Benefits.

(D)  Nonelective Transfers. The Trustee, at the direction of the Plan Administrator, may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as a Nonelective Transfer all or a portion of the Account(s) of one or more Participants to the other plan, or to receive Nonelective

Transfers into the Plan. In the event of a Nonelective Transfer, the trustee of the transferee plan must preserve all Protected Benefits under the transferor plan, unless the trustee or other appropriate party takes proper action to eliminate any of such Protected Benefits.

(1)  Definition of Nonelective Transfer. A Nonelective Transfer is a Transfer made without the consent or election of the affected Participant(s).

(E) Elective Transfers. The Trustee, at the direction of the Plan Administrator (and in accordance with the proper election of a Participant or Beneficiary), may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as an Elective Transfer to the other plan or to receive as an Elective Transfer into this Plan, all or a portion of the Account of the electing Participant or Beneficiary. The specific requirements for an Elective Transfer depend upon the type of Elective Transfer that the Trustee will utilize to effect the Transfer, as described herein.

(1)   Definition of Elective Transfer. An elective Transfer is a Transfer made at the election of a Participant (or, as applicable, a Beneficiary) and which satisfies the requirements of this Section 11.06(E).

(2)   Code §411(d)(6)(D) Transfer. A Code §411(d)(6)(D) Transfer means a Transfer under Code §411(d)(6)(D) between Defined Contribution Plans, and which a Participant or Beneficiary  elects  following  required  statutory  notice.  Under this Section 11.06(E)(2), the Account need not be distributable at  the  time  of  Transfer  and  Protected  Benefits  specifically relating  to  distribution  methods  do  not  carry  over  to  the transferee plan, except under Section 6.04 if applicable.

(3)  Acquisition or employment change Transfer. An acquisition or employment change Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(b), between such Defined Contribution Plans as described therein, and which a Participant elects. Under this Section 11.06(E)(3), the Account need not be distributable at the time of Transfer and Protected Benefits do not carry over to the transferee plan, except under Section 6.04 if applicable.

(4)   Distributable event Transfer. A distributable event Transfer  means  a  Transfer  under  Treas.  Reg.  §1.411(d)-4 Q/A-3(c), between Code §401(a) plans, and which a Participant elects.  Under  this  Section  11.06(E)(4),  the  Account  must  be distributable  at  the  time  of  Transfer,  but  not  entirely  as  a Lump-Sum which is an Eligible Rollover Distribution. Protected Benefits do not carry over to the transferee plan.

(F)  Pre-Participation Transfers. The Trustee, at the direction of the Plan Administrator, under this Section 11.06 may accept a Transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions or prior to reaching the Entry Date. If the Trustee accepts such a direct Transfer of plan assets, the Plan Administrator and the Trustee must treat the Employee as a limited Participant as described in Section 3.08(C).

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ARTICLE XII

MULTIPLE EMPLOYER PLAN

12.01 ELECTION/OVERRIDING  EFFECT.  This  Article XII does not apply unless the Employer establishes the Plan as a Multiple Employer Plan described in Code §413(c) under a Nonstandardized Adoption Agreement or under a Volume Submitter   Adoption   Agreement,   notwithstanding   Sections 12.01(A) or (B), below.  If this Article XII does apply, then the rules  of  Code  §413(c)  and  the  related  Treasury  Regulations (which are incorporated by reference) will apply to the adopting Employer and each Participating Employer.  The provisions of Article XII, if in effect, supersede any contrary provisions in the Plan or the Employer's Adoption Agreement.

(A) Election. If the Employer elects in its Adoption Agreement that the Plan is a Multiple Employer Plan, then the provisions of this Article XII will apply as of the Effective Date the Employer elects in its Adoption Agreement.

(B)  Automatic Effect. If a Related Employer is a Participating Employer, and thereafter ceases to be a Related Employer (but is still a Participating Employer), then the provisions of this Article XII will apply thereafter until the Plan is no longer maintained by a Participating Employer which is not a Related Employer.

12.02 DEFINITIONS. The following definitions apply to this Article XII and supersede any conflicting definition in the Plan.

(A) Employee. Employee means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of a Participating Employer for purposes of the Participating Employer's qualified plan. The Employer in its Adoption Agreement or in a Participation Agreement may designate any Employee, or class or group of Employees, as an Excluded Employee under Section 1.22(D).

(B)  Lead Employer. The Lead Employer means the Signatory Employer to the Adoption Agreement Execution Page, and does not include any Related Employer or Participating Employer except as described in the next sentence. The Lead Employer will be a Participating Employer only if the Lead Employer executes a Participation Agreement to the Adoption Agreement. The Lead Employer has the same meaning as the Signatory Employer for purposes of making Plan amendments and other purposes as described in Section 1.24(A) regardless of whether the Lead Employer is also a Participating Employer under this Article XII. As to the right of a Lead Employer to terminate the participation of a Participating Employer, see Section 12.11.

(C)  Participating Employer. A "Participating Employer" is a trade or business which, with the consent of the Lead Employer, executes a Participation Agreement to the Adoption Agreement. A Participating Employer is an Employer for all purposes of the Plan except as provided in Section 1.24. A Participating Employer may, but need not be a Related Employer.

(D) Professional   Employer   Organization   (PEO).   A Professional Employer Organization (PEO) means an organization described in Rev. Proc. 2002-21. Plan references to Rev. Proc. 2002-21 also include any successor thereto. If the Lead

Employer is a PEO, the term PEO is synonymous with the Lead Employer. If the Lead Employer is a PEO, then:

(1) Client Organization ("CO"). Each Participating Employer (other than the PEO) is a Client Organization as that term is used in Rev. Proc. 2002-21.

(2)   Worksite Employee. A Worksite Employee means a person on the PEO's payroll who receives amounts from the PEO for providing services to a CO pursuant to a service agreement between the PEO and the CO. For all purposes of this Plan, a Worksite Employee will be deemed to be the Employee of the CO for whom the Worksite Employee performs services, and not an Employee of the PEO.

12.03 PARTICIPATING EMPLOYER ELECTIONS. In its Adoption Agreement, the Lead Employer will specify: (A) whether a Participating Employer may modify any of the Adoption Agreement elections; (B) which elections the Participating Employer may modify; and (C) any restrictions on the modifications. Any such modification will apply only to the Employees of that Participating Employer. The Participating Employer will make any such modification by election on its Participation Agreement to the Lead Employer's Adoption Agreement. To the extent that the Adoption Agreement does not permit  modification  of  an  election,  any  attempt  by  a Participating Employer to modify the election has no effect on the  Plan  and  the  Participating  Employer  is  bound  by  the Adoption Agreement terms as completed by the Lead Employer.

12.04 HCE   STATUS.   The   Plan  Administrator   will determine HCE status under Section 1.22(E) separately with respect to each Participating Employer.

12.05 TESTING.

(A)  Separate Status. The Plan Administrator will perform the tests listed in this Section 12.05(A) separately for each Participating Employer, with respect to the Employees of that Participating Employer. For this purpose, the Employees of a Participating Employer, and their allocations and Accounts, will be treated as though they were in a separate plan. Any Plan correction under Section 7.08 will only affect the Employees of the Participating Employer. The tests subject to this separate treatment are:

(1)   ADP. The ADP test in Section 4.10(B).

(2)   ACP. The ACP test in Section 4.10(C).

(3) Nondiscrimination. Nondiscrimination testing as described in Code §401(a)(4), the applicable Treasury regulations, and Sections 4.06 and 4.07.

(4)   Coverage.  Coverage  testing  as  described  in  Code §410(b),  the  applicable  Treasury  regulations,  and  Sections 3.06(F) and 4.06.

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(B)  Transition  Year.  This  Section  12.05(B)  applies  if  as  a result of a transaction or similar event a Participating Employer ceases to be a Related Employer in the middle of a Plan Year. In such a situation the Plan Administrator may perform the tests described in Section 12.05(A) (1) as though the Plan Year consisted of two Plan Years, before and after the transaction; or

(2) on the basis of a single Plan Year, taking all for each Participating Employer the Employees of Related Employers before the transaction, and disregarding Employees who are not Employees of Related Employers after the transaction.

(C) Joint Status. The Plan Administrator will perform the following tests for the Plan as whole, without regard to an Employee's employment by a particular Participating Employer:

(1)   Annual  Additions  Limit.  Applying  the  Annual Additions Limit in Section 4.05(B).

(2)   Elective  Deferral  Limit.   Applying   the   Elective Deferral Limit in Section 4.10(A).

(3)   Catch-Up  Limit.  Applying  the  limit  on  Catch-Up Deferrals in Section 3.02(D).

12.06 TOP-HEAVY. The Plan will apply the provisions of Article X separately to each Participating Employer. The Plan will   be   considered   separate   plans   for   each   Participating Employer  and  its  Employees  for  purposes  of  determining whether such a separate plan is top-heavy or is entitled to the exemption described in Section 10.05. For purposes of applying Article   X   to   a   Participating   Employer,   the   Participating Employer and any business which is a Related Employer to that Participating Employer are the "Employer." For purposes of Article X, the terms "Key Employee" and "Non-Key Employee" will refer only to the Employees of that Participating Employer and/or its Related Employers. If such a Participating Employer's separate Plan is top-heavy, then:

(A) Highest Contribution Rate. The Plan Administrator will determine the Highest Contribution Rate under Section 10.06(E) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;

(B)  Top-Heavy Minimum Allocation. The Plan Administrator will determine the amount of any required Top-Heavy Minimum Allocation under Section 10.06(L) separately for that separate plan; and

(C)  Plan Which Will Satisfy. The Participating Employer will make any additional contributions Section 10.03 requires.

12.07 COMPENSATION.

(A) Separate Determination. For the following purposes, described in this Section 12.07(A), the Plan Administrator will determine separately a Participant's Compensation for each Participating Employer. Under this determination, except as provided below, Compensation from a Participating Employer includes Compensation paid by a Related Employer of that Participating Employer.

(1)   Nondiscrimination and coverage. All of the separate tests listed in Section 12.05(A).

(2)   Top-Heavy.  Application  of  the  top-heavy  rules  in Article X.

(3)   Allocations. Application of allocations under Article III. However, the Employer's Adoption Agreement elections control the extent to which Compensation for this purpose includes Compensation of Related Employers.

(4)   HCE  determination.  The  determination  of   an Employee's status as an HCE.

(B)  Joint  Status.  For  all  Plan  purposes  other  than  those described in Section 12.07(A), including but not limited to determining the Annual Additions Limit in Section 4.05(B), Compensation includes all Compensation paid by or for any Participating Employer or Related Employer.

12.08 SERVICE.   An   Employee's   Service   includes   all Hours of Service and Years of Service with any and all Participating Employers and their Related Employers. An Employee who terminates employment with one Participating Employer   and   immediately   commences   employment   with another Participating Employer has not incurred a Separation from Service or a Severance from Employment.

12.09 REQUIRED MINIMUM DISTRIBUTIONS. If a Participant is a more than 5% Owner (under Code §416(i) and Section 6.02(E)(7)(a)) of any Participating Employer for which the Participant is an Employee in the Plan Year that ends in the calendar year in which the Participant attains age 70 1/2, then the Participant's RBD under Section 6.02(E)(7) will be the April

1  following  the  close  of  the  calendar  year  in  which  the

Participant attains age 70 1/2.

12.10 COOPERATION AND INDEMNIFICATION.

(A)  Cooperation.   Each   Participating   Employer   agrees   to timely provide to the Plan Administrator upon request all information the Plan Administrator deems necessary. Each Participating Employer will cooperate fully with the Plan Administrator, the Lead Employer, and with Plan fiduciaries and other proper Plan representatives in maintaining the qualified status of the Plan. Such cooperation will include payment of such amounts into the Plan, to be allocated to Employees of the Participating Employer, which are reasonably required to maintain the tax-qualified status of the Plan.

(B)  Indemnity.  Each  Participating  Employer  will  indemnify and hold harmless the Plan Administrator, the Lead Employer, the Plan, the Trustee, other Plan fiduciaries, other Participating Employers, Participants and Beneficiaries, and as applicable, their subsidiaries, officers, directors, shareholders, employees, and agents, and their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney's fees and costs, whether or not suit is brought, as well as all IRS or   DOL   Plan   disqualification,   fiduciary   breach   or   other sanctions, compliance fees or penalties) arising out of or relating to: (1) the Participating Employer's noncompliance with any of

© 2014 The Prudential Insurance Company of America or its suppliers

Defined Contribution Prototype Plan

the Plan's terms or requirements; or (2) the Participating Employer's intentional or negligent act or omission with regard to the Plan, including the failure to provide accurate, timely information requested by the Plan Administrator.

12.11   INVOLUNTARY   TERMINATION.   Unless   the Lead Employer provides otherwise in Appendix B, the Lead Employer may terminate the participation of any Participating Employer (hereafter, "Terminated Employer") in this Plan. If the Lead Employer acts under this Section 12.11, the following will occur:

(A) Notice. The Lead Employer will give the Terminated Employer a notice of the Lead Employer's intent to terminate the Terminated Employer's status as a Participating Employer of the Plan. The Lead Employer will provide such notice not less than 30 days prior to the Effective Date of termination unless the Lead Employer determines that the interests of Plan Participants requires earlier termination.

(B)  Spin-off. The Lead Employer will establish a new Defined Contribution Plan, using the provisions of this Plan with any modifications contained in the Terminated Employer's Participation Agreement, as a guide to establish a new Defined Contribution  Plan  (the  "Spin-off  Plan").  The  Lead  Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to the Spin-off Plan. The Terminated Employer will be the Employer, Plan Administrator, and Sponsor of the Spin-off Plan. The Trustee of the Spin-off Plan will be the person or entity designated by the Terminated Employer, or, in the absence of any such designation, the Terminated Employer itself. If state law prohibits the Terminated Employer from serving as Trustee, the Trustee is the president of a corporate Terminated Employer, the managing partner of a partnership Terminated Employer, the managing member of a limited liability company Terminated Employer, the sole proprietor of a proprietorship Terminated Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing. Notwithstanding  the  preceding  sentence,  the  Lead  Employer may designate a financial institution as Trustee if the Lead Employer, in its sole discretion, deems it necessary to protect the interests of the Participants. The Lead Employer may charge the Terminated Employer or the Accounts of the Employees of the Terminated Employer with the reasonable expenses of establishing the Spin-off Plan.

(C)  Transfer. The Terminated Employer, in lieu of the Lead Employer's  creation  of  the  Spin-off  Plan  under   Section 12.11(B), may elect a transfer under this Section 12.11(C) to effect the termination of its status as a Participating Employer. To elect this alternative, the Terminated Employer must give notice to the Lead Employer of its choice, and must supply any documentation  which  the  Lead  Employer  reasonably  may require as soon as is practical and before the Effective Date of termination. If the Lead Employer has not received such notice and any required documentation within ten (10) days prior to the stated date of termination, the Lead Employer may proceed with the Spin-off Plan under Section 12.11(B). The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to a qualified plan the Terminated Employer maintains. The Terminated Employer must deliver to the Lead Employer in writing  such  identifying  and  other  relevant  information regarding the transferee plan and must provide such assurances as the Lead Employer may reasonably require that the transferee plan is a qualified plan.

(D)  Participants. The Employees of the Terminated Employer will cease to be eligible to accrue additional benefits under the Plan with respect to Compensation paid by the Terminated Employer, as of the Effective Date of the termination. To the extent that these Employees have accrued but unpaid contributions   as   of   such   Effective   Date,   the   Terminated Employer will pay such amounts to the Plan or to the Spin-off Plan   no   later  than   30   days  after  the  Effective   Date   of termination, unless the Terminated Employer has elected the transfer alternative under Section 12.11(C).

(E)  Consent. By its execution of the Participation Agreement, the Terminated Employer specifically consents to the provisions of this Article XII, and in particular, this Section 12.11 and agrees to perform its responsibilities with regard to the Spin-off Plan, if necessary.

12.12 VOLUNTARY  TERMINATION.  A  Participating Employer (hereafter "Withdrawing Employer") may voluntarily withdraw from participation in the Plan at any time. If and when a Withdrawing Employer wishes to withdraw, the following will occur:

(A) Notice. The Withdrawing Employer will inform the Lead Employer  and  the  Plan  Administrator  of  its  intention  to withdraw from the Plan. The Withdrawing Employer must give the notice not less than 30 days prior to the Effective Date of its withdrawal.

(B) Procedure. The Withdrawing Employer and the Lead Employer will agree upon procedures for the orderly withdrawal of the Withdrawing Employer from the Plan. Such procedures, as they relate to the Accounts of the Employees of the Withdrawing Employer, may include any alternative described in Sections 12.11(B) and (C).

(C)  Costs. The Withdrawing Employer will bear all reasonable costs associated with withdrawal and transfer under this Section 12.12.

(D) Participants. The  Employees  of  the  Withdrawing Employer will cease to be eligible to accrue additional benefits under the Plan as to Compensation paid by the Withdrawing Employer, as of the Effective Date of withdrawal. To the extent that such Employees have accrued but unpaid contributions as of such Effective Date, the Withdrawing Employer will contribute such amounts to the Plan or the Spin-off Plan promptly after the Effective  Date  of  withdrawal,  unless  the  Accounts  are transferred to a qualified plan the Withdrawing Employer maintains.

07

TAX EXEMPT AND GOVERNMENT ENTITIES DIVISION	DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE WASHINGTON, D.C. 20224

Plan Description: Prototype Non-standardized Money Purchase Pension Plan

FFN: 31348580711-003 Case: 201206329 EIN: 22-1211670

Letter Serial No: J399478a

Date of Submission: 04/02/2012

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 200 WOOD AVENUE EAST ISELIN, NJ 08830	Contact Person: Janell Hayes Telephone Number: 513-263-3602 In Reference To: TEGE:EP:7521 Date: 04/29/2014

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code.  It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter, a copy of the approved plan. and copies of any subsequent amendments to each employer who adopts this plan.  Effective on or after 10/31/2011, interim amendments adopted by the sponsor on behalf of employers must provide the date of adoption by the sponsor.

This letter considers the changes in qualification requirements contained in the 2010 Cumulative List of Notice 2010-90, 2010-52 I.R.B. 909.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Rev. Proc. 2011-49, 2011-44 l.R.B. 608, and outlined below. The terms of the plan must be followed in operation.

Except as provided below, our opinion does not apply with respect to the requirements of Code sections 401(a)(4), 401(l), 410(b), and 414(s).  Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a)(16)  if an employer  ever maintained another qualified plan for one or more employees who are covered  by this plan.  For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Also, for this purpose,  an employer  is considered as maintaining  another plan, to the extent that the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate  accounts for key employees  as defined in Code section 419A(d)(3),  or an individual medical account as defined in Code section 415(l)(2), which is part of a pension  or annuity plan maintained by the employer, or a simplified employee  pension plan.

Our opinion does not apply for purposes of the requirement  of section 1.401(a)-1(b)(2) of the regulations applicable to a money purchase  plan or target benefit plan where the normal retirement age under the employer’s plan is lower than age 62.

Letter 4334

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

FFN: 31348580711-003

Page:  2

This is not a ruling or determination with respect to any language in the plan that reflects Section 3 of the Defense of Marriage Act, Pub. L. 104-199, 110 Stat. 2419 (DOMA) or U.S. v. Windsor, 133 S. Ct. 2675 (2013), which invalidated that section.

Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan. Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a)(4).  If this plan includes a CODA or otherwise provides for contributions subject to sections 401(k) and/or 401(m), the opinion letter can be relied on with respect to the form of the nondiscrimination tests of 401(k)(3) and 401(m)(2) if the employer uses a safe harbor compensation definition.  In the case of plans described in section 401(k)(12) or (13) and/or 401(m)(11) or (12), employers may also rely on the opinion letter with respect to whether the form of the plan satisfies the requirements of those sections unless the plan provides for the safe harbor contribution to be made under another plan.

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, individual medical benefit accounts, and simplified employee pension plans, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415 and the requirements of Code section 401(a)(10)(B) as to the top-heavy plan requirements in Code section 416; (2) with respect to whether a money purchase or target benefit plan’s normal retirement age which is earlier than age 62 satisfies the requirements of section 401(a)-1(b)(2) of the Income Tax Regulations; (3) that the plan is a multiple employer plan; (4) whether there has been a partial termination; and (5) to comply with published procedures of the Service (e.g. minimum funding waiver request).  The employer may request a determination letter in these circumstances by filing an application with Employee Plans Determinations on Form 5300, without restating for the Cumulative List in effect when the application is filed.

If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor.  The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely Yours,

Andrew E. Zuckerman

Director, Employee Plans Rulings and Agreements

Letter 4334

07

TAX EXEMPT AND GOVERNMENT ENTITIES DIVISION	DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE WASHINGTON, D.C. 20224

Plan Description: Prototype Non-standardized Profit Sharing Plan With CODA

FFN: 31348580711-005 Case: 201206330 EIN: 22-1211670

Letter Serial No: J399477a

Date of Submission: 04/02/2012

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 200 WOOD AVENUE EAST ISELIN, NJ 08830	Contact Person: Janell Hayes Telephone Number: 513-263-3602 In Reference To: TEGE:EP:7521 Date: 04/29/2014

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code.  It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter, a copy of the approved plan, and copies of any subsequent amendments to each employer who adopts this plan.  Effective on or after 10/31/2011, interim amendments adopted by the sponsor on behalf of employers must provide the date of adoption by the sponsor.

This letter considers the changes in qualification requirements contained in the 2010 Cumulative List of Notice 2010-90, 2010-52 I.R.B. 909.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Rev. Proc. 2011-49, 2011-44 I.R.B. 608, and outlined below. The terms of the plan must be followed in operation.

Except as provided below, our opinion does not apply with respect to the requirements of Code sections 401(a)(4), 401(l), 410(b), and 414(s). Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a)(16) if an employer  ever maintained another qualified plan for one or more employees who are covered by this plan.  For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Also, for this purpose, an employer is considered as maintaining  another plan, to the extent that the employer maintains  a welfare benefit fund defined in Code section 419(e), which provides postretirement  medical benefits allocated to separate accounts  for key employees  as defined in Code section 419A(d)(3),  or an individual  medical account  as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the employer,  or a simplified employee pension plan.

Our opinion does not apply for purposes of the requirement  of section 1.401(a)-1(b)(2) of the regulations applicable to a money purchase  plan or target benefit plan where the normal retirement age under the employer’s plan is lower than age 62.

Letter 4334

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

FFN: 31348580711-005

Page:  2

This is not a ruling or determination with respect to any language in the plan that reflects Section 3 of the Defense of Marriage Act, Pub. L. 104-199, 110 Stat. 2419 (DOMA) or U.S. v. Windsor, 133 S. Ct. 2675 (2013), which invalidated that section.

Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan.  Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a)(4).  If this plan includes a CODA or otherwise provides  for contributions subject to sections 401(k) and/or 401(m), the opinion letter can be relied on with respect to the form of the nondiscrimination tests of 401(k)(3)  and 401(m)(2) if the employer uses a safe harbor compensation definition. In the case of plans described in section 401(k)(12) or (13) and/or 401(m)(11)  or (12), employers may also rely on the opinion letter with respect to whether the form of the plan satisfies the requirements of those sections unless the plan provides for the safe harbor contribution  to be made under another plan.

The employer  may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate,  welfare benefit funds, individual medical benefit accounts, and simplified employee pension plans,  satisfies the requirements  of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415 and the requirements  of Code section 401(a)(10)(B)  as to the top-heavy plan requirements in Code section 416; (2) with respect to whether a money purchase or target benefit plan’s normal retirement age which is earlier than age 62 satisfies the requirements  of section 401(a)-1(b)(2) of the Income Tax Regulations; (3) that the plan is a multiple employer plan; (4) whether there has been a partial termination; and (5) to comply with published procedures of the Service (e.g. minimum  funding waiver request). The employer may request a determination letter in these circumstances by filing an application with Employee Plans Determinations on Form 5300, without restating for the Cumulative List in effect when the application is filed.

If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number.  This number is only for use of the sponsor.  Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor.  The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information.  Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely Yours,

Andrew E. Zuckerman

Director, Employee Plans Rulings and Agreements

Letter 4334

SUMMARY OF AMENDMENT

OF THE

CARBO CERAMICS INC. SAVINGS AND PROFIT SHARING PLAN

The Plan is hereby amended, as follows, by making the following changes to the Plan:

1.	Item 9 of the Adoption Agreement is amended by selecting option (c)(1), in lieu of options (a), (a)(2), (a)(3) and (c)(4).
2.

Item 11 of the Adoption Agreement is amended by deselecting (f)(1) and by changing (l) to “Prior to January 1, 2017, various compensation exclusions applied. Please refer to the applicable prior Adoption Agreements for information on previous exclusions.”

The Plan has been amended as indicated above.

This Amendment is effective as of January 1, 2017. Except as amended hereinabove, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect.

CARBO CERAMICS INC. SAVINGS AND PROFIT SHARING PLAN

Nonstandardized 401(k) Plan

ADOPTION AGREEMENT #005

NONSTANDARDIZED 401(k) PLAN

The undersigned Employer, by executing this Adoption Agreement, establishes a retirement plan and trust (collectively “Plan”) under The Prudential Insurance Company of America Defined Contribution Prototype Plan and Trust (basic plan document #11). The Employer, subject to the Employer’s Adoption Agreement elections, adopts fully the Prototype Plan and Trust provisions. This Adoption Agreement, the basic plan document and any attached Appendices or agreements permitted or referenced therein, constitute the Employer’s entire plan and trust document. All “Election” references within this Adoption Agreement are Adoption Agreement Elections. All “Article” or “Section” references are basic plan document references. Numbers in parentheses which follow election numbers are basic plan document references. Where an Adoption Agreement election calls for the Employer to supply text, the Employer (without altering the content of any existing printed text) may lengthen any space or line, or create additional tiers. When Employer-supplied text uses terms substantially similar to existing printed options, all clarifications and caveats applicable to the printed options apply to the Employer-supplied text unless the context requires otherwise. The Employer makes the following elections granted under the corresponding provisions of the basic plan document.

ARTICLE I

DEFINITIONS

1.	EMPLOYER (1.24).
Name: CARBO Ceramics Inc.
Address: 575 North Dairy Ashford. Suite 300. Houston. Texas 77079
Phone number: (281) 921-6400
Taxpayer Identification Number (TIN): 72-1100013
E-mail (optional):
Employer’s Taxable Year (optional): ends each December 31st

2.	PLAN (1.42).
	Name:	CARBO Ceramics Inc. Savings and Profit Sharing Plan
	Plan number:	001	(3-digit number for Form 5500 reporting)
	Trust EIN (optional):

3.	PLAN/LIMITATION YEAR (1.44/1.34). Plan Year and Limitation Year mean the 12 consecutive month period (except for a short Plan/Limitation Year) ending every:

[Note; Complete any applicable blanks under Election 3 with a specific date, e.g., June 30 OR the last day of February OR the first Tuesday in Janumy. In the case of a Short Plan Year or a Short Limitation Year, include the year, e.g., May I, 2014,]

Plan Year (Choose one of (a) or (b). Choose (c) if applicable.):

(a)	[X]	December 31.

(b)	[ ]	Fiscal Plan Year: ending: .

(c)	[ ]	Short Plan Year: commencing:	and ending: .

Limitation Year (Choose one of (d) or (e). Choose (f) if applicable.):

(d)	[X]

Generally same as Plan Year. The Limitation Year is the same as the Plan Year except where the Plan Year is a short year in which event the Limitation Year is always a 12 month period, unless the short Plan Year (and short Limitation Year) result from a Plan amendment.

(e)	[ ]	Different Limitation Year: ending: .

(f)	[ ]	Short Limitation Year: commencing:	and ending: .

4.

EFFECTIVE DATE (1.20). The Employer’s adoption of the Plan is a (Choose one of (a) or (b). Complete (c) if new plan OR complete (c) and (d) if an amendment and restatement. Choose (e) and (f) if applicable.):

(a)	[ ]	New Plan.

(b)	[X]	Restated Plan.

PPA RESTATEMENT (leave blank if not applicable)

(1)            [   ]    This is an amendment and restatement to bring a plan into compliance with the Pension Protection Act of 2006 (“PPA”) and other legislative and regulatory changes.

© 2014 The Prudential Insurance Company of America or its suppliers

1

Nonstandardized 401(k) Plan

Initial Effective Date of Plan (enter date)

(c)	[X]	July 1, 1987 (hereinafter called the “Effective Date” unless 4(d) is entered below)

Restatement Effective Date (If this is an amendment and restatement, enter effective date of the restatement.)

(d)	[X]

January 1, 2017 (Section 9 and Section 11) and January 1, 2016 (enter month day, year; may enter a restatement date that is the first day of the current Plan Year. The Plan contains appropriate retroactive effective dates with respect to provisions for the appropriate laws if the Plan is a PPA Restatement.) (hereinafter called the “Effective Date”)

[Note: See Section 1.54 for the definition of Restated Plan. If this Plan is a PPA Restatement, the PPA restatement Effective Date may be a current date (as the basic plan document supplies the Effective Dates of various PPA and other provisions) or may be a retroactive date. If specific Plan provisions, as reflected in this Adoption Agreement and the basic plan documents, do not have the Effective Date stated in this Election 4, indicate as such in the election where called for or in Appendix A.]

(e)	[ ]

Restatement of surviving and merging plans. The Plan restates two (or more) plans (Complete 4(c) and (d) above for this (surviving) Plan. Complete (1) below for the merging plan. Choose (2) if applicable. Unless otherwise noted, the restated Effective Date with regard to a merging plan is the later of the date of the merger or the restated Effective Date of this Plan.):

	(1)	Merging plan. The Plan was or will be merged into this surviving Plan as of: .The merging plan’s restated Effective Date is: .The merging plan’s original Effective Date was: .

[See the Note under Election 4(d) if this document is the merging plan’s PPA restatement.]

(2)	[ ]	Additional merging plans. The following additional plans were or will be merged into this surviving Plan (Complete a. and b. as applicable.):

		Name of merging plan	Merger date	Restated Effective Date	Original Effective Date
a.
b.

(f)	[ ]	Special Effective Date for Elective Deferral provisions:

[Note: If Elective Deferral provision is not effective as of the Initial Effective Date or the Restatement Effective Date, enter the date as of which the Elective Deferral provision is effective. The Special Effective Date may not precede the date on which the Employer adopted the Plan.]

5. TRUSTEE (1.67). The Trustee executing this Adoption Agreement is (Choose one or more of (a), (b), (c), (d) or (e). Choose (f) or (g) if applicable.):

(a)	[ ]	A discretionary Trustee. See Section 8.02(A).

(b)	[ ]	A nondiscretionary (directed) Trustee or Custodian. See Section 8.02(B).

(c)	[ ]

A Trustee under  the Prudential Trust Company Trust  Agreement, a separate trust agreement the Trustee has executed and that the IRS has approved for use with this Plan. Under this Election 5(c): (i) the Trustee is not executing the Adoption Agreement; and (ii) Article VIII of the basic plan document and any other basic plan document provisions which affect the Trustee do not apply, except as indicated otherwise in the separate trust agreement. See Section 8.11(C).

(d)	[X]

A Trustee under the Prudential Bank & Trust Company, FSB Trust Agreement, a separate trust agreement the Trustee has executed and that the IRS has approved for use with this Plan. Under this Election 5(d): (i) the Trustee is not executing the Adoption Agreement; and (ii) Article VIII of the basic plan document and any other basic plan document provisions which affect the Trustee do not apply, except as indicated otherwise in the separate trust agreement. See Section 8.11(C).

(e)	[ ]

A Trustee under the:                             (specify name of trust), a separate trust agreement the Trustee has executed and that the IRS has approved for use with this Plan. Under this Election 5(e) the Trustee is not executing the Adoption Agreement and Article VIII of the basic plan document does not apply, except as indicated otherwise in the separate trust agreement. See Section 8.11(C).

(f)	[ ]

Permitted Trust amendments apply. Under Section 8.11 (B) the Employer has made certain permitted amendments to the Trust. Such amendments do not constitute a separate trust under Election 5(c), 5(d), or 5(e). See Election 59 in Appendix C.

(g)	[ ]

Use of non-approved trust. A Trustee under the:                                      (specify name of trust), a separate trust agreement the Trustee has executed for use with this Plan. Under this Election 5(g) the Trustee is not executing the Adoption Agreement and Article VIII of the basic plan document does not apply, except as indicated otherwise in the separate trust agreement. See Section 8.11(C). [Caution: Election 5(g) will result in the Plan losing reliance on its Opinion Letter and the Plan will be an individually designed plan.]

© 2014 The Prudential Insurance Company of America or its suppliers

2

Nonstandardized 401(k) Plan

6. CONTRIBUTION TYPES (1.12). The selections made below should correspond with the selections made under Article III of this Adoption Agreement. (If this is a frozen Plan (i.e., all contributions have ceased), choose (a) only.):

Frozen Plan. See Sections 3.01(J) and 11.04.

(a)	[ ]	Contributions cease. All Contributions have ceased or will cease (Plan is frozen).

	(1)	[ ]	Effective date of freeze: [Note: Effective date is optional unless this is the amendment or restatement to freeze the Plan.]

[Note: Elections 20 through 30 and Elections 36 through 38 do not apply to any Plan Year in which the Plan is frozen.]

Contributions. The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (b) through (h).):

(b)	[X]	Pre-Tax Deferrals. See Section 3.02 and Elections 20-23, and 34.

	(1)	[ ]	Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]

(c)	[X]

Matching. See Sections 1.35 and 3.03 and Elections 24 - 26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2). Do not elect for a safe harbor plan; use 6(e) instead.]

(d)	[X]	Nonelective. See Sections 1.38 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]

(e)	[ ]

Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 40l(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch-Up Deferrals. See Section 3.05.

(f)	[ ]	Employee (after-tax). See Section 3.09 and Election 36.

(g)	[ ]

SIMPLE 40l(k). The Plan is a SIMPLE 40l(k)  Plan. See Section 3.10. [Note: The Employer electing 6(g) must elect a calendar year under 3(a) and may not elect any other Contribution Types except under Elections 6(b) and 6(h).]

(h)	[ ]	Designated IRA. See Section 3.12 and Election 37.

7. DISABILITY (1.16). Disability means (Choose one of (a) or (b).):

(a)	[X]	Basic Plan. Disability as defined in Section 1.16(A).

(b)	[ ]	Describe:

[Note: The Employer may elect an alternative definition of Disability for purposes of Plan distributions. However, the use of an alternative definition may result in loss of favorable tax treatment of the Disability distribution.]

8. EXCLUDED EMPLOYEES (1.22(D)). The following Employees are not Eligible Employees but are Excluded Employees (Choose one of (a), (b), or (c).):

[Note: Regardless of the Employer’s elections under Election 8: (i) Employees of any Related Employers (excluding the Signatory Employer) are Excluded Employees unless the Related Employer becomes a Participating Employer; and (ii) Reclassified Employees and Leased Employees are Excluded Employees unless the Employer in Appendix B elects otherwise. See Sections 1.22(B), 1.22(D)(3), and 1.24(D). However, in the case of a Multiple Employer Plan, see Section 12.02(B) as to the Employees of the Lead Employer.]

(a)	[ ]	No Excluded Employees. There are no additional excluded Employees under the Plan as to any Contribution Type (skip to Election 9).

(b)	[X]

Exclusions - same for all Contribution Types. The following Employees are Excluded Employees for all Contribution Types (Choose one or more of (e) through (k), Choose column (1) for each exclusion elected at (e) through (k).):

(c)	[ ]

Exclusions - different exclusions apply. The following Employees are Excluded Employees for the designated Contribution Type (Choose one or more of (d) through (k). Choose Contribution Type as applicable.):

[Note: For this Election 8, unless described otherwise in Election 8(k), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals, Employee Contributions and Safe Harbor Contributions. Matching includes all Matching Contributions except Safe Harbor Matching Contributions. Nonelective includes all Nonelective Contributions except Safe Harbor Nonelective Contributions.]

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Nonstandardized 401(k) Plan

			(1)		(2)	(3)	(4)
			All		Elective
Exclusions			Contributions		Deferrals	Matching	Nonelective

(d)	[ ]	No exclusions. No exclusions as to the designated Contribution Type.	N/A (See Election 8(a))		[ ]	[ ]	[ ]

(e)	[X]	Collective Bargaining (union) Employees. As described in Code §410(b)(3)(A). See Section 1.22(D)(1).	[X]	OR	[ ]	[ ]	[ ]

(f)	[X]	Non-Resident Aliens. As described in Code §410(b)(3)(C). See Section 1.22(D)(2).	[X]	OR	[ ]	[ ]	[ ]

(g)	[X]	Puerto Rican Employees. Bona fide residents of Puerto Rico as described in Code §937 or any Employee performing services in Puerto Rico.	[X]	OR	[ ]	[ ]	[ ]

(h)	[ ]	HCEs. See Section 1.22(E). See Election 30(f) as to exclusion of some or all HCEs from	[ ]	OR	[ ]	[ ]	[ ]

(i)	[ ]	Hourly paid Employees.	[ ]	OR	[ ]	[ ]	[ ]

(j)	[X]

Part-Time/Temporary/Seasonal Employees. See Section 1.22(D)(4). A Part-Time, Temporary or Seasonal Employee is an Employee whose regularly scheduled Service is less than 1,000 (specify a maximum of 1,000) Hours of Service in the relevant Eligibility Computation Period. [Note: The “relevant” Eligibility Computation Period is the Initial or Subsequent Eligibility Computation Period as defined in Section 2.02(C).]

			[X]	OR	[ ]	[ ]	[ ]

[Note: If the Employer under Election 8(j) elects to treat Part-Time, Temporary and Seasonal Employees as Excluded Employees and any such an Employee actually completes at least 1,000 Hours of Service during the relevant Eligibility Computation Period, the Employee becomes an Eligible Employee. See Section 1.22(D)(4).]

(k)	[ ]	Describe exclusion category and/or Contribution Type:
(e.g., Exclude Division B Employees OR Exclude salaried Employees from Discretionary Matching Contributions.)

[Note: Any exclusion under Election 8(k), except as to Part-Time/Temporary/Seasonal Employees, may not be based on age or Service or level of Compensation. See Election 14 for eligibility conditions based on age or Service. The exclusions entered under Election 8(k) cannot result in the group of Nonhighly Compensated Employees (NHCEs) participating under the plan being only those NHCEs with the lowest amount of compensation and/or the shortest periods of service and who may represent the minimum number of these employees necessary to satisfy coverage under Code §410(b).]

9. COMPENSATION (1.11(B)). The following base Compensation (as adjusted under Elections 10 and 11) applies in allocating Employer Contributions (or the designated Contribution Type) (Choose one or more of (a) through (d) and choose Contribution Type as applicable. Choose (e) if applicable.):

[Note: For this Election 9 all definitions include Elective Deferrals unless excluded under Election 11. See Section 1.11(D). Unless described otherwise in Election 9(d), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.  In applying any Plan definition which references Section 1.11 Compensation, where the Employer in this Election 9 elects more than one Compensation definition for allocation purposes, the Plan Administrator will use W-2 Wages for other Plan definitions of Compensation if the Employer has elected W-2 Wages for any Contribution Type or Participant group under Election 9. If the Employer has not elected W-2 Wages, the Plan Administrator for such other Plan definitions will use 415 Compensation. If the Plan is a Multiple Employer Plan, see Section 12.07. Election 9(d) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. §1.414(s).]

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4

Nonstandardized 401(k) Plan

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(a)	[ ]	W-2 Wages (plus Elective Deferrals). See Section 1.11(B)(l).	[ ]	OR	[ ]	[ ]	[ ]

(b)	[ ]	Code §3401 Federal Income Tax Withholding Wages (plus Elective Deferrals). See Section 1.11(B)(2).	[ ]	OR	[ ]	[ ]	[ ]

(c)	[X]

415 Compensation (simplified).
See Section 1.11 (B)(3). [Note: The Employer may elect an alternative “general 415 Compensation” definition by electing 9(c) and by electing the alternative definition in Appendix B. See Section 1.11(B)(4).]

			[X]	OR	[ ]	[ ]	[ ]

(d)	[ ]	Describe Compensation by Contribution Type or by Participant group:

[Note: Under Election 9(d), the Employer may: (i) elect Compensation from the elections available under Elections 9(a), (b), or (c), or a combination thereof as to a Participant group (e.g., W-2 Wages for Matching Contributions for Division A Employees and 415

Compensation in all other cases); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 9(a) (e.g., Compensation for Safe Harbor Matching Contributions means W-2 Wages and for Additional Matching Contributions means 415 Compensation).]

(e)	[ ]

Allocate based on specified 12-month period. The allocation of all Contribution Types (or specified Contribution Types) will be made based on Compensation within a specified 12-month period ending within the Plan Year as follows:
                                                                          .

		[ ]	OR	[ ]	[ ]	[ ]

10.PRE-ENTRY/POST-SEVERANCE COMPENSATION (1.11(H)/(I)). Compensation under Election 9:

[Note: For this Election 10, unless described otherwise in Elections 10(c) or (n), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions. Election 10(c) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. § 1.414(s).]

			(1)		(2)	(3)	(4)
			All		Elective
Pre-Entry Compensation (Choose one of (a) or (b). Choose Contribution Type as applicable.):			Contributions		Deferrals	Matching	Nonelective

(a)	[X]

Plan Year. Compensation for the entire Plan Year which includes the Participant’s Entry Date. [Note: If the Employer under Election 9(e) elects to allocate some or all Contribution Types based on a specified 12-month period, Election 10(a) applies to that 12-month period in lieu of the Plan Year.]

			[X]	OR	[ ]	[ ]	[ ]

(b)	[ ]	Participating Compensation. Only Participating Compensation. See Section 1.11(H)(1).	[ ]	OR	[ ]	[ ]	[ ]

[Note: Under a Participating Compensation election, in applying any Adoption Agreement elected contribution limit or formula, the Plan

Administrator will count only the Participant’s Participating Compensation. See Section 1.11(H)(I) as to plan disaggregation.]

(c)	[ ]	Describe Pre-Entry Compensation by Contribution Type or by Participant group:

[Note: Under Election 10(c), the Employer may: (i) elect Compensation from the elections available under Pre-Entry Compensation or a combination thereof as to a Participant group (e.g., Participating Compensation for all Contribution Types as to Division A Employees, Plan Year Compensation/or all Contribution Types to Division B Employees); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Pre-Entry Compensation (e.g., Compensation for Nonelective Contributions is Participating Compensation and for Safe Harbor Nonelective Contributions is Plan Year Compensation).]

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Nonstandardized 401(k) Plan

Post-Severance Compensation. The following adjustments apply to Post-Severance Compensation paid within any applicable time period as may be required (Choose one of (d), (e), or (f).):

[Note: Under the basic plan document, if the Employer does not elect any adjustments, post-severance compensation includes regular pay, leave cashouts, and deferred compensation, and excludes military and disability continuation payments.]

(d)	[X]

None. The Plan includes post-severance regular pay, leave cashouts, and deferred compensation, and excludes post-severance military and disability continuation payments as to any Contribution Type except as required under the basic plan document (skip to Election 11).

(e)	[ ]

Same for all Contribution Types. The following adjustments to Post-Severance Compensation apply to all Contribution Types (Choose one or more of (h) through (n). Choose column (1) for each option elected at (h) through (m).):

(f)	[ ]

Adjustments - different conditions apply. The following adjustments to Post-Severance Compensation apply to the designated Contribution Types (Choose one or more of (g) through (n). Choose Contribution Type as applicable.):

				(1)		(2)	(3)	(4)
				All		Elective
Post-Severance Compensation:				Contributions		Deferrals	Matching	Nonelective

(g)	[ ]	None. The Plan takes into account the Post-Severance Compensation as to designated Contribution Types as specified under the basic plan document.		N/A (See Election 10(d))		[ ]	[ ]	[ ]

(h)	[ ]

Exclude All. Exclude all Post-Severance Compensation. [Note: 415 testing Compensation (versus allocation Compensation) must include Post-Severance Compensation comprised of regular pay. See Section 4.05(F).]

				[ ]	OR	[ ]	[ ]	[ ]

(i)	[ ]

Regular Pay. Exclude Post-Severance Compensation comprised of regular pay. See Section 1.11 (I)(l)(a). [Note: 415 testing Compensation (versus allocation Compensation) must include Post-Severance Compensation comprised of regular pay. See Section 4.05(F).]

				[ ]	OR	[ ]	[ ]	[ ]

(j)	[ ]	Leave cash-out. Exclude Post-Severance Compensation comprised of leave cash-out. See Section 1.11(I)(1)(b).		[ ]	OR	[ ]	[ ]	[ ]

(k)	[ ]	Deferred Compensation. Exclude Post-Severance Compensation comprised of deferred compensation. See Section 1.11 (I)(l)(c).		[ ]	OR	[ ]	[ ]	[ ]

(l)	[ ]	Salary continuation for military service. Include Post-Severance Compensation comprised of salary continuation for military service. See Section 1.11(I)(2).		[ ]	OR	[ ]	[ ]	[ ]

(m)	[ ]	Salary continuation for disabled Participants. Include Post-Severance Compensation comprised of salary continuation for disabled Participants. See Section 1.11 (I)(3). (Choose one of (1) or (2).):		[ ]	OR	[ ]	[ ]	[ ]

	(1)	[ ]	For NHCEs only.

	(2)	[ ]	For all Participants. The salary continuation will continue for the following fixed or determinable period: (specify period).

(n)	[ ]	Describe Post-Severance Compensation by Contribution Type or by Participant group:

[Note: Under Election 10(n), the Employer may: (i) elect Compensation from the elections available under Post-Severance Compensation or a combination thereof as to a Participant group (e.g., Include regular pay Post-Severance Compensation for all Contribution Types as to Division A Employees, no Post-Severance Compensation for all Contribution Types to Division B Employees); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Pre-Entry Compensation (e.g., Compensation for Nonelective Contributions does not include any Post-Severance Compensation and for Safe Harbor Nonelective Contributions includes regular pay Post-Severance Compensation).]

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Nonstandardized 401(k) Plan

11.EXCLUDED COMPENSATION (1.11(G)). Apply the following Compensation exclusions to Elections 9 and 10 (Choose one of (a), (b), or (c).):

(a)	[ ]	No exclusions. Compensation as to all Contribution Types means Compensation as elected in Elections 9 and 10 (skip to Election 12).

(b)	[X]

Exclusions- same for all Contribution Types. The following exclusions apply to all Contribution Types (Choose one or more of (e) through (l). Choose column (1) for each option elected at (e) through (k).):

(c)	[ ]	Exclusions-different conditions apply. The following exclusions apply for the designated Contribution Types (Choose one or more of (d) through (l) below. Choose Contribution Type as applicable.):

[Note: In a safe harbor 401(k) plan, allocations qualifying for the ADP or ACP test safe harbors must be based on a nondiscriminatory definition of Compensation. If the Plan applies permitted disparity, allocations also must be based on a nondiscriminatory definition of Compensation if the Plan is to avoid more complex testing. Elections 11(g) through (l) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. §1.414(s). In a non-safe harbor 401(k) plan, Elections 11(g) through (l) which  result  in Compensation failing to be nondiscrimination, may result in more complex nondiscrimination testing. For this Election 11, unless described otherwise in Election 11(l), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.]

				(1)		(2)	(3)	(4)
				All		Elective
Compensation Exclusions				Contributions		Deferrals	Matching	Nonelective

(d)	[ ]	No exclusions- limited. No exclusion as to the designated Contribution Type(s).		N/A (See Election 11(a))		[ ]	[ ]	[ ]

(e)	[ ]	Elective Deferrals. See Section 1.21,		N/A		N/A	[ ]	[ ]

(f)	[ ]	Fringe benefits. As described in Treas. Reg. §1.414(s)-l(c)(3).		[ ]	OR	[ ]	[ ]	[ ]

(g)	[ ]	Compensation exceeding $ . Apply this election to (Choose one of (1) or (2).):		[ ]	OR	[ ]	[ ]	[ ]

	(1)	[ ]	All Participants. [Note: If the Employer elects Safe Harbor Contributions under Election 6(e), the Employer may not elect 11 (g)(1) to limit the Safe Harbor Contribution allocation to the NHCEs.]

	(2)	[ ]	HCE Participants only.

(h)	[ ]	Bonus.		[ ]	OR	[ ]	[ ]	[ ]

(i)	[ ]	Commission.		[ ]	OR	[ ]	[ ]	[ ]

(j)	[ ]	Overtime.		[ ]	OR	[ ]	[ ]	[ ]

(k)	[ ]	Related Employers. See Section 1.24(C). (If there are Related Employers, choose one or both of (1) and (2).):

	(1)	[ ]	Non-Participating. Compensation paid to Employees by a Related Employer that is not a Participating Employer.	[ ]	OR	[ ]	[ ]	[ ]

	(2)	[ ]	Participating. As to the Employees of any Participating Employer, Compensation paid by any other Participating Employer to its Employees. See Election 28(g)(2)a.	[ ]	OR	[ ]	[ ]	[ ]

(l)	[X]	Describe Compensation exclusion(s): Prior to January 1, 2017, various compensation exclusions applied. Please refer to the applicable prior Adoption Agreements for information on previous exclusions.

[Note: Under Election 11(l), the Employer may: (i) describe Compensation from the elections available under Elections 11(d) through (k), or a combination thereof as to a Participant group (e.g., No exclusions as to Division A Employees and exclude bonus as to Division B Employees); (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately following Election 11(c) (e.g., Elective Deferrals means §125 cafeteria deferrals only OR No exclusions as to Safe Harbor Contributions and exclude bonus as to Nonelective Contributions); and/or (iii) describe another exclusion (e.g., Exclude shift differential pay).]

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Nonstandardized 401(k) Plan

12.HOURS OF SERVICE (1.32). The Plan credits Hours of Service for the following purposes (and to the Employees described in Elections 12(d) or (e)) as follows (Choose one or more of (a) through (f) as applicable.), (e) would only be selected if the plan utilizes Actual Method of crediting Hours of Service for Eligibility for Part-Time/Temporary/Seasonal Employees and a different Method for other Employees):

			(1) All		(2)	(3)	(4) Allocation
			Purposes		Eligibility	Vesting	Conditions

(a)	[X]	Actual Method. See Section 1.32(A) (l).	[X]	OR	[ ]	[ ]	[ ]

(b)	[ ]	Equivalency Method: (e.g., daily, weekly, etc.). See Section 1.32(A) (2).	[ ]	OR	[ ]	[ ]	[ ]

(c)	[ ]	Elapsed Time Method. See Section 1.32(A) (3).	[ ]	OR	[ ]	[ ]	[ ]

(d)	[ ]	Actual (hourly) and Equivalency (salaried). Actual Method for hourly paid Employees and	[ ]	OR	[ ]	[ ]	[ ]
Equivalency Method: (e.g., daily, weekly, etc.) for salaried Employees.

(e)	[ ]	Actual Method (excluded). See Section 1.32(A)(l). For Part-Time/Temporary/Seasonal Employees under Section 1.22(D).	[N/A]	OR	[ ]	[N/A]	[N/A]

(f)	[ ]	Describe method:

[Note: Under Election 12(f), the Employer may describe Hours of Service from the elections available under Elections 12(a) through (d), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes, Actual Method applies to office workers and Equivalency Method applies to truck drivers).]

13.  ELECTIVE SERVICE CREDITING (1.59(C)). The Plan must credit Related Employer Service under Section 1.24(C) and also must credit certain Predecessor Employer/Predecessor Plan Service under Section 1.59(B). If the Plan is a Multiple Employer Plan, the Plan also must credit Service as provided in Section 12.08. The Plan also elects under Section I.59(C) to credit as Service the following  Predecessor Employer  service (Choose one of(a) or (b).):

(a)	[X]	Not applicable. No elective Predecessor Employer Service crediting applies.

(b)	[ ]

Applies. The Plan credits the specified  service with the following  designated  Predecessor Employers as Service for the

Employer for the purposes indicated (Choose one or both of (J) and (2) as applicable. Complete (3). Choose (4) if applicable.):

[Note: Any elective Service crediting under this Election 13 must be nondiscriminatory.]

(1)	[ ]	All purposes. Credit as Service for all purposes, service with Predecessor Employer(s): (insert as many names as needed).

(2)	[ ]	Designated purposes. Credit as Service, service with the following Predecessor Employer(s) for the designated purpose(s):	(1)	(2)	(3) Contribution Allocation
			Eligibility	Vesting

	a.	Employer:	[ ]	[ ]	[ ]

	b.	Employer:	[ ]	[ ]	[ ]

	c.	Employer:	[ ]	[ ]	[ ]

(3)	Time period. Subject to any exceptions noted under Election I3(b)(4), the Plan credits as Service under Elections 13(b)(l) or(2) (Choose one or more of a., b., and c. as applicable.):

a.	[ ]	All. All service, regardless of when rendered.

b.	[ ]	Service after. All service, which is or was rendered after: (specify date).

c.	[ ]	Service before. All service, which is or was rendered before: (specify date).

(4)	[ ]	Describe elective Predecessor Employer Service crediting:

[Note: Under Election 13(b)(4), the Employer may describe service crediting from the elections available under Elections I 3(b)(f) through (3), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes credit all service with X, but credit service with Y only on/after I11105 OR Credit all service for all purposes with entities the Employer acquires after 12131/04 OR Service crediting for X Company applies only for purposes of Nonelective Contributions and not for Matching Contributions).]

© 2014 The Prudential Insurance Company of America or its suppliers

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Nonstandardized 401(k) Plan

ARTICLE II

ELIGIBILITY REQUIREMENTS

14.  ELIGIBILITY (2.01). To become a Participant in the Plan, an Eligible Employee must satisfy (Choose one of(a},  (b). or (c).):

[Note: If the Employer under a safe harbor plan elects "early" eligibility for Elective Deferrals (e.g., less than one Year of Service and age 2 /), but does not elect early eligibility for any Safe Harbor Contributions, also see Elections 30(g) and 30(h).]

[Note: No eligibility conditions apply to Prevailing Wage Contributions. See Section 2.0/(D).]

(a)	[ ]

No conditions. No eligibility conditions as to all Contribution Types. Entry is on the Employment Commencement Date (if that date is also an Entry Date), or if later, upon the next following Plan Entry Date (skip to Election 16).

(b)	[X]

Eligibility- same for all Contribution Types. To become a Participant in the Plan as to all Contribution Types, an Eligible Employee must satisfy the following eligibility conditions (Choose one or more of (e) through (/). Choose column (1) for each option elected at (e) through (k).):

(c)	[ ]

Eligibility- different conditions apply. To become a Participant in the Plan for the designated Contribution Types, an Eligible Employee  must satisfy  the following  eligibility  conditions  (either as to all Contribution  Types or as to the designated Contribution Type) (Choose one or more of(d) through (1). Choose Contribution Type as applicable.):

[Note: For this Election 14, unless described otherwise in Election  14(1), or the context otherwise requires, Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Safe Harbor Matching Contributions under Section 3.05(£)(3) and Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions (except Safe Harbor Nonelective Contributions under Section 3.05(E)(2) and Operational QNECs under Section 3.04(C)(2)). Safe Harbor includes Safe Harbor Nonelective and Safe Harbor Matching Contributions. If the Employer elects more than one Year of Service as to Additional Matching, the Plan will not satisfy the ACP test safe harbor. See Section 3.05(F) (3).]

			(I) All		(2) Elective	(3)	(4)	(5) Safe
Eligibility Conditions			Contributions		Deferrals	Matching	Nonelective	Harbor

(d)	[ ]	None. Entry on the Employment Commencement Date (if that date is also an Entry Date) or if later, upon the next following Plan Entry Date.	N/A (See Election 14(a))		[ ]	[ ]	[ ]	[ ]

(e)	[ ]	Age (not to exceed age 2I).	[ ]	OR	[ ]	[ ]	[ ]	[ ]

(f)	[ ]	One Year of Service. See Election 16(a).	[ ]		[ ]	[ ]	[ ]	[ ]

(g)	[ ]

Two Years of Service (without an intervening Break in Service). 100% vesting is required.
[Note: Two Years of Service does not apply to Elective Deferrals, Safe Harbor Contributions or SIMPLE Contributions.]

			N/A			[ ]	[ ]	N/A

(h)	[ ]

month(s) (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding24 months/or other contributions). If more than 12 months, 100% vesting is required. Service need not be continuous (no minimum Hours of Service required, and is mere passage of time). [Note: While satisfying a months of service condition without an Hours of Service requirement involves the mere passage of time, the Plan need not apply the Elapsed Time Method in Election 12(c) above, and still may elect the Actual Method in I 2(a) above.]

			[ ]	OR	[ ]	[ ]	[ ]	[ ]

(i)	[ ]

day(s) (not exceeding 365 days for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 730 days for other contributions). If more than 365 days, I 00% vesting is required. Service need not be continuous (no minimum Hours of Service required, and is mere passage of time). [Note: While satisfying a days of service condition without an Hours of Service requirement involves the mere passage of time, the Plan need not apply the Elapsed Time Method in Election 12(c) above, and still may elect the Actual Method in 12(a) above.]

			[ ]	OR	[ ]	[ ]	[ ]	[ ]

© 2014 The Prudential Insurance Company of America or its suppliers

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Nonstandardized 401(k) Plan

(j)	[ ]

month(s) with at least Hours of Service in each month  (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service each month during the specified monthly time period, the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement as defined in Election 16. The months during which the Employee completes the specified Hours of Service (Choose one of (l) or (2).):

			[ ]	OR	[ ]	[ ]	[ ]	[ ]

(1) [ ] Consecutive. Must be consecutive.

(2) [ ] Not consecutive. Need not be consecutive.

(k)

Hours  of Service within the                  time period following the Employee's  Employment Commencement Date (not exceeding I 2 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service during the specified time period (if any), the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement as defined in Election 16

[Note: The Employer may leave the time period option blank in Election 14(k) if the Employer wishes to impose an Hour of Service requirement without specifying a time period within which an Employee must complete the required Hours of Service.]

(I)	[X]	Describe eligibility conditions: To participate in the Plan. you must be employed by Carbo Ceramics Inc. or StrataGen, Inc. and Falcon Technologies and Services. Tnc.

[Note: The Employer may use Election 14(1) to describe different eligibility conditions as to different Contribution Types or Employee groups (e.g., As to all Contribution Types, no eligibility requirements for Division A Employees and one Year of Service as to Division B Employees). The Employer also may elect different ages for different Contribution Types and/or to specify different months or Hours of Service requirements under Elections 14(h), (i), 0), or (k) as to different Contribution Types. Any election must satisfy Code §410(a).]

15.  SPECIAL ELIGTBILITY EFFECTIVE DATE !DUAL ELIGIBILITY) (2.01(E)).  The eligibility conditions of Election 14 and the entry date provisions of Election 17 apply to all Employees unless otherwise elected below (Choose (a) or (b) if applicable.):

[Note: Elections 15(a) or (b) may trigger a coverage failure under Code §4/0(b).]

(a)	[ ]

Waiver of eligibility conditions for certain Employees. For all Contribution Types, the eligibility conditions and entry dates apply solely to an Eligible Employee employed or reemployed by the Employer after                    (specify date). If the Eligible Employee was employed or reemployed by the Employer by the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee's Employment Commencement Date or Re- Employment Commencement Date; or (iv) the date the Employee attains age (not exceeding age 21).

[Note: If the Employer does not wish to impose an age condition under clause (iv) as part of the requirements for the eligibility conditions waiver, leave the age blank.]

(b)	[ ]	Describe special eligibility Effective Date(s):

[Note: Under Election 15(b), the Employer may describe special eligibility Effective Dates as to a Participant group and/or Contribution Type (e.g., Eligibility conditions apply only as to Nonelective Contributions and solely as to the Eligible Employees of Division B who were hired or reemployed by the Employer after January 1, 2012).]

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Nonstandardized 401(k) Plan

16.  YEAR OF SERVICE- ELIGIBILITY (2.02(A)). (Choose (a). (b). and (c) as applicable.):

[Note: If the Employer under Election 14 elects a one or two Year(s) of Service condition (including any requirement which defaults to such conditions under Elections J4(i), OJ, and (k)) or elects to apply a Year of Service for eligibility under any other Adoption Agreement election, the Employer should complete this Election 16. The Employer should not complete Election /6 if it elects the Elapsed Time Method for eligibility unless Actual Hours are used for Part-Time/Temporary/Seasonal Employees. See Section 1.22(D)(4).]

(a)	[X]

Year of Service. An Employee must complete   1,000   Hour(s) of Service during the relevant Eligibility Computation Period to receive credit for one Year of Service under Article II. [Note: The number may not exceed 1 ,000. If left blank, the requirement is 1,000 Hours of Service.]

(b)	[X]

Subsequent Eligibility Computation Periods. After the Initial Eligibility Computation Period described in Section 2.02(C)(2), the Plan measures Subsequent Eligibility Computation Periods as (Choose one of(1), (2), or (3).):

(1)	[X]	Plan Year. The Plan Year beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

(2)	[ ]	Anniversary Year. The Anniversary Year, beginning with the Employee's second Anniversary Year.

(3)	[ ]	Split. The Plan Year as described in Election 16(b)(l) as to: (describe Contribution Type(s)) and the Anniversary Year as described in Election 16(b)(2) as to: (describe Contribution Type(s)).

[Note: To maximize delayed entry under a two Years of Service condition for Nonelective Contributions or Matching Contributions, the Employer should elect to remain on the Anniversary Year for such contributions.]

(c)	[ ]	Describe: (e.g., Anniversary Year as to Division A and Plan Year as to Division B.)

17.  ENTRY DATE (2.02(0)). Entry Date means the Effective Date and (Choose one or more of (a) through (g). Choose Contribution

Types as applicable.):

[Note: For this Election 17, unless described  othe11vise in Election 17(g), Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions (except Operational QNECs under Section3.04(C)(2)). Entry as to Prevailing Wage Contributions is on the Employment Commencement Date. See Section 2.02(D)(3).]

			(I) All Contributions		(2) Elective Deferrals	(3) Matching	(4) Nonelective

(a)	[ ]	Semi-annual. The first day of the first month and of the seventh month of the Plan Year.	[ ]	OR	[ ]	[ ]	[ ]

(b)	[ ]	First day of Plan Year.	[ ]	OR	[ ]	[ ]	[ ]

(c)	[ ]	First day of each Plan Year quarter.	[ ]	OR	[ ]	[ ]	[ ]

(d)	[ ]	The first day of each month.	[ ]	OR	[ ]	[ ]	[ ]

(e)	[X]	Immediate. Upon Employment Commencement Date or if later, upon satisfaction of eligibility conditions.	[X]	OR	[ ]	[ ]	[ ]

(f)	[ ]	First day of each payroll period.	[ ]	OR	[ ]	[ ]	[ ]

(g)	[ ]	Describe Entry Date(s):

[Note: Under Election17(g), the Employer may describe Entry Dates from the elections available under Elections 17(a) through (f), or a combination thereof as to a Participant group and/or Contribution Type or may elect additional Entry Dates (e.g., As to Matching Contributions excluding Additional Matching, immediate as to Division A Employees and semi-annual as to Division B Employees OR The earlier of the Plan's semi-annual Entry Dates or the entry dates under the Employer's medical plan).]

18.  PROSPECTIVE/RETROACTIVE ENTRY DATE (2.02(0)). An Employee after satisfying the eligibility conditions in Election 14 will become a Participant (unless an Excluded Employee under Election 8) on the Entry Date (if employed on that date) (Choose one or more of (a) through (f). Choose Contribution Type as applicable.):

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[Note: Unless otherwise excluded under Election 8, an Employee who remains employed by the Employer on the relevant date must become a Participant by the earlier of (i) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code §4JO(a); or (ii) 6 months after the date the Employee completes those requirements. For this Election 18, unless described otherwise in Election 18(j), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions, (except Operational QNECs under Section 3.04(C)(2)).]

			(I) All Contributions		(2) Elective Deferrals	(3) Matching	(4) Nonelective

(a)	[ ]	Immediately following or coincident with the date the Employee completes the eligibility conditions.	[ ]	OR	[ ]	[ ]	[ ]

(b)	[ ]	Immediately following the date the Employee completes the eligibility conditions.	[ ]	OR	[ ]	[ ]	[ ]

(c)	[ ]	Immediately preceding or coincident with the date the Employee completes the eligibility conditions.	N/A		N/A	[ ]	[ ]

(d)	[ ]	Immediately preceding the date the Employee completes the eligibility conditions.	N/A		N/A	[ ]	[ ]

(e)	[X]	Nearest the date the Employee completes the eligibility conditions.	N/A		N/A	[ ]	[ ]

(f)	[ ]	Describe retroactive/prospective entry relative to Entry Date:

[Note: Under Election 18(j), the Employer may describe the timing of entry relative to an Entry Date from the elections available under Elections 18(a) through (e), or a combination thereof as to a Participant group and/or Contribution Type (e.g., As to Matching Contributions excluding Additional Matching nearest as to Division A Employees and immediately following as to Division B Employees).]

19.  BREAK IN SERVICE- PARTICIPATION (2.03). The one year hold-out rule described in Section 2.03(C) (Choose one of(a),  (b). or (c).):

(a)	[X]	Docs not apply.

(b)	[ ]	Applies. Applies to the Plan and to all Participants.

(c)	[ ]	Limited application. Applies to the Plan, but only to a Participant who has incurred a Severance from Employment.

[Note: The Plan does not apply the rule of parity under Code §410(a)(5)(D) unless the Employer in Appendix B specifies otherwise. See Section 2.03(D).]

ARTICLE III

PLAN CONTRIBUTIONS AND FORFEITURES

20.  ELECTIVE DEFERRAL LIMITATIONS (3.02(A)). The following limitations apply to Elective Deferrals under Election 6(b), which are in addition to those limitations imposed under the basic plan document (Choose (a) or choose (b) and (c) as applicable.):

(a)	[ ]	None. No additional Plan imposed limits (skip to Election 21).

[Note: The Employer under Election 20 may not impose a lower deferral limit applicable only to Catch-Up Eligible Participants and the Employer’s elections must be nondiscriminatory. The elected limits apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise. Under a safe harbor plan: (i) NHCEs must be able to defer enough to receive the maximum Safe Harbor Matching and Additional Matching Contribution under the Plan and must be permitted to defer any lesser amount; and (ii) the Employer may limit Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount. See Section 1.57(C) as to administrative limitations on Elective Deferrals.]

(b)	[X]	Additional Plan limit(s). (Choose (1) and (2) as applicable. Complete (3) if (1) or (2) is chosen.):

	(1)	[X]	Maximum deferral amount. A Participant's Elective Deferrals may not exceed: 75% (specify dollar amount and/or percentage of Compensation).

	(2)	[X]	Minimum deferral amount. A Participant's Elective Deferrals may not be less than: 1% (specify dollar amount and/or percentage of Compensation).

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(3)

Application of limitations. The Election 20(b)(l) and (2) limitations apply based on Elective Deferral Compensation described in Elections 9 - 11. If the Employer elects Plan Year/Participating Compensation under column (1) and in Election 10 elects Participating Compensation, in the Plan Years commencing after an Employee becomes a Participant, apply the elected minimum or maximum limitations to the Plan Year. Apply the elected limitation based on such Compensation during the designated time period and only to HCEs as elected below. (Choose a. or choose b. and c. as applicable. Under each of a., b., or c. choose one of (1) or (2). Choose (3) if applicable.):

			(1) Plan Year/Participating Compensation	(2) Payroll period	(3) HCEs only

a.	[X]	Both. Both limits under Elections 20(b)(l) and (2).	[X]	[ ]	[ ]

b.	[ ]	Maximum limit. The maximum amount limit under Election 20(b)(1).	[ ]	[ ]	[ ]

c.	[ ]	Minimum limit. The minimum amount limit under Election 20(b)(2).	[ ]	[ ]	[ ]

(c)	[ ]	Describe Elective Deferral limitation(s):

[Note: Under Election 20(c), the Employer: (i) may describe limitations on Elective Deferrals from the elections available under Elections 20(a) and (b) or a combination thereof as to a Participant group (e.g., No limit applies to Division A Employees. Division B Employees may not defer in excess of 10% of Plan Year Compensation); (ii) may elect a different time period to which the limitations apply; and/or (iii) may apply a different limitation to Pre-Tax Deferrals and to Roth Deferrals.]

21.  AUTOMATIC DEFERRAL (ACA/EACA/QACA) (3.02(B)). The Automatic Deferral provisions of Section 3.02(B) (Choose one of (a) or (b). Also see Election 34 regarding Automatic Escalation of Salary Reduction Agreements.):

(a)	[ ]	Do not apply. The Plan is not an ACA, EACA, or QACA (skip to Election 22).

(b)	[X]

Apply. The Automatic Deferral Effective Date is the effective date of automatic deferrals or, as appropriate, any subsequent amendment thereto. (As to an EACA or QACA, this provision may not be effective earlier than Plan Years beginning on or after January 1, 2008). (Complete (1), (2), and (3). Complete (4) and (5) if an EACA or an EACA/QACA. Choose (6), (7), and/or (8) as applicable.):

	(1)	Type of Automatic Deferral Arrangement. The Plan is an (Choose one of a., b., or c.):

		a.	[X]	ACA. The Plan is an Automatic Contribution Arrangement (ACA) under Section 3.02(B)(1).

		b.	[ ]	EACA. The Plan is an Eligible Automatic Contribution Arrangement (EACA) under Section 3.02(B)(2).

		c	[ ]	EACA/QACA. The Plan is a combination EACA and Qualified Automatic Contribution Arrangement (QACA) under Sections 3.02(B)(3) and 3.05(J).

[Note: If the Employer chooses Elections 21(b)(1)c, the Employer also must choose election 6(e) and complete Election 30 as to the Safe Harbor Contributions under the QACA.]

(2)	Participants affected. The Automatic Deferral applies to (Choose one of a., b., c., d. or e. and complete h.; Choose f. or g. if applicable).

	a.	[X]

Election of at least Automatic Deferral Percentage. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date provided that the Elective Deferral amount under the Agreement is at least equal to the Automatic Deferral Percentage.

	b.	[ ]

No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date regardless of the Elective Deferral amount under the Agreement.

	c.	[ ]

Election of 0% or No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date provided that the Elective Deferral amount under the Agreement is greater than 0%.

	d.	[ ]	New Participants (not applicable to QACA). Each Employee whose Entry Date is on or following the Automatic Deferral Effective Date.

	e.	[ ]	New Participants (not applicable to QACA). Each Employee whose Hire Date is on or following the Automatic Deferral Effective Date.

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f.	[ ]	Describe affected Participants (not applicable to QACA):

g.	[ ]

Automatic Deferrals of at least Automatic Deferral Percentage. Notwithstanding paragraphs a.-f. above, the Automatic Deferral Percentage of Participants making Automatic Deferrals on the date immediately prior to the Automatic Deferral Effective Date in an amount that is greater than the Automatic Deferral  Percentage described in paragraph 21(b)(3) below that would otherwise apply to such Participants shall not be decreased.

[Note: The Employer in Election 21(b)(2)f. may further describe affected Participants, e.g., non-Collective Bargaining Employees OR Division A Employees. However, for Plan Years commencing on or after January 1, 2010, all Employees eligible to defer must be Covered Employees to apply the 6-month correction period without excise tax under Code §4979.]

h.	[X]	Initial Automatic Deferral Percentage. Initial Automatic Deferral Percentage applies to Employees rehired after the Automatic Deferral Effective Date (not applicable to QACA):

		[X]	Yes	[ ]	No.

(3)	Automatic Deferral Percentage/Scheduled increases. (Choose one of a., b., or c.)

	a.	[X]

Fixed percentage. The Employer, as to each Participant affected, will withhold as the Automatic Deferral Percentage,   6  % from the Participant's Compensation each payroll period unless the Participant makes a Contrary Election. The Automatic Deferral Percentage will or will not increase in Plan Years following the Plan Year containing the Automatic Deferral Effective Date (or, if later, the Plan Year or partial Plan Year in which the Automatic Deferral first applies to a Participant) as follows (Choose one of d., e., or f.):

[Note: In order to satisfy the QACA requirements, enter an amount between 6%and 10% if no scheduled increase.]

b.	[ ]	QACA statutory increasing schedule. The Automatic Deferral Percentage will be:

		Plan Year of application to a Participant	Automatic Deferral Percentage
		1	3%
		2	3%
		3	4%
		4	5%
		5 and thereafter	6%

c.	[ ]	Other increasing schedule. The Automatic Deferral Percentage will be:

		Plan Year of application to a Participant	Automatic Deferral Percentage
%
%
%
%
%

d.	[ ]	No scheduled increase. The Automatic Deferral Percentage applies in all Plan Years.

e.	[X]	Automatic increase. The Automatic Deferral Percentage will increase by 1 % per year up to a maximum of 10 % of Compensation.

f.	[ ]	Describe increase:

[Note: To satisfy the QACA requirements, the Automatic Deferral Percentage must be: (i) a fixed percentage which is at least 6% and not more than 10% of Compensation; (ii) an increasing Automatic Deferral Percentage in accordance with the schedule under Election 20(b)(3)b.; or (iii) an alternative schedule which must require, for each Plan Year, an Automatic Deferral Percentage that is at least equal to the Automatic Deferral Percentage under the schedule in Election 21(b)(3)b. and which does not exceed 10%. See Section 3.02(B)(3).]

(4)	EACA permissible withdrawal. The permissible withdrawal provisions of Section 3.02(B)(2)(d) (Choose one of a., b., or c.):

	a.	[ ]	Do not apply.

	b.	[ ]	90 day withdrawal. Apply within 90 days of the first Automatic Deferral.

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	c.	[ ]	30-90 day withdrawal. Apply, within days of the first Automatic Deferral (may not be less than 30 nor more than 90 days).

(5)

Contrary Election/Covered Employee. For Plan Years beginning on or after January 1, 2010, any Participant who makes a Contrary Election (Choose one of a. or b.; leave blank if an ACA or a QACA not subject to the ACP test.):

	a.	[ ]

Covered Employee. Is a Covered Employee and continues to be covered by the EACA provisions. [Note: Under this Election, the Participant's Contrary Election will remain in effect, but the Participant must receive the EACA annual notice.]

	b.	[ ]

Not a Covered Employee. Is not a Covered Employee and will not continue to be covered by the EACA provisions. [Note: Under this Election, the Participant no longer must receive the EACA annual notice, but the Plan cannot use the six-month period for relief from the excise tax of Code §4979(f)(1).]

(6)	Change Date. The Elective Deferrals under Election 2l(b)(3)b., c., e., or f. will increase on the following day each Plan Year:

	a.	[ ]	First day of the Plan Year.

	b.	[ ]	Each anniversary of the Participant's date of hire.

	c.	[X]	Other:	May 1st
(must be a specified or definitely determinable date that occurs at least annually)

(7)

First Year of Increase. The automatic increase under Election 21 (b)(3)e. or f. will apply to a Participant beginning with the first Change Date after the Participant first has automatic deferrals withheld, unless a. is selected below:

	a.	[ ]	The increase will apply as of the second Change Date thereafter.

	b.	[ ]	For Participants automatically enrolled in the same Plan Year as the first Change Date the increase will apply as of the second Change Date thereafter.

(8)	[ ]	Describe Automatic Deferral:

[Note: Under Election 2l(b)(8), the Employer may describe Automatic Deferral provisions from the elections available under Election 21 and/or a combination thereof as to a Participant group (e.g., Automatic Deferrals do not apply to Division A Employees. All Division B Employee/Participants are subject to an Automatic Deferral Amount equal to 3% of Compensation effective as of January 1, 2013).]

22.  CODA (3.02(C)). The CODA provisions of Section 3.02(C) (Choose one of (a) or (b).):

(a)	[X]	Do not apply.

(b)	[ ]

Apply. For each Plan Year for which the Employer makes a designated CODA contribution under Section 3.02(C), a Participant may elect to receive directly in cash not more than the following portion (or, if less, the Elective Deferral Limit) of his/her proportionate share of that CODA contribution (Choose one of (1) or (2).):

	(1)	[ ]	All or any portion.

	(2)	[ ]	%

23.  CATCH-UP DEFERRALS (3.02(D)). TI1e Plan permits Catch-Up Deferrals unless the Employer elects otherwise below. (Choose (a) if applicable.)

(a)	[ ]	Not Permitted. May not make Catch-Up Deferrals to the Plan.

24.  MATCHING CONTRIBUTIONS (EXCLUDING SAFE HARBOR MATCH AND ADDITIONAL MATCH UNDER SECTION 3.05) (3.03(A)). The Employer Matching  Contributions under Election 6(c) are subject to the following  additional elections regarding type (discretionary/fixed), rate/amount, limitations and time period (collectively, such elections are “the matching formula”) and the allocation of Matching Contributions is subject  to Section 3.06 except as otherwise provided (Choose one or more of (a) through (h) as applicable; then, for the elected match, complete (1), (2), and/or (3) as applicable. If the Employer completes (2) or (3), also complete one of (4), (5), or (6).):

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[Note: If the Employer wishes to make any Matching Contributions that satisfy the ADP or ACP safe harbor, the Employer should make these Elections under Election 30, and not under this Election 24.]

				(1)		(2)	(3)	(4)	(5)	(6)
						Limit on			Apply	Apply
				Match		Deferrals	Limit on	Apply	limit(s) per	limit(s) per
				Rate/Amt		Matched	Match Amount	limit(s) per	payroll	designated
				[$/% of Elective		[$/%of	[$/%of	Plan Year	period [no	time period
				Deferrals]		Compensation]	Compensation]	[“true-up”]	“true-up”]	[no “true-up”]
(a)	[X]	Discretionary - see						[ ]	[ ]	[ ]
Section 1.35(B) (The
Employer may, but is
not required to
complete (a)(/)-(6).
See the “Note”
following Election 24.)

(b)	[ ]	Fixed - uniform						[ ]	[ ]	[ ]
rate/amount

(c)	[ ]	Fixed - tiered		Elective	Matching			[ ]	[ ]	[ ]
				Deferral%	Rate
				____%	____%
				____%	____%
				____%	____%
				____%	____%

(d)	[ ]	Fixed - Years of Service		Years	Matching			[ ]	[ ]	[ ]
				of Service	Rate
				____	____%
				____	____%
				____	____%
				____	____%

	(1)	“Years of Service” under this Election 24(d) means (Choose one of a. or b.):

		a.	[ ]		Eligibility. Years of Service for eligibility in Election 16.

		b.	[ ]		Vesting. Years of Service for vesting in Elections 43 and 44.

(e)	[ ]	Fixed - multiple		Formula 1:				[ ]	[ ]	[ ]
formulas

				Formula 2:				[ ]	[ ]	[ ]

				Formula 3:				[ ]	[ ]	[ ]

(f)	[X]

Related and Participating Employers. If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Matching Contributions to the Plan, the following apply (Complete (1) and (2).):

	(1)	Matching formula. The matching formula for the Participating Employer(s) (Choose one of a. or b.):

		a.	[X]	All the same. Is (are) the same as for the Signatory Employer under this Election 24.

		b.	[ ]	At least one different. Is (are) as follows:

	(2)	Allocation sharing. The Plan Administrator will allocate the Matching Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):

		a.	[ ]	Employer by Employer. Only to the Participants directly employed by the contributing Employer.

		b.	[X]	Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Matching Contributions for the Plan Year.

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[Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 24(f) unless there are Related Employers which are also Participating Employers. See Section 1.24(D).]

(g)	[X]

Discretionary Plan Year (“true-up” contribution). If the Employer elects to provide Matching Contributions on a per payroll period basis under election 24(a)(5) through 24(e)(5) or other designated time period basis under election 24(a)(6) through 24(e)(6) (no “true-up”), the Employer may on an annual basis provide a discretionary “true-up” contribution.

(h)	[ ]	Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

[Note: See Section 1.35(A) as to Fixed Matching Contributions. A Participant’s Elective Deferral percentage is equal to the Participant's Elective Deferrals divided by his/her Compensation. The matching rate/amount is the specified rate/amount of match for the corresponding Elective Deferral amount/percentage. Any Matching Contributions apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise in Election 24(h). Matching Contributions for nondiscrimination testing purposes are subject to the targeting limitations. See Section 4.10(D). The Employer under Election 24(a) in its discretion may determine the amount of a Discretionary Matching Contribution and the matching contribution formula. Alternatively, the Employer in Election 24(a) may specify the Discretionary Matching Contribution formula.]

25.  QMAC (PLAN-DESIGNATED) (3.03(C)(1)). The following provisions apply regarding Plan-Designated QMACs (Choose one of (a) or (b).):

[Note: Regardless of its elections under this Election 25, the Employer under Section 3.03(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QMACs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]

(a)	[X]	Not applicable. There are no Plan-Designated QMACs.

(b)	[ ]	Applies. There are Plan-Designated QMACs to which the following provisions apply (Complete (1) and (2).):

	(1)	Matching Contributions affected. The following Matching Contributions (as allocated to the designated allocation group under Election 25(b)(2)) are Plan-Designated QMACs (Choose one of a., b., or c.):

		a.	[ ]	All. All Matching Contributions.

		b.	[ ]	Designated. At the time the Matching Contribution is allocated, the Employer may designate all or a portion of the
Matching Contributions under Election 24.

		c.	[ ]	Designated. Only the following Matching Contributions under Election 24: .

	(2)	Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QMAC (Choose one of a. or b.):

		a.	[ ]	NHCEs only. Only to NHCEs who make Elective Deferrals subject to the Plan-Designated QMAC.

		b.	[ ]	All Participants. To all Participants who make Elective Deferrals subject to the Plan-Designated QMAC.

The Plan Administrator will allocate all other Matching  Contributions as Regular Matching Contributions under Section 3.03(B), except as provided  in Sections  3.03(C)(2) or 3.05.

[Note: See Section 4.10(D) as to targeting limitations applicable to QMAC nondiscrimination testing.]

26.  MATCHING CATCH-UP DEFERRALS (3.03(D)). If a Participant makes a Catch-Up Deferral, the Employer (Choose one of (a) or (b); leave blank if Election 23(a) is selected.):

(a)	[X]	Match. Will apply to the Catch-Up Deferral (Choose one of (1) or (2).):
	(1)	[X]	All. All Matching Contributions.
	(2)	[ ]	Designated. The following Matching Contributions in Election 24: .
(b)	[ ]	No Match. Will not match any Catch-Up Deferrals.

[Note: Election 26 does not apply to a safe harbor 401(k) plan unless the Employer will apply the ACP test. See Elections 38(a)(2)b. In this case, Election 26 applies only to Additional Matching, if any. A safe harbor 401(k) Plan will apply the Basic Match, QACA Basic Match or Enhanced Match to Catch-Up Deferrals. If the Employer elects to apply the ACP test safe harbor under Election 38(a)(2)a., Election 26 does not apply and the Plan also will apply any Additional Match to Catch-Up Deferrals.]

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27.  NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT) INCLUDING PREVAILING WAGE CONTRTBUTIONS (3.04(A)). The Employer Nonselective Contributions under Election 6(d) are subject to the following additional elections as to type and amount (Choose one or more of (a) through (e) as applicable.):

(a)	[X]	Discretionary. An amount the Employer in its sole discretion may determine.
(b)	[ ]	Fixed. (Choose one or more of (1) through (3) as applicable.):
	(1)	[ ]	Uniform%. ______ % of each Participant’s Compensation, per _________ (e.g., Plan Year, month).
	(2)	[ ]	Fixed dollar amount. $____, per _________ (e.g., Plan Year, month, HOS, per Participant per month).
	(3)	[ ]	Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1 (b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

[Note: The Employer under Election 27(b)(3) may specify any Fixed Nonelective Contribution formula not described under Elections 27(b)(1) or (2) (e.g., For each Plan Year, 2% of net profits exceeding $50,000, or The cash value of unused paid time off, as described in Section 3.04(A)(2)(a) and the Employer’s Paid Time Off Plan) and/or the Employer may describe different Fixed Nonelective Contributions as applicable to different Participant groups (e.g., A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division A Participants and a Fixed Nonelective Contribution equal to $500 per Participant each Plan Year applies to Division B Participants).]

(c)	[ ]

Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer’s Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract. The Employer must specify the Prevailing Wage Contribution by attaching an appendix to the Adoption Agreement that indicates the contribution rate(s) applicable to the prevailing wage employment/job classification(s). If the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan in addition to the Prevailing Wage Contribution, the Plan Administrator will (Choose one of (1) or (2).):

	(1)	[ ]	No offset. Not reduce the Participant’s Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

	(2)	[ ]	Offset. Reduce the Participant’s Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(d)	[X]

Related and Participating Employers. If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Nonelective Contributions to the Plan, the contribution formula(s) (Choose one of (1) or (2).):

	(1)	[ ]	All the same. Is (are) the same as for the Signatory Employer under this Election 27.

	(2)	[X]	At least one different. Is (are) as follows: a discretionary amount determined by each related and participating Employer .

[Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 27(d) unless there are Related Employers which are also Participating Employers. See Section 1.24(D). The Employer electing 27(d) also must complete Election 28(g) as to the allocation methods which apply to the Participating Employers.]

(e)	[ ]	Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1 (b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

28.  NONELECTIVE CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.06, will allocate to each Participant any Nonelective Contribution (excluding QNECs) under the following contribution allocation formula (Choose one or more of (a) through (h) as applicable.):

(a)	[X]	Pro rata. As a uniform percentage of Participant Compensation.

(b)	[ ]

Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of “Excess Compensation” apply (Complete (1) and (2).):

	(1)	Formula (Choose one of a., b., or c.):

		a.	[ ]	Two-tiered.

		b.	[ ]	Four-tiered.

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		c.	[ ]	Two-tiered, except that the four-tiered formula will apply in any Plan Year for which the Plan is top-heavy.

	(2)	Excess Compensation. For purposes of Section 3.04(B)(2), “Excess Compensation” means Compensation in excess of the integration level provided below (Choose one of a. or b.):

		a.	[ ]	Percentage amount. ____ % (not exceeding 100%) of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next highest $____ (not exceeding the Taxable Wage Base).

		b.	[ ]	Dollar amount. The following amount: $____ (not exceeding the Taxable Wage Base in effect on the first day of the Plan Year).

(c)	[ ]

Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b), 27(d), or 27(e), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections.

(d)	[ ]

Classifications of Participants. [This is a nondesigned based safe harbor allocation method.] In accordance with the classifications allocation provisions of Section 3.04(B)(3). (Complete (1) and (2).):

	(1)	Description of the classifications. [This is a nondesigned based safe harbor allocation method.] The classifications are (Choose one of a., b., or c.):

[Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using “Cross-testing” under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.]

a.	[ ]	Each in own classification. Each Participant constitutes a separate classification.

b.	[ ]	NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants.

c.	[ ]	Describe the classifications:

[Note: Any classifications under Election 28(d) must result in a definitely determinable allocation under Treas. Reg. §1.401 -1 (b)(1)(ii). The classifications cannot limit the NHCEs benefiting under the Plan only to those NHCE/Participants with the lowest Compensation and/or the shortest periods of Service and who may represent the minimum number of benefiting NHCEs necessary to pass coverage under Code §410(b). In the case of a self-employed Participant (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. §1.401(k)-1(a)(6) apply and the allocation method should not result in a cash or deferred election for the self-employed Participant. The Employer by the due date of its tax return (including extensions) must advise the Plan Administrator or Trustee in writing as to the allocation rate applicable to each Participant under Election 28(d)(1)a. or applicable to each classification under Elections 28(d)(1)b. or c. for the allocation Plan Year.]

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	(2)	Allocation method within each classification. Allocate the Nonelective Contribution within each classification as follows (Choose one of a., b., or c.):

		a.	[ ]	Pro rata. As a uniform percentage of Compensation of each Participant within the classification.

		b.	[ ]	Flat dollar. The same dollar amount to each Participant within the classification.

		c.	[ ]	Describe:
(e.g., Allocate pro rata to NHCEs and flat dollar to HCEs.)

(e)	[ ]

Age-based. [This is a nondesigned based safe harbor allocation method.] In accordance with the age-based allocation provisions of Section 3.04(B)(5). The Plan Administrator will use the Actuarial Factors based on the following assumptions (Complete both (1) and (2).):

	(1)	Interest rate. (Choose one of a., b., or c.):

		a.	[ ]	7.5%	b.	[ ]	8.0%	c.	[ ]	8.5%

	(2)	Mortality table. (Choose one of a. or b.):

		a.	[ ]	UP-1984. See Appendix D.

		b.	[ ]	Alternative:				(Specify 1983 GAM, 1983 IAM, 1971 GAM or 1971 IAM and attach applicable tables using such mortality table and the specified interest rate as replacement Appendix D.)

(f)	[ ]

Uniform points. In accordance with the uniform points allocation provisions of Section 3.04(B)(6). Under the uniform points allocation formula, a Participant receives (Choose one or both of (1) and (2). Choose (3) if applicable.):

	(1)	[ ]	Years of Service.					point(s) for each Year of Service. The maximum number of Years of Service counted for points is .

“Year of Service” under this Election 28(f) means (Choose one of a. or b.):

		a.	[ ]	Eligibility. Years of Service for eligibility in Election 16.

		b.	[ ]	Vesting. Years of Service for vesting in Elections 43 and 44.

[Note: A Year of Service must satisfy Treas. Reg. §1.401 (a)(4)-11 (d)(3) for the uniform points allocation to qualify as a safe harbor allocation under Treas. Reg. §1.401(a)(4)-2(b)(3).1

	(2)	[ ]	Age.		point(s) for each year of age attained during the Plan Year.

	(3)	[ ]	Compensation.				point(s) for each $_____ (not to exceed $200) increment of Plan Year Compensation.

(g)	[X]

Related and Participating Employers. If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Nonelective Contributions to the Plan, the Plan Administrator will allocate the Nonelective Contributions made by the Participating Employer(s) under Election 27(d) (Complete(1) and (2).):

	(1)	Allocation Method. (Choose one of a. or b.):

		a.	[ ]	All the same. Using the same allocation method as applies to the Signatory Employer under this Election 28.

		b.	[X]	At least one different. Under the following allocation method(s):						as determined by each related and participating
employer .

	(2)	Allocation sharing. The Plan Administrator will allocate the Nonelective Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):

		a.	[X]	Employer by Employer. Only to the Participants directly employed by the contributing Employer.

		b.	[ ]	Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Nonelective Contributions for the Plan Year.

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[Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 28(g) unless there are Related Employers which are also Participating Employers. See Section 1.24(D) and Election 27(d). If the Employer elects 28(g)(2)a., the Employer should also elect 11(k)(2), to disregard the Compensation paid by “Y” Participating Employer in determining the allocation of the “X” Participating Employer contribution to a Participant (and vice versa) who receives Compensation from both X and Y. lf the Employer elects 28(g)(2)b., the Employer should not elect 11(k)(2). Election 28(g)(2)a. does not apply to Safe Harbor Nonelective Contributions.]

(h)	[ ]	Describe:

The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the Formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

29.  QNEC (PLAN-DESITGNATED) (3.04(C)(1)). The following provisions apply regarding Plan-Designated QNECs (Choose one of (a) or (b).):

[Note: Regardless of its elections under this Election 29, the Employer under Section 3.04(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QNECs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]

(a)	[X]	Not applicable. There are no Plan-Designated QNECs.

(b)	[ ]	Applies. There are Plan-Designated QNECs to which the following provisions apply (Complete (1), (2), and (3).):

(1)

Nonelective Contributions affected. The following Nonelective Contributions (as allocated to the designated allocation group under Election 29(b)(2)) are Plan-Designated QNECs (Choose one of a., b., or c.):

		a.	[ ]	All. All Nonelective Contributions.

		b.	[ ]	Designated. At the time the Nonelective Contribution is allocated, the Employer may designate all or a portion of the Nonelective Contributions under Election 27.

		c.	[ ]	Designated. Only the following Nonelective Contributions under Election 27: .

	(2)	Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QNEC (Choose one of a. or b.):

		a.	[ ]	NHCEs only. Only to NHCEs under the method elected in Election 29(b)(3).

		b.	[ ]	All Participants. To all Participants under the method elected in Election 29(b)(3).

	(3)	Allocation Method. The Plan Administrator will allocate a Plan-Designated QNEC using the following method (Choose one of a., b., c., or d.):

		a.	[ ]	Pro rata.

		b.	[ ]	Flat dollar.

		c.	[ ]	Reverse. See Section 3.04(C)(3).

		d.	[ ]	Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1 (b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.) [Note: See Section 4.10(D) as to targeting limitations applicable to QNEC nondiscrimination testing.]

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30.  SAFE HARBOR 401(k) PLAN (SAFE HARBOR CONTRTBUTTONS/ADDTTIONAL MATCHING CONTRTBUTTONS) (3.05). The Employer under Election 6(e) will (or in the case of the Safe Harbor Nonelective Contribution may) contribute the following Safe Harbor Contributions described in Section 3.05(E) and will or may contribute Additional Matching Contributions described in Section 3.05(F) (Choose one of(a) through (e) when and as applicable. Complete (f) and (j). Choose (g), (h), (i) and (k) as applicable.):

(a)	[X]

Safe Harbor Nonelective Contribution (including QACA). The Safe Harbor Nonelective Contribution equals       % of a Participant’s Compensation [Note: The amount in the blank must be at least 3%. The Safe Harbor Nonelective Contribution applies toward (offsets) most other Employer Nonelective Contributions. See Section 3.05(E)(12).]

(b)	[ ]

Safe Harbor Nonelective Contribution (including QACA)/delayed year-by-year election (maybe and supplemental notices). In connection with the Employer’s provision of the maybe notice under Section 3.05(1)(1), the Employer elects into safe harbor status by giving the supplemental notice and by making this Election 30(b) to provide for a Safe Harbor Nonelective Contribution equal to       % (specify amount at least equal to 3%) of a Participant’s Compensation. This Election 30(b) and safe harbor status applies for the Plan Year ending:                                              (specify Plan Year end), which is the Plan Year to which the Employer’s maybe and supplemental notices apply.

[Note: An Employer distributing the maybe notice can use election 30(b) without completing the year. Doing so requires the Plan to perform Current Year Testing unless the Employer decides to elect safe harbor status. If the Employer wishes to elect safe harbor status for a single year, the Employer must amend the Plan to enter the Plan Year end above.]

(c)	[ ]

Basic Matching Contribution. A Matching Contribution equal to 100% of each Participant’s Elective Deferrals not exceeding 3% of the Participant’s Compensation, plus 50% of each Participant’s Elective Deferrals in excess of 3% but not in excess of 5% of the Participant’s Compensation. See Sections 1.35(E) and 3.05(E)(4). (Complete (1).):

(1)

Time period. For purposes of this Election 30(c), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                            . [Note: The Employer must complete the blank line with the applicable time period for computing the Basic Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]

(d)	[ ]

QACA Basic Matching Contribution. A Matching Contribution equal to 100% of a Participant’s Elective Deferrals not exceeding 1% of the Participant’s Compensation, plus 50% of each Participant’s Elective Deferrals in excess of 1% but not in excess of 6% of the Participant’s Compensation. (Complete (1).): [Note: This election is available only if the Employer has elected the QACA automatic deferrals provisions under Election 21.]

(1)

Time period. For purposes of this Election 30(d), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                            . [Note: The Employer must complete the blank line with the applicable time period for computing the QACA Basic Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]

(e)	[ ]	Enhanced Matching Contribution (including QACA). See Sections 1.35(F) and 3.05(E)(6). (Choose one of (1) or (2) and complete (3) for any election.):

	(1)	[ ]	Uniform percentage. A Matching Contribution equal to % of each Participant’s Elective Deferrals but not as to Elective Deferrals exceeding % of the Participant’s Compensation.

	(2)	[ ]

Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant’s Elective Deferral percentage. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation.

			Elective Deferral Percentage	Matching Rate
			%	%
			%	%
			%	%

(3)

Time period. For purposes of this Election 30(e), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                           . [Note: The Employer must complete the blank line with the applicable time period for computing the Enhanced Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]

[Note: The matching rate may not increase as the Elective Deferral percentage increases and the Enhanced Matching formula otherwise must satisfy the requirements of Code §§401 (k)(12)(B)(ii) and (iii) (taking into account Code §401 (k)(13)(D)(ii) in the case of a QACA). If the Employer elects to satisfy the ACP safe harbor under Election 38(a)(2)a., the Employer also must limit Elective Deferrals taken into account for the Enhanced Matching Contribution to a maximum of 6% of Plan Year Compensation.]

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(f)	Participants who will receive Safe Harbor Contributions. The allocation of Safe Harbor Contributions (Choose one of (1), (2), or (3). Choose (4) if applicable.):

	(1)	[ ]	Applies to all Participants. Applies to all Participants except as may be limited under Election 30(g) or 30(h).

	(2)	[ ]	NHCEs only. Is limited to NHCE Participants only and may be limited further under Election 30(g) or 30(h). No HCE will receive a Safe Harbor Contribution allocation.

	(3)	[ ]	NHCEs and designated HCEs. Is limited to NHCE Participants and to the following HCE Participants and may be limited further under Election 30(g) or 30(h): .

[Note: Any HCE allocation group the Employer describes under Election 30(f)(3) must be definitely determinable. (e.g., Division “A” HCEs OR HCEs who own more than 5% of the Employer without regard to attribution rules).]

	(4)	[ ]

Applies to all Participants except Collective Bargaining Employees. Notwithstanding Elections 30(f)(1), (2) or (3), the Safe Harbor Contributions are not allocated to Collective Bargaining (union) Employees and may be further limited under Election 30(g) or 30(h).

(g)	[ ]

Early Elective Deferrals/delay of Safe Harbor Contribution. The Employer may elect this Election 30(g) only if the Employer in Election 14 elects eligibility requirements for Elective Deferrals of less than age 21 and/or one Year of Service but elects age 21 and one Year of Service for Safe Harbor Matching or for Safe Harbor Nonelective Contributions. The Employer under this Election 30(g) applies the rules of Section 3.05(D) to limit the allocation of any Safe Harbor Contribution under Election 30 for a Plan Year to those Participants who the Plan Administrator in applying the OEE rule described in Section 4.06(C), treats as benefiting in the disaggregated plan covering the Includible Employees.

(h)	[ ]

Early Elective Deferrals/delay of Safe Harbor Contribution Less Than Year of Service. The Employer may elect this Election 30(h) only if the Employer in Election 14 elects eligibility requirements for Elective Deferrals of less than age 21 and/or one Year of Service but elects delayed eligibility requirements for Safe Harbor Matching or for Safe Harbor Nonelective Contributions of less than age 21 and/or less than one Year of Service. The Employer under this Election 30(h) applies the rules of Section 3.05(D) to limit the allocation of any Safe Harbor Contribution under Election 30 for a Plan Year to those Participants who the Plan Administrator in applying the OEE rule described in Section 4.06(C), treats as benefiting in the disaggregated plan covering the Includible Employees and those Excludable Employees that have met eligibility requirements for the Safe Harbor Contribution.

(i)	[ ]	Another plan. The Employer will make the Safe Harbor Contribution to the following plan: .

(j)	Additional Matching Contributions. See Sections 1.35(G) and 3.05(F). (Choose one of (1) or (2).):

	(1)	[ ]	No Additional Matching Contributions. The Employer will not make any Additional Matching Contributions to its safe harbor Plan.

	(2)	[ ]	Additional Matching Contributions. The Employer will or may make the following Additional Matching Contributions to its safe harbor Plan. (Choose a., b., and c. as applicable.):

		a.	[ ]	Fixed Additional Matching Contribution. The following Fixed Additional Matching Contribution (Choose (i) and (ii) as applicable and complete (iii) for any election.):

			(i)	[ ]	Uniform percentage. A Matching Contribution equal to % of each Participant’s Elective Deferrals but not as to Elective Deferrals exceeding % of the Participant’s Compensation.

			(ii)	[ ]

Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant’s Elective Deferral percentage. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation.

					Elective Deferral Percentage	Matching Rate
					%	%
					%	%
					%	%

(iii)

Time period. For purposes of this Election 30(j)(2)a., “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                                                                                              .

[Note: The Employer must complete the blank line with the applicable time period for computing the Additional Match, e.g., each payroll period, each calendar month, each Plan Year quarter OR the Plan Year. If the Employer elects a match under both (i) and (ii) and will apply a different time period to each match, the Employer may indicate as such in the blank line.]

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b.	[ ]

Discretionary Additional Matching Contribution. The Employer may make a Discretionary Additional Matching Contribution. If the Employer makes a Discretionary Matching Contribution, the Discretionary Matching Contribution will not apply as to Elective Deferrals exceeding        % of the Participant’s Compensation (complete the blank if applicable or leave blank).

(i)

Time period. For purposes of this Election 30(j)(2)b., “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                                                                                                    .

[Note: The Employer must complete the blank line with the applicable time period for computing the Additional Discretionary Matching Contribution, e.g., each payroll period, each calendar month, each Plan Year quarter OR the Plan Year. If the Employer fails to specify a time period, the Employer is deemed to have elected to compute its Additional Matching Contribution based on the Plan Year.]

c.	[ ]

Describe Additional Matching Contribution formula and time period:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1,401-1(b) and, if the Employer elects to satisfy the ACP safe harbor under Election 38(a)(2)a., the formula must comply with Section 3.05(G).)

[Note: If the Employer elects to satisfy the ACP safe harbor under Election 38(a)(2)a. then as to any and all Matching Contributions, including Fixed Additional Matching Contributions and Discretionary Additional Matching Contributions: (i) the matching rate may not increase as the Elective Deferral percentage increases; (ii) no HCE may be entitled to a greater rate of match than any NHCE; (iii) the Employer must limit Elective Deferrals taken into account for the Additional Matching Contributions to a maximum of 6% of Plan Year Compensation; (iv) the Plan must apply all Matching Contributions to Catch - Up Deferrals; and (v) in the case of a Discretionary Additional Matching Contribution, the contribution amount may not exceed 4% of the Participant’s Plan Year Compensation.]

(k)	[ ]

Multiple Safe Harbor Contributions in disaggregated Plan. The Employer elects to make different Safe Harbor Contributions and/or Additional Matching Contributions to disaggregated parts of its Plan under Treas. Reg. §1.401(k)-1(b)(4) as follows:

(Specify contributions for disaggregated plans, e.g., as to collectively bargained employees a 3% Nonelective Safe Harbor Contribution applies and as to non-collectively bargained employees, the Basic Matching Contribution applies).

31.   ALLOCATION CONDITIONS (3.06(B)/(C)). The Plan does not apply any allocation conditions to: (i) Elective Deferrals; (ii) Safe Harbor Contributions; (iii) Additional Matching Contributions which will satisfy the ACP test safe harbor; (iv) Employee Contributions; (v) Rollover Contributions; (vi) Designated IRA Contributions; (vii) SIMPLE Contributions; or (viii) Prevailing Wage Contributions. To receive an allocation of Matching Contributions, Nonelective Contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s) (Choose one of (a) or (b). Choose (c) if applicable.):

(a)	[ ]	No conditions. No allocation conditions apply to Matching Contributions, to Nonelective Contributions or to forfeitures.

(b)	[X]	Conditions. The following allocation conditions apply to the designated Contribution Type and/or forfeitures (Choose one or more of (1) through (7). Choose Contribution Type as applicable.):

[Note: For this Election 31, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply. The Employer under Election 31(b)(7) may not impose an Hour of Service condition exceeding 1,000 Hours of Service in a Plan Year.]

			(1)		(2)	(3)	(4)
			Matching, Nonelective and Forfeitures		Matching	Nonelective	Forfeitures

(1)	[ ]	None.	N/A (See Election 31(a))		[ ]	[ ]	[ ]

(2)	[ ]	501 HOS/terminees (91 consecutive days if Elapsed Time). See Section 3.06(B)(1)(b).	[ ]	OR	[ ]	[ ]	[ ]

(3)	[X]	Last day of the Plan Year.	[ ]	OR	[ ]	[X]	[ ]

(4)	[ ]	Last day of the Election 31(c) time period.	[ ]	OR	[ ]	[ ]	[ ]

(5)	[X]	1,000 HOS in the Plan Year (182 consecutive days in Plan Year if Elapsed Time).	[ ]	OR	[ ]	[X]	[ ]

(6)	[ ]	(specify) HOS within the Election 31(c) time period, (but not exceeding 1,000 HOS in a Plan Year).	[ ]	OR	[ ]	[ ]	[ ]

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	(7)	[X]

Describe conditions: The regular discretionary match contribution is not subject to any allocation conditions, the additional discretionary true-up contribution is subject to Last day of the Plan Year and 1,000 Hours of Service in the Plan Year allocation conditions.
(e.g., Last day of the Plan Year as to Nonelective Contributions for Participating Employer “A” Participants. No allocation conditions for Participating Employer “B” Participants.)

(c)	[ ]

Time period. Under Section 3.06(C), apply Elections 31 (b)(4), (b)(6), or (b)(7) to the specified contributions/forfeitures based on each (Choose one or more of (1) through (5). Choose Contribution Type as applicable.):

	(1)	[ ]	Plan Year.	[ ]	OR	[ ]	[ ]	[ ]

	(2)	[ ]	Plan Year quarter.	[ ]	OR	[ ]	[ ]	[ ]

	(3)	[ ]	Calendar month.	[ ]	OR	[ ]	[ ]	[ ]

	(4)	[ ]	Payroll period.	[ ]	OR	[ ]	[ ]	[ ]

	(5)	[ ]	Describe time period:

[Note: If the Employer elects 31(b)(4) or (b)(6), the Employer must choose (c). If the Employer elects 31(b)(7), choose (c) if applicable.]

32.   ALLOCATION CONDITIONS - APPLICATION/WAIVER/SUSPENSION (3.06(D)/(F)). Under Section 3.06(D), in the event of Severance from Employment as described below, apply or do not apply Election 31(b) allocation conditions to the specified contributions/forfeitures as follows (If the Employer elects 31(b), the Employer must complete Election 32. Choose one of (a) or (b). Complete (c).):

[Note: For this Election 32, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply.]

(a)	[X]

Total waiver or application. If a Participant incurs a Severance from Employment on account of or following death, Disability or attainment of Normal Retirement Age or Early Retirement Age (Choose one of (1) or (2).):

	(1)	[X]	Do not apply. Do not apply elected allocation conditions to Matching Contributions, to Nonelective Contributions or to forfeitures.

	(2)	[ ]	Apply. Apply elected allocation conditions to Matching Contributions, to Nonelective Contributions and to forfeitures.

(b)	[ ]

Application/waiver as to Contribution Types events. If a Participant incurs a Severance from Employment, apply allocation conditions except such conditions are waived if Severance from Employment is on account of or following death, Disability or attainment of Normal  Retirement Age or Early Retirement Age as specified, and as applied to the specified Contribution Types/forfeitures (Choose one or more of (1) through (4). Choose Contribution Type as applicable.):

				(1)		(2)	(3)	(4)
				Matching, Nonelective and Forfeitures		Matching	Nonelective	Forfeitures

	(1)	[ ]	Death.	[ ]	OR	[ ]	[ ]	[ ]

	(2)	[ ]	Disability.	[ ]	OR	[ ]	[ ]	[ ]

	(3)	[ ]	Normal Retirement Age.	[ ]	OR	[ ]	[ ]	[ ]

	(4)	[ ]	Early Retirement Age.	[ ]	OR	[ ]	[ ]	[ ]

(c)	Suspension. The suspension of allocation conditions of Section 3.06(F) (Choose one of (1) or (2).):

	(1)	[ ]	Applies. Applies as follows (Choose one of a., b., or c.):

		a.	[ ]	Both. Applies both to Nonelective Contributions and to Matching Contributions.

		b.	[ ]	Nonelective. Applies only to Nonelective Contributions.

		c.	[ ]	Match. Applies only to Matching Contributions.

	(2)	[X]	Does not apply.

33.   FORFEITURE ALLOCATION METHOD (3.07). (Choose one of (a) or (b).):

[Note: Even if the Employer elects immediate vesting, the Employer should complete Election 33. See Section 7.07.]

(a)	[ ]	Safe harbor/top-heavy exempt. Apply all forfeitures to Safe Harbor Contributions and Plan expenses in accordance with Section 3.07(A)(4).

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Nonstandardized 401(k) Plan

(b)	[X]

Apply to Contributions. The Plan Administrator will allocate a Participant forfeiture attributable to all Contribution Types or attributable to all Nonelective Contributions or to all Matching Contributions as follows (Choose one or more of (1) through (6) and choose Contribution Type as applicable. Choose (5) only in conjunction with at least one other election.):

			(1)		(2)	(3)
			All Forfeitures		Nonelective Forfeitures	Matching Forfeitures

(1)	[ ]	Additional Nonelective. Allocate as additional Discretionary Nonelective Contribution.	[ ]	OR	[ ]	[ ]

(2)	[ ]	Additional Match. Allocate as additional Discretionary Matching Contribution.	[ ]	OR	[ ]	[ ]

(3)	[X]	Reduce Nonelective. Apply to Nonelective Contribution.	[X]	OR	[ ]	[ ]

(4)	[X]	Reduce Match. Apply to Matching Contribution.	[X]	OR	[ ]	[ ]

(5)	[X]	Plan expenses. Pay reasonable Plan expenses.	[X]	OR	[ ]	[ ]
(See Section 7.04(C).)

(6)	[ ]

Describe:

(must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b) and be applied in a uniform and nondiscriminatory manner; e.g., Forfeitures attributable to transferred balances from Plan X are allocated only to former Plan X participants.)

34.   AUTOMATIC ESCALATION (3.02(G)). The Automatic Escalation provisions of Section 3.02(G) (Choose one of (a) or (b). See Election 21 regarding Automatic Deferrals. Automatic Escalation applies to Participants who have a Salary Reduction Agreement in effect.):

(a)	[ ]	Do not apply.

(b)	[X]	Apply. (Complete (1), (2), and (3)):

	(1)	Participants affected. The Automatic Escalation applies to (Choose one of a., b., or c.):

		a.	[X]	All Deferring Participants. All Participants who have a Salary Reduction Agreement in effect for Pre-Tax Deferrals of at least l % of Compensation.

		b.	[ ]

New Deferral Elections. Each Participant whose Hire Date or Rehire Date is on or after the effective date of this Election, or as applicable, any amendment thereto, who files a Salary Reduction Agreement for Pre-Tax Deferrals of at least            % of Compensation. In addition, each Participant who does not have a Salary Reduction Agreement in effect on the effective date of this Election, or, as applicable, any amendment thereto, and subsequently files a Salary Reduction Agreement for Pre-Tax Deferrals of at least            % of Compensation.

		c.	[ ]	Describe affected Participants:

[Note: The Employer in Election 34(b)(1)c. may further describe affected Participants, e.g., non-Collective Bargaining Employees OR Division A Employees. The group of Participants must be definitely determinable and if an EACA under Election 21, must be uniform.]

(2)	Automatic Increases. (Choose one of a. or b.):

	a.	[ ]

Automatic increase. The Participant’s Pre-Tax Deferrals will increase by            % per year up to a maximum of            % of Compensation unless the Participant has filed a Contrary Election after the effective date of this Election or, as applicable, any amendment thereto. [Note: A Participant (1) that is deferring at a rate equal to or greater than the maximum on the effective date of this Election, or as applicable, any amendment thereto, or (2) that reaches the maximum on or after the effective date of this Election, or as applicable, any amendment thereto, must make an affirmative election to participate in Automatic Escalation if the Participant subsequently modifies the Participant’s Salary Reduction Agreement to defer at a rate below the maximum.]

	b.	[X]

Describe increase: The Participant’s Pre-Tax Deferrals will increase by 1% per year up to a maximum of 10% of Compensation unless the Participant has filed a Contrary Election in the 30 days before each Change Date.

[Note: The Employer in Election 34(b)(2)b. may define different increases for different groups of Participants or may otherwise limit Automatic Escalation. Any such provisions must be definitely determinable.]

(3)	Change Date. The Elective Deferrals will increase on the following day each Plan Year:

	a.	[ ]	First day of the Plan Year.

	b.	[ ]	Each anniversary of the Participant’s date of hire.

	c.	[X]	Other: May 1st

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(must be a specified or definitely determinable date that occurs at least annually)

35.   IN-PLAN ROTH ROLLOVER CONTRIBUTION (3.08(E)). The following provisions apply regarding In-Plan Roth Rollover Contributions (Choose one of (a) or (b); also see Election 56(d)(1); leave blank if Election 6(b)(1) is not selected.):

(a)	[ ]	Not Applicable. The Plan does not permit In-Plan Roth Rollover Contributions.

(b)	[ ]	Applies. The Plan permits In-Plan Roth Rollover Contributions. (Choose (1) if applicable.)

	(1)	[ ]	Effective Date. (enter date not earlier than September 28, 2010; may be left blank if same as Plan or Restatement Effective Date).

36.   EMPLOYEE (AFTER-TAX) CONTRIBUTIONS (3.09). The following additional elections apply to Employee Contributions under Election 6(f). (Choose one or both of (a) and (b) if applicable.):

(a)	[ ]	Additional limitations. The Plan permits Employee Contributions subject to the following limitations, if any, in addition to those already imposed under the Plan:

[Note: Any designated limitation(s) must be the same for all Participants and must be definitely determinable (e.g., Employee Contributions may not exceed the lesser of $5,000 dollars or 10% of Compensation for the Plan Year and/or Employee Contributions may not be less than $50 or 2% of Compensation per payroll period).]

(b)	[ ]	Apply Matching Contribution. For each Plan Year, the Employer’s Matching Contribution made as to Employee Contributions is:

[Note: The Employer Matching Contribution formula must be the same for all Participants and must be definitely determinable (e.g., A fixed Matching Contribution equal to 50% of Employee Contributions not exceeding 6% of Plan Year Compensation or A Discretionary Matching Contribution based on Employee Contributions).]

37.   DESIGNATED IRA CONTRIBUTIONS (3.12). Under Election 6(h), a Participant may make Designated IRA Contributions.

(Complete (a) and (b).):

(a)	Type of IRA contribution. A Participant’s Designated IRA Contributions will be (Choose one of (1), (2), or (3).):

	(1)	[ ]	Traditional.

	(2)	[ ]	Roth.

	(3)	[ ]	Traditional/Roth. As the Participant elects at the time of contribution.

(b)	Type of Account. A Participant’s Designated IRA Contributions will be held in the following form of Account(s) (Choose one of (1), (2), or (3).):

	(1)	[ ]	IRA.

	(2)	[ ]	Individual Retirement Annuity.

	(3)	[ ]	IRA/Individual Retirement Annuity. As the Participant elects at the time of contribution.

ARTICLE IV

LIMITATIONS AND TESTING

38.   ANNUAL TESTING ELECTIONS (4.06(B)). The Employer makes the following Plan specific annual testing elections under Section 4.06(B). (Complete (a) and (b) as applicable. Leave (a) blank if the Plan is a SIMPLE 401(k) plan.):

(a)	[X]	Nondiscrimination testing. (Choose one or more of (1), (2), and (3).):

	(1)	[X]	Traditional 401(k) Plan/ADP/ACP test. The following testing method(s) apply:

[Note: The Plan may “split test”. For Current Year Testing, See Section 4.11(E). For Prior Year Testing, see Section 4.11(1) and, as to the first Plan Year, see Sections 4.10(B)(4)(f)(iv) and 4.10(C)(5)(e)(iv).]

ADP Test (Choose one of a. or b.)

		a.	[X]	Current Year Testing.

		b.	[ ]	Prior Year Testing.

ACP Test (Choose one of c., d., or e.)

		c.	[ ]	Not applicable. The Plan does not permit Matching Contributions or Employee Contributions and the Plan Administrator will not recharacterize Elective Deferrals as Employee Contributions for testing.

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		d.	[X]	Current Year Testing.

		e.	[ ]	Prior Year Testing.

	(2)	[ ]	Safe Harbor Plan/No testing or ACP test only. (Choose one of a. or b.):

		a.	[ ]	No testing. ADP test safe harbor applies and if applicable, ACP test safe harbor applies.

		b.	[ ]	ACP test only. ADP test safe harbor applies, but Plan will perform ACP test as follows (Choose one of (i) or (ii).):

			(i)	[ ]	Current Year Testing.

			(ii)	[ ]	Prior Year Testing.

	(3)	[ ]	Maybe notice (Election 30(b)). See Section 3.05(1).

[Note: The Employer may make elections under both the Traditional 401(k) Plan and Safe Harbor Plan elections, in order to accommodate a Plan that applies both testing elections (e.g., Safe Harbor Includible Employees group and tested Otherwise Excludible Employees group, or Safe Harbor Plan with tested after-tax Employee Contributions). In the absence of an election regarding ADP or ACP tested contributions, Current Year Testing applies.]

(b)	[ ]	HCE determination. The Top-Paid Group election and the calendar year data election are not used unless elected below (Choose one or both of (1) and (2) if applicable.):

	(1)	[ ]	Top-paid group election applies.

	(2)	[ ]	Calendar year data election (fiscal year Plan only) applies.

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ARTICLE V

VESTING REQUIREMENTS

39.   NORMAL RETIREMENT AGE (5.01). A Participant attains Normal Retirement Age under the Plan on the following date (Choose one of (a) or (b).):

(a)	[X]	Specific age. The date the Participant attains age 65. [Note: The age may not exceed age 65.]

(b)	[ ]

Age/participation. The later of the date the Participant attains age            or the            anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [Note: The age may not exceed age 65 and the anniversary may not exceed the 5th.]

40.   EARLY RETIREMENT AGE (5.01). (Choose one of (a) or (b).):

(a)	[X]	Not applicable. The Plan does not provide for an Early Retirement Age.

(b)	[ ]

Early Retirement Age. Early Retirement Age is the later of: (i) the date a Participant attains age           ; (ii) the date a Participant reaches his/her            anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan; or (iii) the date a Participant completes            Years of Service.

[Note: The Employer should leave blank any of clauses (i), (ii), and (iii) which are not applicable.]

“Years of Service” under this Election 40 means (Choose one of (1) or (2) as applicable.):

(1)	[ ] Eligibility. Years of Service for eligibility in Election 16.

(2)	[ ] Vesting. Years of Service for vesting in Elections 43 and 44.

[Note: Election of an Early Retirement Age does not affect the time at which a Participant may receive a Plan distribution.  However, a Participant becomes 100% vested at Early Retirement Age.]

41.   ACCELERATION ON DEATH OR DISABILITY (5.02). Under Section 5.02, if a Participant incurs a Severance from Employment as a result of death or Disability  (Choose one of (a), (b), or (c).):

(a)	[X]	Applies. Apply 100% vesting.

(b)	[ ]	Not applicable. Do not apply 100% vesting. The Participant’s vesting is in accordance with the applicable Plan vesting schedule.

(c)	[ ]	Limited application. Apply 100% vesting, but only if a Participant incurs a Severance from Employment as a result of (Choose one of (1) or (2).):

	(1)	[ ] Death.

	(2)	[ ] Disability.

42.   VESTING SCHEDULE (5.03). A Participant  has a 100% Vested  interest at all times in his/her Accounts  attributable to: (i) Elective Deferrals; (ii) Employee  Contributions; (iii)  QNECs; (iv) QMACs; (v) Safe Harbor Contributions (other than QACA Safe Harbor Contributions); (vi) SIMPLE  Contributions; (vii) Rollover  Contributions; (viii) Prevailing  Wage Contributions; (ix) DECs; and (x) Designated  IRA Contributions. The following vesting schedule applies to Regular Matching Contributions, to Additional Matching Contributions (irrespective of ACP testing status), to Nonelective Contributions (other than Prevailing Wage Contributions) and to QACA Safe Harbor Contributions. (Choose (a) or choose one or both of (b) and (c) as applicable.):

(a)	[ ]	Immediate vesting. 100% Vested at all times in all Accounts.

[Note: Unless all Contribution Types are 100% Vested, the Employer should not elect 42(a). If the Employer elects immediate vesting under 42(a), the Employer should not complete the balance of Election 42 or Elections 43 and 44 (except as noted therein). The Employer must elect 42(a) if the eligibility Service condition under Election 14 as to all Contribution Types (except Elective Deferrals and Safe Harbor Contributions) exceeds one Year of Service or more than 12 months. The Employer must elect 42(b)(1) as to any Contribution Type where the eligibility service condition exceeds one Year of Service or more than 12 months. The Employer should elect 42(b) if any Contribution Type is subject to a vesting schedule.]

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(b)	[X]	Vesting schedules: Apply the following vesting schedules (Choose one or more of (1) through (6). Choose Contribution Type as applicable.):

					(1)		(2)	(3)	(4)	(5)
					All Contributions		Nonelective	Regular Matching	Additional Matching (See Section 3.05(F))	QACA Safe Harbor

(1)	[ ]	Immediate vesting.			N/A (See Election 42(a))		[ ]	[ ]	[ ]	[ ]

(2)	[ ]	6-year graded.			[ ]	OR	[ ]	[ ]	[ ]	N/A

(3)	[ ]	3-year cliff.			[ ]	OR	[ ]	[ ]	[ ]	N/A

(4)	[ ]	Modified schedule:			[ ]	OR	[ ]	[ ]	[ ]	N/A
		Years of Service	Vested %
		Less than 1	a.
		1	b.
		2	c.
		3	d.
		4	e.
		5	f.
		6 or more		100%

(5)	[ ]	2-year cliff.			[ ]	OR	[ ]	[ ]	[ ]	[ ]

(6)	[X]	Modified 2-year schedule:			[X]	OR	[ ]	[ ]	[ ]	[ ]
		Years of Service	Vested %
		Less than 1	a.	0%
		1	b.	50%
		2		100%

[Note: If the Employer does not elect 42(a), the Employer under 42(b) must elect immediate vesting or must elect one of the specified alternative vesting schedules. The Employer must elect either 42(b)(5) or (6) as to QACA Safe Harbor Contributions. The modified top heavy schedule of Election 42(b)(4) must satisfy Code §411(a)(2)(B). If the Employer elects Additional Matching under Election 30(j), the Employer should elect vesting under the Additional Matching column in this Election 42(b). That election applies to the Additional Matching even if the Employer has given the maybe notice but does not give the supplemental notice for any Plan Year and as to such Plan Years, the Plan is not a safe harbor plan and the Matching Contributions are not Additional Matching Contributions. If the Plan’s Effective Date is before January 1, 2007, the Employer may wish to complete the override elections in Appendix B relating to the application of non-top-heavy vesting.]

(c)	[ ]	Special vesting provisions:

[Note: The Employer under Election 42(c) may describe special vesting provisions from the elections available under Election 42 and/or a combination thereof as to a: (i) Participant group (e.g., Full vesting applies to Division A Employees OR to Employees hired on/before “x” date. 6-year graded vesting applies to Division B Employees OR to Employees hired after “x” date.); and/or (ii) Contribution Type (e.g., Full vesting applies as to Discretionary Nonelective Contributions. 6-year graded vesting applies to Fixed Nonelective Contributions). Any special vesting provision must satisfy Code §411(a) and must be nondiscriminatory.]

43.   YEAR OF SERVICE - VESTING (5.05). (Complete both (a) and (b).):

[Note: If the Employer elects the Elapsed Time Method for vesting the Employer should not complete this Election 43. If the Employer elects immediate vesting, the Employer should not complete Election 43 or Election 44 unless it elects to apply a Year of Service for vesting under any other Adoption Agreement election.]

(a)

Year of Service. An Employee must complete at least    1,000    Hours of Service during a Vesting Computation Period to receive credit for a Year of Service under Article V. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

(b)	Vesting Computation Period. The Plan measures a Year of Service based on the following 12-consecutive month period (Choose one of (1) or (2).):

(1)    [X]    Plan Year.

(2)    [  ]    Anniversary Year.

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44.   EXCLUDED YEARS OF SERVICE - VESTING (5.05(C)). (Choose (a) or (b).):

(a)	[X]	None. None other than as specified in Section 5.05(C)(1).

(b)	[ ]	Exclusions. The Plan excludes the following Years of Service for purposes of vesting (Choose one or more of (1) through (4).):

	(1)	[ ]	Age 18. Any Year of Service before the Vesting Computation Period during which the Participant attained the age of 18.

	(2)	[ ]	Prior to Plan establishment. Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

	(3)	[ ]	Rule of Parity. Any Year of Service excluded under the rule of parity. See Plan Section 5.06(C).

	(4)	[ ]	Additional exclusions. The following Years of Service:

[Note: The Employer under Election 44(b)(4) may describe vesting service exclusions provisions available under Election 44 and/or a combination thereof as to a: (i) Participant group (e.g., No exclusions apply to Division A Employees OR to Employees hired on/before “x” date. The age 18 exclusion applies to Division B Employees OR to Employees hired after “x” date.); or (ii) Contribution Type (e.g., No exclusions apply as to Discretionary Nonelective Contributions. The age 18 exclusion applies to Fixed Nonelective Contributions). Any exclusion specified under Election 44(b)(4) must comply with Code §411(a)(4). Any exclusion must be nondiscriminatory.]

ARTICLE VI

DISTRIBUTION OF ACCOUNT BALANCE

45. MANDATORY DISTRIBUTION (6.01(A)(1)/6.08(D)). The Plan provides or does not provide for Mandatory Distribution of a Participant’s Vested Account Balance following Severance from Employment, as follows (Choose one of (a) or (b). Choose (c) if applicable.):

(a)	[ ]	No Mandatory Distribution. The Plan will not make a Mandatory Distribution following Severance from Employment.

(b)	[X]

Mandatory Distribution. The Plan will make a Mandatory Distribution following Severance from Employment. (Complete (1) and (2). Choose (3) unless the Employer elects to limit Mandatory Distributions to $1,000 including Rollover Contributions under Elections 45(b)(1)b. and 45(b)(2)b.):

(1)

Amount limit. As to a Participant who incurs a Severance from Employment and who will receive distribution before attaining the later of age 62 or Normal Retirement Age, the Mandatory Distribution maximum amount is equal to (Choose one of a., b., or c.):

		a.	[X]	$5,000.

		b.	[ ]	$1,000.

		c.	[ ]	Specify amount: $ (may not exceed $5,000).

[Note: This election only applies to the Mandatory Distribution maximum amount. For other Plan provisions subject to a $5,000 limit, see election 56(g)(7) in Appendix B.]

(2)

Application of Rollovers to amount limit. In determining whether a Participant’s Vested Account Balance exceeds the Mandatory Distribution dollar limit in Election 45(b)(1), the Plan (Choose one of a. or b.):

		a.	[X]	Disregards Rollover Contribution Account.

		b.	[ ]	Includes Rollover Contribution Account.

	(3)	[X]

Amount of Mandatory Distribution subject to Automatic Rollover. A Mandatory Distribution to a Participant before attaining the later of age 62 or Normal Retirement Age is subject to Automatic Rollover under Section 6.08(D) (Choose one of a. or b.):

		a.	[X]	Only if exceeds $1,000. Only if the amount of the Mandatory Distribution exceeds $1,000, which for this purpose must include any Rollover Contributions Account.

		b.	[ ]	Specify lesser amount. Only if the amount of the Mandatory Distribution is at least: $ (specify $1,000 or less), which for this purpose must include any Rollover Contributions Account.

(c)	[ ]	Required distribution at Normal Retirement Age. A severed Participant may not elect to delay distribution beyond the later of age 62 or Normal Retirement Age.

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Nonstandardized 401(k) Plan

46.  SEVERANCE DISTRIBUTION TIMING (6.01). Subject to the timing limitations of Section 6.01(A)(1)  in the case of a Mandatory Distribution, or in the case of any Distribution Requiring Consent under Section 6.01(A)(2), for which consent is received, the Plan Administrator will instruct the Trustee to distribute a Participant’s Vested Account Balance as soon as is administratively practical following the time specified below (Choose one or more of (a) through (i) as applicable; choose (j) if applicable.):

[Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 46 no longer apply. See Section 6.01(B) and Election 50.]

			(1) Mandatory Distribution	(2) Distribution Requiring Consent

(a)	[X]	Immediate. Immediately following Severance from Employment.	[X]	[X]

(b)	[ ]	Next Valuation Date. After the next Valuation Date following Severance from Employment.	[ ]	[ ]

(c)	[ ]	Plan Year. In the Plan Year following Severance from Employment (e.g., next or fifth).	[ ]	[ ]

(d)	[ ]	Plan Year quarter. In the Plan Year quarter following Severance from Employment (e.g., next or fifth).	[ ]	[ ]

(e)	[ ]

Contribution Type Accounts.                                                   (specify timing) as to the Participant’s                                                   Account(s) and                                      (specify timing) as to the Participant’s                                      Account(s) (e.g., As soon as is practical following Severance from Employment as to the Participant’s Elective Deferral Account and as soon as is practical in the next Plan Year following Severance from Employment as to the Participant’s Nonelective and Matching Accounts).

			[ ]	[ ]

(f)	[ ]

Vesting controlled timing. If the Participant’s total Vested Account Balance exceeds $       , distribute                   (specify timing) and if the Participant’s total Vested Account Balance does not exceed $       , distribute                   (specify timing).

			[ ]	[ ]

(g)	[ ]

Distribute at Normal Retirement Age. As to a Mandatory Distribution, distribute not later than 60 days after the beginning of the Plan Year following the Plan Year in which the previously severed Participant attains the earlier of Normal Retirement Age or age 65.

[Note: An election under column (2) only will have effect if the Plan’s NRA is less than age 62.]

			[ ]	[ ]

(h)	[ ]

No buy-back/vesting controlled  timing. Distribute as soon as is practical following Severance from Employment if the Participant is fully Vested. Distribute as soon as is practical following a Forfeiture Break in Service if the Participant is not fully Vested.

			[ ]	[ ]

(i)	[ ]	Describe Severance from Employment distribution timing:

[Note: The Employer under Election 46(i) may describe Severance from Employment distribution timing provisions from the elections available under Election 46 and/or a combination thereof as to any: (i) Participant group (e.g., Immediate distribution after Severance from Employment applies to Division A Employees OR to Employees hired on/before “x” date. Distribution after the next Valuation Date following Severance from Employment applies to Division B Employees OR to Employees hired after “x” date.); (ii) Contribution Type and Participant group (e.g., As to Division A Employees, immediate distribution after Severance from Employment applies as to Elective Deferral Accounts and distribution after the next Valuation Date following Severance from Employment applies to Nonelective Contribution Accounts); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 46(i) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) comply with Code §401(a)(14) timing requirements; (iv) be nondiscriminatory and (v) preserve Protected Benefits as required.]

(j)	[ ]

Acceleration. Notwithstanding any later specified distribution date in Election 46, a Participant may elect an earlier distribution following Severance from Employment (Choose (1) and (2) as applicable.):

	(1)	[ ]	Disability. If Severance from Employment is on account of Disability or if the Participant incurs a Disability following Severance from Employment.

	(2)	[ ]	Hardship. If the Participant incurs a hardship under Section 6.07(B) following Severance from Employment.

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47.  IN-SERVICE DISTRIBUTIONS/EVENTS (6.01(C)). A Participant may elect an In-Service Distribution of the designated Contribution Type Accounts based on any of the following events in accordance with Section 6.01(C) (Choose one of (a) or (b).):

[Note: If the Employer elects any In-Service Distribution option, a Participant may elect to receive as many In-Service Distributions per Plan Year (with a minimum of one per Plan Year) as the Plan Administrator’s In-Service Distribution form or policy may permit. If the form or policy is silent, the number of In-Service Distributions is not limited. Prevailing Wage Contributions are treated as Nonelective Contributions. See Section 6.01(C)(4)(d) if the Employer elects to use Prevailing Wage Contributions to offset other contributions.]

(a)	[ ]

None. The Plan does not permit any In-Service Distributions except as to any of the following (if applicable): (i) RMDs under Section 6.02; (ii) Protected Benefits; and (iii) Designated IRA Contributions. Also see Section 6.01(C)(4)(e) with regard to Rollover Contributions, Employee Contributions and DECs.

(b)	[X]	Permitted. In-Service Distributions are permitted as follows from the designated Contribution Type Accounts (Choose one or more of (1) through (9).):

[Note: Unless the Employer elects otherwise in Election (b)(9) below, Elective Deferrals under Election 47(b) includes Pre-Tax and Roth Deferrals and Matching Contributions includes Additional Matching Contributions (irrespective of the Plan’s ACP testing status).]

				(1) All Contrib.		(2) Elective Deferrals	(3) Safe Harbor Contrib.	(4) QNECs	(5) QMACs	(6) Matching Contrib.	(7) Nonelective/ SIMPLE

(1)	[ ]	None. Except for Election 47(a) exceptions.		N/A (See Election 47(a))		[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(2)	[X]	Age (Choose one or both of a. and b.):

	a.	[X]	Age 59 1/2 (must be at least 59 1/2).	[ ]	OR	[X]	[ ]	[ ]	[ ]	[X]	[X]

	b.	[ ]	Age (may be less than 59 1/2).	N/A		N/A	N/A	N/A	N/A	[ ]	[ ]

(3)	[X]	Hardship (Choose one or both of a. and b.):

	a.	[X]	Hardship (safe harbor). See Section 6.07(A).	N/A		[X]	N/A	N/A	N/A	[X]	[X]

	b.	[ ]	Hardship (nonsafe harbor). See Section 6.07(B).	N/A		N/A	N/A	N/A	N/A	[ ]	[ ]

(4)	[ ]	Disability.		[ ]	OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(5)	[ ]	year contributions. (specify minimum of two years) See Section 6.01(C)(4)(a)(i).		N/A		N/A	N/A	N/A	N/A	[ ]	[ ]

(6)	[ ]	months of participation. (specify minimum of 60 months) See Section 6.01(C)(4)(a)(ii).		N/A		N/A	N/A	N/A	N/A	[ ]	[ ]

(7)	[ ]	Qualified Reservist Distribution. See Section 6.01(C)(4)(b)(iii).		N/A		[ ]	N/A	N/A	N/A	N/A	N/A

(8)	[ ]	Deemed Severance Distribution. See Section 6.11.		[ ]		[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(9)	[ ]	Describe:

[Note: The Employer under Election 47(b)(9) may describe In-Service Distribution provisions from the elections available under Election 47 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable at age 59 1/2 OR Accounts of Employees hired on/before “x” date are distributable at age 59 1/2. No In-Service Distributions apply to Division B Employees OR to Employees hired on/before “x” date.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable on Disability. Fixed Nonelective Contribution Accounts are distributable on Disability or Hardship (non-safe harbor)); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 47(b)(9) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Sections 6.01(C)(4) and 11.02(C)(3).]

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48.  IN-SERVICE DISTRIBUTIONS/ADDITIONAL CONDITIONS (6.01(C)). The following additional conditions apply to In-Service Distributions under Election 47(b) (Choose one of (a) or (b).):

(a)	[ ]	Additional conditions. (Choose one or more of (1) through (3) as applicable.):

	(1)	[ ]

100% vesting required. A Participant may not receive an In-Service Distribution unless the Participant is 100% Vested in the distributing Account. This restriction applies to (Choose one or more of a. or b.):

		a.	[ ]	Hardship distributions. Distributions based on hardship.

		b.	[ ]	Other In-Service. In-Service distributions other than distributions based on hardship.

	(2)	[ ]	Minimum amount. A Participant may not receive an In-Service Distribution in an amount which is less than: $ (specify amount not exceeding $1,000).

	(3)	[ ]	Describe other conditions:

[Note: An Employer’s election under Election 48(a)(3) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).]

(b)	[X]

No other conditions. A Participant may elect to receive an In-Service Distribution upon any Election 47(b) event without further condition, provided that the amount distributed may not exceed the Vested amount in the distributing Account.

49.  POST-SEVERANCE AND LIFETIME RMD DISTRIBUTION METHODS (6.03). A Participant whose Vested Account Balance exceeds $5,000 (or any lesser amount elected in Appendix B, Election 56(g)(7)): (i) who has incurred a Severance from Employment and will receive a distribution; or (ii) who remains employed but who must receive lifetime RMDs, may elect distribution under one of the following method(s) of distribution described in Section 6.03 and subject to any Section 6.03 limitations. (Choose one or more of (a) through (f) as applicable.):

[Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 49 no longer apply. See Section 6.01(B) and Election 50.]

(a)	[X]	Lump-Sum. See Section 6.03(A)(3).

(b)	[ ]

Installments only if Participant subject to lifetime RMDs. A Participant who is required to receive lifetime RMDs may receive installments payable in monthly, quarterly or annual installments equal to or exceeding the annual RMD amount. See Sections 6.02(A) and 6.03(A)(4)(a).

(c)	[X]	Installments. See Section 6.03(A)(4).

(d)	[ ]	Alternative Annuity:
See Section 6.03(A)(5).

[Note: Under a Plan which is subject to the joint and survivor annuity distribution requirements of Section 6.04 (Election 51(b)), the Employer may elect under 49(d) to offer one or more additional annuities (Alternative Annuity) to the Plan’s QJSA, QPSA or QOSA. If the Employer elects under Election 51(a) to exempt Exempt Participants from the joint and survivor annuity requirements, the Employer should not elect to provide an Alternative Annuity under 49(d).]

(e)	[X]	Ad-Hoc distributions. See Section 6.03(A)(6).

[Note: If an Employer elects to permit Ad-Hoc distributions the option must be available to all Participants.]

(f)	[ ]	Describe distribution method(s):

[Note: The Employer under Election 49(f) may describe Severance from Employment distribution methods from the elections available under Election 49 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable in a Lump-Sum OR Accounts of Employees hired after “x” date are distributable in a Lump-Sum. Division B Employee Accounts are distributable in a Lump-Sum or in Installments OR Accounts of Employees hired on/before “x” date are distributable in a Lump-Sum or in Installments.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable in a Lump-Sum. Fixed Nonelective Contribution Accounts are distributable in a Lump-Sum or in Installments); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 49(f) must: (i) be objectively determinable; (ii) not be subject to Employer, Plan Administrator or Trustee discretion; (iii) be nondiscriminatory; and (iv) preserve Protected Benefits as required.]

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50.  BENEFICIARY DISTRIBUTION ELECTIONS (6.01(B)).  Distributions following a Participant’s death will be made as follows (Choose one of (a), (b), or (c); choose (d) if applicable.):

(a)	[ ]	Immediate. As soon as practical following the Participant’s death.

(b)	[ ]	Next Calendar Year. At such time as the Beneficiary may elect, but in any event on or before the last day of the calendar year which next follows the calendar year of the Participant’s death.

(c)	[X]	As Beneficiary elects. At such time as the Beneficiary may elect, consistent with Section 6.02.

(d)	[ ]	Describe:

[Note: The Employer under Election 50(d) may describe an alternative distribution timing or afford the Beneficiary an election which is narrower than that permitted under election 50(c), or include special provisions related to certain beneficiaries, (e.g., a surviving spouse). However, any election under Election 50(d) must require distribution to commence no later than the Section 6.02 required date.]

51.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS (6.04). The joint and survivor annuity distribution requirements of Section 6.04 (Choose one of (a) or (b).):

(a)	[X]

Profit sharing exception. Do not apply to an Exempt Participant, as described in Section 6.04(G)(l), but apply to any other Participants (or to a portion of their Account as described in Section 6.04(G)) (Complete(l).):

	(1)	One-year marriage rule. Under Section 7.05(A)(3) relating to an Exempt Participant's Beneficiary designation under the profit sharing exception (Choose one of a. or b.):

		a.	[ ]	Applies. The one-year marriage rule applies.

		b.	[X]	Does not apply. The one-year marriage rule does not apply.

(b)	[ ]	Joint and survivor annuity applicable. Section 6.04 applies to all Participants (Complete (I).):

	(1)	One-year marriage rule. Under Section 6.04(B) relating to the QPSA (Choose one of a. or b.):

		a.	[ ]	Applies. The one-year marriage rule applies.

		b.	[ ]	Does not apply. The one-year marriage rule does not apply.

ARTICLE VII

ADMINISTRATIVE PROVISIONS

52.  ALLOCATION OF EARNINGS (7.04(B)). For each Contribution Type provided under the Plan, the Plan allocates Earnings using the following method (Choose one or more of (a) through (f). Choose Contribution Type as applicable.):

[Note: Elective Deferrals/Employee Contributions also includes Rollover Contributions, Transfers, DECs and Designated IRA Contributions, Matching Contributions includes all Matching Contributions and Nonelective Contributions includes all Nonelective Contributions, unless described otherwise in Election 52(f).]

			(1)		(2)	(3)	(4)
			All Contributions		Elective Deferrals/ Employee Contributions	Matching Contributions	Nonelective Contributions

(a)	[X]	Daily. See Section 7.04(B)(4)(a).	[X]	OR	[ ]	[ ]	[ ]

(b)	[ ]	Balance forward. See Section 7.04(B)(4)(b).	[ ]	OR	[ ]	[ ]	[ ]

(c)	[ ]

Balance forward with adjustment.

See Section 7.04(B)(4)(c). Allocate pursuant to the balance forward method, except treat as part of the relevant Account at the beginning of the Valuation Period        % of the contributions made during the following Valuation Period:                             .

			[ ]	OR	[ ]	[ ]	[ ]

(d)	[ ]	Weighted average. See Section 7.04(B)(4)(d). If not a monthly weighting period, the weighting period is: .	[ ]	OR	[ ]	[ ]	[ ]

(e)	[ ]	Participant-Directed Account method. See Section 7.04(B)(4)(e).	[ ]	OR	[ ]	[ ]	[ ]

(f)	[ ]	Describe Earnings allocation method:

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[Note: The Employer under Election 52(f) may describe Earnings allocation methods from the elections available under Election 52 and/or a combination thereof as to any: (i) Participant group (e.g., Daily applies to Division A Employees OR to Employees hired after "x" date. Balance forward applies to Division B Employees OR to Employees hired on/before "x" date.); (ii) Contribution Type (e.g., Daily applies as to Discretionary Nonelective Contribution Accounts. Participant-Directed Account applies to Fixed Nonelective Contribution Accounts); (iii) investment type, investment vendor or Account type (e.g., Balance forward applies to investments placed with vendor A and Participant-Directed Account applies to investments placed with vendor B OR Daily applies to Participant-Directed Accounts and balance forward applies to pooled Accounts); and/or (iv) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be subject to Earnings allocation in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer's election under Election 52(f) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; and (iii) be nondiscriminatory.]

ARTICLE VIII

TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

53.  VALUATION OF TRUST (8.02(C)(4)). In addition to the last day of the Plan Year, the Trustee (or Named Fiduciary as applicable) must value the Trust Fund on the following Valuation Date(s) (Choose one or more of(a) through (d). Choose Contribution Type as applicable.):

[Note: Elective Deferrals/Employee Contributions also include Rollover Contributions, Transfers, DECs and Designated IRA Contributions, Matching Contributions includes all Matching Contributions and Nonelective Contributions includes all Nonelective Contributions, unless described otherwise in Election 53(d).]

			(1)		(2)	(3)	(4)
			All Contributions		Elective Deferrals/ Employee Contributions	Matching Contributions	Nonelective Contributions

(a)	[ ]	No additional Valuation Dates.	[ ]	OR	[ ]	[ ]	[ ]

(b)	[X]	Daily Valuation Dates. Each business day of the Plan Year on which Plan assets for which there is an established market are valued and the Trustee is conducting business.	[X]	OR	[ ]	[ ]	[ ]

(c)	[ ]	Last day of a specified period. The last day of each of the Plan Year.	[ ]	OR	[ ]	[ ]	[ ]

(d)	[ ]	Specified Valuation Dates:

[Note: The Employer under Election 53(d) may describe Valuation Dates from the elections available under Election 53 and/or a combination thereof as to any: (i) Participant group (e.g., No additional Valuation Dates apply to Division A Employees OR to Employees hired after "x" date. Daily Valuation Dates apply to Division B Employees OR to Employees hired on/before “x” date.); (ii) Contribution Type (e.g., No additional Valuation Dates apply as to Discretionary Nonelective Contribution Accounts. The last day of each Plan Year quarter applies to Fixed Nonelective Contribution Accounts); (iii) investment type, investment vendor or Account type (e.g., No additional Valuation Dates apply to investments placed with vendor A and Daily Valuation Dates apply to investments placed with vendor B OR Daily Valuation Dates apply to Participant-Directed Accounts and no additional Valuation Dates apply to pooled Accounts); and/or (iv) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be subject to Trust valuation in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer's election under Election 53(d) must: (i) be objectively determinable,• (ii) not be subject to Employer discretion,• and (iii) be nondiscriminatory.]

ARTICLE XII

MULTIPLE EMPLOYER PLAN

54.  MULTIPLE EMPLOYER PLAN (12.01/12.02/12.03). The Employer makes the following elections regarding the Plan's Multiple Employer Plan status and the application of Article XII (Choose one of (a) or (b).):

(a)	[X]	Not applicable. The Plan is not a Multiple Employer Plan and Article XII does not apply.

(b)	[ ]	Applies. The Plan is a Multiple Employer Plan and the Article XII Effective Date is: . The Employer makes the following additional elections (Choose (1) if applicable.):

	(1)	[ ]

Participating Employer may modify. See Section 12.03. A Participating Employer in the Participation Agreement may modify Adoption Agreement elections applicable to each Participating Employer (including electing to not apply Adoption Agreement elections) as follows (Choose one of a. or b. Choose c. if applicable.):

		a.	[ ]	All. May modify all elections.

		b.	[ ]	Specified elections. May modify the following elections: (specify by election number).

		c.	[ ]

Restrictions. May modify subject to the following additional restrictions:                                       (Specify restrictions. Any restrictions must be definitely determinable and may not violate Code §412 or the regulations thereunder.).

[Note: If Election (b)(1) above is not chosen, Participating Employers may not modify any Adoption Agreement elections. The Participation Agreement must be consistent with this Election 54(b)(1). Any Participating Employer election in the Participation Agreement which is not permitted under this Election 54(b)(1) is of no force or effect and the applicable election in the Adoption Agreement applies.]

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EXECUTION PAGE

The Employer, by executing this Adoption Agreement, hereby agrees to the provisions of this Plan and Trust.

Employer:	CA R BO Ceramics Inc.
Date:	12.16.16
Signed:	/s/ Ellen Smith
Ellen Smith VPHR
[print name/title]

The Trustee, by executing this Adoption Agreement, hereby accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee under the Prototype Plan and Trust. If the Employer under Elections 5(c), 5(d), 5(e) or 5(g) will use a separate Trust, the Trustee need not execute this Adoption Agreement.

Discretionary Trustee(s):
Date:
Signed:

[print name/title]

Nondiscretionary Trustee(s):
Date:
Signed:

[print name/title]

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer’s Plan. The Employer only may use this Adoption Agreement only in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.

Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Election(s) _________ effective _____________, by substitute Adoption Agreement page number(s) ________. The Employer should retain all Adoption Agreement Execution Pages and amended pages. [Note: The Effective Date may be retroactive or may be prospective.]

Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting Employers of any amendment to this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor’s intended meaning of any Plan provisions or the effect of the Opinion Letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: 751 Broad Street, Newark. NJ 071 02-3777    1-800-848-401 5                                    .

Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an Opinion Letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the Opinion Letter, Code §401 . An adopting Employer may rely on the Prototype Sponsor’s IRS Opinion Letter only to the extent provided in Rev. Proc. 2011 -49. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion Letter and in Rev. Proc. 2011 -49 or subsequent guidance. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the IRS.

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APPENDIX A

SPECIAL RETROACTIVE OR PROSPECTIVE EFFECTIVE DATES

55.   SPECIAL EFFECTIVE DATES (1.20). The Employer elects or does not elect Appendix A special Effective Date(s) as follows.

(Choose (a) or one or more of (b) through (s) as applicable.):

[Note: If the Employer elects 55(a), do not complete the balance of this Election 55.]

(a)	[X]	Not applicable. The Employer does not elect any Appendix A special Effective Dates.

[Note: The Employer may use this Appendix A to specify an Effective Date for one or more Adoption Agreement elections which does not correspond to the Plan's new Plan or Restated Plan Effective Date under Election 4. As to Restated Plans, for periods prior to: (i) the below-specified special Effective Date(s); or (ii) the Restated Plan's general Effective Date under Election 4, as applicable, the Plan terms in effect prior to its restatement under this Adoption Agreement control for purposes of the designated provisions.]

(b)	[ ]	Trustee (1.67). The Trustee provisions under Election 5 or Appendix C are effective: ____________.
(c)	[ ]	Contribution Types (1.12). The Contribution Types under Election(s) 6 ______ are effective: ____________.
(d)	[ ]	Excluded Employees (1.22(D)). The Excluded Employee provisions under Election(s) 8 ______ are effective: ____________.
(e)	[ ]	Compensation (1.11). The Compensation definition under Election(s) _______ (specify 9-11 as applicable) are effective: ____________.
(f)	[ ]

Hour of Service/Elective Service Crediting (1.32/1.59(C)). The Hour of Service and/or elective Service crediting provisions under Election(s) ______ (specify 12-13 as applicable) are effective: ____________.

(g)	[ ]	Eligibility (2.01-2.03). The eligibility provisions under Election(s) ______ (specify 14-19 as applicable) are effective: ____________.
(h)	[ ]	Elective Deferrals (3.02(A)-(D)). The Elective Deferral provisions under Election(s) ________ (specify 20-23 as applicable) are effective: ____________.
(i)	[ ]	Matching Contributions (3.03). The Matching Contribution provisions under Election(s) _______ (specify 24-26 as applicable) are effective: ____________.
(j)	[ ]	Nonelective Contributions (3.04). The Nonelective Contribution provisions under Election(s) ______ (specify 27-29 as applicable) are effective: ____________.
(k)	[ ]	401(k) safe harbor (3.05). The 401(k) safe harbor provisions under Election(s) 30 ______ are effective: ____________.
(l)	[ ]	Allocation conditions (3.06). The allocation conditions under Election(s) _________ (specify 31-32 as applicable) are effective: ____________.
(m)	[ ]	Forfeitures (3.07). The forfeiture allocation provisions under Election(s) 33 _______ are effective:
(n)	[ ]	Employee Contributions (3.09). The Employee Contribution provisions under Election(s) 36 ________ are effective: ____________.
(o)	[ ]	Testing elections (4.06(B)). The testing elections under Election(s) 38 ______ are effective: ____________.
(p)	[ ]	Vesting (5.03). The vesting provisions under Election(s) __________ (specify 39-44 as applicable) are effective: ____________.
(q)	[ ]	Distributions (6.01, 6.03 and 6.04). The distribution elections under Election(s) __________ (specify 45-51 as applicable) are effective: ____________.
(r)	[ ]	Earning/Trust valuation (7.04(B)/8.02(C)(4)). The Earnings allocation and Trust valuation provisions under Election(s) _______ (specify 52-53 as applicable) are effective: ____________.
(s)	[ ]	Special Effective Date(s) for other elections (specify elections and dates): _____________________________________________.

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APPENDIX B

BASIC PLAN DOCUMENT OVERRIDE ELECTIONS

56.  BASIC PLAN OVERRIDES. The Employer elects or does not elect to override various basic plan provisions as follows (Choose (a) or choose one or more of (b) through (l) as applicable.):

[Note: If the Employer elects 56(a), do not complete the balance of this Election 56.]

(a)	[ ]	Not applicable. The Employer does not elect to override any basic plan provisions.

[Note: The Employer at the time of restating its Plan with this Adoption Agreement may make an election on Appendix A (Election 55(s)) to specify a special Effective Date for any override provision the Employer elects in this Election 56. If the Employer, after it has executed this Adoption Agreement,  later amends  its Plan to change any election on this Appendix  B, the Employer should document  the Effective Date of the Appendix B amendment on the Execution Page or otherwise in the amendment.]

(b)	[X]	Definition (Article I) overrides. (Choose one or more of (1) through (8) as applicable.):

	(1)	[ ]

W-2 Compensation exclusion of paid/reimbursed moving expenses (1.11(B)(1)). W-2 Compensation excludes amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that, at the time of payment, it is reasonable to believe that the Employee may deduct these amounts under Code §217.

	(2)	[ ]	Alternative (general) 415 Compensation (1.11(B)(4)). The Employer elects to apply the alternative (general) 415 definition of Compensation in lieu of simplified 415 Compensation.

	(3)	[X]	Inclusion of Deemed 125 Compensation (1.11(C)). Compensation under Section 1.11 includes Deemed 125 Compensation.

	(4)	[ ]

Pre-Regulatory inclusion of Post-Severance Compensation (1.11(I) and 4.05(F)). Prior to the first Limitation Year beginning on or after July 1, 2007 (the Effective Date of the final 415 regulations), the Plan includes Post-Severance Compensation within the meaning of Prop. Treas. Reg. §1.415(c)-2(e) as described in Sections l.ll(I) and 4.05(F) as follows (Choose  one or both of a. and b.):

		a.	[ ]	Include for 415 testing. Include for 415 testing and for other testing which uses 415 Compensation. This provision applies effective as of (specify a date which is no earlier than January 1, 2005).

		b.	[ ]

Include for allocations. Include for allocations as follows (specify affected Contribution Type(s) and any adjustments to Post-Severance Compensation used for allocation):                                                                                                                  This provision applies effective as of                                                   (specify a date which is no earlier than January 1, 2002).

	(5)	[ ]	Inclusion of Deemed Disability Compensation (1.11(K)). Include Deemed Disability Compensation. (Choose one of a. or b.):

		a.	[ ]	NHCEs only. Apply only to disabled NHCEs.

		b.	[ ]	All Participants. Apply to all disabled Participants. The Employer will make Employer Contributions for such disabled Participants for: (specify a fixed or determinable period).

	(6)	[ ]	Treatment of Differential Wage Payments (1.11(L)). In lieu of the provisions of Section l.ll(L), the Employer elects the following (Choose one or more of a., b., c., and d. as applicable.):

		a.	[ ]	Effective date. The inclusion is effective for Plan Years beginning after (may not be earlier than December 31, 2008).

		b.	[ ]	Elective Deferrals only. The inclusion only applies to Compensation for purposes of Elective Deferrals.

		c.	[ ]	Not included. The inclusion does not apply to Compensation for purposes of any Contribution Type.

		d.	[ ]	Other: (specify other Contribution Type Compensation which includes Differential Wage Payments)

	(7)	[ ]	Leased Employees (1.22(B)). (Choose one or both of a. and b. if applicable.):

		a.	[ ]	Inclusion of Leased Employees (1.22(B)). The Employer for purposes of the following Contribution Types, does not exclude Leased Employees: (specify Contribution Types).

		b.	[ ]

Offset if contributions to leasing organization plan (1.22(B)(2)). The Employer will reduce allocations to this Plan for any Leased Employee to the extent that the leasing organization contributes to or provides benefits under a leasing organization plan to or for the Leased Employee and which are attributable to the Leased Employee’s services for the Employer. The amount of the offset is as follows:

[Note: The election of an offset under this Election 56(b)(7)b. may require that the Employer aggregate its plan with the leasing organization's plan for coverage  and nondiscrimination testing.]

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	(8)	[ ]

Inclusion of Reclassified Employees (1.22(D)(3)). The Employer for purposes of the following Contribution Types, does not exclude Reclassified Employees (or the following categories of Reclassified Employees):                                                     (specify Contribution Types and/or categories of Reclassified Employees).

(c)	[ ]	Rule of parity- participation (Article II) override (2.03(D)). For purposes of Plan participation, the Plan applies the "rule of parity" under Code §410(a)(5)(D).

(d)	[X]	Contribution/allocation (Article III) overrides. (Choose one or more of(1) through (9) as applicable.):

	(1)	[ ]	Roth overrides. (Choose one or more of a., b., c., d., or e. as applicable.):

		a.	[ ]	Treatment of Automatic Deferrals as Roth Deferrals (3.02(B)). The Employer elects to treat Automatic Deferrals as Roth Deferrals in lieu of treating Automatic Deferrals as Pre-Tax Deferrals.

		b.	[ ]

Treatment of Automatic Deferrals when Participant has Roth Deferrals (3.02(B)). If the Employer elects 21(b)(2)a. (Election of at least Automatic Deferral Percentage) for Participants that have a Roth Deferral election in place, the Automatic Deferral Percentage includes only the incremental percentage amount necessary to increase the Participant's Pre-Tax Deferral so that when aggregated with the Roth Deferral is equal to the Automatic Deferral Percentage.

		c.	[ ]	In-Plan Roth Rollovers limited to In-Service only (3.08(E)(2)(a)). Only Participants who are Employees may elect to make an In-Plan Roth Rollover Contribution.

		d.	[ ]	Vested In-Plan Roth Rollovers (3.08(E)(2)(b)). Distributions related to In-Plan Roth Rollovers may only be made from accounts which are fully Vested.

		e.	[ ]	Source of In-Plan Roth Rollover Contribution (3.08(E)(3)(b)). The Plan permits an In-Plan Roth Rollover only from the following qualifying sources (Choose one or more.):

			(i)	[ ]	Elective Deferrals

			(ii)	[ ]	Matching Contributions (including any Safe Harbor Matching Contributions and Additional Matching Contributions)

			(iii)	[ ]	Nonelective Contributions

			(iv)	[ ]	QNECs (including any Safe Harbor Nonelective Contributions)

			(v)	[ ]	Rollovers

			(vi)	[ ]	Transfers

			(vii)	[ ]	Other:
(specify account(s) and conditions in a manner that is definitely determinable and not subject to Employer discretion)

	(2)	[X]	Automatic Deferrals overrides (3.02(B)). (Choose one or more of a., b., c., d., or e. as applicable.):

		a.	[X]

Participants Subject to ACA (3.02(B)(l)(a). For the purposes of this Section a Participant's ACA Effective Date is as soon as practicable after the Participant is subject to Automatic Deferrals under the ACA, consistent with the objective of affording the Participant a reasonable period of time after receipt of the ACA notice to make a Contrary Election (and, if applicable, an investment election).

		b.	[ ]

EACA Permissible Withdrawals- Rehires (3.02(B)(2)(d)(iv)). For purposes of Section 3.02(B)(2)(d)(iii), with respect to an Employee who for an entire Plan Year did not have Automatic Deferrals made pursuant to a default election under the EACA, the Plan will not follow the special rule which allows the Plan to treat the Employee as not having  had such contributions for any prior Plan Year as well.

		c.	[ ]

EACA Permissible Withdrawals- Rehires (Separation of Service) (3.02(B)(2)(d)(iv)). For purposes of Section 3.02(B)(2)(d)(iii), the Plan will treat an Employee who had a Separation from Service for an entire Plan Year as not having Automatic Deferrals made pursuant to a default election under the EACA for any prior Plan Year.

		d.	[ ]

QACA Automatic Deferral Rate (3.02(B)(3)(b)). For purposes of Section 3.02(B)(3)(b), with respect to a Participant who for an entire Plan Year did not have Automatic Deferral contributions made under the QACA, the Plan will not follow the special rule which allows the Plan to treat the Participant as not having made such contributions for any prior Plan Year.

		e.	[ ]

QACA Automatic Deferral Rate (3.02(B)(3)(b)). For purposes of Section 3.02(B)(3)(b), with respect to a Participant who did not have Automatic Deferral contributions made under the QACA because they had a Separation from Service for an entire Plan Year, the Plan will treat the Participant as not having made such contributions for any prior Plan Year.

	(3)	[ ]

No offset of Safe Harbor Contributions to other allocations (3.05(E)(l2)). Any Safe Harbor Nonelective Contributions allocated to a Participant's account will not be applied toward (offset) any allocation to the Participant of a non-Safe Harbor Nonelective Contribution.

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	(4)	[ ]	Short Plan Year or allocation period (3.06(B)(l)(c)). The Plan Administrator (Choose one of a. or b.):

		a.	[ ]	No pro-ration. Will not pro-rate Hours of Service in any short allocation period.

		b.	[ ]	Pro-ration based on months. Will pro-rate any Hour of Service requirement based on the number of months in the short allocation period.

	(5)	[ ]

Limited waiver of allocation conditions for rehired Participants (3.06(G)). The allocation conditions the Employer has elected in the Adoption Agreement do not apply to rehired Participants in the Plan Year they resume participation, as described in Section 3.06(G).

	(6)	[ ]	Associated Match forfeiture timing (3.07(A)(1)(c)). Forfeiture of associated matching contributions occurs in the Testing Year.

	(7)	[ ]

Safe Harbor top-heavy exempt fail-safe (3.07(A)(4)). In lieu of ordering forfeitures as (a), (b), and (c) under Section

3.07(A)(4), the Employer establishes the following forfeiture ordering rules (Specify the ordering rules, for example, (b),

(c), and (a).):                                                      .

	(8)	[ ]

HEART Act continued benefit accrual (3.11(K)). The Employer elects to apply the benefit accrual provisions of Section 3.11(K). The provisions are effective as of (Choose one of a. or b.; and choose c. if the provisions no longer are effective.):

		a.	[ ]	2007 Effective Date. The first day of the 2007 Plan Year.

		b.	[ ]	Other Effective Date. (may not be earlier than the first day of the 2007 Plan Year:).

		c.	[ ]	No longer effective. The provisions no longer apply effective as of .

	(9)		Suspension (3.06(F)(3)). The Plan Administrator in applying Section 3.06(F) will (Choose one or more of a., b., and c. as applicable.):

		a.	[ ]	Re-order tiers. Apply the suspension tiers in Section 3.06(F)(2) in the following order: (specify order ).

		b.	[ ]	Hours of Service tie-breaker. Apply the greatest Hours of Service as the tie-breaker within a suspension tier in lieu of applying the lowest Compensation.

		c.	[ ]	Additional/other tiers. Apply the following additional or other tiers: (specify suspension tiers and ordering).

(e)	[ ]	Testing (Article IV) overrides. (Choose one or both of (/) and (2) as applicable.):

	(1)	[ ]	First few weeks rule for Code §415 testing Compensation (4.05(F)(l)). The Plan applies the first few weeks rule in Section 4.05(F)(I ).

	(2)	[ ]

Post-Severance Compensation for Code §415 testing Compensation (4.05(F)). The Employer elects the following adjustments to Post-Severance Compensation for purposes of determining 415 testing Compensation (Choose one or more of a. through d.):

[Note: Under the basic plan document, if the Employer does not elect any adjustments, post-severance compensation includes leave cashouts and deferred compensation, and excludes military and disability continuation payments.]

		a.	[ ]	Exclude leave cash-outs. See Section 1.11 (I)(I)(b).

		b.	[ ]	Exclude deferred compensation. See Section l.1l (I)(l)(c).

		c.	[ ]	Include salary continuation for military service. See Section 1.11 (1)(2).

		d.	[ ]	Include salary continuation for disabled Participants. See Section 1.11 (1)(3). (Choose one of (i) or (ii).):

			(i)	[ ]	For Nonhighly Compensated Employees only.

			(ii)	[ ]	For all Participants. In which case the salary continuation will continue for the following fixed or determinable period:

(f)	[ ]	Vesting (Article V) overrides. (Choose one or more of (1) through (8) as applicable.):

	(1)	[ ]

Application of non-top-heavy vesting and top-heavy vesting (5.03(A)(2)). The Employer makes the following elections regarding the application of non-top heavy vesting and top-heavy vesting (Choose a., b., and c. as applicable.):

		a.	[ ]

Election of non-top-heavy vesting. As to Plan Years where permitted and in such Plan Years when the Plan is not top-heavy, the following vesting schedule(s) apply. See Section 5.03(B). (Choose one or more of (i), (ii), or (iii) as applicable and complete (iv) and (v).):

(i)	[ ]	5-year cliff.

(ii)	[ ]	7-year graded.

(iii)	[ ]	Modified non-top-heavy. A modified non-top-heavy schedule as follows:

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[Note: A modified non-top-heavy schedule must satisfy Code §411(a)(2).]

			(iv)	Application to Contribution Types. Apply the elected non-top-heavy vesting schedule (Choose one of A. or B.):

A. [ ] All. To all Contribution Types subject to vesting (other than QACA Safe Harbor Contributions).

B. [ ] Describe application to affected Contribution Type(s):

			(v)	Application of top-heavy and non-top-heavy schedules. (Choose one of A. or B.):

A. [ ] Apply top-heavy schedule in all Plan Years once top-heavy.

B. [ ] Apply top-heavy schedule only in top-heavy Plan Years.

		b.	[ ]	Election to eliminate HOS requirement post-EGTRRA or post-PPA for top-heavy vesting. The top-heavy vesting schedule(s) apply (Choose one or both of (i) and (ii).):

			(i)	[ ] No post-EGTRRA HOS requirement for Matching. To all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2001.

			(ii)	[ ] No post-PPA HOS requirement for affected other Employer Contributions. To all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2006.

		c.	[ ]	Election to apply top-heavy vesting only as to post-EGTRRA or post-PPA contributions. The top-heavy vesting schedule(s) apply (Choose one or both of (i) and (ii).):

(i)

[  ]   Post-EGTRRA Matching Contributions. Only to Regular Matching Contributions and Additional Matching Contributions made in Plan Years beginning after December 31, 2001 and to the associated Earnings.

			(ii)	[ ] Post-PPA other Employer Contributions. Only to non-Matching Contributions made in Plan Years beginning after December 31, 2006, and to the associated Earnings.

	(2)	[ ]	Alternative “grossed-up” vesting formula (5.03(C)(2)). The Employer elects the alternative vesting formula described in Section 5.03(C)(2).

	(3)	[ ]

Forfeiture Restoration and Conditions for Restoration (5.04(B)(1)). The Plan Administrator will restore a re-employed Participant's Account Balance under this Section 5.04(B) without requiring repayment by the Participant of the entire amount of the Cash-Out Distribution to the Trust.

	(4)	[ ]

Forfeiture Restoration and Conditions for Restoration (5.04(B)(1)). If a re-employed Participant repays his/her Cash-Out Distribution attributable to Employer Contributions, the Plan Administrator will restore the Participant's Account Balance under this Section 5.04(B).

	(5)	[ ]

Source of Cash-Out forfeiture restoration (5.04(B)(5)). To restore a Participant's Account Balance as described in Section 5.04(B)(5), the Plan Administrator, to the extent necessary, will allocate from the following source(s) and in the following order (Specify, in order, one or more of the following: Forfeitures, Earnings, and/or Employer Contribution):                                                                              .

	(6)	[ ]	Deemed Cash-Out of 0% Vested Participant (5.04(C)). The deemed cash-out rule of Section 5.04(C) does not apply to the Plan.

	(7)	[ ]

Accounting for Cash-Out repayment; Contribution Type (5.04(D)(2)). In lieu of the accounting described in Section 5.04(D)(2), the Plan Administrator will account for a Participant's Account Balance attributable to a Cash-Out repayment (Choose one of a. or b.):

		a.	[ ] Nonelective rule. Under the nonelective rule.

		b.	[ ] Rollover rule. Under the rollover rule.

	(8)	[ ]	One-year hold-out rule - vesting (5.06(D)). The one-year hold-out Break in Service rule under Code §411(a)(6)(B) applies.

(g)	[X]	Distribution (Article VI) overrides. (Choose one or more of (1) through (9) as applicable.):

	(1)	[X]

Distribution of Mandatory Distribution if 62/NRA Balance Exceeds $5,000 (6.01(A)(1)(c)(ii)). For the purpose of this Section, in the absence of a Participant's consent and distribution election (as described in Sections 6.01(A)(2)(d) and (e)) or in the absence of the Participant's election under Section 6.01(A)(2)(f), made prior to his/her Annuity Starting Date, to postpone distribution, the Plan Administrator, consistent with the Employer's elections in its Adoption Agreement, will treat the Participant as having elected (in accordance with the Treasury regulations under Code §§411 and 401(a)(14)) to postpone his/her distribution until his/her Section 6.02 required date.

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(2)	[ ]

Restriction on In-Service Rollover Distributions (6.01(C)). A Participant shall be entitled to receive a distribution of Rollover Contributions, Employee Contributions and DECs (Choose one or more of a. through d. as applicable.):

	a.	[ ]	Deferrals. Under the same provisions which apply to Elective Deferrals.

	b.	[ ]	Match. Under the same provisions which apply to Matching Contributions.

	c.	[ ]	Nonelective. Under the same provisions which apply to Nonelective Contributions.

	d.	[ ]	Other:

[Note: The Employer under Election 56(g)(2)(d) may describe In-Service Rollover Distribution restrictions using the options available for In-Service Distributions under Election 47 and/or a combination thereof as to all Participants or as to any: (i) Participant group (e.g., Division A Rollover Accounts are distributable at age 59 1/2 OR Rollover Accounts of Employees hired on/before “x” date are distributable at age 59 1/2. No In-Service Rollover Distributions apply to Division B Employees OR to Employees hired after “x” date). An Employer's election under Election 56(g)(2)(d). must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Sections 6.01(C)(4) and 11.02(C)(3).]

(3)	[ ]	Elections related to In-Plan Roth Rollovers (6.01(C)(7)). (Choose one or more of a. through c. as applicable.):

	a.	[ ]

In-Service Roth Rollover events. The Employer elects to permit In-Service Distributions under the following conditions solely for purposes of making an In-Plan Roth Rollover Contribution (Choose one or more of (i) through (iv); select (v) if applicable.):

		(i)	[ ] Age. The Participant has attained age .

		(ii)	[ ] Participation. The Participant has months of participation (specify minimum of 60 months). Section 6.01 (C)(4)(a)(ii).

		(iii)	[ ] Seasoning. The amounts being distributed have accumulated in the Plan for at least years (at least 2). See Section 6.0l (C)(4)(a)(i).

		(iv)	[ ] Other (describe): (must be definitely determinable and not subject to Employer discretion (e.g., age 50, but only with respect to Nonelective Contributions, and not Matching Contributions))

[Note: Regardless of any election above to the contrary, In-Plan Roth Rollover Contributions are not permitted from a Participant's Elective Deferral Account, Qualified Matching Contribution Account, Qualified Nonelective Contribution Account and accounts attributable to Safe Harbor Contributions prior to age 59 1/2.]

(v)

[  ]   Distribution for withholding. A Participant may elect to have a portion of the amount that may be distributed as an In-Plan Roth Rollover Contribution distributed solely for purposes of federal or state income tax withholding related to the In-Plan Roth Rollover Contribution.

	b.	[ ]	Minimum amount. The minimum amount that may be rolled over is (may not exceed $1,000).

	c.	[ ]	No transfer of loans. Loans may not be distributed as part of an In-Plan Roth Rollover Contribution. (if not selected, any loans may be transferred)

(4)	[X]	Elections related to Required Minimum Distributions. (Choose one or more of a. through c. as applicable.):

	a.	[ ]

RMD overrides if Participant dies before DCD (6.02(B)(1)(e)). If the Participant dies before the DCD and the Beneficiary is a designated Beneficiary, the RMD distribution rules are modified as follows (Choose one of (i) through (iv).):

		(i)	Election of 5-ycar rule. If a Designated Beneficiary does not make a timely election, the 5-year rule applies in lieu of the Life Expectancy rule.

		(ii)	[ ] Life Expectancy rule. The Life Expectancy rule applies to the Designated Beneficiary. See Section 6.02(B)(1)(d).

		(iii)	[ ] 5-year rule. The 5-year rule applies to the Beneficiary. See Section 6.02(B)(1)(c).

		(iv)	[ ] Other: (Describe, e.g., the 5-year rule applies to all Beneficiaries other than a surviving spouse Beneficiary.)

	b.	[ ]	RBD definition (6.02(E)(7)(c)). In lieu of the RBD definition in Section 6.02(E)(7)(a) and (b), the Plan Administrator (Choose one of (i) or (ii).):

		(i)	[ ] SBJPA definition indefinitely. Indefinitely will apply the pre-SBJPA RBD definition.

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(ii)

[  ]   SBJPA definition to specified date. Will apply the pre-SBJPA definition until (the stated date may not be earlier than January 1, 1997), and thereafter will apply the RBD definition in Sections 6.02(E)(7)(a) and (b).

	c.	[X]

2009 RMD waiver elections (6.02(F)). In lieu of the 2009 RMDs suspension (subject to a Participant or Beneficiary election to continue), as provided in Section 6.02(F) (Choose one of (i) through (iv) if applicable. Choose (v) or (vi) if applicable.):

		(i)	[ ] RMDs continued unless election. 2009 RMDs are continued as provided in Section 6.02(F)(2), unless a Participant or Beneficiary otherwise elects.

		(ii)	[ ] RMDs continued- no election. 2009 RMDs are continued as provided in Section 6.02(F)(3), without regard to a waiver. No election is available to Participants or Beneficiaries.

(iii)

[X]   Existing RMDs continued unless election/New RMDs Suspension. 2009 RMDs are continued as provided in Section 6.02(F)(2) for Participants and Beneficiaries who had been receiving RMDs prior to 2009, unless a Participant or Beneficiary otherwise elects. For those Participants and Beneficiaries who had not been receiving RMDs prior to 2009, RMDs were suspended, subject to a Participant or Beneficiary election to continue.

		(iv)	[ ] Other: (Describe, e.g., the Plan suspended 2009 RMDs and did not offer an election or the Plan changed from one treatment of 2009 RMDs to another treatment during 2009.)

Treatment as Eligible Rollover Distribution. For purposes of 2009 RMDs, the Plan also will treat the following distributions as Eligible Rollover Distributions (Choose (v) or (vi), if applicable. If the Employer elects neither (v) nor (vi), then a direct rollover for 2009 will be offered only for distributions that would be Eligible Rollover  Distributions without  regard  to Code §401(a)(9)(H).):

		(v)	[ ] 2009 RMDs and Extended 2009 RMDs, both as defined in Section 6.02(F).

		(vi)	[ ] 2009 RMDs, as defined in Section 6.02(F), but only if paid with an additional amount that is an Eligible Rollover Distribution without regard to Code §401(a)(9)(H).

(5)	[X]	Distribution Methods (Choose one or both of a. and b. if applicable.):

	a.	[X]

Default Distribution Methods (6.03(8)(2)). If a Participant or Beneficiary does not make a timely election as to distribution method and timing the Plan Administrator will direct the Trustee to distribute using the following method and timing:  Ad Hoc sufficient to satisfy RMD beginning at the Required Beginning Date.

(Describe, e.g., Installments sufficient to satisfy RMD beginning at the Required Beginning Date. The selected method and timing must not be discriminatory and must be an option the plan makes available to participants and/or beneficiaries.)

	b.	[X]

Beneficiary Distribution Methods (6.03(A)(2)). The Plan will distribute to the Beneficiary under the following distribution method(s). If more than one method is elected, the Beneficiary may choose the method of distribution:

		(i)	[X] Lump-Sum. See Section 6.03(A)(3).

		(ii)	[X] Installments sufficient to satisfy RMD. See Section 6.03(A)(4)(a).

		(iii)	[X] Ad-Hoc sufficient to satisfy RMD. See Section 6.03(A)(6).

		(iv)	[ ] Other:
(Describe, e.g., Lump-Sum or Installments for surviving spouse Beneficiaries, Lump-Sum only for all other Beneficiaries.)

(6)	[ ]	Annuity Distributions (6.04). (Choose one or both of a. and b. if applicable.):

	a.	[ ]	Modification of QJSA (6.04(A)(3)). The Survivor Annuity percentage will be %. (Specify a percentage between 50% and 100%.)

	b.	[ ]	Modification of QPSA (6.04(B)(2)). The QPSA percentage will be %. (Specify a percentage between 50% and 100%.)

(7)	[X]	Hardship Distributions (6.07). (Choose one or more of a. through c. if applicable.):

	a.	[ ]	Restriction on hardship source; grandfathering (6.07(E)). The hardship distribution limit includes grandfathered amounts.

	b.	[ ]	Hardship acceleration. The existence of a hardship occurring after Separation from Service/Severance from Employment will be determined under the non-safe harbor rules of Section 6.07(B).

	c.	[X]

Beneficiary's hardship need (6.07(H)). Effective   September 1. 2007   (Specify date not earlier than August 17, 2006), a Participant's hardship includes an immediate and heavy financial need of the Participant's primary Designated Beneficiary under the Plan, as described in Section 6.07(H).

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	(8)	[ ]	Replacement of $5,000 amount (6.09). All Plan references (except in Sections 3.02(D), 3.10 and 3.12(C)(2)) to “$5,000” will be $ . (Specify an amount less than $5,000.)

	(9)	[X]

Non-spouse beneficiary rollover not permitted before required (6.08(G)). For distributions after December 31, 2006, and before January 1, 2007 (Specify a date not later than January 1, 2010), the Plan does not permit a Designated Beneficiary other than the Participant's surviving spouse to elect to roll over a death benefit distribution.

(h)	[X]	Administrative overrides (Article VII). (Choose one or more of (1) through (9) as applicable.):

	(1)	[ ]	Contributions prior to accrual or precise determination (7.04(B)(5)(b)). The Plan Administrator will allocate Earnings described in Section 7.04(B)(5)(b) as follows (Choose one of a., b., or c.):

		a.	[ ]	Treat as contribution. Treat the Earnings as an Employer Matching or Nonelective Contribution and allocate accordingly.

		b.	[ ]	Balance forward. Allocate the Earnings using the balance forward method described in Section 7.04(B)(4)(b).

		c.	[ ]	Weighted average. Allocate the Earnings on Matching Contributions using the weighted average method in a manner similar to the method described in Section 7.04(B)(4)(d).

	(2)	[X]

ERISA Fee Recapture Account (7.04(D)). The Plan Administrator in its discretion may use an ERISA Fee Recapture Account to pay non-settlor Plan Expenses and may allocate funds in the ERISA Recapture Account (or excess funds therein after payment of Plan Expenses) as Earnings or as a Discretionary Nonelective Contribution. The Plan Administrator will exercise its discretion in a reasonable, uniform and nondiscriminatory manner.

	(3)	[ ]	Automatic revocation of spousal designation (7.05(A)(1)). The automatic revocation of a spousal Beneficiary designation in the case of divorce does not apply.

	(4)	[ ]

Limitation on frequency of Beneficiary designation changes (7.05(A)(4)). Except in the case of a Participant incurring a major life event, a period of at least                    must elapse between Beneficiary designation changes. (Specify a period of time, e.g., 90 days OR 12 months.)

	(5)	[ ]	Definition of “spouse” (7.05(A)(S)). The following definition of “spouse” applies: (Specify a definition.)

	(6)	[ ]

Administration of default provision; default Beneficiaries (7.05(C)). The following list of default Beneficiaries will apply:                    (Specify, in order, one or more Beneficiaries who will receive the interest of a deceased Participant.)

	(7)	[X]

Death of Beneficiary (7.05(D)). If the Beneficiary survives the Participant, but dies prior to distribution of the Participant's entire Vested Account Balance, the Trustee will distribute the remaining Vested Account Balance in the same manner as described in Sections 7.05(B) and (C) (applied as though the Beneficiary were the Participant) unless the Participant's Beneficiary designation provides otherwise; or (2) the Beneficiary has properly designated a beneficiary.

	(8)	[ ]

Subsequent restoration of forfeiture-sources and ordering (7.07(A)(3)). Restoration of forfeitures will come from the following sources, in the following order                   (Specify, in order, one or more of the following: Forfeitures, Employer Contribution, Trust Fund Earnings.)

	(9)	[ ]

State law (7.10(H)). The law of the following state will apply:                   (Specify one of the 50 states or the District of Columbia, or other appropriate legal jurisdiction, such as a territory of the United States or an Indian tribal government.)

(i)	[ ]	Trust and insurance overrides (Articles VIII and IX). (Choose one or more of (1) through (3) if applicable.):

	(1)	[ ]

Employer securities/real property in Profit Sharing Plans/401(k) Plans (8.02(A)(13)(a)). The Plan limit on investment in qualifying Employer securities/real property is                %. (Specify a percentage which is less than 100%.)

	(2)	[ ]	Provisions relating to insurance and insurance company (9.08). The following provisions apply: (Specify such language as necessary to accommodate life insurance Contracts the Plan holds.)

[Note: The provisions in this Election 56(i)(2) may override provisions in Article IX of the Plan, but must be consistent with all other provisions of the Plan.]

	(3)	[ ]	Cross-pay when more than one entity adopts Plan not applicable (8.12). The cross-pay provisions of Section 8.12 do not apply.

(j)	[ ]

Code Section 415 (Article XI) override (11.02(A)(1), 4.02(F)). Because of the required aggregation of multiple plans, to satisfy Code §415, the following overriding provisions apply:                                                                                                       (Specify such language as necessary to satisfy §415, e.g., the Employer will reduce Additional Additions to this plan before reducing Annual Additions to other plans.)

(k)	[ ]

Code Section 416 (Article XI) override (11.02(A)(1), 10.03(D)). Because of the required aggregation of multiple plans, to satisfy Code §416, the following overriding provisions apply:                                                                                                    (Specify such language as necessary to satisfy §416,e.g., If an employee participates in this Plan and another Plan the Employer maintains, the Employer maintains, the Employer will satisfy any Top-Heavy Minimum Allocation in this Plan and not the other plan.)

(l)	[ ]	Multiple Employer Plan (Article XII) overrides. (Choose(1) if applicable.):

	(1)	[ ]	No involuntary termination for Participating Employer (12.11). The Lead Employer may not involuntarily terminate the participation of any Participating Employer under Section 12.11.

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APPENDIX C

LIST OF GROUP TRUST FUNDS/PERMISSIBLE TRUST AMENDMENTS

57.   [   ]   INVESTMENT IN GROUP TRUST FUND (8.09). The nondiscretionary Trustee, as directed or the discretionary Trustee acting without direction (and in addition to the discretionary Trustee's authority to invest in its own funds under Section 8.02(A)(3)), may invest in any of the following group trust funds: _________________________________________.

(Specify the names of one or more group trust funds in which the Plan can invest.)

[Note: A discretionary or nondiscretionary Trustee also may invest in any group trust fund authorized by an independent Named Fiduciary.]

58.   [   ]   DUTY TO COLLECT (8.02(D)(1)). ______________________ is hereby appointed as a Trustee for the Plan, and is referred to as the Special Trustee. The sole responsibility of the Special Trustee is to collect contributions the Employer owes to the Plan. No other Trustee has any duty to ensure that the contributions received comply with the provisions of the Plan or is obliged to collect any contributions from the Employer. No Trustee, other than the Special Trustee, is obliged to ensure that funds deposited are deposited according to the provisions of the Plan. The Special Trustee will execute a form accepting its position and agreeing to its obligations hereunder.

59.   [   ]   PERMISSIBLE TRUST AMENDMENTS (8.11). The Employer makes the following amendments to the Trust as permitted under Rev. Proc. 2011-49, Sections 5.09 and 14.04 (Choose one or more of (a) through (c) as applicable.):

[Note: Any amendment under this Election 59 must not: (i) conflict with any Plan provision unrelated to the Trust or Trustee; or (ii) cause the Plan to violate Code §401(a). The amendment may override, add to, delete or otherwise modify the Trust provisions. Do not use this Election 59 to substitute another pre-approved trust for the Trust. See Election 5(c), 5(d) and 5(e) as to a substitute trust.]

(a)   [   ]   Investments. The Employer amends the Trust provisions relating to Trust investments as follows:

                _____________________________________________________________________________________________________________.

(b)   [   ]   Duties. The Employer amends the Trust provisions relating to Trustee (or Custodian) duties as follows:

                _____________________________________________________________________________________________________________.

(c)   [   ]   Other administrative provisions. The Employer amends the other administrative provisions of the Trust as follows:

                _________________________________________________________________________________________________.

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APPENDIX D

TABLE I: ACTUARIAL FACTORS

UP-1984

Without Setback

Number of years from attained age at the end of Plan Year until Normal Retirement Age	7.50%	8.00%	8.50%
0	8.458	8.196	7.949
1	7.868	7.589	7.326
2	7.319	7.027	6.752
3	6.808	6.506	6.223
4	6.333	6.024	5.736
5	5.891	5.578	5.286
6	5.480	5.165	4.872
7	5.098	4.782	4.491
8	4.742	4.428	4.139
9	4.412	4.100	3.815
10	4.104	3.796	3.516
11	3.817	3.515	3.240
12	3.551	3.255	2.986
13	3.303	3.014	2.752
14	3.073	2.790	2.537
15	2.859	2.584	2.338
16	2.659	2.392	2.155
17	2.474	2.215	1.986
18	2.301	2.051	1.831
19	2.140	1.899	1.687
20	1.991	1.758	1.555
21	1.852	1.628	1.433
22	1.723	1.508	1.321
23	1.603	1.396	1.217
24	1.491	1.293	1.122
25	1.387	1.197	1.034
26	1.290	1.108	0.953
27	1.200	1.026	0.878
28	1.116	0.950	0.810
29	1.039	0.880	0.746
30	0.966	0.814	0.688
31	0.899	0.754	0.634
32	0.836	0.698	0.584
33	0.778	0.647	0.538
34	0.723	0.599	0.496
35	0.673	0.554	0.457
36	0.626	0.513	0.422
37	0.582	0.475	0.389
38	0.542	0.440	0.358
39	0.504	0.407	0.330
40	0.469	0.377	0.304
41	0.436	0.349	0.280
42	0.406	0.323	0.258
43	0.377	0.299	0.238
44	0.351	0.277	0.219
45	0.327	0.257	0.202

Note: A Participant's Actuarial Factor under Table I is the factor corresponding to the number of years until the Participant reaches his/her Normal Retirement Age under the Plan. A Participant's age as of the end of the current Plan Year is his/her age on his/her last birthday. For any Plan Year beginning on or after the Participant's attainment of Normal Retirement Age, the factor for “zero” years applies.

© 2014 The Prudential Insurance Company of America or its suppliers

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Nonstandardized 40l(k) Plan

APPENDIX D

TABLE II: ADJUSTMENT TO ACTUARIAL FACTORS FOR NORMAL RETIREMENT AGE

OTHER THAN 65

UP-1984

Without Setback

Normal Retirement Age	7.50%	8.00%	8.50%
55	1.2242	1.2147	1.2058
56	1.2043	1.1959	1.1879
57	1.1838	1.1764	1.1694
58	1.1627	1.1563	1.1503
59	1.1411	1.1357	1.1305
60	1.1188	1.1144	1.1101
61	1.0960	1.0925	1.0891
62	1.0726	1.0700	1.0676
63	1.0488	1.0471	1.0455
64	1.0246	1.0237	1.0229
65	1.0000	1.0000	1.0000
66	0.9752	0.9760	0.9767
67	0.9502	0.9518	0.9533
68	0.9251	0.9274	0.9296
69	0.8998	0.9027	0.9055
70	0.8740	0.8776	0.8810
71	0.8478	0.8520	0.8561
72	0.8214	0.8261	0.8307
73	0.7946	0.7999	0.8049
74	0.7678	0.7735	0.7790
75	0.7409	0.7470	0.7529
76	0.7140	0.7205	0.7268
77	0.6874	0.6942	0.7008
78	0.6611	0.6682	0.6751
79	0.6349	0.6423	0.6494
80	0.6090	0.6165	0.6238

Note: Use Table II only if the Normal Retirement Age for any Participant is not 65. If a Participant’s Normal Retirement Age is not 65, adjust Table I by multiplying all factors applicable to that Participant in Table I by the appropriate Table II factor.

© 2014 The Prudential Insurance Company of America or its suppliers

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